Exhibit 10.19

EXECUTION

UNDERWRITING AGREEMENT

2 NOVEMBER 2017

Between

KEPPEL-KBS US REIT MANAGEMENT PTE. LTD.

as the Manager of

Keppel-KBS US REIT

KBS PACIFIC ADVISORS PTE. LTD.

as the Sponsor

KEPPEL CAPITAL HOLDINGS PTE. LTD.

as the Sponsor

GKP HOLDING LLC

as the KPA Guarantor

KBS SOR PROPERTIES, LLC

as the Unit Lender

KEPPEL CAPITAL INVESTMENT HOLDINGS PTE. LTD.

as the Unit Lender

DBS BANK LTD.

as the Sole Financial Adviser and Issue Manager, Joint Bookrunner and Underwriter

MERRILL LYNCH (SINGAPORE) PTE. LTD.

as the Joint Bookrunner and Underwriter

CITIGROUP GLOBAL MARKETS SINGAPORE PTE. LTD.

as the Joint Bookrunner and Underwriter

and

CREDIT SUISSE (SINGAPORE) LIMITED

as the Joint Bookrunner and Underwriter

INITIAL PUBLIC OFFERING OF UNITS IN

KEPPEL-KBS US REIT

Allen & Overy

THIS AGREEMENT is made on 2 November 2017

BETWEEN:

(1)

KEPPEL-KBS US REIT MANAGEMENT PTE. LTD. (Company Registration Number: 201719652G), a company incorporated under the laws of Singapore, whose principal place of business is situated at 1 Harbourfront Avenue #18-01 Keppel Bay Tower, Singapore 098632 (the Manager);

(2)

KBS PACIFIC ADVISORS PTE. LTD. (Company Registration Number: 201718171M), a company incorporated under the laws of Singapore, whose registered office is at 60 Paya Lebar Road, #11-06, Paya Lebar Square, Singapore 409051 (KPA);

(3)

KEPPEL CAPITAL HOLDINGS PTE. LTD. (Company Registration Number: 201302079N), a company incorporated under the laws of Singapore, whose registered office is at 1 Harbourfront Avenue, #18-01, Keppel Bay Tower, Singapore 098632 (KC, and together with KPA, the Sponsors);

(4)

GKP HOLDING LLC, a limited liability company formed under the laws of the State of Delaware, whose registered office is at 3500 South Dupon Highway, Dover, County of Kent, Delaware (the KPA Guarantor);

(5)

KBS SOR PROPERTIES, LLC, a limited liability company formed under the laws of the State of Delaware, whose registered office is at 1679 S. Dupont Hwy, Suite 100, in the City of Dover, 19901 (KBS SORP, and together with KCIH, the Unit Lenders or the Relevant Entities);

(6)

KEPPEL CAPITAL INVESTMENT HOLDINGS PTE. LTD. (Company Registration Number: 201633284D), a company incorporated under the laws of Singapore whose registered office is at 1 Harbourfront Avenue, #18-01, Keppel Bay Tower, Singapore 098632 (KCIH);

(7)

DBS BANK LTD. (Company Registration Number: 196800306E), a company incorporated under the laws of Singapore, whose registered office is at 12 Marina Boulevard, Marina Bay Financial Centre Tower 3, Singapore 018982 (DBS);

(8)

MERRILL LYNCH (SINGAPORE) PTE. LTD. (Company Registration Number: 198602883D), a company incorporated under the laws of Singapore, whose registered office is at 50 Collyer Quay, #14-01, OUE Bayfront, Singapore 049321 (BAML);

(9)

CITIGROUP GLOBAL MARKETS SINGAPORE PTE. LTD. (Company Registration Number: 199002673E), a company incorporated under the laws of Singapore, whose registered office is at 8 Marina View #21-00 Asia Square Tower 1, Singapore 018960 (Citi); and

(10)

CREDIT SUISSE (SINGAPORE) LIMITED (Company Registration Number: 197702363D), a company incorporated under the laws of Singapore, whose registered office is at One Raffles Link #03/#04-01 South Lobby Singapore 039393 (CS),

(DBS, BAML, Citi and CS, collectively the Joint Bookrunners and Underwriters).

WHEREAS:

(A)

The Manager is the manager of Keppel-KBS US REIT, a trust constituted pursuant to a trust deed dated 22 September 2017 (the Trust Deed), made between the Manager and Perpetual (Asia) Limited, as trustee of Keppel-KBS US REIT (the Trustee), and authorised as a collective investment scheme under Section 286 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA).

(B)

The Manager has the exclusive right to effect, for the account of Keppel-KBS US REIT, the issue of Units (as defined below) and the Manager proposes to effect, for the account of Keppel-KBS US REIT, the issue to the Joint Bookrunners and Underwriters or such parties as they may direct, of 262,772,400 Units. The Manager proposes to undertake the Offering (as defined below) in respect of the offering of Units as follows:

(1)	an international placement of 228,681,800 Units to investors, including institutional and other investors in Singapore (the Placement Tranche); and

(2)	an offering of 34,090,600 Units to the public in Singapore (the Public Offer).

(C)

In connection with the Offering, the Joint Bookrunners and Underwriters have been granted an over-allotment option (the Over-Allotment Option) by the Unit Lenders, exercisable by BAML (the Stabilising Manager) (or any of its Affiliates (as defined below) or any persons acting on behalf of the Stabilising Manager) in consultation with the other Joint Bookrunners and Underwriters, in full or in part, on one or more occasions, to acquire from the Unit Lenders, in any proportion between them as may be determined by the Stabilising Manager in consultation with the other Joint Bookrunners and Underwriters, up to an aggregate of 31,428,200 Units at the Offering Price, representing not more than 12.0% of the total number of Units in the Offering solely to cover the over-allotment of Units (if any) made in connection with the Offering. The Over-Allotment Option is exercisable from the Listing Date but no later than the earliest of: (i) the date falling 30 days from the Listing Date and (ii) the date when the Stabilising Manager (or any persons acting on behalf of the Stabilising Manager) has bought, on the SGX-ST, an aggregate of 31,428,200 Units (representing not more than 12.0% of the total number of Units in the Offering) to undertake stabilising actions, to acquire from the Unit Lenders (in equal proportions) up to an aggregate of 31,428,200 Units (representing not more than 12.0% of the total number of Units in the Offering), at the Offering Price.

(D)

In connection with the Over-Allotment Option, the Stabilising Manager and the Unit Lenders have entered into a unit lending agreement dated 2 November 2017 (the Unit Lending Agreement) pursuant to which the Stabilising Manager (or any of its Affiliates) may borrow from the Unit Lenders in equal proportions up to an aggregate of 31,428,200 Units (the Over-Allotment Units) for the purpose of facilitating settlement of the over-allotment of Units (if any) in connection with the Offering.

(E)

Concurrently with, but separate from the Offering, each of the Cornerstone Investors (as defined herein) has entered into a separate subscription agreement (collectively, the Cornerstone Subscription Agreements) to subscribe for an aggregate of 246,365,400 Units (the Cornerstone Units) at the Offering Price, conditional upon this Agreement having been entered into, and not having been terminated, pursuant to its terms on or prior to the Listing Date.

(F)	Concurrently with, but separate from the Offering, KBS SORP, which is an indirect wholly-owned subsidiary of KBS SOR (as defined below), has entered into a subscription agreement (the KBS Subscription Agreement) to subscribe for an aggregate of 59,713,600 Units (the KBS Subscription Units) at the Offering Price, conditional upon this Agreement having been entered into, and not having been terminated, pursuant to its terms on or prior to the Listing Date.

(G)

Concurrently with, but separate from the Offering, KCIH, which is a direct wholly-owned subsidiary of KC, has entered into a subscription agreement (the KCIH Subscription Agreement, and together with the KBS Subscription Agreement, the Relevant Entities Subscription Agreements) to subscribe for an aggregate of 59,713,599 Units (the KCIH Subscription Units, and together with the KBS Subscription Units, the Relevant Entities Subscription Units) at the Offering Price, conditional upon this Agreement having been entered into, and not having been terminated, pursuant to its terms on or prior to the Listing Date.

(H)

The Units will be offered and sold without registration of the Units under the Securities Act (as defined below) in reliance upon an exemption from the registration requirements of the Securities Act (as defined below) provided by Regulation S (as defined below).

(I)

In connection with the offering and sale of Units pursuant to the Public Offer (as defined below) and the Placement Tranche, the Manager has prepared a preliminary prospectus dated 25 October 2017 (as further amended or supplemented at the date hereof, including any and all appendices and exhibits thereto, the Preliminary Prospectus), and a final prospectus in agreed form to be dated 2 November 2017 (including the Application Forms (as defined below) to be issued therewith, any and all appendices and exhibits thereto, the Prospectus). The Preliminary Prospectus has been lodged with the MAS (as defined herein) on 25 October 2017, and the Prospectus is expected to be registered by the MAS on or about 2 November 2017.

(J)

A conditional letter of eligibility has been issued by Singapore Exchange Securities Trading Limited (the SGX-ST) on 6 October 2017 (the ETL Letter) for the listing and quotation of the Units on the Main Board of the SGX-ST and the admission of the Units to the Official List of the SGX-ST (the Listing) and the Units to be issued to the Manager in full or part payment of the Manager’s fees.

(K)	The Manager wishes to appoint DBS Bank Ltd. as receiving bank in connection with the Offering on the terms and conditions set out in this Agreement.

(L)

In consideration of the entry by the Joint Bookrunners and Underwriters into this Agreement, the sufficiency of which is acknowledged, the KPA Guarantor agrees to irrevocably and unconditionally guarantee to each of the Joint Bookrunners and Underwriters as principal obligor, the due and punctual performance and observance by KPA of all of its obligations under this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement (including the Recitals and Schedules), unless the context otherwise requires, the following terms shall have the following respective meanings:

1800 West Loop South means the properties and improvements located at 1800 West Loop South, Harris County, Texas, as further described in the Preliminary Prospectus and Prospectus.

Acquisitions mean the acquisitions of the Properties by the Lower-Tier Sub-US REITs from the Vendors pursuant to the Portfolio Purchase and Sale Agreement.

Adviser means any accountant, valuer, property consultant, market consultant, market research consultant, legal adviser, tax advisers or other professional adviser acting in connection with Keppel-KBS US REIT, the Properties, or the Offering.

Affiliate has the meaning specified in Rule 501(b) of Regulation D under the Securities Act.

AIFMD means the Alternative Investment Fund Managers Directive 2011/61/EU of the European Union;

Application means application for Offering Units pursuant to the Offering.

Application Forms means the printed application forms to be used for the purpose of the Offering and which form part of the Prospectus.

BAML means Merrill Lynch (Singapore) Pte. Ltd..

Bellevue Technology Center means the properties and improvements located at 15805 NE 24th Street, Bellevue, King County, Washington, as further described in the Preliminary Prospectus and Prospectus.

Business Day means any day other than a Saturday, a Sunday or a legal or gazetted holiday or a day on which the SGX-ST is, or banking institutions or trust companies are, authorised or obligated by law to close in Singapore.

CDP means The Central Depository (Pte) Limited.

CIS Regulations means the Securities and Futures (Offers of Investments) (Collective Investment Schemes) Regulations 2005.

Citi means Citigroup Global Markets Singapore Pte. Ltd..

Claims has the meaning given in Clause 9.1.

Closing Date shall mean the First Closing Date and/or any Option Closing Date.

CMS Licence means the capital markets services licence for real estate investment trust management dated 23 October 2017, issued by the MAS to the Manager.

Code means the Code on Collective Investment Schemes issued by the MAS, as amended from time to time.

Commission means the United States Securities and Exchange Commission.

Companies Act means the Companies Act, Chapter 50 of Singapore, and includes any subsidiary legislation promulgated with respect thereto.

Completion Date means the date on which the Acquisitions are completed, which is expected to be on the Listing Date (or such other date as may be agreed by the parties).

Cornerstone Investors means Affin Hwang Asset Management Bhd, Credit Suisse AG, Singapore Branch and Credit Suisse AG, Hong Kong Branch (on behalf of certain of their private banking clients) DBS Bank Ltd. and DBS Bank Ltd. (on behalf of certain private banking clients) and Hillsboro Capital, Ltd..

Cornerstone Subscription Agreements has the meaning given in Recital (E).

Cornerstone Units has the meaning given in Recital (E).

CS means Credit Suisse (Singapore) Limited.

Date of Registration means the date of registration of the Prospectus by the MAS.

DBS means DBS Bank Ltd..

Depository has the meaning given in Section 81SF of the SFA.

Depository Register has the meaning given in Section 81SF of the SFA.

Depository Services Terms and Conditions means the CDP’s depository services terms and conditions in relation to the deposit of the Units in CDP.

Document means any indenture, contract, lease mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation condition, covenant or instrument.

Encumbrances means any and all claims, charges, mortgages, liens, encumbrances, restrictions, covenants, restrictive covenants, liabilities (including contingent liabilities), assignments of receivables, debentures, pledges, options (of any kind or nature), equities, powers of sale, hypothecations, voting trusts, agreements concerning or relating to voting, proxies, retention of title, transfer restrictions, right to acquire, right of pre-emption, right of first refusal, right of first offer, drag-along rights, tag-along rights, or other third party right or security interest of any kind or an agreement, understanding, arrangement or obligation to create any of the foregoing.

Environment means:

(a)	land, including, without limitation, surface land, sub-surface strata, sea bed and river bed under water (as defined in paragraph (b)) and natural and man-made structures;

(b)	water, including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers; and

(c)	air, including, without limitation, air inside buildings and other natural and man-made structures above or below ground.

Environmental Law means applicable law (whether civil, criminal or administrative), common law, statute, subordinate legislation, treaty, regulation, directive, decision, by-law, circular, code, order, notice, demand, decree, injunction, resolution, judgment or resolution of a government, quasi-government, supranational, federal, state or local government, statutory, administrative or regulatory body, court, agency or association in any part of the world with regard to the pollution or protection of the Environment, harm to or the protection of the health of humans, animals or plants including, without limitation, laws relating to:

(a)	public and worker’s health and safety;

(b)	noise, vibration or radiation;

(c)

the release or discharge of industrial, radioactive, dangerous, toxic or hazardous substances, waste (whether in solid, semi-solid or liquid form or in the form of a gas or vapour) and genetically modified organisms into the Environment; or

(d)	the generation, manufacture, processing, use, treatment, storage, distribution, disposal, transport or handling of any of the substances, waste and organisms referred to in paragraph (c).

Exchange Act means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Execution Time means the date and time that this Agreement is executed and delivered by the last party executing and delivering this Agreement.

Experts means Allen & Gledhill LLP, as the independent Singapore tax adviser, DLA Piper LLP, as independent U.S. tax adviser, Cushman & Wakefield of Illinois, Inc. and JLL Valuation & Advisory Services, LLC, as the independent valuers of the Properties, and Cushman & Wakefield of Illinois, Inc., as the independent market research consultant.

Facility Agreement means the US$339,440,000.00 facility agreement dated 2 November 2017 entered into between the Trustee as Original Borrower, (2) Bank of America, N.A. and Citigroup Global Markets Singapore Pte. Ltd. as Arrangers, (3) the banks and financial institutions named therein as Original Lenders and (4) Bank of America, N.A., Hong Kong Branch as Agent.

Facilities means the loan facilities for the Trustee amounting to an aggregate of US$339,440,000.00 pursuant to the Facility Agreement.

First Closing Date shall mean, subject to Clause 7.1(b), 9 November 2017.

Forward-Looking Statement includes:

(a)

a statement containing a projection of revenues, income (including income loss), earnings (including earnings loss) per unit, capital expenditures, distributions, capital structure, or other financial items, in each case, of Keppel-KBS US REIT, the Trust Group Entities or the Properties;

(b)	a statement of the plans and objectives of management for future operations, including plans or objectives relating to the business of Keppel-KBS US REIT, the Trust Group Entities or the Properties;

(c)

a statement of future economic performance of Keppel-KBS US REIT, the Trust Group Entities or the Properties, including any such statement contained in a discussion and analysis of financial condition by the management or in the results of operations; or

(d)	any statement of the assumptions underlying or relating to any statement described in paragraphs (a), (b) or (c).

Great Hills Plaza means the properties and improvements located at 9600 Great Hills Trail, Austin, Texas, as further described in the Preliminary Prospectus and Prospectus.

GST means the goods and services tax levied under the Goods and Services Tax Act, Chapter 117A of Singapore.

Indemnified Person shall have the meaning specified in Clause 9.1.

Initial Unit means the one Unit held by KCIH as at the date of this Agreement.

IRAS means Inland Revenue Authority of Singapore.

Iron Point means the properties and improvements located at Iron Point Road, Folsom, Sacramento County, California, as further described in the Preliminary Prospectus and Prospectus.

IRS means Internal Revenue Service of the U.S.

Joint Bookrunners and Underwriters means DBS, BAML, Citi and CS, and Joint Bookrunner and Underwriter means any one of them.

KBS means KBS Capital Advisors LLC.

KBS BVI means KBS SOR (BVI) Holdings Ltd, which is a wholly-owned subsidiary of KBS SOLP.

KBS Group means KPA, KBS, KBS SOR, KBS SOLP, KBS SORP, the KPA Guarantor and each of their subsidiaries, including funds and real estate investment trusts managed by them.

KBS Holdings has the meaning given in Clause 14.4(a).

KBS Management Agreement means the outsourcing agreement to be entered into prior to the Listing Date between the Trustee, the Manager, the Manager US Sub, the KPA Guarantor, the US Asset Manager, the Parent US REIT and the Sub-US REITs.

KBS SOLP means KBS Strategic Opportunity Limited Partnership, which is a wholly-owned subsidiary of KBS SOR.

KBS SOR means KBS Strategic Opportunity REIT, Inc., a US REIT established in the United States managed by KBS.

KBS SORP means KBS SOR Properties, LLC, which is a wholly-owned subsidiary of KBS BVI.

KBS Subscription Agreement has the meaning given in Recital (G).

KBS Subscription Units has the meaning given in Recital (G).

KC means Keppel Capital Holdings Pte. Ltd..

KCI means Keppel Capital International Pte. Ltd., a wholly-owned subsidiary of KC.

KCIH means Keppel Capital Investment Holdings Pte. Ltd., a wholly-owned subsidiary of KC.

KCIH Subscription Agreement has the meaning given in Recital (F).

KCIH Subscription Units has the meaning given in Recital (F).

KC Group means KC and its subsidiaries.

Keppel Group means Keppel Corporation Limited and/or its subsidiaries.

Keppel Management Agreement means the outsourcing agreement dated 1 November 2017 entered into between the Manager and KCI.

Keppel-KBS US REIT means Keppel-KBS US REIT, a trust constituted on 22 September 2017. Keppel-KBS US REIT does not have a separate legal personality and, accordingly, in this Agreement, references to Keppel-KBS US REIT shall include the Manager, in its capacity as manager of Keppel-KBS US REIT, and the Trustee, in its capacity as trustee of Keppel-KBS US REIT, as appropriate.

KPA means KBS Pacific Advisors Pte. Ltd..

KPA Guarantor means GKP Holding LLC.

KPA Lock-up Account means the following interest-bearing account to be opened by KPA and operated by DBS Bank Ltd., details which shall be notified by DBS Bank Ltd. to KPA and KC prior to the First Closing Date.

KPA Payment means the US$27.5 million payable by KC to KPA in connection with the acquisition by KC of a 50% interest in the Manager, as announced by Keppel Corporation Limited on the SGXNET on 6 October 2017.

Leasing Agents means the leasing agents of each Property appointed pursuant to the respective Leasing Services Agreement.

Leasing Services Agreements means the following leasing services agreements:

(a)

in relation to Bellevue Technology Center, a leasing services agreement to be entered into on or prior to the Listing Date between Jones Lang LaSalle, Inc., a Washington corporation, and Keppel-KBS Bellevue Technology Center, Inc., a Delaware corporation;

(b)	in relation to The Plaza Buildings, a leasing services agreement to be entered into on or prior to the Listing Date between CBRE, Inc., and Keppel-KBS Plaza Buildings, Inc., a Delaware corporation;

(c)

in relation to Iron Point, a leasing services agreement dated to be entered into on or prior to the Listing Date between Cushman & Wakefield of California, Inc., and Keppel-KBS Iron Point, Inc., a Delaware corporation;

(d)

in relation to Westmoor Center, a leasing services agreement dated to be entered into on or prior to the Listing Date between CBRE, Inc., a Delaware corporation, and Keppel-KBS Westmoor Center, Inc., a Delaware corporation;

(e)

in relation to Great Hills Plaza, a leasing services agreement to be entered into on or prior to the Listing Date between Transwestern Property Company SW GP, L.L.C. dba Transwestern, and Keppel-KBS Great Hills Plaza, Inc., a Delaware corporation;

(f)

in relation to Westech 360, a leasing services agreement to be entered into on or prior to the Listing Date between Transwestern Property Company SW GP, L.L.C. dba Transwestern, and Keppel-KBS Westech 360, Inc., a Delaware corporation;

(g)

in relation to 1800 West Loop South, a leasing services agreement to be entered into on or prior to the Listing Date between Transwestern Property Company SW GP, L.L.C. d/b/a Transwestrern and Keppel-KBS 1800 West Loop, Inc., a Delaware corporation;

(h)

in relation to West Loop I & II, a leasing services agreement to be entered into on or prior to the Listing Date between PM Realty Group, L.P., a Delaware limited liability partnership, and Keppel-KBS West Loop I and II, Inc., a Delaware corporation;

(i)

in relation to Powers Ferry, a leasing services agreement to be entered into on or prior to the Listing Date between PM Realty Group, L.P., a Delaware limited liability partnership, and Keppel-KBS Powers Ferry Landing, Inc., a Delaware corporation;

(j)

in relation to Northridge Center, a leasing services agreement to be entered into on or prior to the Listing Date between PM Realty Group, L.P., a Delaware limited liability partnership, and Keppel-KBS Northridge Center, Inc., a Delaware corporation; and

(k)

in relation to Maitland Promenade II, a leasing services agreement to be entered into on or prior to the Listing Date between Tavistock Realty Inc., and Keppel-KBS Maitland Promenade, Inc., a Delaware corporation.

Listing has the meaning given in Recital (J).

Listing Date means the date on which the Units are first admitted to the Official List of the SGX-ST.

Listing Rules means the listing rules of the SGX-ST for the time being in force.

Lock-Up Letters means the undertakings from each of KCIH, KC, KBS SOR, KBS SOLP, KBS BVI, KBS SORP and the Manager substantially in the form set forth in Schedule 2 – Part 1 (in the case of the Lock-Up Letter from KCIH), Schedule 2 – Part 2 (in the case of the Lock-Up Letter from KC), Schedule 2 – Part 3 (in the case of the

Lock-Up Letter from KBS SOR), Schedule 2 – Part 4 (in the case of the Lock-Up Letter from KBS BVI), Schedule 2 – Part 5 (in the case of the Lock-Up Letter from KBS SOLP), Schedule 2 – Part 6 (in the case of the Lock-Up Letter from KBS SORP) and Schedule 2 – Part 7 (in the case of the Lock-Up Letter from the Manager).

Losses has the meaning given in Clause 9.1.

Lower Tier Sub-US REIT 1 means Keppel-KBS Bellevue Technology Center, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 2 means Keppel-KBS Plaza Buildings, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 3 means Keppel-KBS Iron Point, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 4 means Keppel-KBS Westmoor Center, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 5 means Keppel-KBS Great Hills Plaza, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 6 means Keppel-KBS Westech 360, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 7 means Keppel-KBS 1800 West Loop, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 8 means Keppel-KBS West Loop I and II, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 9 means Keppel-KBS Powers Ferry Landing, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 10 means Keppel-KBS Northridge Center, Inc., a Delaware corporation.

Lower Tier Sub-US REIT 11 means Keppel-KBS Maitland Promenade, Inc., a Delaware corporation.

Lower Tier Sub-US REITs means the Lower Tier Sub-US REIT 1, the Lower Tier Sub-US REIT 2, the Lower Tier Sub-US REIT 3, the Lower Tier Sub-US REIT 4, the Lower Tier Sub-US REIT 5, the Lower Tier Sub-US REIT 6, the Lower Tier Sub-US REIT 7, the Lower Tier Sub-US REIT 8, the Lower Tier Sub-US REIT 9, the Lower Tier Sub-US REIT 10, and the Lower Tier Sub-US REIT 11.

Maitland Promenade II means the properties and improvements located at 495 N Keller Road, Maitland, Orange County, Florida, as further described in the Preliminary Prospectus and Prospectus.

Manager means Keppel-KBS US REIT Management Pte. Ltd., in its capacity as manager of Keppel-KBS US REIT.

Manager US Sub means Keppel-KBS US REIT Management Inc., a wholly-owned subsidiary of the Manager incorporated in the U.S.

Marketing Materials means:

(a)

the roadshow presentation materials (including without limitation, slides, scripts and corporate videos) for any roadshow or other investor presentations, whether in relation to the Offering or otherwise and approved by the Manager;

(b)	the script for any call centres established in connection with the offering and sale of Offering Units pursuant to the Public Offer and the Placement Tranche (if any);

(c)

the advertising and publicity materials in relation to the offering and sale of Offering Units pursuant to the Public Offer and the Placement Tranche, such as signboards, posters, press, brochures, radio or television materials;

(d)	the contents of any website set up by the Manager relating to the offering and sale of Offering Units pursuant to the Public Offer and the Placement Tranche (if any);

(e)	any press release relating to the Offering;

(f)	the product highlights sheets accompanying each of the Preliminary Prospectus and Prospectus;

(g)	all alterations or amendments, in the case of materials referred to in paragraphs (a) to (f) above, as approved by the Manager on or before the date hereof; and

(h)

any other marketing materials (including any alterations or amendments to any of the materials referred to in paragraphs (a) to (g) above) as may be, approved by the Manager after the date hereof, distributed or communicated by or on behalf of the Manager to third parties in relation to the offering and sale of Offering Units pursuant to the Public Offer and the Placement Tranche, and which for the avoidance of doubt does not include pre-deal research reports produced by the Joint Bookrunners and Underwriters.

MAS means the Monetary Authority of Singapore.

MAS Waiver means the waiver granted by the MAS as set out in the letter dated 26 September 2017 issued by the MAS.

Material Adverse Effect means a material adverse effect on the financial condition, prospects, earnings, business, results of operations, assets or undertakings of Keppel-KBS US REIT, its subsidiaries or on the Properties, in each case taken as a whole whether or not arising in the ordinary course of business.

Northridge Center means the properties and improvements located at 365 and 375 Northridge Road, Atlanta, Fulton County, Georgia, as further described in the Preliminary Prospectus and Prospectus.

Offering means the offering of 262,772,400 Units by the Manager for subscription at the Offering Price under the Placement Tranche and the Public Offer, subject to the Over-Allotment Option.

Offering Price means US$0.88 being the price for each Unit.

Offering Proceeds means the proceeds of the subscription for Units offered under the Placement Tranche and the Public Offer.

Offering Units mean the 262,772,400 Units to be offered under the Offering, comprising (a) 228,681,800 Units to be offered under the Placement Tranche, and (b) 34,090,600 Units to be offered under the Public Offer, subject to the Over-Allotment Option.

Officers’ Certificate means any certificate delivered pursuant to Clauses 7.3(a)(viii), 7.3(a)(ix), 7.4(a)(iv), 7.4(a)(v) and 7.4(a)(vi) in the form of Schedule 3, Schedule 4 and Schedule 5 as applicable.

Option Closing Date means, in relation to any exercise of the Over-Allotment Option (whether on the first occasion or otherwise on which the Over-Allotment Option is exercised), the Closing Date designated in the notice of exercise of such option where such Closing Date is not the First Closing Date.

Over-Allotment Option means the option granted by the Unit Lenders to the Joint Bookrunners and Underwriters as set out in Recital (C), exercisable by the Stabilising Manager pursuant to Clause 2.3.

Over-Allotment Units means the up to an aggregate of 31,428,200 Units which are the subject of the Over-Allotment Option.

Parent US REIT means Keppel-KBS US Parent REIT, Inc., an indirect, wholly-owned subsidiary of Keppel-KBS US REIT.

Placement Tranche means the international placement of 228,681,800 Units to investors outside the United States, including institutional and other investors in Singapore, pursuant to the Offering.

Portfolio Purchase and Sale Agreement means the portfolio purchase and sale agreement dated 24 October 2017 executed by the Lower Tier Sub-US REITs, as purchasers, and the Vendors, in relation to the sale and purchase of the Properties.

Powers Ferry means the properties and improvements located at 6190 Powers Gerry Road, Atlanta, Fulton County, Georgia, as further described in the Preliminary Prospectus and Prospectus.

Preliminary Prospectus has the meaning given to it in Recital (I).

Proforma Title Insurance Policies means the proforma title insurance policies set out in Schedule 8.

Projections has the meaning given in Clause 3.1(ii).

Properties means the following: (i) The Plaza Buildings, (ii) Bellevue Technology Center, (iii) Iron Point, (iv) Westmoor Center, (v) Great Hills Plaza, (vi) Westech 360, (vii) 1800 West Loop South, (viii) West Loop I & II, (ix) Powers Ferry, (x) Northridge Center, and (xi) Maitland Promenade II, and each a Property.

Property Funds Appendix means the guidelines for real estate investment trusts issued by the MAS as Appendix 6 to the CIS Code.

Property Management Agreements means the following Property Management Agreements:

(a)

in relation to Bellevue Technology Center, a property management agreement to be entered into on or prior to the Listing Date between Transwestern Commercial Services Washington, L.L.C. d/b/a Transwestern, a Delaware limited liability company, and Keppel-KBS Bellevue Technology Center, Inc., a Delaware corporation;

(b)

in relation to The Plaza Buildings, a property management agreement to be entered into on or prior to the Listing Date between Transwestern Commercial Services Washington, L.L.C. d/b/a Transwestern, a Delaware limited liability company, and Keppel-KBS Plaza Buildings, Inc., a Delaware corporation;

(c)

in relation to Iron Point, a property management agreement to be entered into on or prior to the Listing Date between CBRE, Inc., a Delaware corporation, and Keppel-KBS Iron Point, Inc., a Delaware corporation;

(d)

in relation to Westmoor Center, a property management agreement to be entered into on or prior to the Listing Date between CBRE, Inc., a Delaware corporation, and Keppel-KBS Westmoor Center, Inc., a Delaware corporation;

(e)

in relation to Great Hills Plaza, a property management agreement to be entered into on or prior to the Listing Date between Transwestern Property Company SW GP, L.L.C. dba Transwestern, and Keppel-KBS Great Hills Plaza, Inc., a Delaware corporation;

(f)

in relation to Westech 360, a property management agreement to be entered into on or prior to the Listing Date between Transwestern Property Company SW GP, L.L.C. dba Transwestern, and Keppel-KBS Westech 360, Inc., a Delaware corporation;

(g)

in relation to 1800 West Loop South, a property management agreement to be entered into on or prior to the Listing Date between Transwestern Property Company SW GP, L.L.C. d/b/a Transwestrern and Keppel-KBS 1800 West Loop, Inc., a Delaware corporation;

(h)

in relation to West Loop I & II, a property management agreement to be entered into on or prior to the Listing Date into between PM Realty Group, L.P., a Delaware limited liability partnership, and Keppel-KBS West Loop I and II, Inc., a Delaware corporation;

(i)

in relation to Powers Ferry, a property management agreement to be entered into on or prior to the Listing Date between PM Realty Group, L.P., a Delaware limited liability partnership, and Keppel-KBS Powers Ferry Landing, Inc., a Delaware corporation;

(j)	in relation to Northridge Center, a property management agreement to be entered into on or prior to the Listing Date between PM Realty Group, L.P., a

Delaware limited liability partnership, and Keppel-KBS Northridge Center, Inc., a Delaware corporation; and

(k)

in relation to Maitland Promenade II, a property management agreement to be entered into on or prior to the Listing Date between PM Realty Group, L.P., a Delaware limited liability partnership, and Keppel-KBS Maitland Promenade, Inc., a Delaware corporation.

Property Managers means the property managers of each Property, appointed pursuant to the respective Property Management Agreement.

Prospectus has the meaning given in Recital (I).

Public Offer means the offering of 34,090,600 Offering Units to the public in Singapore contemplated by this Agreement.

Receiving Bank means DBS Bank Ltd..

Receiving Bank Agreement means the receiving bank agreement dated 2 November 2017 between the Manager and the Receiving Bank.

Regulation S means Regulation S under the Securities Act.

Relevant Entities means KBS SORP and KCIH.

Relevant Entities Subscription Agreements means the KCIH Subscription Agreement and the KBS Subscription Agreement.

Relevant Entities Subscription Units means the KCIH Subscription Units and the KBS Subscription Units.

Relevant Entities Units means the Relevant Entities Subscription Units and the Initial Unit.

Repayment Side Letter means the side letter dated 2 November 2017 entered into between the Trustee, the Manager and the Joint Bookrunners and Underwriters in relation to the advancement to Keppel-KBS US REIT of part of the net proceeds to be received by the Manager from the Offering on the First Closing Date for the purpose of capitalising the Singapore Subsidiaries, the Parent US REIT and the Sub-US REITs in order for the Lower Tier Sub-US REITs to complete the Acquisitions on the Completion Date.

Reporting Auditors means Ernst & Young LLP.

Securities Act means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

SFA means the Securities and Futures Act, Chapter 289 of Singapore, and includes any subsidiary legislation promulgated with respect thereto.

SGX-ST has the meaning given in Recital (J).

SGX-ST Waiver means the waivers and rulings granted by SGX-ST in respect of, among others, Listing Rules 404(3)(a), 404(3)(c), 404(5), 407(4), 705(1), 707(1) and 707(2), as set out in the letter dated 28 July 2017 issued by SGX-ST.

Singapore Sub 1 means Keppel-KBS US REIT S1 Pte. Ltd., a wholly-owned subsidiary of Keppel-KBS US REIT.

Singapore Sub 2 means Keppel-KBS US REIT S2 Pte. Ltd., a wholly-owned subsidiary of Keppel-KBS US REIT.

Singapore Subsidiaries means Singapore Sub 1 and Singapore Sub 2.

Sponsors means KC and KPA, and Sponsor means any one of them.

Stabilisation Agent Appointment Letter means the letter of appointment by the Manager of the stabilising agent in connection with the Offering, in the form attached hereto as Schedule 6.

Stabilisation Period shall have the meaning specified in Clause 2.4.

Stabilisation Regulations shall have the meaning specified in Clause 2.4.

Stabilising Manager means BAML.

Sub-US REITs means the Upper Tier Sub-US REIT and the Lower Tier Sub-US REITs.

Tax Rulings means the advanced tax rulings set out in IRAS’ letter dated 26 September 2017, and as further clarified in IRAS’ emails of 27 September 2017 and IRAS’ letter of 29 September 2017, in relation to the taxation of Keppel-KBS US REIT and its holders of Units.

The Plaza Buildings means the properties and improvements located at 10800 & 10900 NE 8th Street, Bellevue, King County, Washington, as further described in the Preliminary Prospectus and Prospectus.

Title Insurance Exceptions means the exceptions from coverage set out in the Proforma Title Insurance Policies.

Title Insurance Company means First American Title Insurance Company.

Transaction Documents means this Agreement, the Facility Agreement, the Cornerstone Subscription Agreements, the Repayment Side Letter, the Lock-Up Letters, the Depository Services Terms and Conditions, the Keppel Management Agreement, the KBS Management Agreement, the Property Management Agreements, the Leasing Services Agreement, the Portfolio Sale and Purchase Agreement, the Receiving Bank Agreement, the Relevant Entities Subscription Agreements, the Trust Deed and the Unit Lending Agreement.

TRS means Keppel-KBS US TRS, LLC, which is wholly-owned by the Parent US REIT, the Upper Tier Sub-US REIT and the Lower Tier Sub-US REITs, and which is generally permitted to undertake activities that the US REIT rules might prohibit the relevant Lower Tier Sub-US REITs from performing directly.

Trust Deed has the meaning given in Recital (A).

Trustee means Perpetual (Asia) Limited, as trustee of Keppel-KBS US REIT.

Trust Group Entities means the Singapore Subsidiaries, the Parent US REIT, the Upper Tier Sub-US REIT, the Lower Tier Sub-US REITs and the TRS.

US REIT means an entity qualified as a real estate investment trust for U.S. federal income tax purposes.

U.S. means the United States of America.

US Asset Manager means KBS.

Underwritten Units means the Offering Units and the Cornerstone Units.

Unit means an undivided interest in Keppel-KBS US REIT as provided for in the Trust Deed.

Unit Lenders means KBS SORP and KCIH, and Unit Lender means any one of them.

Unit Lenders Information means all information in the Preliminary Prospectus and the Prospectus relating to (i) KBS SORP, (ii) KCIH, (iii) the Over-Allotment Option and (iv) the Unit Lending Agreement.

Unit Lending Agreement has the meaning given in Recital (D).

Upper Tier Sub-US REIT means Keppel-KBS US Properties REIT, Inc., which is wholly-owned by the Parent US REIT.

US Tax Code means the US Internal Revenue Code of 1986, as amended.

Vendors means the following entities which are wholly-owned by KBS SOR:

(i)	KBS SOR Northridge, LLC (being the vendor of Northridge Center);

(ii)	KBS SOR Iron Point, LLC (being the vendor of Iron Point);

(iii)	KBS SOR 156th Avenue Northeast, LLC (being the vendor of Bellevue Technology Center);

(iv)	KBS SOR Powers Ferry Landing East, LLC (being the vendor of Powers Ferry);

(v)	KBS SOR 1800 West Loop South, LLC (being the vendor of 1800 West Loop South);

(vi)	KBS SOR 6565-6575 West Loop South, LLC (being the vendor of West Loop I & II);

(vii)	KBS SOR Austin Suburban Portfolio, LLC (being the vendor of Great Hills Plaza and Westech 360);

(viii)	KBS SOR Westmoor Center, LLC (being the vendor of Westmoor Center);

(ix)	KBS SOR Maitland Promenade II, LLC (being the vendor of Maitland Promenade II); and

(x)	KBS SOR Plaza Bellevue, LLC (being the vendor of Plaza Bellevue).

Verification Notes means the verification notes of the verification meetings of the Manager held on 23 August 2017 and 21 October 2017.

West Loop I & II means the properties and improvements located at 6565 & 6575 West Loop South Bellaire, Harris County, Texas, as further described in the Preliminary Prospectus and Prospectus.

Westech 360 means the properties and improvements located at 8911 N Capital of Texas Hwy, Austin, Texas, as further described in the Preliminary Prospectus and Prospectus.

Westmoor Center means the properties and improvements located at 10055 – 10385 Westmoor Drive, Westminster, Jefferson County, Colorado, as further described in the Preliminary Prospectus and Prospectus.

1.2	Interpretation

In this Agreement, references to:

(a)

a person refers to any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

(b)	S$ and Singapore dollars denote the lawful currency for the time being of Singapore;

(c)	US$ and United States dollars denote the lawful currency for the time being of the United States; and

(d)	times of day and dates are to Singapore times and dates unless otherwise stated.

1.3	Modification etc. of Statutes

References to a statute or statutory provision include:

(a)	that statute or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Agreement;

(b)	any past statute or statutory provision (as from time to time modified, re-enacted or consolidated) which that statute or provision has directly or indirectly replaced; and

(c)	any subordinate legislation made from time to time under that statute or statutory provision.

1.4	Clauses, recitals and schedules

Any reference in this Agreement to a Clause, a subclause, a Recital or a Schedule is, unless otherwise stated, a reference to a clause or subclause hereof or a recital or schedule hereto.

1.5	Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.6	Rounding

Amounts being determined in proportion to other amounts will be subject to rounding to the nearest unit or cent either upwards or downwards, as determined by the Joint Bookrunners and Underwriters finally and conclusively, to avoid fractional units or cents.

1.7	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

1.8	Legislation

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.9	Several liabilities and rights

Any provision of this Agreement which is expressed to bind more than one Joint Bookrunner and Underwriter shall, save where expressly stated to be otherwise, bind each of them severally (and not jointly and severally). For the avoidance of doubt, each Joint Bookrunner and Underwriter will be responsible under this Agreement on a several (and not joint) basis only for its own actions and omissions and will not be responsible in any manner for any actions or omissions of the other Joint Bookrunners and Underwriters. Any provision of this Agreement which is expressed in favour of more than one Joint Bookrunner and Underwriter shall, save where expressly stated to be otherwise, be exercisable by each of them severally and shall not be required to be exercised by them jointly. For the avoidance of doubt, where the right of one Joint Bookrunner and Underwriter under this Agreement is unavailable to such Joint Bookrunner and Underwriter due to the wilful default, fraud or gross negligence of that Joint Bookrunner and Underwriter, then the corresponding rights of the other Joint Bookrunners and Underwriters will not be affected.

1.10	Capacity of the Manager

The Manager hereby confirms and undertakes that it has, and the parties hereto agree that the Manager has, entered into this Agreement solely in its capacity as the manager of Keppel-KBS US REIT, and that it has (unless otherwise specified) made the representations, warranties and undertakings, and has assumed the obligations set forth in this Agreement, on behalf of Keppel-KBS US REIT.

1.11	Agreed Form

Any reference herein to a document being in “agreed form” means that the document in question has been agreed between the proposed parties thereto, subject to any amendments that the parties may agree upon prior to (i) the Date of Registration in respect of Clause 3.1(mm) and (ii) in all other cases, the First Closing Date.

2.	SUBSCRIPTION, PURCHASE AND STABILISATION

2.1	Subscription for Units

Subject to, and otherwise in accordance with, the terms and conditions of this Agreement, each of the Joint Bookrunners and Underwriters agrees, severally (but not jointly or jointly and severally), to use reasonable endeavours, for and on behalf of the Manager, to procure subscribers for, and failing which to subscribe at the Offering Price for the total number of Underwritten Units set forth opposite each such Joint Bookrunner and Underwriter’s name under “Number of Underwritten Units” in Schedule 1, and the Manager undertakes to procure the issuance of the Units to such subscribers or, as the case may be, to such Joint Bookrunner and Underwriter or to such entities as such Joint Bookrunner and Underwriter may direct.

(a)

If a Joint Bookrunner and Underwriter defaults in the performance of its obligations on the First Closing Date to procure subscribers or subscribe for, the Underwritten Units which it has agreed to procure subscribers or subscribe for under this Agreement (such Underwritten Units in respect of which the Joint Bookrunner and Underwriter has defaulted in the performance of its obligations being called the Defaulted Underwritten Units), the non-defaulting Joint Bookrunners and Underwriter shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to subscribe, or to procure subscribers for, all, but not less than all, of the Defaulted Underwritten Units. If, however, the non-defaulting Joint Bookrunners and Underwriters shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability to the non-defaulting Joint Bookrunners and Underwriters. Nothing herein shall relieve a defaulting Joint Bookrunner and Underwriter from liability for its default. For the avoidance of doubt, the underwriting and selling commissions payable to the non-defaulting Joint Bookrunners and Underwriters which have subscribed for, or have procured to subscribe for the Defaulted Underwritten Units shall be correspondingly increased to include the underwriting and selling commission originally payable to the defaulting Joint Bookrunner and Underwriter for the sale and placement of the Defaulted Units in accordance with the proportion of the Defaulted Underwritten Units subscribed, or subscription of which is procured, by the relevant non-defaulting Joint Bookrunners and Underwriters.

(b)	Payment of the Offering Price for, and delivery of, the Underwritten Units shall take place in accordance with Clause 7.

(c)

The parties agree that if after the First Closing Date the Units are not listed on the SGX-ST by 2.00 p.m. (Singapore time) on 9 November 2017 for any reason, including by reason of a stop order being issued by the MAS, any of the Joint Bookrunners and Underwriters shall be entitled to require the Manager and the Trustee to return the Offering Proceeds and proceeds of the Cornerstone Units to investors subscribing for Units in the Offering or, as the case may be, the Cornerstone Investors, as soon as practicably possible (for subscriptions made via automated teller machines, within 24 hours) following the Joint Bookrunners and Underwriters becoming aware that the Listing and/or trading in the Units will not proceed, and otherwise in accordance with all applicable laws, rules or directives of any governmental or regulatory agency. The parties further agree that to the extent that upon such failure to list and/or trade the Units on the SGX-ST, any Units are not deemed to have been cancelled by operation of law, that they will reasonably cooperate, including by taking actions as may be necessary with CDP, to return such Units to the Manager and the Trustee for cancellation.

2.2	Offering Price

The Offering Price shall be US$0.88 per Unit.

2.3	Over-Allotment Option

(a)

Subject to and in accordance with the provisions of this Agreement, the Joint Bookrunners and Underwriters are hereby granted an Over-Allotment Option by the Unit Lenders, exercisable by the Stabilising Manager (or any of its Affiliates or other persons acting on behalf of the Stabilising Manager) in consultation with the other Joint Bookrunners and Underwriters, in full or in part, on one or more occasions, to acquire from the Unit Lenders in equal proportions up to an aggregate of 31,428,200 Units at the Offering Price, representing not more than 12.0% of the total number of Units in the Offering solely to cover the over-allotment of Units (if any) made in connection with the Offering.

The Over-Allotment Option is exercisable from the Listing Date but no later than the earliest of (i) the date falling 30 days from the Listing Date or (ii) the date when the Stabilising Manager (or any of its Affiliates or other persons acting on behalf of the Stabilising Manager) has bought, on the SGX-ST, an aggregate of 31,428,200 Units (representing not more than 12.0% of the total number of Units in the Offering), to undertake stabilising actions to purchase up to an aggregate of 31,428,200 Units (representing not more than 12.0% of the total number of Units in the Offering), at the Offering Price solely to cover the over-allotment of Units (if any), subject to any applicable laws and regulations.

Such notice of exercise shall be substantially in the form of Schedule 7 of this Agreement, shall state the number of Over-Allotment Units from each Unit Lender in respect of which the Over-Allotment Option is being exercised and shall designate the Option Closing Date for the exercise of the Over-Allotment Option which shall be no earlier than the First Closing Date and no earlier than the date falling three Business Days after the date of such notice.

(b)

If a Joint Bookrunner and Underwriter defaults in the performance of its obligations on an Option Closing Date to purchase, or procure purchasers for, the Over-Allotment Units which it has agreed to purchase, or procure purchasers for, under this Agreement (such Over-Allotment Units in respect of which the Joint Bookrunner and Underwriter has defaulted in the performance of its obligations being called the Defaulted Over-Allotment Units), the non-defaulting Joint Bookrunners and Underwriters shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase, or to procure purchasers for, all, but not less than all, of the Defaulted Over-Allotment Units. If, however, the non-defaulting Joint Bookrunners and Underwriters shall not have completed such arrangements within such 24-hour period, then the non-defaulting Joint Bookrunner and Underwriter may terminate their obligations to purchase the Defaulted Over-Allotment Units without liability to the non- defaulting Joint Bookrunners and Underwriters. Nothing herein shall relieve a defaulting Joint Bookrunner and Underwriter from liability for its default.

(c)

In the event and to the extent that the Over-Allotment Option is exercised, the Unit Lenders agrees to sell to the Stabilising Manager (in equal proportions), as agent of the Joint Bookrunners and Underwriters, and each of the Joint Bookrunners and Underwriters severally agrees to purchase from the Unit Lenders (in equal proportions), through the Stabilising Manager, in the proportion set out opposite such Joint Bookrunner and Underwriter’s name under “Proportion of Over-Allotment Units” in Schedule 1, subject to and in accordance with the provisions of this Agreement, the Over-Allotment Units, at a price per Over-Allotment Unit equal to the Offering Price.

(d)

Each of the Unit Lenders shall on each Option Closing Date, deliver such number of Over-Allotment Units equal to the number of Over-Allotment Units specified against its name as stated in the notice of exercise of the Over-Allotment Option against the payment for the Over-Allotment Units in accordance with Clause 7.2(b) of this Agreement. The obligation of the Stabilising Manager to re-deliver the Over-Allotment Units under the Unit Lending Agreement shall be deemed to have been discharged to the extent of the number of Over-Allotment Units in respect of which the Over-allotment Option has been exercised by the Stabilisation Manager and payment of which has been made to the respective Unit Lender.

(e)	Any notice of exercise may only be given on a Business Day and if given later than 5:00 p.m. on any Business Day shall be deemed to have been given on the immediately following Business Day.

2.4	Price Stabilisation

(a)

In connection with the Offering, the Stabilising Manager (or any of its Affiliates or other persons acting on behalf of the Stabilising Manager) may, in consultation with the other Joint Bookrunners and Underwriters and at its discretion, to the extent permissible by applicable laws and regulations and in compliance therewith, as principal and not as agent of the Manager, over-allot or effect transactions which stabilise or maintain the market price of the Units at levels that might not otherwise prevail in the open market. However, there is no assurance that the Stabilising Manager (or any of its Affiliates or other persons acting on behalf of the Stabilising Manager) will undertake stabilising action.

(b)

Such transactions may commence on or after the date of commencement of trading in the Units on the SGX-ST and, if commenced, may be discontinued at any time and shall not be effected after the earlier of (i) the date falling 30 days from the Listing Date and (ii) the date when the Stabilising Manager (or any of its Affiliates or other persons acting on behalf of the Stabilising Manager) has bought on the SGX-ST an aggregate of 31,428,200 Units (representing not more than 12.0% of the total number of Units in the Offering) to undertake stabilising actions (the Stabilisation Period). The Stabilising Manager undertakes that stabilisation will be conducted in compliance with the Securities and Futures (Market Conduct) (Exemptions) Regulations 2006 (the Stabilisation Regulations), provided that each of the Manager, the Sponsors and the Unit Lenders complies with the undertaking in Clause 4.11(b) below. Each of the Manager, the Sponsors and the Unit Lenders undertakes that it will not directly or indirectly, effect or cause to be effected any sell orders during the Stabilisation Period as may be prohibited under the Stabilisation Regulations.

(c)

Subject to compliance with the Stabilisation Regulations, the Stabilising Manager may appoint an agent to carry out stabilisation on its behalf. Any loss or profit sustained as a consequence of any stabilisation actions undertaken by the Stabilising Manager shall be for the account of the Joint Bookrunners and Underwriters.

2.5	Appointment

Each of the Manager and the Sponsors hereby confirms the appointment, to the exclusion of all others, of DBS as the Sole Financial Adviser and Issue Manager of the Offering, and DBS, BAML, Citi and CS and as the Joint Bookrunners and Underwriters of the Offering.

Such appointment is made on the basis, and on terms, that each Joint Bookrunner and Underwriter is irrevocably authorised to delegate all or any of its relevant rights, duties, powers and discretions (which rights, duties, powers and discretions shall at all times be exercised in accordance with the provisions of this Agreement) in such manner and on such terms as it reasonably thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Manager or the Sponsors), and to provide information gained by such Joint Bookrunner and Underwriter in the course of or for the purpose of the Offering or any of the other transactions contemplated by this Agreement, to any one or more of its Affiliates, provided that each Joint Bookrunner and Underwriter shall continue to be bound, severally (but not jointly or jointly and severally), by the terms of this Agreement and shall remain liable under this Agreement for all acts and omissions of any person in breach of this Agreement to which it delegates any such rights, duties, powers or discretions.

2.6	Authorisation

Each of the Manager and the Sponsors has authorised and directed the Joint Bookrunners and Underwriters to do all such acts and things as the Joint Bookrunners and Underwriters may reasonably deem necessary, advisable or desirable for the purposes of or in connection with the Listing and the Offering, subject in all cases to compliance with all applicable laws and regulations and the Joint Bookrunners and Underwriters’ obligations pursuant to this Agreement and agrees to ratify and approve all documents, acts and things which the Joint Bookrunners and Underwriters may lawfully do in the exercise of such authorities.

2.7	Sub-underwriters

The Joint Bookrunners and Underwriters shall be at liberty and may at their discretion procure sub-underwriters in respect of their obligations under this Agreement upon such terms and conditions as they deem fit. For the avoidance of doubt, (a) a Joint

Bookrunner and Underwriter may appoint an Affiliate as a sub- underwriter, and (b) the sub-underwriting of the underwriting obligations of any of the Joint Bookrunners and Underwriters under this Agreement shall not release such Joint Bookrunner and Underwriter from its underwriting obligations and the Joint Bookrunner and Underwriter shall bear all commission and expenses payable in respect of such sub-underwriting.

2.8	Allocation to subscribers

The Joint Bookrunners and Underwriters shall have the absolute discretion (in consultation with the Manager) with respect to the allocation of Offering Units to subscribers. Without limiting the generality of the foregoing, the Manager hereby authorises the Joint Bookrunners and Underwriters to accept or reject any Application as the Joint Bookrunners and Underwriters may decide, and to allocate any of the Offering Units to any applicant in such number as the Joint Bookrunners and Underwriters may decide, in the manner set forth in the Prospectus and in compliance with the requirements of the SGX-ST.

2.9	Allocation between Public Offer and Placement Tranche

The Joint Bookrunners and Underwriters shall have the discretion (in consultation with the Manager): (a) in the allocation of Offering Units between the Public Offer and the Placement Tranche, and (b) in the re- allocation of Offering Units between the Public Offer and Placement Tranche, in each case, in accordance with the provisions of this Agreement (provided that the minimum unitholding and distribution requirements of the SGX-ST are met).

Notwithstanding anything herein to the contrary but subject to any applicable law and the requirements of the SGX-ST, the parties hereto hereby agree that:

(a)

any Offering Units offered under the Public Offer not applied for shall be allocated to satisfy applications for Offering Units offered under the Placement Tranche, to the extent there is an over-subscription for the Placement Tranche at the Offering Price, subject to and on the terms and conditions of the Prospectus applicable to applications for Offering Units under the Placement Tranche; and

(b)

any Offering Units offered under the Placement Tranche not applied for shall be allocated to satisfy excess applications for Offering Units offered under the Public Offer, subject to and on the terms and conditions of the Prospectus applicable to applications for Offering Units under the Public Offer.

For the avoidance of doubt, the application of this Clause 2.9 shall not vary the commissions payable under Clause 6.1 and in determining the commissions payable under Clause 6.1, no account shall be taken of the reallocation of the Offering Units under the Public Offer to satisfy applications for Offering Units offered under the Placement Tranche or (as the case may be) Public Offer, or the reallocation of Offering Units under the Placement Tranche to satisfy applications for the Offering Units under the Public Offer pursuant to this Clause 2.9.

2.10	Balloting

In the event that valid applications have been received for more than the number of Units allocated under the Public Offer, the Manager authorises the Joint Bookrunners and Underwriters to arrange for balloting or scaling back of such applications in such manner and on the basis of such allocations as the Manager may determine in consultation with the Joint Bookrunners and Underwriters and the SGX-ST.

2.11	Distribution of Prospectus and Announcements

The Manager confirms (i) that it has authorised the Joint Bookrunners and Underwriters to distribute copies of the Preliminary Prospectus and the Prospectus, and (ii) the arrangements made on its behalf by the Joint Bookrunners and Underwriters for announcements in respect of the Units which will be published on such dates and in such newspapers or other publications as it has agreed or will agree with the Joint Bookrunners and Underwriters.

2.12	Appointment and Duties of Receiving Bank

(a)	The Manager hereby confirms the appointment of DBS Bank Ltd. as receiving bank in connection with the Offering.

(b)

The proceeds of the Offering (including any excess application monies) pursuant to the offer of the Offering Units shall, after payments of all amounts due to the Joint Bookrunners and Underwriters under the Repayment Side Letter, be deposited with DBS Bank Ltd. as the Receiving Bank and be held in a separate non-interest bearing account opened by the Manager and operated by the Receiving Bank and designated as the “KORE USD UNIT ISSUE ACCOUNT” solely for the purpose of depositing such proceeds. The Receiving Bank is hereby authorised to operate such account in accordance with the provisions of this Agreement, the terms of the Receiving Bank Agreement, the rules and directives of the SGX-ST for the time being applicable relating to the operation of such account and all other applicable laws, regulations and directives (including without limitation, the SFA).

(c)

The Manager hereby irrevocably authorises the Receiving Bank to return the application monies for the Units on its behalf to the applicants free of interest, share of profits or other benefit arising therefrom in the following situations:

(i)	in the event that a supplementary prospectus or replacement prospectus is registered pursuant to Section 298 of the SFA and the applicant exercises its right to a refund of the application monies;

(ii)	in the event that a stop order is issued by the MAS in accordance with Section 297 of the SFA; or

(iii)	if for any reason whatsoever, the Units are not admitted to the Official List of the SGX-ST.

(d)	Payment of the proceeds to the Manager shall be made in United States Dollars.

(e)	The Joint Bookrunners and Underwriters shall not be in any way responsible for the obligations of the Trustee and the Manager under Sections 258, 297 and 301 of the SFA.

It is hereby agreed and declared by the Manager that subject to the terms of the Receiving Bank Agreement, the Receiving Bank shall not be obliged to account to

Keppel-KBS US REIT, the Manager, the Trustee or any person for any interest or any share of revenue or other benefits that may accrue or otherwise derive from such proceeds.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties of the Manager

The Manager represents and warrants to and agrees with each Joint Bookrunner and Underwriter as set forth in this Clause 3.1 and accepts that the Joint Bookrunners and Underwriters are entering into this Agreement and the Repayment Side Letter in reliance upon each such representation, warranty and undertaking:

(a)	Organisation of the Manager, the Manager US Sub and Keppel-KBS US REIT.

(i)

The Manager has been duly organised and is validly existing as a limited liability company under the laws of Singapore with full power and authority to conduct its business as described in the Preliminary Prospectus and the Prospectus and is duly qualified to do business in, and is in good standing (if applicable) under the laws of each jurisdiction that its business is currently operated in, or is contemplated;

(ii)

The Manager US Sub is wholly-owned by the Manager and has been duly organised and is validly existing as a limited liability corporation under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Preliminary Prospectus and the Prospectus and own or lease, as the case may be, and to operate its assets and properties and has obtained all approvals, licenses, authorisations and consents required to conduct the activities as delegated to it by the Manager in respect of those activities that are required to be performed in the U.S., and is duly qualified to do business in, and is in good standing (if applicable) under the laws of each jurisdiction that its business is currently operated in, or is contemplated;

(iii)

The Manager has been granted the CMS Licence, which is in full force and effect and which has not been amended or revoked, there has been no breach of the terms and conditions applicable to the CMS Licence, and all such terms and conditions to the extent that they are required to be complied with prior to the date hereof, have been complied with;

(iv)

Keppel-KBS US REIT has been duly constituted and is validly existing as a unit trust under the laws of Singapore (including the Property Funds Appendix) with full power and authority to own or lease, as the case may be, and to operate its assets and properties (including, without limitation, the Trust Group Entities and upon completion of the Acquisitions, the Properties) and to conduct its business as described in the Preliminary Prospectus and the Prospectus, and does not have any assets or conduct any business apart from what is described in the Preliminary Prospectus and the Prospectus; and

(v)	Save for the Manager US Sub and the Trust Group Entities, neither the Manager nor Keppel-KBS US REIT respectively have any subsidiaries,

associated companies, and/or interest in any joint venture companies, and the Manager and Keppel-KBS US REIT do not own, directly or indirectly, any shares of stock or other equity interests or long-term debt securities of, or otherwise own or control any interest in any corporation, firm, partnership, joint venture, association, enterprise, trust, undertaking or other entity;

(b)

Organisation of Trust Group Entities. Each of the Trust Group Entities has been incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with the requisite corporate power and authority to own, use or lease, as the case may be, and to operate its assets and properties (including without limitation, the Properties), to execute and perform its obligations under the Transaction Documents to which it is a party, and conduct its business as described in the Preliminary Prospectus and Prospectus, and is duly qualified to conduct its business in, and is in good standing (if applicable) under the laws of each jurisdiction that its business is currently or is contemplated to be operated in, and does not have any material assets or conduct any business apart from those described in each of the Preliminary Prospectus and the Prospectus;

(c)	Ownership structure of Keppel-KBS US REIT. In relation to the Trust Group Entities:

(i)

all outstanding voting shares of each of the Singapore Subsidiaries have been or, as the case may be, will be when issued, duly authorised and validly issued and fully paid, and owned directly by the Trustee (on behalf of Keppel-KBS US REIT);

(ii)

all outstanding voting shares of the Parent US REIT have been or, as the case may be, will be when issued, duly authorised and validly issued and fully paid, and owned directly by the Singapore Subsidiaries in the proportions set for in the Preliminary Prospectus and Prospectus;

(iii)

all outstanding voting shares of the Upper Tier Sub-US REIT have been or, as the case may be, will be when issued, duly authorised and validly issued and fully paid, and owned directly by the Parent US REIT;

(iv)

all outstanding voting shares of each of the Lower Tier Sub-US REITs have been or, as the case may be, will be when issued, duly authorised and validly issued and fully paid, and owned directly by the Upper Tier Sub-US REIT; and

(v)

all outstanding voting shares of the TRS has been duly authorised and validly issued and fully paid, and owned directly by the Parent US REIT, the Upper Tier Sub-US REIT and the Lower Tier Sub-US REITs as disclosed in the Preliminary Prospectus and Prospectus, in each case, free and clear of any Encumbrances other than as disclosed in the Preliminary Prospectus and the Prospectus;

(d)	Trust Deed. The Trust Deed has been duly authorised, executed and delivered by it, and is in full force and effect and has not been amended or supplemented,

and constitutes its valid and legally binding agreement, enforceable in accordance with its terms;

(e)

Transaction Documents. Each of the Transaction Documents to which the Manager, the Manager US Sub or any of the Trust Group Entities is a party, has been duly authorised, executed and delivered by the Manager, the Manager US Sub or the relevant Trust Group Entity, as the case may be, and when executed and delivered by the Manager, the Manager US Sub or the relevant Trust Group Entity, as the case may be, constitutes each parties’ valid and legally binding agreement, enforceable in accordance with their respective terms and each of the Transaction Documents has not been amended or supplemented without the prior consent of the Joint Bookrunners and Underwriters and other than as disclosed in the Preliminary Prospectus and the Prospectus. Each of the Transaction Documents which has been entered into by the Manager, the Manager US Sub or the relevant Trust Group Entity, as the case may be, is in full force and effect and there are no breaches or defaults of these agreements, to the knowledge of the Manager, on the part of the counterparties to these agreements. To the knowledge of the Manager, there is no reason why the transactions described in the Transaction Documents (as applicable) would not be consummated;

(f)

The Property Managers and Leasing Agents. The appointment of the Property Managers and Leasing Agents by the Manager, the Manager US Sub, the Lower Tier Sub-US REITs and the TRS, as the case may be, have been duly authorised;

(g)

The US Asset Manager. The appointment of the KPA Guarantor and of the US Asset Manager through the KPA Guarantor pursuant to the KBS Management Agreement, (i) has been done in compliance with applicable MAS guidelines on outsourcing, and (ii) to the best of the Manager’s knowledge after due and careful inquiry, has been duly authorised and the US Asset Manager has full power and authority to enter into the KBS Management Agreement and has obtained all approvals, licences, authorisations and consents required to execute and perform its obligations thereunder;

(h)

KCI. The outsourcing of services to KCI by the Manager pursuant to the Keppel Management Agreement (i) has been done in compliance with applicable MAS guidelines on outsourcing, and (ii) has been duly authorised and the Manager and KCI have full power and authority to enter into the Keppel Management Agreement and have each obtained all approvals, licences, authorisations and consents required to execute and perform their respective obligations thereunder;

(i)

No conflicts. None of the allotment, issue and sale of the Units (including the Offering Units, the Cornerstone Units, the Relevant Entities Subscription Units and the Initial Unit (which includes the Over-Allotment Units)), the execution, delivery and performance of any of the Transaction Documents, the issue, distribution and availability of the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, the consummation of any of the transactions contemplated herein or therein, the fulfilment of the terms hereof or thereof or any other event, constitutes or will constitute an event which entitles any person to require the redemption, repurchase or repayment of any indebtedness of the Manager, the Manager US Sub, Keppel-KBS US REIT or

any of the Trust Group Entities, or will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any asset or property belonging to the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities (including without limitation, the Properties), whether with the passage of time or giving of notice or otherwise, in each case pursuant to:

(i)	the Constitution, bylaws, trust deeds or other constitutive documents of the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities;

(ii)

the terms of any Document to which the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities is a party or bound or to which their assets or properties are subject (including, without limitation, the Trust Deed); or

(iii)

any statute, law, rule, regulation, judgment, order or decree (including, without limitation, the Listing Rules, the SFA, the CIS Regulations and the Code (including the Property Funds Appendix)) applicable to the Manager, the Manager US Sub, Keppel-KBS US REIT and/or any of the Trust Group Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Manager, the Manager US Sub, Keppel-KBS US REIT and/or any of the Trust Group Entities, or any of their respective assets and properties (including without limitation, the Properties), as applicable, except in the case of paragraphs (ii) and (iii) only, where such conflict, breach, violation or imposition would not, individually or in the aggregate, have a Material Adverse Effect.

No event has occurred and is subsisting or to the Manager’s knowledge is about to occur which constitutes or would constitute a default or result in a default, or would reasonably be expected to result in, the acceleration by reason of default of any obligation under any agreement, undertaking, instrument or arrangement to which the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities is a party or by which their or any of their interests, properties, revenues and assets are bound, except where such default would not, individually or in the aggregate have a Material Adverse Effect;

(j)

No consents required. No consent, approval, authorisation, licence, filing with or order of any court or governmental agency or body (including, but not limited to, any consent, approval or authorisation of the shareholders of the Manager) is required by the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities in connection with (1) the transactions contemplated by the Transaction Documents (including the execution, delivery and performance thereof), the appointment of the Manager as manager of Keppel-KBS US REIT, the outsourcing to KCI by the Manager of certain functions pursuant to the Keppel Management Agreement, the outsourcing of certain asset management functions to KBS, through the KPA Guarantor, as U.S. asset manager of Keppel-KBS US REIT pursuant to the KBS Management Agreement, the appointment of the various Property Managers pursuant to the Property Management Agreements and the appointment of the various Leasing Agents pursuant to the

Leasing Services Agreements, or (2) for the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities to own their assets (including the Properties) and to conduct their businesses as contemplated by the Preliminary Prospectus and the Prospectus, except for:

(i)	such as have been obtained and disclosed in the Preliminary Prospectus and the Prospectus; and

(ii)	the registration of the Prospectus with the MAS,

and all such consents, approvals, authorisations, licences, filings with or orders of court or governmental agency of body, as the case may be, are in full force and effect and to the extent that the same is subject to any conditions that are required to be complied with or fulfilled on or before the First Closing Date, that such conditions have been complied with and fulfilled, except for such consent, approval, authorisation, licence, filing with or order of any court or governmental agency or body, the lack of which, or failure to comply or fulfil would not, individually or in the aggregate have a Material Adverse Effect;

(k)	Capitalisation of Keppel-KBS US REIT.

(i)

The structure of Keppel-KBS US REIT (including the holding structure of each of the Trust Group Entities and the holding structure of the Properties), and Keppel-KBS US REIT’s authorised and outstanding Units, in each case as of the Listing Date, are as set forth in the Preliminary Prospectus and the Prospectus (and each of such Units is fully paid at such time);

(ii)

The Offering Units, the Cornerstone Units, the Initial Unit and the Relevant Entities Subscription Units (which includes the Over-Allotment Units) have been duly and validly authorised and, when issued and delivered to and paid for by the Joint Bookrunners and Underwriters pursuant to this Agreement, the Cornerstone Subscription Agreements, the Unit Lending Agreement or the Relevant Entities Subscription Agreements, or by subscribers or purchasers thereof in the Offering in accordance with the Preliminary Prospectus and the Prospectus, will be duly and validly issued and fully paid and the persons in whose name the Units are registered will be entitled to the rights specified therein and in the Trust Deed;

(iii)

The Units (including the Cornerstone Units, the Offering Units, the Initial Unit and the Relevant Entities Subscription Units (which includes the Over-Allotment Units)) will be validly issued fully paid and free from all Encumbrances, and will be freely transferable (subject to the Lock-Up Letters). All such Units will, upon issue, rank pari passu in all respects with each other and with the existing Units in issue. The holders of Units already in issue at the time of issue of such Units will not be entitled to, or will have duly and irrevocably waived, any pre-emptive or any other rights with respect to the acquisition, issuance and sale of those Units;

(iv)	Other than pursuant to this Agreement, the Cornerstone Subscription Agreements, the Unit Lending Agreement and the Relevant Entities

Subscription Agreements, or as described in the Preliminary Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for Units or other ownership interests in Keppel-KBS US REIT or any of the Trust Group Entities to which the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities is a party are outstanding;

(v)

The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “The Formation and Structure of Keppel-KBS US REIT”, insofar as they purport to constitute a summary of the terms of the Trust Deed and the Units, fairly and accurately summarise the matters therein described; and

(vi)

Other than pursuant to lock-up undertakings which are or will be given in favour of the Joint Bookrunners and Underwriters (including the Lock-Up Letters) and save as provided in the Trust Deed and/or as disclosed in the Preliminary Prospectus and the Prospectus, there are no restrictions (whether under the laws of Singapore or otherwise) on subsequent transfers of Units subscribed for or purchased under the Offering;

(l)

No Violation. None of the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities is in, nor is any one of them aware of any fact or circumstances that may give rise to, a violation or default of the terms of:

(i)	any provision of its Constitution, memorandum and articles of association or trust deeds or other constitutive documents, as the case may be;

(ii)	any Document to which it is a party or bound or to which its assets or properties (including, without limitation, the Properties) is subject (including, without limitation, the Trust Deed); or

(iii)

any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of their assets or properties (including, without limitation, the Properties), as applicable, except in the case of paragraphs (ii) and (iii) only, where such event, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

(m)

No proceedings. No action, suit or litigation, arbitration, investigation or administrative proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager, the Trustee (in its capacity as trustee of Keppel-KBS US REIT), the Manager US Sub, Keppel-KBS US REIT, any of the Trust Group Entities and each of their respective assets and properties (including, without limitation, the Properties), and the directors, officers, employees of the Manager and/or the Manager US Sub is pending or, as far as the Manager is aware, threatened and to the Manager’s knowledge, no event has occurred which could reasonably be expected to give rise to any such proceedings that could, individually or in the aggregate, to have a Material Adverse Effect, and no order has been made or resolution passed and no petition has been presented for the winding-up of any of the Manager, the Manager US Sub, Keppel-KBS US REIT, or any of the Trust Group Entities or for the appointment of an administrator, provisional supervisor, provisional liquidator or analogous officer;

(n)

No cessation or insolvency. None of the Manager, the Manager US Sub, Keppel-UBS US REIT or any of the Trust Group Entities is in liquidation in any jurisdiction, nor, to the best of the Manager’s knowledge, has any step or action been taken or threatened, nor any resolution passed, nor legal proceedings started or threatened, nor orders made in any jurisdiction, nor any petitions presented, for the winding up or dissolution of any of the Manager, the Manager US Sub, Keppel-UBS US REIT or the Trust Group Entities, or for any of them to enter into any compromise, arrangement, scheme of arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrator, receiver and manager, judicial manager, trustee, provisional supervisor, provisional liquidator, liquidator or similar or analogous officer or equivalent person of any of them or their respective interests, properties, revenues or assets (including, without limitation, the Properties).;

(o)

No immunity. None of the Manager, the Manager US Sub, Keppel-KBS US REIT, any of the Trust Group Entities nor any of their respective properties, assets or revenues (including, without limitation, the Properties) are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment in any such court;

(p)

No Stabilisation. Neither the Manager nor any person acting on its behalf (other than the Stabilising Manager or any of its Affiliates or other persons acting on behalf of the Stabilising Manager) has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under any applicable law or regulation or otherwise, in the stabilisation or manipulation of the price of any security of Keppel-KBS US REIT (including options in respect of the Units and other securities which are convertible into or exchangeable for those Units and any associated securities) to facilitate the sale or resale of the Units, or which would or might otherwise be reasonably expected to constitute stabilising action or the purpose of which is to create actual, or apparent, active trading in, false or misleading impression as to the market in or value of the Units or to stabilise, manipulate or raise the price of the Units;

(q)	Ownership of Properties.

(i)

Upon completion of the Acquisitions on the Completion Date, each of the Lower Tier Sub-US REITs will have marketable fee simple title to the relevant Properties as described in the Preliminary Prospectus and the Prospectus as set forth in the Proforma Title Insurance Policies. Except for the Title Insurance Exceptions, the Manager is not aware of any Encumbrances or other title matters relating to the Properties which will adversely affect the relevant Lower Tier Sub-US REITs’ title to the relevant Properties upon such completion of the Acquisitions.

(ii)

Upon completion of the Acquisitions on the Completion Date, except for the Title Insurance Exceptions or as otherwise described in the Preliminary Prospectus and the Prospectus or as otherwise would not individually or in the aggregate have a Material Adverse Effect, the Lower Tier Sub-US REITs:

(a)

will have marketable title to all other assets and properties to be owned by them in connection with the ownership and operation of the Properties, in each case, free and clear of all Encumbrances of any kind;

(b)

will have obtained all necessary governmental, regulatory and other approvals and/or consents which may be required in connection with the acquisition, lease, sub-lease, licence, occupation and use of the Properties and such approvals and/or consents have not been amended or revoked; and

(c)

will be entitled as legal and beneficial owners of the Properties to all rights and benefits as landlord, lessor or licensor under the tenancies, leases or licences to which it will be a party as landlord or licensor in respect of the Properties, and such tenancies, leases or licences are in full force and effect.

(iii)

Upon completion of the Acquisitions on the Completion Date, except as described in the Preliminary Prospectus and the Prospectus or as otherwise would not individually or in the aggregate have a Material Adverse Effect, none of the Lower Tier Sub-US REITs:

(a)

is or will be, and as far as the Manager is aware, none of the Vendors or any other person are or will be, in breach under any of such leases, tenancies or licences at the Properties (and the Manager does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a breach under any of such leases, tenancies or licences);

(b)

have received notice of any cause of action that has been asserted by anyone adverse to the rights of the Lower Tier Sub-US REITs under any of the leases, tenancies or licences mentioned above, or affecting or challenging their respective rights to the continued possession of the leased, tenanted or licensed premises under any such lease, tenancies or licences; and

(c)

have received notice of any cause of action that has been asserted by any governmental entity that the Lower Tier Sub-US REITs or the Properties are subject to any threatened or pending real property tax assessment or condemnation or eminent domain proceeding;

(iv)	Save for the Properties, none of the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities will, on the

Listing Date, directly or indirectly, own or have any interest in any real property (whether freehold or leasehold) or any land use rights;

(r)

Real Property Regulations. Except for Environmental Laws, which are addressed below, each Property complies with all applicable codes, laws and regulations in the U.S. (including, without limitation, planning, construction planning, construction, building and zoning codes and the relevant laws and regulations relating access to such Properties), except as disclosed in the Preliminary Prospectus and the Prospectus or where the failure to so comply would not individually or in the aggregate reasonably have a Material Adverse Effect. No Property is the subject of any pending condemnation proceedings, land acquisition proceedings, zoning change or proceeding (and to the Manager’s knowledge no such proceedings have been threatened) that would affect the operation of the business at such Property as described in both the Preliminary Prospectus and the Prospectus, size or use of, or access to such Property except for such non-compliance, actions, proceedings or changes that would not, individually or in the aggregate, have a Material Adverse Effect;

(s)

Environmental Laws. Save as disclosed in the boxed sections of the Preliminary Prospectus and the Prospectus set out in Schedule 9, except for matters which would not individually or in the aggregate have a Material Adverse Effect, the Trustee, the Manager, the Manager US Sub, Keppel-KBS US REIT, each of the Trust Group Entities and the Properties:

(i)

are in compliance with all applicable Environmental Laws, have no actual or contingent liability to make good, repair, re-instate or clean up any of the Properties and have no knowledge of any imminent requirement for any of the foregoing;

(ii)	have not received any notice of any actual or potential liability under applicable Environmental Laws; and

(iii)

have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws which may result in the revocation or loss of such permits, licenses or other approvals, or otherwise result, individually or in the aggregate, in a Material Adverse Effect;

(t)

No Dispute. To the Manager’s knowledge, there is no outstanding dispute, notice, or complaint affecting, or which might in the future affect, the use of any part of the Properties for the purposes for which it is now used (including pursuant to leases at the Properties), save for any dispute, notice or complaint that would not individually or in the aggregate have a Material Adverse Effect. There are no existing circumstances which would entitle or require the U.S. federal, state and local governments or any landlord or other person to exercise any powers of entry and taking possession or which would otherwise restrict or terminate the current use of any of the Properties or terminate the continued possession or occupation of any of the Properties, except for such event which will not, individually or in the aggregate, have a Material Adverse Effect;

(u)	Tenants and Licensees of Properties. No tenant (including sub-tenant), lessee (including sub-lessee) or licensee (including sub-licensee) of any of the

Properties is subject to a bankruptcy proceeding which is known to the Manager or is in default under or in breach of any of the tenancies, leases or licences pursuant to which parts of the Properties are currently tenanted, leased or licensed (and there is no event, but for the passage of time or the giving of notice, or both, which would constitute a default under any of such tenancies, leases or licences) and to which the Trustee, Keppel-KBS US REIT or any of the Trust Group Entities will be a party as landlord, lessor and/or licensor, such tenancies, leases or licences are in full force and effect, and none of the terms, covenants, stipulations or restrictions contained in any tenancy relating to the Properties will be breached or give rise to a right of lease termination by reason of the implementation of the Acquisitions and the Offering, except for such default or breach which will not, individually or in the aggregate, have a Material Adverse Effect;

(v)

Properties. Except for the Title Insurance Exceptions or as otherwise disclosed in the Preliminary Prospectus and the Prospectus or as otherwise would not individually or in the aggregate have a Material Adverse Effect, to the Manager’s knowledge, there are no encroachments affecting any of the Properties which are located on, below or above ground level and each of the Properties:

(i)

has legal access, either directly or indirectly, to public roads or rights of way and each of the Properties is served by appropriate drainage, water, electricity and gas services all of which are connected to the public mains with no imminent or likely interruption of such passage or provision; and

(ii)

has no structural or other material defects affecting or likely to affect the buildings and structures on or comprising such Properties or any parts of such Properties and such buildings and structures, are in good and substantial repair and condition and are fit for the purposes for which they are presently used or proposed to be used.

Except as disclosed in the Preliminary Prospectus and the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect, no developments, alterations or improvements have been carried out in relation to any of the Properties which would require any consent and for which consent has not been properly obtained and complied with nor have any conditions or restrictions imposed thereon not been fully observed and performed;

(w)

Use of Properties. Save as disclosed in the boxed sections of the Preliminary Prospectus and the Prospectus set out in Schedule 9, having duly considered the Title Insurance Exceptions, there are no covenants, restrictions, burdens, stipulations, conditions, terms or outgoings affecting any of the Properties which are of an unusual or onerous nature or which materially and adversely affect the use or intended use of any of the Properties;

(x)	Insurance.

(i)

Effective as of the Completion Date, title to the Properties will be insured by the Title Insurance Company, in the name or for the benefit of Lower Tier Sub-US REIT 1 in respect of Bellevue Technology Center, Lower Tier Sub-US REIT 2 in respect of The Plaza Buildings, Lower Tier Sub-US REIT 3 in respect of Iron Point, Lower Tier Sub-US REIT 4 in respect of Westmoor Center, Lower Tier Sub-US REIT 5 in respect of Great Hills Plaza, Lower Tier Sub-US REIT 6 in respect of Westech 360, Lower Tier Sub-US REIT 7 in respect of 1800 West Loop South, Lower Tier Sub-US REIT 8 in respect of West Loop I & II, Lower Tier Sub- US REIT 9 in respect of Powers Ferry, Lower Tier Sub-US REIT 10 in respect of Northridge Center, and Lower Tier Sub-US REIT 11 in respect of Maitland Promenade II (collectively, the Insured Parties), for so long as the Insured Party shall continue to own its Property, in each case:

(A)	in such amounts representing the respective purchase consideration at which each of the Insured Parties will purchase the relevant Property from the relevant Vendor;

(B)	subject only to the Title Insurance Exceptions set forth in the applicable Proforma Title Policy for each Property; and

(C)	the final title insurance policies shall be substantially in the form of the Proforma Title Policies and shall be in effect on the Listing Date.

(ii)

On and from the Completion Date, for as long as the Lower Tier Sub-US REITs are the owners of the Properties, the Properties will be insured in the name or for the relevant Insured Party by insurers of recognised financial responsibility against such losses and risks and in such amounts as are prudent and customary for properties of a similar nature as the relevant Property;

(iii)

All such policies of insurance in (i) and (ii) above will be in full force and effect and from the closing of the transactions contemplated by the Portfolio Purchase and Sale Agreement and the Insured Parties will be in compliance with the terms of such policies and instruments, except where the failure to so comply would not individually or in the aggregate, result in the increase of premiums payable, the reduction of insured amounts or the termination of such policies;

(iv)

None of the Trustee, the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities have been refused any insurance coverage sought or applied for with respect to each of the Properties; and

(v)	So far as the Manager is aware, no circumstances have arisen which would vitiate or permit the insurers to void any of the policies of insurance in effect relating to any of the Properties;

(y)

Permits and Licences. Save as disclosed in the boxed sections of the Preliminary Prospectus and the Prospectus set out in Schedule 9, the Manager, the Trustee, the Manager US Sub, the US Asset Manager, Keppel-KBS US REIT, the Trust Group Entities and the KPA Guarantor and the US Asset Manager (in respect of activities they undertakes in relation to Keppel-KBS US REIT and its assets and properties (including the Trust Group Entities and the Properties), or the performance of their obligations under the KBS Management Agreement) possess (or will obtain in the ordinary course without breach of any applicable laws or regulations) all licences, certificates, permits and other authorisations issued by the appropriate regulatory authorities or required under the provisions of all applicable laws (including but not limited to the Property Funds Appendix) necessary to conduct the business and to own the assets as contemplated to be conducted or owned by it in the Preliminary Prospectus and the Prospectus and the Manager has not and, as far as the Manager is aware, none of the KC Group, the KBS Group and/or any of the Vendors has, with respect to the Properties, received any notice of proceedings relating to the revocation or modification of any such licence, certificate, authorisation or permit and the Manager has no reason to believe that any such licence, certificate, authorisation or permit will not be renewed in the ordinary course, except for such licences, certificates, permits and other authorisations, the lack of which will not, individually or in the aggregate, if the subject of an unfavourable decision, ruling or finding, have a Material Adverse Effect;

(z)

Internal Accounting Controls. The Manager will by the Listing Date establish and will maintain, in compliance with applicable rules and regulations, a system of internal accounting and financial reporting controls with respect to Keppel-KBS US REIT and its subsidiaries sufficient to provide reasonable assurance that:

(i)	transactions are executed in accordance with management’s general and specific authorisations;

(ii)

transactions are recorded as necessary to (1) permit preparation of financial statements in accordance with International Financial Reporting Standards, (2) maintain books, records and accounts in relation to the performance of the assets of Keppel-KBS US REIT and its subsidiaries which are accurate and fair and provide sufficient basis for the preparation of financial statements; and

(iii)	all necessary announcements can and will be made as and when required by the Code and the Listing Rules.

(aa)

Accounting Policies. From the date of constitution of Keppel-KBS US REIT, Keppel-KBS US REIT and the Trust Group Entities have adopted accounting policies which are in conformity with International Financial Reporting Standards, and such accounting policies have been applied on a consistent basis and have not been amended or modified since their adoption;

(bb)

Intellectual Property. Neither Keppel-KBS US REIT nor any of the Trust Group Entities owns or possesses any trademarks, service marks or trade names, or licensing rights for the use of any trademarks, service marks and trade names (together, Intellectual Property) (if any). The Manager, the Trustee, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities have obtained all permissions and consents for the use of any Intellectual Property being used, have complied with all obligations and requirements in the use of such Intellectual Property, have not received any notice and are not aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property and which non-compliance or infringement would individually or in the aggregate result in a Material Adverse Effect;

(cc)

Information Provided. All information provided by or on behalf of the Manager and its directors, employees and officers to the Joint Bookrunners and Underwriters or their legal advisers, or to any of the Advisers, Experts or the Reporting Auditors for the purposes of the Offering (including the Verification Notes) or any of their respective reports or letters contained or referred to in the Preliminary Prospectus and the Prospectus or any management representations or documents or other information requested by the Reporting Auditors or Allen & Gledhill LLP or DLA Piper LLP or Sheppard Mullin Richter & Hampton LLP in connection with the provision of any comfort letters and with the legal due diligence reports on the Properties or for the purposes of or in the course of preparation of any application, request or response to the SGX-ST and the MAS or other regulatory authorities or set out in or accompanying the applications to the SGX-ST dated 14 June 2017 and 25 August 2017 for the listing and quotation of the Units, or any other purpose related to the Offering, in each case, as amended, modified or supplemented by any additional material information provided by or on behalf of the Manager to the Joint Bookrunners and Underwriters, their legal advisers or any of the Advisers prior to the date of this Agreement or otherwise superseded by information in the Preliminary Prospectus and the Prospectus, are:

(i)

true and accurate in all material respects, and not misleading in any material respect, whether by omission or misstatement in light of the circumstances under which such statement was made, and no information in connection with the Offering or otherwise has been withheld by the Manager from the Joint Bookrunners and Underwriters and their legal or other professional advisers, or any of the Advisers, the SGX-ST or the MAS; and

(ii)	as regards forecasts or estimates, and statements of opinion, belief, intention or expectation, truly, honestly and reasonably held and given in good faith after due and careful enquiry;

(dd)

Marketing Materials. The information, opinions, projections and intentions contained in any Marketing Material approved by the Manager and distributed or communicated in connection with the Offering are consistent in all material respects with the information, opinions, projections and intentions contained in the Preliminary Prospectus and the Prospectus, are true and accurate and not misleading in any material respect, and all reasonable enquiries have been made to ascertain or verify the foregoing, and will comply with all applicable statutory, regulatory and stock exchanges rules; in particular, the product highlights sheets accompanying each of the Preliminary Prospectus and Prospectus are prepared in accordance with applicable laws, regulations and guidelines, including the Guideline No. SFA 13-G13 titled “Guidelines on the Product Highlights Sheet for Offers of Debt Securities, Hybrid Instruments and Equity Securities” issued by the MAS on 5 February 2016;

(ee)	Preliminary Prospectus and Prospectus.

(i)

The Preliminary Prospectus (as at its date of publication) and the Prospectus (as of its date of publication and as at each Closing Date) contains and any amendment or supplement thereto will at their date of publication and each Closing Date contain, all information that investors and their professional advisers would reasonably require and reasonably expect to find there, or that is necessary to enable investors and their investment advisers to make an informed assessment of the merits and risks of an investment in Keppel-KBS US REIT, including without limitation the assets and liabilities, financial position, performance, profits and losses and prospects of Keppel-KBS US REIT and its subsidiaries, and the rights attaching to the Units;

(ii)

the Preliminary Prospectus (as at its date of publication) and the Prospectus (as at its date of publication and each Closing Date) do not, and in the case of any amendment or supplement to the Prospectus as at the date of its publication and the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)

the statements of intention, opinion, belief or expectation contained in the Preliminary Prospectus (as at its date of publication) and the Prospectus (as at its date of publication and the Closing Date) were, and in the case of any amendment or supplement to the Prospectus at the date of its publication and the Closing Date will be, honestly and reasonably made or held; and

(iv)	all reasonable enquiries have been made to ascertain such facts and to verify the accuracy of all such statements;

(ff)

Independent Valuers. The valuers who prepared the valuations in respect of the Properties, as described in the Preliminary Prospectus and the Prospectus, are independent valuers with respect to the Sponsors, the Manager, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities;

(gg)

Reporting Auditors. The Reporting Auditors who have certified certain financial information of Keppel-KBS US REIT and its subsidiaries and delivered their report with respect to the financial information of Keppel-KBS US REIT and its subsidiaries (including the related notes and schedules) included in the Preliminary Prospectus and the Prospectus, are independent registered public accountants/independent auditors with respect to Keppel-KBS US REIT and its subsidiaries pursuant to the SFA and duly licensed under applicable regulatory requirements of Singapore;

(hh)	Financial and Statistical Information.

(i)	The unaudited pro forma financial information of Keppel-KBS US REIT and its subsidiaries (including any related notes and schedules) included in both the Preliminary Prospectus and the Prospectus:

(a)

presents accurately in all material respects the financial condition of Keppel-KBS US REIT and its subsidiaries as of the dates indicated and has been prepared in conformity with International Financial Reporting Standards. The financial data set forth under the caption “Unaudited Pro Forma Financial Information” in both the Preliminary Prospectus and the

Prospectus fairly and accurately presents in all material respects, on the basis stated in both the Preliminary Prospectus and the Prospectus, respectively, the information included therein;

(b)

has been properly prepared on the basis of the assumptions set out in both the Preliminary Prospectus and the Prospectus after making the adjustments set out in the Preliminary Prospectus and the Prospectus (and that such adjustments are appropriate for the purpose of such preparation); and

(c)	has been reviewed by the Reporting Auditors; and

(ii)

Nothing has come to the attention of the Manager that has caused the Manager to believe that the statistical and market-related data included in the Preliminary Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate and the Manager has obtained the written consent to the use of such data from such sources to the extent required;

(ii)

Forward-Looking Statements. No Forward-Looking Statement contained in the Preliminary Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. All Forward-Looking Statements and all forecasts, estimates, expressions of opinion, intention and expectation contained in the Preliminary Prospectus and the Prospectus are made on reasonable grounds, are honestly held by the Manager and have been made after reasonable enquiry and consideration, and all expressions of opinion, intention and expectation attributed to any person or persons in the Preliminary Prospectus and the Prospectus are considered by the Manager and its directors to be fair and not misleading in any material respect. The statements and financial information (including the assumptions) included in the Preliminary Prospectus and the Prospectus under the heading “Profit Forecast and Profit Projection” (together, the Projections) have been properly compiled, have taken into account such receivables (including all rental income from the Properties), payables (including capital expenditures, operating expenses, property taxes and such other payments required to be made in respect of the Properties as noted in the Title Insurance Exceptions) and other contingent liabilities (other than those which Keppel-KBS US REIT and/or the Trust Group Entities have been indemnified under legally enforceable indemnities provided by parties other than the Manager, the Manager US Sub, the Trustee, Keppel-KBS US REIT or any of the Trust Group Entities) of Keppel-KBS US REIT for the period from 1 January 2018 to 31 December 2019, and have been prepared in accordance with the accounting policies set out in the Preliminary Prospectus and the Prospectus and are presented in accordance with the relevant presentation principles of International Financial Reporting Standards applied on a consistent basis throughout the periods involved. All assumptions material to the Projections are fairly and accurately described in the Preliminary Prospectus and the Prospectus, the assumptions used in the preparation of the Projections are appropriate and reasonable, there are no facts or any assumptions known to the Manager and its directors which have not been taken into account in preparing the Projections and which could reasonably be expected to have, individually or in aggregate, a material adverse effect on the Projections, and the Manager and its directors are not aware of any business, economic or industry developments inconsistent in any material respect with the assumptions underlying the Projections. Without prejudice to the generality of the foregoing, the Manager discussed the Projections with the Reporting Auditors and the Manager does not disagree with the opinion of the Reporting Auditors expressed in their reports contained in the Preliminary Prospectus and the Prospectus;

(jj)

Working capital. (i) Keppel-KBS US REIT and the Trust Group Entities do not have any capital commitment which is sufficiently material to merit disclosure in the Preliminary Prospectus and the Prospectus but is not so disclosed; and (ii) taking into account the net proceeds to be received by Keppel-KBS US REIT from the Offering and the application of such proceeds in the manner stated in the section of the Preliminary Prospectus and the Prospectus under the heading “Use of Proceeds”, the available cash balance of Keppel-KBS US REIT and the cash flow expected to be generated from operations after the Listing Date, the Manager believes that the working capital available to Keppel-KBS US REIT and its subsidiaries is and will be sufficient for the present working capital requirements of the Keppel-KBS US REIT and its subsidiaries and in any event for at least 12 months from the close of the Offering;

(kk)

No indebtedness. Save as disclosed in the Preliminary Prospectus and the Prospectus, none of the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities has any capital commitment, guarantees or other contingent liabilities and is, or has been party to any unusual, long term or onerous commitments, contracts or arrangements not in the ordinary and usual course of business.;

(ll)

Collective Investment Scheme. Keppel-KBS US REIT has been duly authorised by the MAS as a collective investment scheme which is a real estate investment trust pursuant to Section 286 of the SFA and in accordance with the Code and the Property Funds Appendix;

(mm)

Announcements. All statements of fact contained in any public announcements required for the purposes of the Offering in relation to the Offering made by or on behalf of entities within the Keppel Group, the KBS Group or by the Manager or KPAor their respective Affiliates are true and accurate in all material respects and not misleading in any material respect;

(nn)

Eligibility-to-list letter. Keppel-KBS US REIT has received the ETL Letter from the SGX-ST for the Listing and all necessary copies of the Prospectus will be delivered to the SGX-ST pursuant to such letter;

(oo)

Registration of Prospectus. A copy of the Prospectus in agreed form (duly signed by or on behalf of the directors of the Manager) will be registered as a prospectus with the MAS in accordance with Section 296 of the SFA on the date hereof together with all other documents required by law or the MAS to be filed or accompanying the Prospectus at the time of registration;

(pp)

No Broker’s Fees. Neither the Manager nor any of their Affiliates or any person acting on its behalf has paid or agreed to pay to any person any compensation for soliciting another to subscribe or purchase any securities of Keppel-KBS US

REIT (except as contemplated by this Agreement or as disclosed in the Preliminary Prospectus and the Prospectus);

(qq)

Taxes. Other than real property transfer taxes and nominal stamp duty, there are no stamp duties or other issuance or transfer, capital gains, income and withholding taxes or duties or other similar taxes, fees or charges required to be paid in connection with the execution, delivery and performance of any of the Transaction Documents or the issuance or the sale of the Offering Units under this Agreement; save as disclosed above and in the Preliminary Prospectus and the Prospectus, none of the Properties or properties and assets of the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities will be subject to any taxes or duties or similar fees or charges in connection with the transactions to be performed under the Transaction Documents. Each of the Manager, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities has complied with all applicable laws and regulations in respect of the payment of taxes;

(rr)

Distributions. Save as disclosed in the Preliminary Prospectus and the Prospectus, none of Keppel-KBS US REIT or any of the Trust Group Entities is prohibited by applicable law or by any contractual obligation or contractual restriction, directly or indirectly, from paying any dividends or from making any other distribution on its income or its capital, or from repaying any loans or advances to it and the Manager is not prohibited by applicable law or by any contractual obligation or contractual restriction from declaring any distributions on Keppel-KBS US REIT’s income in accordance with the Trust Deed. No authorisation, approval or consent of any governmental authority or agency of such jurisdiction is required to effect distributions by Keppel-KBS US REIT or any of the Trust Group Entities and such distributions may be converted into foreign currency and freely transferred out of such jurisdiction;

(ss)	No Undisclosed Relationships. Other than as disclosed in both the Preliminary Prospectus and the Prospectus:

(i)

none of the Manager (as manager of Keppel-KBS US REIT), the Manager US Sub, the Trustee (as trustee of Keppel-KBS US REIT), Keppel-KBS US REIT, any of the Trust Group Entities is a party to any transaction entered into other than on normal commercial terms; and

(ii)

no transaction exists between (1) the Manager (as manager of Keppel-KBS US REIT), the Manager US Sub, Keppel-KBS US REIT, the Trustee (as trustee of Keppel-KBS US REIT), any of the Trust Group Entities and (2) any of the entities within the Keppel Group and/or the KBS Group and any interested party (as such term is defined in the Code) with regard to the business, undertakings, assets or properties (including the Properties) of Keppel-KBS US REIT or any of the Trust Group Entities or otherwise, which is required to be described in the Preliminary Prospectus and the Prospectus pursuant to the SFA;

(tt)

Material Contracts. Neither the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities is party to, or affected by, any agreement, arrangement or obligation entered into not in the ordinary course of business that is material in the context of the Offering, or of the financial condition, prospects, earnings, business, undertakings, assets or properties of Keppel-KBS US REIT and its subsidiaries, taken as a whole (including for the avoidance of doubt, the Properties) which is not disclosed in the Preliminary Prospectus and the Prospectus;

(uu)	No Material Adverse Change. Except as disclosed in both the Preliminary Prospectus and the Prospectus, since the date of constitution of Keppel-KBS US REIT:

(i)

there has not been any change or a development involving a prospective change in the capital or long-term debt of Keppel-KBS US REIT and/or any of the Trust Group Entities, or any distribution of any kind declared, set aside for payment, paid or made by Keppel-KBS US REIT and/or any of the Trust Group Entities on any class of capital, or any change having a Material Adverse Effect, or any development involving a prospective change which will have a Material Adverse Effect (including without limitation, having sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority).; and

(ii)

neither Keppel-KBS US REIT nor any of the Trust Group Entities have entered into any transaction that is material in the context of the Offering or incurred any liability or obligation, direct or contingent, that is material in the context of the Offering;

(vv)

No Registration. None of the Manager or any of its Affiliates (which for the avoidance of doubt, includes both of the Unit Lenders), or any person acting on its or their behalf (which, for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter) has, directly or indirectly, made or will make offers or sales of any security, or has solicited or will solicit offers to buy, any security under circumstances that would require registration of the Units under the Securities Act. No registration under the Securities Act is required for the offer and sale of the Units to or by the Joint Bookrunners and Underwriters in the manner contemplated herein and in the Preliminary Prospectus and the Prospectus;

(ww)

AIFMD Compliance. The Manager has complied with all necessary requirements and formalities in the United Kingdom as required for purposes of the Offering pursuant to the AIFMD, as transposed into the laws of the United Kingdom, for the offering of Offering Units to eligible investors in the United Kingdom;

(xx)

No Directed Selling Efforts. Keppel-KBS US REIT is a “foreign issuer” (as defined in Regulation S), and none of the Manager, Keppel-KBS US REIT nor any of their respective Affiliates (which for the avoidance of doubt, includes both of the Unit Lenders) nor any person acting on its or their behalf (which, for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter, concerning whom no representation is made) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units;

(yy)	No SUSMI. The Manager reasonably believes that there is “no substantial U.S. market interest” (as defined in Regulation S) in the Units or any security in the same class or series as the Units;

(zz)

lnvestment Company Act. Keppel-KBS US REIT is not, and as a result of the Offering or the receipt or application of the proceeds thereof will not be, an “investment company” as defined in the U.S. lnvestment Company Act of 1940, as amended;

(aaa)

Compliance with the US Tax Code. The Parent US REIT’s and each of the Sub-US REITs’ current organization and its current and anticipated investments and plan of operations as disclosed in the Preliminary Prospectus and the Prospectus will enable each of them to meet the requirements for qualification and taxation as a “real estate investment trust” pursuant to sections 856 through 860 of the US Tax Code;

(bbb)

All tax rulings obtained. Save for the Tax Rulings and confirmations sought from IRAS on the continued validity of such Tax Rulings, the Manager has not (through its tax advisers or otherwise) and is not required to obtain any material tax rulings from the IRAS or the IRS for the taxation structure of Keppel-KBS US REIT as described in the Preliminary Prospectus and the Prospectus, and the Tax Rulings have not been withdrawn or materially and adversely amended;

(ccc)

Compliance With Laws. Each of the Preliminary Prospectus and the Prospectus contains all particulars and information required by, and is in compliance with, and save as disclosed in the boxed sections of the Preliminary Prospectus and the Prospectus set out in Schedule 9, each of Keppel-KBS US REIT, the Trust Group Entities, the Manager and the Manager US Sub are in compliance with all applicable provisions of the SFA, the Code, the CIS Regulations, the Listing Rules and all other requirements of the SGX-ST, the MAS and all other applicable statutes, governmental regulations and laws;

(ddd)

Use of proceeds. The statements in the section of the Preliminary Prospectus and the Prospectus titled “Use of Proceeds” fairly and accurately describe the intended use of proceeds of the Offering and the Manager will apply such proceeds in the manner stated therein;

(eee)

No unlawful payments. Neither the Manager, the Manager US Sub, Keppel-KBS US REIT, any of the Trust Group Entities, nor any director or officer of the Manager, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities, nor, to the knowledge of the Manager, any of their respective employees, agents, Affiliates (other than those publicly disclosed by Keppel Corporation Limited, an Affiliate of KC) or other persons acting on behalf of any of the foregoing has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered to make, agreed, requested, received, authorized, or taken an act in furtherance of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including officials and employees of any government-owned or controlled entity or of a public international organisation, any political party or party official or candidate for political office, any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or any other person; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law (collectively, the Anti-Bribery Laws). Except as otherwise disclosed, no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager, the Manager US Sub, Keppel-KBS US REIT, any of the Trust Group Entities with respect to Anti-Bribery Laws is pending or, to the knowledge of the Manager, threatened. The Manager, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities have instituted, and maintain and enforce, policies, procedures and controls designed to promote and ensure compliance with all applicable Anti-Bribery Laws;

(fff)

No conflicts with Sanctions Laws. Neither the Manager, the Manager US Sub, Keppel-KBS US REIT, the Trust Group Entities nor any of their respective directors or officers, nor, to the knowledge of the Manager, any of their respective employees, agents, Affiliates or other persons acting on behalf of the foregoing is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (UNSC), the European Union or any of its Member States, Her Majesty’s Treasury (HMT), or other relevant sanctions authority (collectively, Sanctions), nor is the Manager, the Manager US Sub, Keppel-KBS US REIT or any of the Trust Group Entities located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Crimea region of Ukraine and Syria (each, a Sanctioned Country); and the Manager, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities will not directly or indirectly use, or authorize any other person to use, the proceeds of the offering of the Offering Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that causes any of the Joint Bookrunners and Underwriters to violate the Sanctions. The Manager, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities have not, and to the knowledge of the Manager, none of the directors, officers, employees, agents and Affiliates of the foregoing have engaged in, directly or indirectly, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, or that otherwise violates Sanctions; and

(ggg)

Compliance with Money Laundering Laws. The operations of the Manager, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering and terrorism financing statutes of all jurisdictions where the Manager, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the Anti-Money Laundering and Anti-Terrorism Financing Laws) and no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager, the Manager US Sub, Keppel-KBS US REIT and the Trust Group Entities with respect to the Anti-Money Laundering and Anti-Terrorism Financing Laws is pending or, to the knowledge of the Manager, threatened.

3.2	Representations and warranties of the Sponsors

Each of the Sponsors severally represents and warrants to and agrees with each Joint Bookrunner and Underwriter as set forth in this Clause 3.2 (save for those representations and warranties expressly provided to be jointly and severally represented and warranted by KC and KPA), and accepts that the Joint Bookrunners and Underwriters are entering into this Agreement and the Repayment Side Letter in reliance upon each such representation, warranty and undertaking:

(a)	Organisation of Sponsors and their respective subsidiaries.

(i)

(as a representation and warranty of KPA) KPA has been duly organised and is validly existing as a corporation under the laws of Singapore with full power and authority to enter into and perform any of the Transaction Documents to which it is a party and to own or lease, as the case may be, and to operate its assets and properties and conduct its business as described in the Preliminary Prospectus and the Prospectus;

(ii)

(as a representation and warranty of KC) KC has been duly organised and is validly existing as a corporation under the laws of Singapore with full power and authority and has obtained all approvals, licenses, authorisations and consents to enter into and perform any of the Transaction Documents to which it is a party and to own or lease, as the case may be, and to operate its assets and properties and conduct its business as described in the Preliminary Prospectus and the Prospectus;

(iii)

(as a representation and warranty of KPA) KBS SORP has been duly organised and is validly existing as a limited liability company under the laws of the State of Delaware with full power and authority and has obtained all approvals, licenses, authorisations and consents to enter into and perform any of the Transaction Documents to which it is a party;

(iv)

(as a representation and warranty of KC) KCIH has been duly organised and is validly existing as a corporation under the laws of Singapore with full power and authority and has obtained all approvals, licenses, authorisations and consents to enter into and perform any of the Transaction Documents to which it is a party;

(v)

(as a joint and several representation and warranty of both KC and KPA) To the best of the Sponsors’ knowledge after due and careful inquiries, the US Asset Manager has been duly organised and is validly existing as a limited liability company under the laws of the State of Delaware with full power and authority and has obtained all approvals, licenses, authorisations and consents to enter into and perform any of the Transaction Documents to which it is a party;

(vi)

(as a representation and warranty of KPA), KPA and KBS SORP have not taken any action, nor to the knowledge of KPA have any other steps been taken or legal proceedings started or threatened against KPA and/or KBS SORP for their winding up or dissolution, or for either of them to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, provisional liquidator, trustee or similar officer for any of them, or any of their interests, properties, revenues or assets;

(vii)

(as a representation and warranty of KC) KC and KCIH have not taken any action, nor to the knowledge of KC have any other steps been taken or legal proceedings started or threatened against KC and/or KCIH for their winding up or dissolution, or for either of them to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, provisional liquidator, trustee or similar officer for any of them, or any of their interests, properties, revenues or assets;

(viii)

(as a joint and several representation and warranty of both KC and KPA) to the best of the Sponsors’ knowledge after due and careful inquiries, the US Asset Manager have not taken any action, nor to the knowledge of either Sponsor have any other steps been taken or legal proceedings started or threatened against the US Asset Manager for its winding up or dissolution, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, provisional liquidator, trustee or similar officer for it, or any of its interests, properties, revenues or assets;

(b)

The US Asset Manager. (as a joint and several representation and warranty of both KC and KPA) The appointment of the KPA Guarantor and of the US Asset Manager through the KPA Guarantor pursuant to the KBS Management Agreement, (i) has been done in compliance with applicable MAS guidelines on outsourcing, and (ii) to the best of the Sponsors’ knowledge after due and careful inquiries, has been duly authorised and the US Asset Manager has full power and authority to enter into the KBS Management Agreement and has obtained all approvals, licences, authorisations and consents required to execute and perform its obligations thereunder;

(c)

KCI. (as a joint and several representation and warranty of both KC and KPA) The outsourcing of services to KCI by the Manager pursuant to the Keppel Management Agreement (i) has been done in compliance with applicable MAS guidelines on outsourcing, and (ii) has been duly authorised and the Manager and KCI have full power and authority to enter into the Keppel Management Agreement and have each obtained all approvals, licences, authorisations and consents required to execute and perform their respective obligations thereunder;

(d)

Transaction Documents (KC). (as a representation and warranty of KC) Each of the Transaction Documents to which KC or entities within the KC Group are a party to has been duly authorised, executed and delivered by KC and the respective entity within the KC Group, and each of those Transaction Documents to be entered into by KC or entities within the KC Group on the Listing Date will, when executed and delivered by such party, constitute such parties’ valid and legally binding agreements, enforceable in accordance with its terms and each of such Transaction Documents has not been amended or supplemented other than as disclosed in the Preliminary Prospectus and the Prospectus. Each of the Transaction Documents which has been entered into by KC or entities within the KC Group are in full force and effect and there are no material breaches or defaults of these agreements on the part of the counterparties to these agreements. To the knowledge of KC, there is no reason why the transactions described in the Transaction Documents (as applicable) would not be consummated;

(e)

Transaction Documents (KPA). (as a representation and warranty of KPA) Each of the Transaction Documents to which KPA or entities within the KBS Group are a party to has been duly authorised, executed and delivered by KPA and the respective entity within the KBS Group, and each of those Transaction Documents to be entered into by KPA or entities within the KBS Group on the Listing Date will, when executed and delivered by such party, constitute such parties’ valid and legally binding agreements, enforceable in accordance with its terms and each of such Transaction Documents has not been amended or supplemented other than as disclosed in the Preliminary Prospectus and the Prospectus. Each of the Transaction Documents which has been entered into by KPA or entities within the KBS Group are in full force and effect and there are no material breaches or defaults of these agreements on the part of the counterparties to these agreements. To the knowledge of KPA, there is no reason why the transactions described in the Transaction Documents (as applicable) would not be consummated;

(f)

No conflicts of the KC. (as a representation and warranty of KC) None of the execution and delivery of any of the Transaction Documents to which KC or entities within the KC Group are a party to, the consummation of any of the transactions contemplated herein or therein or the fulfilment of the terms hereof or thereof or any other event, constitutes or will constitute an event which entitles any person to require the redemption, repurchase or repayment of any indebtedness of KC, or will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any asset or property belonging to KC, whether with the passage of time or giving of notice or otherwise, in each case pursuant to:

(i)	its Constitution, bylaws or other constitutive documents;

(ii)	the terms of any Document to which KC is a party or bound or to which its assets or properties are subject; or

(iii)

any statute, law, rule, regulation, judgment, order or decree applicable to KC of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over KC or any of its assets and properties, as applicable, except in the case of paragraphs (ii) and (iii) only, where such conflict, breach, violation or imposition would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on KC’s performance of this Agreement;

(g)

No conflicts of the KPA. (as a representation and warranty of KPA) None of the execution and delivery of any of the Transaction Documents to which KPA or entities within the KBS Group are a party to, the consummation of any of the transactions contemplated herein or therein or the fulfilment of the terms hereof or thereof or any other event, constitutes or will constitute an event which entitles any person to require the redemption, repurchase or repayment of any indebtedness of KPA, or will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any asset or property belonging to KPA, whether with the passage of time or giving of notice or otherwise, in each case pursuant to:

(i)	its Constitution, bylaws or other constitutive documents;

(ii)	the terms of any Document to which KPA is a party or bound or to which its assets or properties are subject; or

(iii)

any statute, law, rule, regulation, judgment, order or decree applicable to KPA of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over KPA or any of its assets and properties, as applicable, except in the case of paragraphs (ii) and (iii) only, where such conflict, breach, violation or imposition would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on KPA’s performance of this Agreement;

(h)

No Consents Required by KC. (as a representation and warranty of KC) No consent, approval, authorisation, licence, filing with or order of any court or governmental agency or body (including any consent, approval or authorisation of shareholders of KC) is required by KC in connection with the transactions contemplated by this Agreement or any of the Transaction Documents to which KC is a party (including, without limitation, the execution, delivery and performance thereof), except such as have been obtained and disclosed in the Preliminary Prospectus and the Prospectus and all such consents, approvals, authorisations, licences, filings with or orders of any court or governmental agency or body, as the case may be, are in full force and effect and to the extent that the same is subject to any conditions that are required to be complied with or fulfilled on or before the First Closing Date, that such conditions have been or will be complied with and fulfilled, save for such consents, approvals, authorisations, licences, filings or orders, the lack of which, or failure to comply or fulfil do not, individually or in the aggregate, give rise to a Material Adverse Effect or a material adverse effect on KC’s performance of this Agreement;

(i)

No Consents Required by KPA. (as a representation and warranty of KPA) No consent, approval, authorisation, licence, filing with or order of any court or governmental agency or body (including any consent, approval or authorisation of shareholders of KPA) is required by KPA in connection with the transactions contemplated by this Agreement or any of the Transaction Documents to which KPA is a party (including, without limitation, the execution, delivery and performance thereof), except such as have been obtained and disclosed in the Preliminary Prospectus and the Prospectus and all such consents, approvals, authorisations, licences, filings with or orders of any court or governmental agency or body, as the case may be, are in full force and effect and to the extent that the same is subject to any conditions that are required to be complied with or fulfilled on or before the First Closing Date, that such conditions have been or will be complied with and fulfilled, save for such consents, approvals, authorisations, licences, filings or orders, the lack of which, or failure to comply or fulfil do not, individually or in the aggregate, give rise to a Material Adverse Effect or a material adverse effect on KPA’s performance of this Agreement;

(j)	No Violation by KC. (as a representation and warranty of KC) Neither KC is in, nor is KC aware of any fact or circumstance that may give rise to a, violation or default of the terms of:

(i)	any provision of its Constitution, bylaws or other constitutive documents;

(ii)	any Document to which it is a party or bound or to which its assets or properties is subject; or

(iii)

any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its assets or properties, as applicable, except in the case of paragraphs (ii) and (iii) only, where such event, violation or default would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on KC’s performance of this Agreement;

(k)	No Violation by KPA. (as a representation and warranty of KPA) Neither KPA is in, nor is KPA aware of any fact or circumstance that may give rise to a, violation or default of the terms of:

(i)	any provision of its Constitution, bylaws or other constitutive documents;

(ii)	any Document to which it is a party or bound or to which its assets or properties is subject; or

(iii)

any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its assets or properties, as applicable, except in the case of paragraphs (ii) and (iii) only, where such event, violation or default would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on KPA’s performance of this Agreement;

(l)

No Proceedings involving KC. (as a representation and warranty of KC) No action, suit or litigation, arbitration, investigation or administrative proceeding by or before any court or governmental agency, authority or body or any arbitrator involving KC and its assets and properties is pending or, as far as KC is aware, threatened and to its knowledge, no event has occurred which could reasonably be expected to give rise to any such proceedings that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on KC’s performance of this Agreement, and no order has been made or resolution passed and no petition has been presented for the winding-up of KC or for the appointment of an administrator, provisional supervisor, provisional liquidator or analogous officer;

(m)

No Proceedings involving KPA. (as a representation and warranty of KPA) No action, suit or litigation, arbitration, investigation or administrative proceeding by or before any court or governmental agency, authority or body or any arbitrator involving KPA and its assets and properties is pending or, as far as KPA is aware, threatened and to its knowledge, no event has occurred which could reasonably be expected to give rise to any such proceedings that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on KPA’s performance of this Agreement, and no order has been made or resolution passed and no petition has been presented for the winding-up of KPA or for the appointment of an administrator, provisional supervisor, provisional liquidator or analogous officer;

(n)

No immunity of KC. (as a representation and warranty of KC) None of KC, the entities within the KC Group, their properties, assets or revenues (including, without limitation, the Properties) are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment;

(o)

No immunity of KPA. (as a representation and warranty of KPA) None of KPA, the entities within the KBS Group, their properties, assets or revenues (including, without limitation, the Properties) are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment;

(p)

No Stabilisation. (as a joint and several representation and warranty of both KC and KPA) None of the Sponsors or any person acting on their behalf (other than the Stabilising Manager or any of its Affiliates or other persons acting on behalf of the Stabilising Manager) has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under any applicable law or regulation or otherwise, in the stabilisation or manipulation of the price of any security of Keppel-KBS US REIT (including options in respect of the Units and other securities which are convertible into or exchangeable for those Units and any associated securities) to facilitate the sale or resale of the Units, or which would or might otherwise be reasonably expected to constitute stabilising action or the purpose of which is to create actual, or apparent, active trading in, false or misleading impression as to the market in or value of the Units or to stabilise, manipulate or raise the price of the Units;

(q)

Information Provided on the KC Group. (as a representation and warranty of KC) All information provided, or documents provided, disclosed or made available from time to time by KC, the entities within the KC Group, and their directors, officers and employees in relation to the KC Group only to the Joint Bookrunners and Underwriters or their legal advisers, or to any of the Advisers, Experts or the Reporting Auditors for the purposes of the Offering (including the Verification Notes) or any of their respective reports or letters contained or referred to in the Preliminary Prospectus and the Prospectus or any management representations or documents or other information requested by the Reporting Auditors or Allen & Gledhill LLP or DLA Piper LLP or Sheppard Mullin Richter & Hampton LLP in connection with the provision of any comfort letters (if applicable) and in connection with the legal due diligence reports on the Properties or for the purposes of or in the course of preparation of any application, request or response to the SGX-ST and the MAS or other regulatory authorities or set out in or accompanying the applications to the SGX-ST dated 14 June 2017 and 25 August 2017 for the listing and quotation of the Units, or any other purpose related to the Offering, in each case, as amended, modified or supplemented by any additional material information provided by or on behalf of either Sponsor to the Joint Bookrunners and Underwriters, their legal advisers or any of the Advisers prior to the date of this Agreement or otherwise superseded by information in the Preliminary Prospectus and the Prospectus, are:

(i)	true and accurate in all material respects, and not misleading in any material respect, whether by omission or misstatement in light of the circumstances under which such statement was made; and

(ii)	as regards forecasts or estimates, and statements of opinion, belief, intention or expectation, truly, honestly and reasonably held and given in good faith after due and careful enquiry;

(r)

Information Provided on the KBS Group. (as a representation and warranty of KPA) All information provided, or documents provided, disclosed or made available from time to time by KPA, the entities within the KBS Group, and their directors, officers and employees in relation to the KBS Group only to the Joint Bookrunners and Underwriters or their legal advisers, or to any of the Advisers, Experts or the Reporting Auditors for the purposes of the Offering (including the Verification Notes) or any of their respective reports or letters contained or referred to in the Preliminary Prospectus and the Prospectus or any management representations or documents or other information requested by the Reporting Auditors or Allen & Gledhill LLP or DLA Piper LLP or Sheppard Mullin Richter & Hampton LLP in connection with the provision of any comfort letters and in connection with the legal due diligence reports on the Properties or for the purposes of or in the course of preparation of any application, request or response to the SGX-ST and the MAS or other regulatory authorities or set out in or accompanying the applications to the SGX- ST dated 14 June 2017 and 25 August 2017 for the listing and quotation of the Units, or any other purpose related to the Offering, in each case, as amended, modified or supplemented by any additional material information provided by or on behalf of either Sponsor to the Joint Bookrunners and Underwriters, their legal advisers or any of the Advisers prior to the date of this Agreement or otherwise superseded by information in the Preliminary Prospectus and the Prospectus, are:

(i)	true and accurate in all material respects, and not misleading in any material respect, whether by omission or misstatement in light of the circumstances under which such statement was made; and

(ii)	as regards forecasts or estimates, and statements of opinion, belief, intention or expectation, truly, honestly and reasonably held and given in good faith after due and careful enquiry;

(s)

Preliminary Prospectus and Prospectus (KC). (as a representation and warranty of KC) In relation to information relating to the KC Group contained in the Preliminary Prospectus (as at its date of publication) and the Prospectus (as at its date of publication and each Closing Date) are true and accurate in all material respects, and not misleading in any material respect, whether by omission or misstatement in light of the circumstances under which such statement was made do not, and in the case of any amendment or supplement to the Prospectus as at the date of its publication and the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(t)

Preliminary Prospectus and Prospectus (KPA). (as a representation and warranty of KPA) In relation to information relating to the KBS Group contained in the Preliminary Prospectus (as at its date of publication) and the Prospectus (as at its date of publication and each Closing Date) are true and accurate in all material respects, and not misleading in any material respect, whether by omission or misstatement in light of the circumstances under which such statement was made do not, and in the case of any amendment or supplement to the Prospectus as at the date of its publication and the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(u)

No Registration. (as a joint and several representation and warranty of both KC and KPA) None of the Sponsors, or any of their Affiliates (which for the avoidance of doubt, includes both the Unit Lenders) nor any person acting on any of their behalf (which, for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter) has, directly or indirectly, made or will make offers or sales of any security, or has solicited or will solicit offers to buy, any security under circumstances that would require registration of the Units under the Securities Act. No registration under the Securities Act of the Units is required for the offer and sale of the Units to or by the Joint Bookrunners and Underwriters in the manner contemplated herein and in the Preliminary Prospectus and the Prospectus;

(v)

No Directed Selling Efforts. (as a joint and several representation and warranty of both KC and KPA) None of the Sponsors or any of their Affiliates (which for the avoidance of doubt, includes both the Unit Lenders) nor any person acting on any of their behalf (which, for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter, concerning whom no representation is made) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units;

(w)

No SUSMI. (as a joint and several representation and warranty of both KC and KPA) The Sponsors reasonably believe that there is no “substantial US market interest” (as defined in Regulation S) in the Units or any security in the same class or series of the Units;

(x)

No unlawful payments (KC). (as a representation and warranty of KC) None of KC or any of the entities within the KC Group nor any of their directors or officers nor, to the knowledge of KC, any employee of KC or the entities within the KC Group or any agent, Affiliate acting on behalf of any of the entities within the KC Group (other than those publicly disclosed by Keppel Corporation Limited, an Affiliate of KC) or other person acting on behalf of any of the foregoing has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered to make, agreed, requested, received, authorized, or taken an act in furtherance of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including officials and employees of any government-owned or controlled entity or of a public international organisation, any political party or party official or candidate for political office, any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or any other person; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, any applicable Anti-Bribery Laws. Except as otherwise disclosed, no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving KC or the entities within the KC Group with respect to Anti-Bribery Laws is pending or, to the knowledge of the Manager, threatened. KC and the entities within the KC Group have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Anti-Bribery Laws;

(y)

No unlawful payments (KPA). (as a representation and warranty of KPA) None of KPA or any of the entities within the KBS Group nor any of their directors or officers nor, to the knowledge of KPA, any employee of KPA or the entities within the KBS Group or any agent, Affiliate acting on behalf of any of the entities within the KBS Group or other person acting on behalf of any of the foregoing has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered to make, agreed, requested, received, authorized, or taken an act in furtherance of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including officials and employees of any government-owned or controlled entity or of a public international organisation, any political party or party official or candidate for political office, any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or any other person; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, any applicable Anti-Bribery Laws. Except as otherwise disclosed, no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving KPA or the entities within the KBS Group with respect to Anti-Bribery Laws is pending or, to the knowledge of the Manager, threatened. KPA and the entities within the KBS Group have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Anti-Bribery Laws;

(z)

No conflicts with Sanctions Laws (KC). (as a representation and warranty of KC) None of KC or any of the entities within the KC Group nor any of their directors or officers nor, to the knowledge of KC, any employee of KC or the entities within the KC Group or any agent, Affiliate acting on behalf of any of the entities within the KC Group or other person acting on behalf of any of the entities within the KC Group is currently the subject or the target of any Sanctions, nor is KC or any of the entities within the KC Group located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Sanction Country; and KC will not directly or indirectly use, or authorize any other person to use, the proceeds of the offering of the Offering Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that causes any of the Joint Bookrunners and Underwriters to violate the Sanctions. KC and the entities within the KC Group have not, and to the knowledge of the Manager, none of the directors, officers, employees, agents, and Affiliates acting on behalf of any of the entities within the KC Group have engaged in, directly or indirectly, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, or that otherwise violates Sanctions, and no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving KC or the entities within the KC Group with respect to Sanctions is pending or, to the knowledge of KC, threatened. KC and the entities within the KC Group have instituted, and maintain and enforce, policies, procedures and controls designed to promote and ensure compliance with Sanctions; and

(aa)

No conflicts with Sanctions Laws (KPA). (as a representation and warranty of KPA) None of KPA or any of the entities within the KBS Group nor any of their directors or officers nor, to the knowledge of KPA, any employee of KPA or the entities within the KBS Group or any agent, or Affiliate acting on behalf of any of the entities within the KBS Group or other person acting on behalf of any of the entities within the KBS Group is currently the subject or the target of any Sanctions, nor is KPA or any of the entities within the KBS Group located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Sanction Country; and KPA will not directly or indirectly use, or authorize any other person to use, the proceeds of the offering of the Offering Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that causes any of the Joint Bookrunners and Underwriters to violate the Sanctions. KPA and the entities within the KBS Group have not, and to the knowledge of the Manager, none of the directors, officers, employees, agents, and Affiliates acting on behalf of any of the entities within the KBS Group have engaged in, directly or indirectly, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, or that otherwise violates Sanctions, and no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving KPA or the entities within the KBS Group with respect to Sanctions is pending or, to the knowledge of KPA, threatened. KPA and the entities within the KBS Group have instituted, and maintain and enforce, policies, procedures and controls designed to promote and ensure compliance with Sanctions; and

(bb)

Compliance with Money Laundering Laws (KC). (as a representation and warranty of KC) The operations of KC and the entities within the KC Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering and Anti-Terrorism Financing Laws and no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or KC or any of the entities within the KC Group with respect to the Anti-Money Laundering and Anti-Terrorism Financing Laws is pending or, to the knowledge of either Sponsor, threatened; and

(cc)

Compliance with Money Laundering Laws (KPA). (as a representation and warranty of KPA) The operations of KPA and the entities within the KBS Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering and Anti-Terrorism Financing Laws and no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or KBS or any of the entities within the KBS Group with respect to the Anti-Money Laundering and Anti-Terrorism Financing Laws is pending or, to the knowledge of either Sponsor, threatened.

3.3	Representations and warranties of the Unit Lenders

Each of the Unit Lenders severally represents and warrants to and agrees with each Joint Bookrunner and Underwriter, as follows:

(a)	Organisation of the Unit Lenders.

(i)

(as a representation and warranty of KBS SORP) KBS SORP has been duly organised and is validly existing as a limited liability company under the laws of the State of Delaware with full power and authority and has obtained all approvals, licenses, authorisations and consents to enter into and perform its obligations under this Agreement, Unit Lending Agreement and the Lock-up Letter executed by it, and to carry out the transactions contemplated by them;

(ii)

(as a representation and warranty of KCIH) KCIH has been duly organised and is validly existing as a corporation under the laws of Singapore and has full legal right, power and authority and has obtained all approvals, licenses, authorisations and consents to enter into and perform its obligations under this Agreement, Unit Lending Agreement and the Lock-up Letter executed by it, and to carry out the transactions contemplated by them;

(iii)

(as a representation and warranty of KCIH) KCIH has not taken any action, nor to the knowledge of KCIH have any other steps been taken or legal proceedings started or threatened against any of KCIH for its winding up or dissolution, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, provisional liquidator, trustee or similar officer for it, or any of its interests, properties, revenues or assets; and

(iv)

(as a representation and warranty of KBS SORP) KBS SORP has not taken any action, nor to the knowledge of KBS SORP have any other steps been taken or legal proceedings started or threatened against any of KBS SORP for its winding up or dissolution, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, provisional liquidator, trustee or similar officer for it, or any of its interests, properties, revenues or assets.

(b)

Execution of Agreements by KCIH. (as a representation and warranty of KCIH) Each of the Transaction Documents to which KCIH is a party to has been duly authorised, executed and delivered by KCIH, is in full force and effect and has not been amended or supplemented and constitute valid and legally binding agreement, enforceable in accordance with their respective terms; there shall not have occurred any breach, default or non-compliance by any of the parties thereto of any of their obligations and agreements under such documents and to the knowledge of KCIH, there is no reason why the transactions as described in the relevant Transaction Documents to which KCIH is a party would not be consummated;

(c)

Execution of Agreements by KBS SORP. (as a representation and warranty of KBS SORP) Each of the Transaction Documents to which KBS SORP is a party to has been duly authorised, executed and delivered by KBS SORP, is in full force and effect and has not been amended or supplemented and constitute valid and legally binding agreement, enforceable in accordance with their respective terms; there shall not have occurred any breach, default or non-compliance by any of the parties thereto of any of their obligations and agreements under such documents and to the knowledge of KBS SORP, there is no reason why the transactions as described in the relevant Transaction Documents to which KBS SORP is a party would not be consummated;

(d)

No conflicts of KCIH. (as a representation and warranty of KCIH) None of the execution, delivery and performance of any of the Transaction Documents to which KCIH is a party to, the consummation of any of the transactions contemplated herein or therein, the fulfilment of the terms hereof or thereof or any other event, constitutes or will constitute an event which entitles any person to require the redemption, repurchase or repayment of any indebtedness of KCIH, or will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any asset or property belonging to KCIH, whether with the passage of time or giving of notice or otherwise, in each case pursuant to:

(i)	its Constitution, bylaws or other constitutive documents;

(ii)	the terms of any Document to which KCIH is a party or bound or to which its assets or properties is subject; or

(iii)

any statute, law, rule, regulation, judgment, order or decree (including, without limitation, the Listing Rules) of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority applicable to KCIH or any of its assets and properties, except in the case of paragraphs (ii) and (iii) only, where such conflict, breach violation or imposition would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on KCIH’s performance of this Agreement and the Unit Lending Agreement;

(e)

No conflicts of KBS SORP. (as a representation and warranty of KBS SORP) None of the execution, delivery and performance of any of the Transaction Documents to which KBS SORP is a party to, the consummation of any of the transactions contemplated herein or therein, the fulfilment of the terms hereof or thereof or any other event, constitutes or will constitute an event which entitles any person to require the redemption, repurchase or repayment of any indebtedness of KBS SORP, or will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any asset or property belonging to KBS SORP, whether with the passage of time or giving of notice or otherwise, in each case pursuant to:

(i)	its Constitution, bylaws or other constitutive documents;

(ii)	the terms of any Document to which KBS SORP is a party or bound or to which its assets or properties is subject; or

(iii)

any statute, law, rule, regulation, judgment, order or decree (including, without limitation, the Listing Rules) of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority applicable to KBS SORP or any of its assets and properties, except in the case of paragraphs (ii) and (iii) only, where such conflict, breach violation or imposition would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on any KBS SORP’s performance of this Agreement and the Unit Lending Agreement;

(f)

Preliminary Prospectus and Prospectus (KCIH). (as a representation and warranty of KCIH) The Unit Lenders Information in relation to KCIH only contained in the Preliminary Prospectus (as at the date of its publication) and the Prospectus (as at the date of publication and the Closing Date) were, and in the case of any amendment or supplement to the Prospectus at the date of its publication and the Closing Date will be, true and accurate in all material respects and not misleading in any material respect and that there are no other material facts in relation to KCIH the omission of which would in the context of the offering and sale of Offering Units pursuant to the Public Offer and the Placement Tranche, make any statement relating to KCIH in the Prospectus (and any amendment or supplement to it) or the Preliminary Prospectus (as at their respective dates) misleading in any material respect;

(g)

Preliminary Prospectus and Prospectus (KBS SORP). (as a representation and warranty of KBS SORP) The Unit Lenders Information in relation to KBS SORP only contained in the Preliminary Prospectus (as at the date of its publication) and the Prospectus (as at the date of publication and the Closing Date) were, and in the case of any amendment or supplement to the Prospectus at the date of its publication and the Closing Date will be, true and accurate in all material respects and not misleading in any material respect and that there are no other material facts in relation to KBS SORP the omission of which would in the context of the offering and sale of Offering Units pursuant to the Public Offer and the Placement Tranche, make any statement relating to KBS SORP in the Prospectus (and any amendment or supplement to it) or the Preliminary Prospectus (as at their respective dates) misleading in any material respect;

(h)

No consents required by KCIH. (as a representation and warranty of KCIH) No consent, approval, authorisation, licence, filing with or order of any court or governmental agency or body (including any consent, approval or authorisation of shareholders of KCIH) is required by KCIH in connection with the transactions contemplated by any of the Transaction Documents to which they are a party (including the execution, delivery and performance thereof), except such as have been obtained and disclosed in the Preliminary Prospectus and the Prospectus, and all such consents, approvals, authorisations, licences, filings with or orders of court or governmental agency of body, as the case may be, are in full force and effect and to the extent that the same is subject to any conditions that are required to be complied with or fulfilled on or before the First Closing Date, that such conditions have been complied with and fulfilled, except for such consent, approval, authorisation, licence, filing with or order of any court or governmental agency or body, the lack of which would not, individually or in the aggregate have a Material Adverse Effect or a material adverse effect on KCIH’s performance of this Agreement and the Unit Lending Agreement;

(i)

No consents required by KBS SORP. (as a representation and warranty of KBS SORP) No consent, approval, authorisation, licence, filing with or order of any court or governmental agency or body (including any consent, approval or authorisation of shareholders of KBS SORP) is required by KBS SORP in connection with the transactions contemplated by any of the Transaction Documents to which they are a party (including the execution, delivery and performance thereof), except such as have been obtained and disclosed in the Preliminary Prospectus and the Prospectus, and all such consents, approvals, authorisations, licences, filings with or orders of court or governmental agency of body, as the case may be, are in full force and effect and to the extent that the same is subject to any conditions that are required to be complied with or fulfilled on or before the First Closing Date, that such conditions have been complied with and fulfilled, except for such consent, approval, authorisation, licence, filing with or order of any court or governmental agency or body, the lack of which would not, individually or in the aggregate have a Material Adverse Effect or a material adverse effect on KBS SORP’s performance of this Agreement and the Unit Lending Agreement;

(j)

Authority of Vendor-related Parties. (as a representation and warranty of KBS SORP) The execution of the Portfolio Purchase and Sale Agreement and the sale of the Properties and performance by the Vendors of their obligations under the Portfolio Purchase and Sale Agreement:

(i)

have been duly considered (with legal advice having been received) and approved by the board of directors (or such committee thereof) of KBS SOR, and the board of directors (or such committee thereof) of KBS SOR has the authority to approve the sale of the Properties by the Vendors to Keppel-KBS US REIT without any specific approval from the shareholders of KBS SOR, and the sale of the Properties by the Vendors to Keppel-KBS US REIT is in accordance with the terms of any constitutive documents or Documents of KBS SOR, and complies with all laws and regulations applicable to KBS SOR; and

(ii)

have been duly considered (with legal advice having been received) and approved by the board of directors (or such committee thereof) of KBS BVI, and the board of directors (or such committee thereof) of KBS BVI has the authority to approve the sale of the Properties by the Vendors to Keppel-KBS US REIT without any specific approval from holders of the debt securities issued by KBS BVI, and the sale of the Properties by the Vendors to Keppel-KBS US REIT is in accordance with the terms and conditions of the debt securities issued by KBS BVI or of any constitutive documents or Documents of KBS BVI, and complies with all laws and regulations applicable to KBS BVI and the terms and conditions of the debt securities it issued.

(k)	No violation by KCIH. (as a representation and warranty of KCIH) Neither KCIH is in, nor is KCIH aware of any fact or circumstance that may give rise to, a violation or default of the terms of:

(i)	any provision of its Constitution, bylaws or other constitutive documents;

(ii)	any Document to which it is a party or bound or to which its assets or properties is subject; or

(iii)

any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over its or any of its assets or properties, as applicable, except (with respect to paragraphs (ii) and (iii) only) for such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect and a material adverse effect on KCIH’s performance of this Agreement and the Unit Lending Agreement;

(l)

No violation by KBS SORP. (as a representation and warranty of KBS SORP) Neither KBS SORP is in, nor is KBS SORP aware of any fact or circumstance that may give rise to, a violation or default of the terms of:

(i)	any provision of its Constitution, bylaws or other constitutive documents;

(ii)	any Document to which it is a party or bound or to which its assets or properties is subject; or

(iii)

any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over its or any of its assets or properties, as applicable, except (with respect to paragraphs (ii) and (iii) only) for such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect and a material adverse effect on KBS SORP’s performance of this Agreement and the Unit Lending Agreement;

(m)

No proceedings involving KCIH. (as a representation and warranty of KCIH) No action, suit or litigation, arbitration, investigation or administrative proceeding by or before any court or governmental agency, authority or body or any arbitrator involving KCIH and its assets and properties is pending or, as far as KCIH is aware, threatened and no event has occurred which could reasonably be expected to give rise to any such proceedings that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on KCIH’s performance of this Agreement and the Unit Lending Agreement, and no order has been made or resolution passed and no petition has been presented for the winding-up of KCIH or for the appointment of an administrator, provisional supervisor, provisional liquidator or analogous officer;

(n)

No proceedings involving KBS SORP. (as a representation and warranty of KBS SORP) No action, suit or litigation, arbitration, investigation or administrative proceeding by or before any court or governmental agency, authority or body or any arbitrator involving KBS SORP and its assets and properties is pending or, as far as KBS SORP is aware, threatened and no event has occurred which could reasonably be expected to give rise to any such proceedings that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or a material adverse effect on KBS SORP’s performance of this Agreement and the Unit Lending Agreement, and no order has been made or resolution passed and no petition has been presented for the winding-up of KBS SORP or for the appointment of an administrator, provisional supervisor, provisional liquidator or analogous officer;

(o)

No immunity of KCIH. (as a representation and warranty of KCIH) None of KCIH or its subsidiaries, properties, assets or revenues (including, without limitation, the Properties) are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment.

(p)

No immunity of KBS SORP. (as a representation and warranty of KBS SORP) None of KBS SORP or its subsidiaries, properties, assets or revenues (including, without limitation, the Properties) are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment.

(q)

Over-Allotment Units (KCIH). (as a representation and warranty of KCIH) As at each Option Closing Date, KCIH will have full legal ownership of the Over-Allotment Units as described in the Preliminary Prospectus and the Prospectus and are entitled to deliver its Over-Allotment Units to the Stabilising Manager, as agent of the Joint Bookrunners, in accordance with this Agreement, and the Over-Allotment Units, when (and to the extent) delivered to the Stabilising Manager, will be fully paid and will be delivered free from all Encumbrances, and will be freely transferable;

(r)

Over-Allotment Units (KBS SORP). (as a representation and warranty of KBS SORP) As at each Option Closing Date, KBS SORP will have full legal ownership of the Over-Allotment Units as described in the Preliminary Prospectus and the Prospectus and are entitled to deliver its Over-Allotment Units to the Stabilising Manager, as agent of the Joint Bookrunners, in accordance with this Agreement, and the Over-Allotment Units, when (and to the extent) delivered to the Stabilising Manager, will be fully paid and will be delivered free from all Encumbrances, and will be freely transferable;

(s)

No stabilisation (KCIH): (as a representation and warranty of KCIH) None of KCIH nor any person acting on its behalf (other than the Stabilising Manager or any of its Affiliates or other persons acting on behalf of the Stabilising Manager) has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under any applicable law or regulation or otherwise, in the stabilisation or manipulation of the price of any security of Keppel-KBS US REIT (including options in respect of the Units and other securities which are convertible into or exchangeable for those Units and any associated securities) to facilitate the sale or resale of the Units, or which would or might reasonably be expected to otherwise constitute stabilising action or the purpose of which is to create actual, or apparent, active trading in, false or misleading impression as to the market in or value of the Units or to stabilise, manipulate or raise the price of the Units;

(t)

No stabilisation (KBS SORP): (as a representation and warranty of KBS SORP) None of KBS SORP nor any person acting on its behalf (other than the Stabilising Manager or any of its Affiliates or other persons acting on behalf of the Stabilising Manager) has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under any applicable law or regulation or otherwise, in the stabilisation or manipulation of the price of any security of Keppel-KBS US REIT (including options in respect of the Units and other securities which are convertible into or exchangeable for those Units and any associated securities) to facilitate the sale or resale of the Units, or which would or might reasonably be expected to otherwise constitute stabilising action or the purpose of which is to create actual, or apparent, active trading in, false or misleading impression as to the market in or value of the Units or to stabilise, manipulate or raise the price of the Units;

(u)

Unit Lending Agreement (KCIH). (as a representation and warranty of KCIH) The representations and warranties made by KCIH (whether severally or jointly and severally) in the Unit Lending Agreement are true and correct;

(v)

Unit Lending Agreement (KBS SORP). (as a representation and warranty of KBS SORP) The representations and warranties made by KBS SORP (whether severally or jointly and severally) in the Unit Lending Agreement are true and correct;

(w)

No Registration (KCIH). (as a representation and warranty of KCIH) None of KCIH nor any person acting on any of its behalf (which, for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter) has, directly or indirectly, made or will make offers or sales of any security, or has solicited or will solicit offers to buy, any security under circumstances that would require registration of the Units under the Securities Act. No registration under the Securities Act of the Units is required for the offer and sale of the Units to or by the Joint Bookrunners and Underwriters in the manner contemplated herein and in the Preliminary Prospectus and the Prospectus;

(x)

No Registration (KBS SORP). (as a representation and warranty of KBS SORP) None of KBS SORP nor any person acting on any of its behalf (which, for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter) has, directly or indirectly, made or will make offers or sales of any security, or has solicited or will solicit offers to buy, any security under circumstances that would require registration of the Units under the Securities Act. No registration under the Securities Act of the Units is required for the offer and sale of the Units to or by the Joint Bookrunners and Underwriters in the manner contemplated herein and in the Preliminary Prospectus and the Prospectus;

(y)

No Directed Selling Efforts (KCIH). (as a representation and warranty of KCIH) None of KCIH nor any of its Affiliates nor any person acting on any of their behalf (which, for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter, concerning whom no representation is made) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units;

(z)

No Directed Selling Efforts (KBS SORP). (as a representation and warranty of KBS SORP) None of KBS SORP nor any of its Affiliates nor any person acting on any of their behalf (which, for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter, concerning whom no representation is made) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units;

(aa)

No SUSMI (KCIH). (as a representation and warranty of KCIH) KCIH reasonably believes that there is no “substantial US market interest” (as defined in Regulation S) in the Units or any security in the same class or series of the Units;

(bb)

No SUSMI (KBS SORP). (as a representation and warranty of KBS SORP) KBS SORP reasonably believes that there is no “substantial US market interest” (as defined in Regulation S) in the Units or any security in the same class or series of the Units;

(cc)

No unlawful payments (KCIH). (as a representation and warranty of KCIH) None of KCIH nor any director or officer of KCIH nor, to the knowledge of KCIH, any employee of KCIH or any agent, Affiliate (other than those publicly disclosed by Keppel Corporation Limited, an Affiliate of KC), or other person acting on behalf of KCIH has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered to make, agreed, requested, received, authorized, or taken an act in furtherance any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including officials and employees of any government-owned or controlled entity or of a public international organisation, any political party or party official or candidate for political office, any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or any other person; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, any applicable Anti-Bribery Laws. No action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving KCIH or, to the knowledge of KCIH, its Affiliates with respect to Anti-Bribery Laws (other than those publicly disclosed by Keppel Corporation Limited, an Affiliate of KCIH) is pending or, to the knowledge of the KCIH, threatened. KCIH has instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Anti-Bribery Laws;

(dd)

No unlawful payments (KBS SORP). (as a representation and warranty of KBS SORP) None of KBS SORP nor any director or officer of KBS SORP nor, to the knowledge of KBS SORP, any employee of KBS SORP or any agent, Affiliate (other than those publicly disclosed by Keppel Corporation Limited, an Affiliate of KC), or other person acting on behalf of KBS SORP has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered to make, agreed, requested, received, authorized, or taken an act in furtherance any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including officials and employees of any government- owned or controlled entity or of a public international organisation, any political party or party official or candidate for political office, any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or any other person; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, any applicable Anti-Bribery Laws. No action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving KBS SORP or, to the knowledge of KBS SORP, its Affiliates with respect to Anti-Bribery Laws (other than those publicly disclosed by Keppel Corporation Limited, an Affiliate of KC) is pending or, to the knowledge of the KBS SORP, threatened. KBS SORP has instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Anti-Bribery Laws;

(ee)

No conflicts with Sanctions Laws (KCIH). (as a representation and warranty of KCIH) None of KCIH nor any director or officer of any of KCIH nor, to the knowledge of KCIH, any employee of KCIH or any agent, Affiliate, or other person acting on behalf of KCIH is currently the subject or the target of any Sanctions, nor is KCIH located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Sanction Countries; and KCIH will not directly or indirectly use, or authorize any other person to use, the proceeds of the offering of the Over-Allotment Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity: (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that causes any of the Joint Bookrunners and Underwriters to violate the Sanctions. KCIH has not, and to the knowledge of KCIH, none of the directors, officers, employees, agents, and Affiliates of the foregoing have engaged in, directly or indirectly, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, or that otherwise violates Sanctions;

(ff)

No conflicts with Sanctions Laws (KBS SORP). (as a representation and warranty of KBS SORP) None of KBS SORP nor any director or officer of any of KBS SORP nor, to the knowledge of KBS SORP, any employee of KBS SORP or any agent, Affiliate, or other person acting on behalf of KBS SORP is currently the subject or the target of any Sanctions, nor is KBS SORP located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Sanction Countries; and KBS SORP will not directly or indirectly use, or authorize any other person to use, the proceeds of the offering of the Over-Allotment Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity: (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that causes any of the Joint Bookrunners and Underwriters to violate the Sanctions. KBS SORP has not, and to the knowledge of KBS SORP, none of the directors, officers, employees, agents, and Affiliates of the foregoing have engaged in, directly or indirectly, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, or that otherwise violates Sanctions;

(gg)

Compliance with Money Laundering Laws (KCIH). (as a representation and warranty of KCIH) The operations of KCIH are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering and Anti-Terrorism Financing Laws and no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving KCIH with respect to the Anti-Money Laundering and Anti-Terrorism Financing Laws is pending or, to the knowledge of KCIH, threatened; and

(hh)

Compliance with Money Laundering Laws (KBS SORP). (as a representation and warranty of KBS SORP) The operations of KBS SORP are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering and Anti-Terrorism Financing Laws and no action, suit, proceeding, investigation (where the subject of the investigation has knowledge or reason to know of such investigations), or other written inquiry by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving KBS SORP with respect to the Anti-Money Laundering and Anti-Terrorism Financing Laws is pending or, to the knowledge of KBS SORP, threatened.

3.4	Repetition of representations and warranties

The representations and warranties of the Manager in Clause 3.1, the Sponsors in Clause 3.2 and the Unit Lenders in Clause 3.3 shall be deemed to be repeated by the relevant parties as of the Execution Time and at all times up to and including each Closing Date (including without limitation, the date of the Repayment Side Letter, the Completion Date and at the time immediately prior to closing on each Closing Date. As of the date of any amendments or supplements to the Prospectus prepared by the Manager in accordance with the terms of this Agreement, the representations and warranties of the Manager in Clause 3.1, of the Sponsors in Clause 3.2 and of the Unit Lenders in Clause 3.3, will be true and accurate with respect to the Prospectus as so amended or supplemented as if repeated as at such date.

3.5	Reliance on representations and warranties

Each of the Manager, the Sponsors and the Unit Lenders acknowledge, in respect of itself (and in the case of the Manager, in respect of Keppel-KBS US REIT) that the Joint Bookrunners and Underwriters are entering into this Agreement in reliance on each representation and warranty given by it in this Clause 3.

3.6	Representations and warranties independent

Each representation or warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by any provision of this Agreement or any other representation or warranty.

3.7	Officers’ Certificates

Any Officers’ Certificate signed by any officer of the Manager, the Sponsors and/or the Unit Lenders delivered to the Joint Bookrunners and Underwriters or their counsel shall be deemed a representation and warranty by the Manager, the relevant Sponsor and the relevant Unit Lender, as the case may be, to each Joint Bookrunner and Underwriter as to the matters covered thereby.

4.	UNDERTAKINGS BY THE MANAGER, THE SPONSORS AND THE UNIT LENDERS

4.1	Copies of Prospectus

The Manager will furnish to each Joint Bookrunner and Underwriter and counsels for the Joint Bookrunners and Underwriters, without charge, during the period referred to in Clause 4.3, such number of copies of the Preliminary Prospectus and the Prospectus and any amendments and supplements thereto as they may reasonably request from time to time.

4.2	No amendments

The Manager and each of the Sponsors undertakes that they will not amend or supplement the Preliminary Prospectus or Prospectus without the prior written consent of the Joint Bookrunners and Underwriters (such consent not to be unreasonably withheld or delayed) except as required by applicable law or regulation, rule or directive (including without limitation, the SFA or the Listing Rules) (and in such case, without prejudice to Clauses 3.1(cc), 3.2(m) and 3.3(d) and subject to the prior agreement of the Joint Bookrunners and Underwriters) as to the contents of the amendments or supplements. Neither the consent of the Joint Bookrunners and Underwriters, nor the delivery by any Joint Bookrunner and Underwriter of any such amendment or supplement to offerees or investors, shall constitute a waiver of any of the conditions set forth in Section 4 hereof or waiver of any rights under this Agreement, including termination rights under Clause 8.

4.3	Notice

If at any time prior to the Closing Date, the Manager, any of the Sponsors or any of the Unit Lenders becomes aware that any event has occurred as a result of which:

(a)

Representations and Warranties. Any of the representations and warranties given pursuant to Clause 3.1 or Clause 3.2 or Clause 3.3 would be untrue or incorrect as if such representations and warranties had been made or given at such time; or

(b)	Prospectus.

(i)

any statement of fact contained in the Preliminary Prospectus or the Prospectus (as then amended or supplemented) would not be true and accurate in all material respects or is misleading in any material respect;

(ii)

the Preliminary Prospectus or the Prospectus (as then amended or supplemented) would not contain all information investors and their professional advisers would reasonably require and reasonably expect to find there, or that is necessary to enable investors and their professional advisers to make an informed assessment of the merits and risks of an investment in Keppel-KBS US REIT, including without limitation the assets and liabilities, financial position, profits and losses and prospects of Keppel-KBS US REIT and the Trust Group Entities and of the rights attached to the Units;

(iii)

any information would be omitted from the Preliminary Prospectus or the Prospectus (as then amended or supplemented) which might be necessary in order to make the statements in the Preliminary Prospectus or the Prospectus (as then amended or supplemented and as the case may be) not misleading in any material respect or which, in the context of the offering and sale of Units pursuant to the Offering, would be material for disclosure in the Preliminary Prospectus or the Prospectus (as the case may be); or

(iv)

if it shall be necessary to amend or supplement the Prospectus, to comply with applicable law or regulation, rule or directive (including without limitation, the SFA, the CIS Regulations, the Code and the Listing Rules) by any governmental, supervisory or administrative bodies or agencies (including without limitation the SGX-ST and MAS); or

(c)

Breach. Any of the Manager, the Sponsors or the Unit Lenders has failed to comply with any of its undertakings under this Agreement or breached in any material respect an obligation it has under a Transaction Document, or if any of the conditions set out in Clauses 7.3 and 7.4 are not, or will not be fulfilled by the First Closing Date and the relevant Option Closing Date (as the case may be), then the Manager (on behalf of the Trustee and itself), the relevant Sponsor or the relevant Unit Lender, as the case may be, will promptly upon becoming aware of such failure:

(i)	notify the Joint Bookrunners and Underwriters of any such event or circumstance in writing;

(ii)

in the case of the Manager only, subject to the requirements of Clause 4.2, with respect to Clause 4.3(b) prepare an amendment or supplement that will correct such statement or omission or effect such compliance;

(iii)

in the case of the Manager only, supply any supplemented or amended Prospectus to the Joint Bookrunners and Underwriters, and the counsel for the Joint Bookrunners and Underwriters without charge in such quantities as they may reasonably request; and

(iv)	take such other steps as may be reasonably requested by the Joint Bookrunners and Underwriters to publicise the same.

Without prejudice to the generality of this Clause 4.3, each of the Manager, the Sponsors and the Unit Lenders undertakes to the Joint Bookrunners and Underwriters that they will not knowingly do or omit to do any act or thing which would render any of the warranties, agreements, or undertakings given pursuant to Clause 3 of this Agreement to be untrue or incorrect, or breached.

4.4	Qualifications

The Manager (on behalf of Keppel-KBS US REIT) will arrange, if necessary, for the qualification of the Units for sale by the Joint Bookrunners and Underwriters under the laws of such jurisdictions as the Manager (on behalf of Keppel-KBS US REIT) and the Joint Bookrunners and Underwriters may agree and will maintain such qualifications in effect so long as required for the sale of the Units. However, in no event shall the Manager be obliged to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Manager (on behalf of Keppel-KBS US REIT) will promptly advise the Joint Bookrunners and Underwriters of the receipt by the Manager of any notification with respect to the suspension or withdrawal of the qualification of the Units for subscription or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

4.5	No actions which would require registration of Units

None of the Manager, the Sponsors, the Unit Lenders, any of their respective Affiliates, nor any person acting on its or their behalf (which, for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration or (subject to Clause 4.4) qualification of the Units in any jurisdiction outside Singapore, including registration under the Securities Act.

4.6	No directed selling efforts

None of the Trustee, the Manager, the Sponsors, the Unit Lenders or any of their Affiliates, nor any person acting on its or their behalf (which for the avoidance of doubt, shall not include any Joint Bookrunner and Underwriter) will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units.

4.7	Listing, clearance and settlement

The Manager will:

(a)

Cause Listing. Use its best endeavours to cause the Listing of the Units from 2 p.m. on the First Closing Date, and will procure that any conditions in the ETL Letter that are required to be complied with and fulfilled by each of them (as the case may be) before the First Closing Date, are so complied with and fulfilled;

(b)

Maintain Listing. Use their best endeavours to maintain such Listing and if they are unable to do so, having used such endeavours, the Manager shall use all reasonable endeavours to obtain and maintain a listing for the Units on one or more other alternative stock exchanges as the Manager (on behalf of Keppel-KBS US REIT), with the approval of the Joint Bookrunners and Underwriters may decide; and

(c)

Clearance and Settlement. Co-operate with the Joint Bookrunners and Underwriters and use its best endeavours to cause the Units to become eligible for clearance and settlement through CDP from the First Closing Date.

4.8	Lock-ups

(a)

Each of the Manager, KC, KCIH and KBS SORP severally agrees to execute and deliver, to the Joint Bookrunners and Underwriters their respective Lock-up Letters and to comply with and procure the compliance with the same.

(b)

Each of the Manager, the Sponsors and the KPA Guarantor severally agrees to procure the execution and delivery to the Joint Bookrunners and Underwriters of the Lock-up Letter by KBS SOR, KBS SOLP and KBS BVI.

4.9	Further undertakings

Each of the Manager, the Sponsors and the Unit Lenders undertakes and covenants as follows:

(a)

to not amend any of the terms of the Relevant Entities Subscription Agreements without the written consent of all the Joint Bookrunners and Underwriters (such consent not to be unreasonably withheld or delayed);

(b)

(in the case of the Manager only) to not waive any breach by either of KBS SOLP or KCIH of the terms of the KBS Subscription Agreement and the KCIH Subscription Agreement respectively without the written consent of all the Joint Bookrunners and Underwriters (such consent not to be unreasonably withheld or delayed);

(c)

to not terminate any of the Relevant Entities Subscription Agreements or take any action which might jeopardise the existence, or enforceability of any of the terms, of the Relevant Entities Subscription Agreements without the written consent of all the Joint Bookrunners and Underwriters (such consent not to be unreasonably withheld or delayed);

(d)

that it shall not breach any of its obligations and it shall duly and promptly perform its obligations under this Agreement and each of the Transaction Documents to which it is a party, and to procure the performance of the relevant entities’ obligations under the Portfolio Sale and Purchase Agreement;

(e)

to procure that non-voting, fixed coupon preferred stock shall be issued by each of the Parent US REIT and the Sub-US REITs to more than 100 individuals who shall not be related to the Manager, KC, KPA or their respective Affiliates no later than 31 January 2018, and to procure that all common shares of each of the Lower Tier Sub-US REITs shall be held solely by the Upper Tier Sub-US REIT and all the common shares of the Upper Tier Sub-US REIT shall be held solely by the Parent U.S. REIT as described in the Preliminary Prospectus and the Prospectus immediately following the issue of such non-voting, fixed coupon preferred stock;

(f)

to procure the issue of the title insurance policies in the form of the Proforma Title Insurance Policies (which shall provide coverage for a Property up to the amount of consideration paid or payable to the applicable Vendor and which shall only be subject the Title Insurance Exceptions) by the Title Insurance Company;

(g)

to promptly notify the Joint Bookrunners and Underwriters of all communications (written or oral) between the Manager (or any person acting on its behalf, including any legal counsel), KC (or any person acting on its behalf, including any legal counsel) and/or KPA (or any person acting on its behalf, including any legal counsel) in respect of or relating to (a), (b) or (c) of this Clause 4.9; and

(h)

(in the case of the Manager only) to diligently pursue and enforce its rights under the Relevant Entities Subscription Agreements, including without limitation, if requested by any Joint Bookrunner and Underwriter, claiming for specific performance under the Relevant Entities Subscription Agreements. In pursuing or enforcing its rights under the Relevant Entities Subscription Agreements, the Manager shall act in accordance with the reasonable instructions of the Joint Bookrunners and Underwriters.

4.10	Cornerstone Subscription Agreements

The Manager undertakes and covenants that it:

(a)

shall not amend any of the terms of the Cornerstone Subscription Agreements without the written consent of all the Joint Bookrunners and Underwriters (such consent not to be unreasonably withheld or delayed);

(b)

shall not waive any breach by any Cornerstone Investor of the terms of the Cornerstone Subscription Agreement without the written consent of all the Joint Bookrunners and Underwriters (such consent not to be unreasonably withheld or delayed);

(c)

shall not terminate the Cornerstone Subscription Agreements or take any action which might jeopardise the existence, or enforceability of any of the terms, of the Cornerstone Subscription Agreements without the written consent of all the Joint Bookrunners and Underwriters (such consent not to be unreasonably withheld or delayed;

(d)	shall not breach any of its obligations and it shall duly and promptly perform its obligations under the Cornerstone Subscription Agreements;

(e)

shall promptly notify the Joint Bookrunners and Underwriters of all written communications between the Manager (or any person acting on its behalf, including any legal counsel) and the Cornerstone lnvestor (or any person acting on its behalf, including any legal counsel) in respect of or relating to amendment or waiver of any terms of the Cornerstone Subscription Agreements or termination of the Cornerstone Subscription Agreements; and

(f)

shall diligently pursue and enforce its rights under the Cornerstone Subscription Agreements, including without limitation, if requested by any Joint Bookrunner and Underwriter, claiming for specific performance under the Cornerstone Subscription Agreements. In pursuing or enforcing its rights under the Cornerstone Subscription Agreements, the Manager shall act in accordance with the reasonable instructions of the Joint Bookrunners and Underwriters. The Manager shall, at the request of the Joint Bookrunners and Underwriters, to the extent permitted under law, assign its rights under the Cornerstone Subscription Agreements to the Joint Bookrunners and Underwriters.

4.11	No stabilisation

(a)

None of the Manager, KC, KPA, KCIH, KBS SOLP, KBS SORP, the KPA Guarantor or any of their respective Affiliates or any person acting on its behalf (other than the Stabilising Manager or any of its Affiliates or other persons acting on behalf of the Stabilising Manager), will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result, under any applicable law or regulation or otherwise, in stabilisation or manipulation of the price of any security of Keppel-KBS US REIT (including the Units, options in respect of the Units and other securities which are convertible into or exchangeable for Units) to facilitate the sale or resale of the Units, or which would or might otherwise constitute stabilising action or the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Units. For the avoidance of doubt, the Stabilising Manager may, on behalf of the Joint Bookrunners and Underwriters, engage in transactions which stabilise the market price of the Units.

(b)	(i)

The Manager will, on the date of this Agreement, execute and deliver the Stabilising Manager Appointment Letter (such letter to be in form and substance compliant with applicable law as set out in Schedule 6) to the Stabilising Manager, for the Stabilising Manager to deliver to the SGX-ST;

(ii)

The Manager and each of the Unit Lenders will, (i) as soon as practicable before the First Closing Date, deliver to the Stabilising Manager a list in writing of all their associates (as defined in Section 4(6) of the SFA and for the purpose of Regulation 3A(8) of the Securities and Futures (Market Conduct) (Exemptions) Regulations 2006 of Singapore) as of the date of its notice to the Stabilising Manager (being a date after the date of this Agreement), and (ii) thereafter, and from time to time up to the last day on which the Over-allotment Option may be exercised, deliver to the Stabilising Manager an updated list of any other persons who become their associates after the date of the earlier notice to the Stabilising Manager; and

(iii)

The Manager and each of the Unit Lenders will not, and will procure that their respective associates (as defined for the purposes of Regulation 3A(8) of the Securities and Futures (Market Conduct) (Exemptions) Regulations 2006) will not, directly or indirectly, effect any sell order of the Units through the Stabilising Manager for the period commencing the date of the commencement of dealing in the Units on the SGX-ST and expiring on the Option Closing Date.

4.12	Use of Proceeds

The Manager and Keppel-KBS US REIT will apply the net proceeds from the sale of the Units as described in the Preliminary Prospectus and the Prospectus and will not directly or indirectly use such proceeds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity:

(i)	to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of the Sanctions,

(ii)	to fund or facilitate any activities of or business in any Sanctioned Country,

(iii)	in any other manner that causes any person, including the Joint Bookrunners and Underwriters, to violate the Sanctions, or

(iv)	in any manner that violates Anti-Money Laundering and Anti-Terrorism Financing Laws or Anti-Bribery Laws,

and the Manager further covenants not to engage, directly or indirectly, in any other activities that would cause any of the Joint Bookrunners and Underwriters to violate the Sanctions.

4.13	Assistance

The Manager and the Sponsors will co-operate to give all such assistance and provide all such information as the Joint Bookrunners and Underwriters may reasonably require in connection with the making and implementation of the Offering in accordance with the arrangements contemplated by this Agreement.

4.14	No announcements

None of the Manager, KC, KPA or any of their respective affilaites shall make any announcement in relation to the Offering from the Execution Time up to (and including) the later of the First Closing Date or the Option Closing Date, if the Over-Allotment Option is exercised, without the prior approval of the Joint Bookrunners and Underwriters (such approval not to be unreasonably withheld or delayed), except where such announcement is required by applicable law or regulations or the Listing Rules, and in such event, such announcement shall be made with the prior consultation of the Joint Bookrunners and Underwriters. None of the Manager, KC, KPA or their respective Affiliates shall make any announcement in relation to the Offering for the period from the date following the First Closing Date or the Option Closing Date, if the Over-Allotment Option is exercised until the date falling 90 days from the First Closing Date or the Option Closing Date, if the Over-Allotment Option is exercised without consulting the Joint Bookrunners and Underwriters prior to publicising such announcement.

4.15	Compliance with Laws

The Manager, the Sponsors and the Unit Lenders each undertake to comply, in all material respects, with all the applicable provisions of the SFA, the Code, the CIS Regulations, the on-going requirements of the relevant laws of the United Kingdom implementing the AIFMD, the Listing Rules and all other requirements of the SGX-ST and all other applicable statutes, governmental regulations and laws.

4.16	Selling restrictions

Each of the Manager, KC, KPA and their respective Affiliates has complied and will comply with the restrictions in connection with the Offering as set forth in the section titled “Plan of Distribution — Distribution and Selling Restrictions” in the Preliminary Prospectus and the Prospectus.

4.17	No public offering

None of the Manager, KC, KPA or their respective affiliates will take any action to permit a public offering of the Offering Units or distribute the Preliminary Prospectus or the Prospectus or any relevant application forms for the Offering Units or other material relating to the Offering in any country or jurisdiction except in Singapore or any other country or jurisdiction where such offering or distribution is permitted.

4.18	Compliance with US Tax Code

The Manager shall act in good faith to cause the Parent US REIT and each of the Sub-US REITs to continue to qualify as “real estate investment trusts” pursuant to sections 856 through 860 of the US Tax Code from the completion of the Acquisitions.

4.19	No competition

None of the Manager, the Sponsors or their respective Affiliates will, from the date of this Agreement until the earliest of:

(a)	30 days from the last Option Closing Date; and

(b)	the date this Agreement is terminated in accordance with Clause 8.1,

launch any other real estate-related equity offerings listed on the SGX-ST (except those which relates to entities or real estate investment trusts or business trusts which are already listed on the SGX-ST and of which the constitution of the board of directors are in compliance with the listing rules of the SGX-ST) which might, in the reasonable opinion of the Joint Bookrunners, have a material adverse effect on the Offering, and Underwriters, without the prior written consent of the Joint Bookrunners and Underwriters (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, with respect only to Sponsors, this provision shall exclude entities which are not subsidiaries, direct or indirect, of any of the Sponsors.

4.20	Additional KPA Undertakings

KPA further undertakes to the Joint Bookrunners and Underwriters, for the period until 30 September 2018 (the Lockup Period), as follows:

(a)	Except as provided below, KPA shall not create or allow to exist any Encumbrance on any of its assets.

(b)	KPA shall not, without the written consent of the Joint Bookrunners and Underwriter:

(i)	sell, transfer or otherwise dispose of any of its assets;

(ii)	factor, sell, transfer or otherwise dispose of any of its receivables on recourse terms

(iii)	enter into or permit to subsist any title retention arrangement in relation to any of its assets;

(iv)	create or allow to subsist any Encumbrance over any of its assets or any guarantee in respect of any obligation of any person;

(v)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(vi)	enter into any other arrangement having a similar effect.

(c)

KPA will procure that KC remits US$13.0 million of the KPA Payment to the KPA Lock-up Account on such date when the KPA Payment is due to be made to KPA. Subject to Clause 4.20(d), KPA agrees that any withdrawals from the Lock-up Account on or prior the last day of the Lockup Period shall be authorised by two signatories, one being a representative appointed by DBS Bank Ltd., and the other being a representative appointed by KPA. All interests accrued in the Lock-up Account shall belong to KPA, and the interest shall be equivalent to the fixed deposit rates of DBS Bank Ltd. for an equivalent period.

(d)

KPA undertakes that it shall not, without the prior written consent of the Joint Bookrunners and Underwriter, transfer or procure the transfer of any amount in the KPA Lock-up Account to any party during the Lockup Period, except for US$1.0 million which the Joint Bookrunners and Underwriters agree can be transferred out of the KPA Lock-up Account at any time after 30 June 2018.

4.21	KC Undertakings

KC further undertakes to the Joint Bookrunners and Underwriters that it shall pay US$13.0 million of the KPA Payment to the KPA Lock-up Account on such date when the KPA Payment is due to be made to KPA.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS BY THE JOINT BOOKRUNNERS AND UNDERWRITERS

5.1	Selling Restrictions

Each Joint Bookrunner and Underwriter, severally (and not jointly or jointly and severally), represents and warrants to and agrees with the Manager that subject to the compliance by the Manager and each of the Sponsors of their respective representations and warranties in this Agreement, it has complied and will comply with the restrictions set forth in the section titled “Plan of Distribution—Distribution and Selling Restrictions” in the Preliminary Prospectus and the Prospectus in connection with the Offering and sale of Offering Units pursuant to the Public Offer and the Placement Tranche.

5.2	Representations and warranties

Each Joint Bookrunner and Underwriter severally (and not jointly or jointly and severally), represents and warrants to and agrees with the Manager and each of the Sponsors that:

(a)	it has the requisite power and authority to enter into and perform this Agreement;

(b)

this Agreement constitutes its valid and legally binding obligations in accordance with its terms (subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity); and

neither it, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Units.

6.	COMMISSIONS, COSTS AND EXPENSES

6.1	Fees payable by the Manager, the Sponsors and the Unit Lenders

(a)

Financial Adviser Fee. The Manager (failing whom, the Sponsors (on a joint and several basis)) shall pay, or direct the Trustee to pay, to DBS in its role as the Sole Financial Adviser and Issue Manager in connection with the Offering related structuring services (excluding, for the avoidance of doubt, the sale and purchase of the securities under this Agreement), a financial adviser’s fee as separately agreed between the DBS, the Manager and the Sponsors in writing;

(b)

Underwriting, Selling and Management Commission on the Offering Units and Cornerstone Units. The Manager (failing whom, the Sponsors (on a joint and several basis)) shall pay, or direct the Trustee to pay:

(i)

to the Joint Bookrunners and Underwriters (other than Citi) an underwriting, selling and management fee of 1.9% of the Offering Price multiplied by the aggregate number of Offering Units and Cornerstone Units (and together with any GST payable thereon), in the proportion set forth opposite each such Joint Bookrunner and Underwriter’s name in Column 1 of Schedule 1; and

(ii)

to Citi an underwriting, selling and management fee as separately agreed between Citi, the Manager and the Sponsors in writing, which shall not exceed 1.9% but which shall not be lower than 0.9% of the Offering Price multiplied by the aggregate number of Offering Units and Cornerstone Units (and together with any GST payable thereon), in the proportion set forth opposite Citi in Column 1 of Schedule 1;

(c)

Underwriting, Selling and Management Commission on the Over-Allotment Units. The Manager (failing whom, the Sponsors (on a joint and several basis)) shall pay, or direct the Trustee to pay, to the Joint Bookrunners and Underwriters an underwriting, selling and management fee of 1.9% of the Offering Price multiplied by the aggregate number of Over-Allotment Units for which such Over-Allotment Option has been exercised (and together with any GST payable thereon), in the proportion set forth opposite each such Joint Bookrunner and Underwriter’s name in Schedule 1;

(d)

Incentive Fee on the Offering Units and Cornerstone Units. The Manager may at its sole discretion pay, or direct the Trustee to pay, to the Joint Bookrunners and Underwriters an incentive fee of up to 0.3% of the Offering Price multiplied by the aggregate number of Offering Units and Cornerstone Units (and together with any GST payable thereon), in such amounts and in such proportion among the Joint Bookrunners and Underwriters as may be determined by the Manager in its sole discretion; and

(e)

Incentive Fee on the Over-Allotment Units. The Manager may at its sole discretion pay, or direct the Trustee to pay, to the Joint Bookrunners and Underwriters an incentive fee of up to 0.3% of the Offering Price multiplied by the aggregate number of Over-Allotment Units (and together with any GST payable thereon), in such proportion among the Joint Bookrunners and Underwriters as may be determined by the Unit Lender in its sole discretion.

Without prejudice to the obligations of the Manager and the Sponsors (as the case may be) under this Clause 6, unless previously paid by the Manager or the Sponsors, the equivalent in United States dollars (as determined by the Joint Bookrunners and Underwriters) of any amount due under Clauses 6.1(a) and 6.1(b) may be deducted from the Offering Proceeds to be paid to the Trustee for Keppel-KBS US REIT on the First Closing Date in accordance with Clauses 7.2(a). The amount due under Clause 6.1(c) and incentive fees under Clauses 6.1(d) and 6.1(e) shall be paid to the Joint Bookrunners and Underwriters within 45 days of the First Closing Date or such other date as may be agreed between the Joint Bookrunners and Underwriters, the Manager and the Sponsors.

6.2	Keppel-KBS US REIT’s costs and expenses

Regardless whether closing occurs on the First Closing Date, the Manager will pay or cause the Trustee to pay and/or reimburse (as the case may be) (failing such payment and/or reimbursement, the Sponsors shall pay and/or reimburse) all the costs, charges and expenses whether incurred directly or indirectly (plus any applicable GST or value added tax):

(a)

Professional Advisers. Of the legal, accountancy and other professional advisers instructed by the Manager, the Trustee, the KC Group and/or the KBS Group in connection with the Offering, including those of Allen & Gledhill LLP, DLA Piper LLP, Sheppard Mullin Richter & Hampton LLP, the Reporting Auditor, Cushman & Wakefield of Illinois, Inc. and JLL Valuation & Advisory Services, LLC incurred in connection with the Offering;

(b)	Trustee. Of the preparation of the Trust Deed, the issuance thereunder of the Units and the fees and expenses of the Trustee;

(c)	Transaction Documents. In connection with the preparation and execution of the other Transaction Documents;

(d)

Offering Documents. Of the preparation, printing, reproduction, delivery (including postage, airfreight charges and charges for counting and packaging) of the Preliminary Prospectus and the Prospectus, and each amendment or supplement thereto, in such number as may be reasonably requested for use in connection with the offering and sale of the Units;

(e)

Marketing logistics. In association with the expenses relating to the marketing the Offering and the Cornerstone Subscription Agreements (including, without limitation, roadshow transportation and other costs and expenses incurred by or on behalf of the representatives of the Managers in connection with the presentation to investors (including cornerstone investors));

(f)

Qualification. In connection with any registration or qualification of the Units for offer, subscription and sale under the laws of any jurisdiction (pursuant to Clause 4.4 (including filing fees and the reasonable fees and expenses of counsel for the Joint Bookrunners and Underwriters relating to such registration and qualification)) where such Units are offered or sold;

(g)	SGX-ST and MAS. In connection with admission of the Units to the Official List of the SGX-ST and any filings or registration requirements by the MAS;

(h)	Participating Banks. Of the fees and expenses of the Participating Banks through which applications for the Public Offer are made through the automated teller machines of the Participating Banks;

(i)

Taxes and Duties. Of all stamp, registrations, transfer and other similar taxes, duties fees and charges (including any interest and penalties thereon or in connection therewith) arising under the laws of Singapore or any other jurisdiction where the Manager and the Joint Bookrunners and Underwriters have agreed the Units may be offered and sold in connection with the issue of and subscription for the Units contemplated hereby other than such taxes, duties, fees and charges as are payable by subscribers or purchasers of Units through or from any Joint Bookrunners and Underwriter; and

(j)

Other. Otherwise incurred by the Trustee, the Manager, any of the Sponsors or the Unit Lenders and incidental to the performance by them of their obligations under this Agreement and not otherwise specifically provided for in this Clause 6.2.

Unless previously paid by the Trustee, the Manager or the Sponsors, the equivalent in United States dollars (as reasonably determined by the Joint Bookrunners and Underwriters and notified in advance to the Manager) of any amount due under this Clause 6.2 may be deducted from the Offering Proceeds to be paid to the Trustee for Keppel-KBS US REIT on the First Closing Date (provided that any marketing or promotional expenses not permitted to be so deducted pursuant to the Code shall be paid by the Manager to the Joint Bookrunners and Underwriters on the First Closing Date).

6.3	Joint Bookrunners and Underwriters’ expenses

Whether or not there is closing on the First Closing Date, the Manager will pay or cause the Trustee to pay and/or reimburse (as the case may be) (failing such payment and/or reimbursement, the Sponsors (on a joint and several basis) shall be liable to pay and/or reimburse each of the Joint Bookrunners and Underwriters) within 14 days after demand all out-of-pocket costs and expenses properly incurred in connection with the Offering, including but not limited to:

(a)

Professional Advisers. the fees and expenses of third party advisers, including Allen & Overy LLP and other advisers engaged for the purposes of advising on applicable selling restrictions in connection with the Offering, incurred by the Joint Bookrunners and Underwriters in connection with the Offering (for the avoidance of doubt, such fees and expenses also includes those incurred in connection with the Repayment Side Letter and the transactions contemplated thereunder);

(b)

Marketing Logistics. the costs and expenses incurred by the Joint Bookrunners and Underwriters in connection with the Offering and the Cornerstone Subscription Agreements, including, without limitation, all travel and accommodation expenses, all roadshow expenses, document production costs, translation fees courier costs, advertising and promotion expenses, ratings agency fees, accounting fees, registration and listing fees and expenses, all printing costs in connection with the Offering and the Cornerstone Subscription Agreements, all costs and expenses incurred by the Joint Bookrunners and Underwriters in connection with preparing, reviewing and publishing the “tombstone”, the pre-deal investor education costs, costs incurred in connection with the cornerstone subscription process and the costs of any other marketing, advertising and any other announcement permitted by applicable law in relation to the Offering and the Cornerstone Subscription Agreements (for the avoidance of doubt, such costs and expenses also includes those incurred in connection with the Repayment Side Letter and the transactions contemplated thereunder);

(c)	Acquisitions. Any amounts and costs incurred in relation to any funding to facilitate the completion of the Acquisitions pursuant to the Repayment Side Letter;

(d)	Taxes and Duties. any taxes, duties, fees and charges which are payable by the Manager (or Keppel-KBS US REIT) but which are charged to the Joint Bookrunners and Underwriters;

(e)

Keppel-KBS US REIT’s Costs and Expenses. Any costs and expenses incurred in connection with the Offering and Cornerstone Subscription Agreements which are payable by the Manager (or Keppel-KBS US REIT) but which are charged to the Joint Bookrunners and Underwriters;

(f)	Remittance. any charges or fees levied on the remittance of moneys by the Joint Bookrunners and Underwriters, the Trustee, the Manager or Keppel-KBS US REIT (as the case may be); and

(g)	Other. all other costs and expenses which are incurred by the Joint Bookrunners and Underwriters with the prior approval of the Manager.

Unless previously paid by the Trustee or the Manager, the equivalent in United States dollars (as determined by the Joint Bookrunners and Underwriters) of any amount due, or which the Joint Bookrunners and Underwriters estimate will be due (such estimate having been agreed between the Manager and the Joint Bookrunners and Underwriters) under this Clause 6.3 will be deducted from the Offering Proceeds paid to the Trustee on the First Closing Date.

6.4	Gross-up

All payments made by the Manager, the Trustee, KC or KPA, as the case may be, under this Clause 6 and Clause 9 shall be made gross, free of any right of counterclaim or set off and without deduction or withholding of any kind other than any deduction or withholding required by law, provided that if the Manager, the Trustee, KC or KPA, as the case may be, makes a deduction or withholding required by law, the sum due to the Joint Bookrunners and Underwriters or any of them from the Manager, the Trustee, KC or KPA, as the case may be, shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the relevant Joint Bookrunner(s) and Underwriter(s) receive a sum equal to the sum it/they would have received had no deduction or withholding been made. The Joint Bookrunners and Underwriters agree that all invoices to be issued by them to the Manager, the Trustee, KC or KPA, as the case may be, shall be issued by their respective Singapore offices.

6.5	Goods and Services Tax

All amounts set out in this Clause 6 are exclusive of GST or any other tax or other levies imposed in connection with the Joint Bookrunners and Underwriters’ obligations pursuant to this Agreement. Any GST or other levies now or hereafter imposed by law or required to be paid in respect of any moneys payable to or received or receivable by the Joint Bookrunners and Underwriters or any of them pursuant to this Agreement shall (except to the extent prohibited by law) be borne and paid by the Trustee (failing which, the Manager, and failing which, the Sponsors (on a joint and several basis) shall liable to pay).

6.6	Brokerage fees

The Manager and the Sponsors agree that other than the fees and commissions referred to in Clause 6.1, the Joint Bookrunners and Underwriters may charge any brokerage or other similar fees up to one per cent. of the Offering Price per Unit in respect of the issue, sale or re-sale of the such number of Offering Units (including the Cornerstone Units) set forth against the name of each Joint Bookrunner and Underwriter in Schedule 1 and any GST or other levies now or hereafter imposed by law, save that no brokerage or fees will be charged to Keppel-KBS US REIT, the Manager and the Sponsors under this Agreement.

6.7	Repayment Side Letter

Without prejudice to the obligations of the Manager under this Clause 6, the Manager acknowledges and agrees that any amount due and owing (including principal, interests and fees accrued thereof and all out-of-pocket costs and expenses) under the Repayment Side Letter may be deducted from the Offering Proceeds to be paid to the Trustee for Keppel-KBS US REIT on the First Closing Date in accordance with Clauses 7.2(a).

7.	CLOSING AND CONDITIONS

7.1	Closing

(a)

Subject to the fulfilment of the conditions set out in Clause 7.3, the closing of the subscription for the Offering Units and the sale and purchase of any Over-Allotment Units in respect of which the First Closing Date has been designated as the Option Closing Date shall take place at 10.00 a.m. (Singapore time) (or such other time as the parties hereto may agree) on the First Closing Date. The closing of the sale and purchase of any Over-Allotment Units in respect of which the Over-Allotment Option has been exercised and in respect of which the First Closing Date has not been designated as the Option Closing Date therefore shall take place at 3.00 p.m. (Singapore time) (or such other time as the parties hereto may agree) on the Option Closing Date designated in the notice of such exercise.

(b)

The Manager (in the case of the Offering Units), the Unit Lender (in the case of the Over-Allotment Units), the Sponsors and the Joint Bookrunners and Underwriters may agree to postpone any Closing Date (in the case of Offering Units) or Option Closing Date (in the case of Over-Allotment Units) to another date being (in relation to that Closing Date) a date failing not more than 20 Business Days after the date originally designated as such Closing Date, and (in relation to any Option Closing Date) a date falling not more than two Business Days after the date originally designated as such Option Closing Date, whereupon all other references herein to such Closing Date or Option Closing Date (as the case may be) shall be construed as being to that later date.

7.2	Payment and delivery

(a)

Delivery of the Units shall be made to the CDP account(s) or sub-account(s) of each Joint Bookrunner and Underwriter or as it may direct against payment by the Joint Bookrunners and Underwriters of the Offering Price in relation to the Offering Units, to be paid to the Trustee in the manner to be agreed between the Manager and the Joint Bookrunners and Underwriters, less any deductions made pursuant to Clause 6.1, Clause 6.2, Clause 6.3, Clause 6.4 Clause 6.5 and/or Clause 6.7; and

(b)

in relation to the Over-Allotment Units in respect of which the Over-Allotment Option has been exercised, payment by the Joint Bookrunners and Underwriters of the Offering Price in relation to the Over-Allotment Units on an Option Closing Date, to or to the order of the Unit Lender, by giving irrevocable instructions to effect a telegraphic transfer, less any deductions made pursuant to Clause 6.1, Clause 6.4 and/or Clause 6.5.

It is understood and agreed by the parties hereto that no delivery of Units on the First Closing Date or an Option Closing Date (as the case may be) shall be effective unless and until payment therefore has been made, and that no such payment shall be effective unless such delivery has been made, in each case in accordance with this Agreement.

7.3	Conditions Precedent to First Closing

The obligations of the Joint Bookrunners and Underwriters to subscribe or to procure subscribers for the Offering Units shall be subject to the accuracy of the representations and warranties on the part of the Manager and the Sponsors (by reference to the facts or circumstances subsisting at that time) contained in this Agreement as of the Execution Time and the time immediately prior to the payment of the Offering Price for the Units on the First Closing Date, to the accuracy of the representations and warranties of the Manager and the Sponsors (by reference to the facts or circumstances subsisting at that time) made in any certificate delivered pursuant to this Agreement, to the performance by the Manager and the Sponsors of their respective obligations under this Agreement and to the following additional conditions:

(a)

Closing Documents. The Joint Bookrunners and Underwriters shall have received on the Date of Registration and/or on or before payment for the Offering Units on the First Closing Date, as the case may be, the following documents:

(i)

Opinions of Allen & Gledhill LLP. On the Date of Registration, a Singapore law disclosure opinion dated the Date of Registration, and on the First Closing Date, a Singapore law enforceability opinion and a “bring down” Singapore law disclosure opinion dated as of the First Closing Date, addressed to the Joint Bookrunners and Underwriters from Allen & Gledhill LLP, in agreed form;

(ii)

Opinions of Allen & Overy LLP. On the Date of Registration, a Singapore law disclosure opinion dated the Date of Registration, and on the First Closing Date, a Singapore law enforceability opinion and a “bring down” Singapore law disclosure opinion dated as of the First Closing Date, addressed to the Joint Bookrunners and Underwriters from Allen & Overy LLP, in agreed form;

(iii)

Opinions of DLA Piper LLP. On the date of lodgement of the Preliminary Prospectus with the MAS, a U.S. corporate legal opinion dated the date of lodgment, on the Date of Registration, a U.S. corporate legal opinion dated the Date of Registration, and on the First Closing Date, a U.S. corporate legal opinion dated as of the First Closing Date, addressed to the Joint Bookrunners and Underwriters from DLA Piper LLP, in agreed form;

(iv)

Opinions of Sheppard Mullin Richter & Hampton LLP. On the Date of Registration, a U.S. corporate and enforceability legal opinion on the Portfolio Sale and Purchase Agreement dated the Date of Registration, and on the First Closing Date, a “bring down” U.S. corporate and enforceability legal opinion on the Portfolio Sale and Purchase Agreement dated as of the First Closing Date, addressed to the Joint Bookrunners and Underwriters from Sheppard Mullin Richter & Hampton LLP, in agreed form

(v)	No-Registration Opinion. On the First Closing Date, a no-registration opinion dated the First Closing Date addressed to the Joint Bookrunners and Underwriters from Allen & Overy LLP, in agreed form;

(vi)

Legal Due Diligence Reports of Sheppard Mullin Richter & Hampton LLP. On or prior to the date of lodgment of the Prospectus, and on the Date of Registration, legal due diligence reports for each of the Properties addressed to the Joint Bookrunners and Underwriters from Sheppard Mullin Richter & Hampton LLP, in agreed form;

(vii)

Consents from PBren and Schreiber. Before the First Closing Date, the execution of the consent letter by GKP, PBren Investments, L.P, Schreiber Real Estate Investments, L.P., KBS Holdings LLC, KBS Capital Advisors LLC and the Joint Bookrunners and Underwriters, in form and substance satisfactory to the Joint Bookrunners and Underwriters;

(viii)	Certificate of the Manager. A signed Officers’ Certificate dated as of the First Closing Date from the Manager, substantially in the form set out in Schedule 3;

(ix)	Certificates of the Sponsors. A signed Officers’ Certificate dated as of the First Closing Date from each Sponsor, substantially in the form set out in Schedule 4;

(x)

Reporting Auditor’s Comfort Letters. On the date of lodgement of the Preliminary Prospectus with the MAS and on the Date of Registration, comfort letters dated the date of lodgement of the Prospectus with the MAS and the Date of Registration respectively, and on the First Closing Date, a “bring-down” comfort letter dated as of the First Closing Date, addressed to the Joint Bookrunners and Underwriters from the Reporting Auditor, in agreed form;

(xi)

Tax Comfort Letters. On the date of lodgement of the Preliminary Prospectus with the MAS and on the Date of Registration, comfort letters dated the date of lodgment of the Preliminary Prospectus with the MAS and the Date of Registration respectively, and on the First Closing Date, a “bring-down” comfort letter dated as of the First Closing Date, addressed to the Joint Bookrunners and Underwriters from each of the independent Singapore tax adviser, Allen & Gledhill LLP and the independent U.S. tax adviser, DLA Piper LLP, in agreed form;

(xii)

Reliance Letters. On the date of lodgement of the Preliminary Prospectus and on the Date of Registration, reliance letters dated the date of lodgement of the Preliminary Prospectus and the Date of Registration respectively, addressed to the Joint Bookrunners and Underwriters from the independent market research consultant, Cushman & Wakefield Illinois, Inc., in agreed form;

(xiii)

Transaction Documents. Each Transaction Document to be entered into prior to the First Closing Date, duly executed and delivered, on or before the First Closing Date by or on behalf of all parties thereto;

(xiv)	Tax Rulings. The Tax Rulings shall not have been withdrawn or materially and adversely amended;

(xv)	SGX-ST Waiver. The SGX-ST Waiver shall not have been withdrawn or materially and adversely amended;

(xvi)	MAS Waiver. The MAS Waiver shall not have been withdrawn or materially and adversely amended;

(xvii)	CMS Licence. The CMS Licence, shall be in full force and effect and not amended or revoked and there being no breach of the terms and conditions applicable to the CMS Licence; and

(xviii)	Authorisation. The authorisation of Keppel-KBS US REIT as a collective investment scheme by the MAS having not been withdrawn or materially and adversely amended;

(b)

Unit Lending Agreement. The Unit Lenders shall have entered into the Unit Lending Agreement with the Stabilising Manager in agreed form, and the Unit Lending Agreement shall be in full force and effect without any breach by any of the Unit Lenders of their respective representations, warranties or undertakings thereunder;

(c)

Completion of Relevant Entities’ Subscription Agreement. (i) KCIH shall have completed its subscription of the KCIH Subscription Units pursuant to the terms of the KCIH Subscription Agreement, and (ii) KBS SOLP shall have completed its subscription of the KBS SOLP Subscription Units pursuant to the terms of the KBS SOLP Subscription Agreement;

(d)

Lock-Up Letters. On or prior to the date of this Agreement, the Joint Bookrunners and Underwriters having received the Lock-Up Letters from each of KCIH, KC, KBS BVI, KBS SORP, KBS SOLP, KBS SOR and the Manager, each signed by duly authorised signatories and the Lock-Up Letters shall not have been breached subsequent thereto;

(e)

Listing of Units. All necessary steps have been taken, all necessary approvals and consents have been obtained (including the in-principle approval for listing of the Units on the SGX-ST), all necessary formalities in Singapore have been completed and all applicable laws, regulations and directives have been complied with to enable the Units to be issued and allotted and listed and traded on the SGX-ST (including but not limited to compliance with the unitholding and distribution requirements under the Listing Manual), and there shall not have occurred any withdrawal of such approval or any ruling or any event or condition that would prevent the commencement of trading of the Units;

(f)

Breach of Obligations. Each Transaction Document is in full force and effect (and not amended or supplemented) (but not including a termination of any Cornerstone Subscription Agreement which is solely caused by a Cornerstone Investor failing to make payment for the Units to be subscribed under the relevant Cornerstone Subscription Agreement) and each of the conditions precedent (if any) (but not including any conditions precedent in any Cornerstone Subscription Agreement which a Cornerstone Investor is to make payment for the Units to be subscribed under the Cornerstone Subscription Agreement) in each of the Transaction Documents shall have been satisfied (except with respect to the unconditionality of this Agreement) or waived (provided that any such waiver shall not have any material adverse effect on the transaction contemplated by such Transaction Document), there shall not have occurred any breach or non-compliance by any of the parties thereto of their obligations and agreements under such documents which prevents the closing of or which have any material adverse effect on the transactions contemplated by such Transaction Documents (save for a failure by any Cornerstone Investor to make payment for the Units to be subscribed by it under the relevant Cornerstone Subscription Agreement). For purposes of this Clause 7.3(f) and without prejudice to any rights of the Joint Bookrunners and Underwriters under this Agreement and the Cornerstone Subscription Agreements, in the event that a Cornerstone Investor makes payment for the Units to be subscribed under the relevant Cornerstone Subscription Agreement in full before such time when payment under Clause 7.2 is required to be made by the Joint Bookrunners and

Underwriters, and the relevant Units subscribed for under such Cornerstone Subscription Agreement are issued to that Cornerstone Investor, the Joint Bookrunners and Underwriters hereby agree that, in relation to such Cornerstone Subscription Agreement, the conditions in this Clause 7.3(f) shall be satisfied or deemed to be satisfied and the Joint Bookrunners and Underwriters shall not be entitled to claim that, in relation to such Cornerstone Subscription Agreement, the condition in this Clause 7.3(f) is not satisfied;

(g)	Specific Obligations. Without prejudice to Clause 7.3(f), the obligations of the Joint Bookrunners and Underwriters to purchase the Units shall be subject to:

(i)	the completion of the Portfolio Sale and Purchase Agreement, and the terms thereof not having been breached in any respect or terminated;

(ii)

the execution of the escrow letter pursuant to the Portfolio Sale and Purchase Agreement ensuring, among other things, the commitment of the Title Insurance Company to issue its owner’s policy of title insurance upon satisfaction of the conditions precedent to such escrow letter; and

(iii)	the Facility Agreement and the terms therein being in full force and effect and not having been waived, breached, amended, varied, supplemented or terminated in any material respect;

(h)	Prospectus. The Prospectus having been registered by the MAS in accordance with Section 296 of the SFA and not being withdrawn;

(i)

No Change in Law. No stop order or similar order has been issued by the MAS or any court or other judicial, governmental or regulatory authority in Singapore in relation to the Offering nor is the sale and subscription and/or purchase of the Units in accordance with the provisions of this Agreement or the execution and performance of any of the Transaction Documents prohibited by any statute, order, rule, regulation or directive issued by, or objected to by any legislative, executive or regulatory body or authority of Singapore (including, without limitation, the MAS and the SGX-ST);

(j)

No Amendment or Supplement to the Prospectus. No amendment or supplement to the Prospectus shall have been announced, issued, published or delivered to investors without prior approval by the Joint Bookrunners and Underwriters;

(k)

No Withdrawal of Consent. None of the Reporting Auditors or the Experts has withdrawn its consent to the issue of the Prospectus with the inclusion of their respective reports and references to their names included in the form and context in which such reports and names appear in the Prospectus; and

(l)	No Termination. There shall not have occurred any event or circumstances, which would authorize the Joint Bookrunners and Underwriters to terminate this Agreement pursuant to Clause 8.1 hereof.

provided, however, that the Joint Bookrunners and Underwriters may, at their discretion, waive satisfaction or modify (with or without condition(s) attached) any of the conditions specified in this Clause 7.3 or extend the time provided for fulfilment of any such conditions in respect of all or any part of the performance thereof provided always that any such waiver or modification as aforesaid shall be without prejudice to the right of the Joint Bookrunners and Underwriters to elect to treat any further or other breach, failure or event as releasing and discharging the Joint Bookrunners and Underwriters from their payment or underwriting obligations under Clause 2 and shall be without prejudice to the right of the Joint Bookrunners and Underwriters to terminate this Agreement by notice pursuant to Clause 8.

The parties acknowledge that the conditions specified above are for the benefit of the Joint Bookrunners and Underwriters only.

7.4	Conditions Precedent to Option Closing

The obligations of the Joint Bookrunners and Underwriters to subscribe or to procure subscribers for the Over-Allotment Units shall be subject to the accuracy of the representations and warranties on the part of the Manager and the Sponsors (by reference to the facts or circumstances subsisting at that time) contained in this Agreement as of the Execution Time and the time immediately prior to the payment of the Offering Price for the Over-Allotment Units on the Option Closing Date, to the accuracy of the representations and warranties of the Manager and the Sponsors (by reference to the facts or circumstances subsisting at that time) made in any certificate delivered pursuant to this Agreement, to the performance by the Manager and the Sponsors of their respective obligations under this Agreement and to the following additional conditions:

(a)	Closing Documents. The Joint Bookrunners and Underwriters receive on or before payment for the Over-Allotment Units on the Option Closing Date, as the case may be, the following documents:

(i)

Opinions of Allen & Gledhill LLP. On the Option Closing Date, a “bring down” Singapore law enforceability opinion dated as of the Option Closing Date, addressed to the Joint Bookrunners and Underwriters from Allen & Gledhill LLP, in agreed form;

(ii)

Opinions of Allen & Overy LLP. On the Option Closing Date, a “bring down” Singapore law enforceability opinion dated as of the Option Closing Date, addressed to the Joint Bookrunners and Underwriters from Allen & Overy LLP, in agreed form;

(iii)

No-Registration Opinion. On the Option Closing Date, a “bring-down” no-registration opinion dated as of the Option Closing Date addressed to the Joint Bookrunners and Underwriters from Allen & Overy LLP, in agreed form;

(iv)	Certificate of the Manager. A signed Officers’ Certificate dated as of the Option Closing Date from the Manager, substantially in the form set out in Schedule 3;

(v)	Certificate of the Sponsors. A signed Officers’ Certificates dated as of the Option Closing Date from each Sponsor, substantially in the form set out in Schedule 4;

(vi)	Certificate of the Unit Lenders. A signed Officers’ Certificates dated as of the Option Closing Date from each Unit Lender, substantially in the form set out in Schedule 5;

(vii)

Reporting Auditor’s Comfort Letters. On the Option Closing Date, a “bring down” comfort letter dated as of the Option Closing Date, addressed to the Joint Bookrunners and Underwriters from the Reporting Auditors, in agreed form; and

(viii)

Tax Comfort Letters. On the Option Closing Date, a “bring-down” comfort letter dated as of the Closing Date, addressed to the Joint Bookrunners and Underwriters from each of the independent Singapore tax adviser, Allen & Gledhill LLP and the independent U.S. tax adviser, DLA Piper LLP, in agreed form;

(b)	No changes. There shall not have occurred and be continuing any circumstances contemplated by Clause 8.1;

(c)

Breach of Obligations. Each Transaction Document is in full force and effect (and not amended or supplemented) (but not including a termination of any Cornerstone Subscription Agreement which is solely caused by a Cornerstone Investor failing to make payment for the Units to be subscribed under the relevant Cornerstone Subscription Agreement) and each of the conditions precedent (if any) (but not including any conditions precedent in any Cornerstone Subscription Agreement which a Cornerstone Investor is to make payment for the Units to be subscribed under the Cornerstone Subscription Agreement) in each of the Transaction Documents shall have been satisfied or waived (provided that any such waiver shall not have any material adverse effect on the transaction contemplated by such Transaction Document), there shall not have occurred any breach or non-compliance by any of the parties thereto of their obligations and agreements under such documents which prevents the closing of or which have any material adverse effect on the transactions contemplated by such Transaction Documents (save for a failure by any Cornerstone Investor to make payment for the Units to be subscribed by it under the relevant Cornerstone Subscription Agreement). For purposes of this Clause 7.4(c) and without prejudice to any rights of the Joint Bookrunners and Underwriters under this Agreement and the Cornerstone Subscription Agreements, in the event that a Cornerstone Investor makes payment for the Units to be subscribed under the relevant Cornerstone Subscription Agreement in full before such time when payment under Clause 7.2 is required to be made by the Joint Bookrunners and Underwriters, and the relevant Units subscribed for under such Cornerstone Subscription Agreement are issued to that Cornerstone Investor, the Joint Bookrunners and Underwriters hereby agree that, in relation to such Cornerstone Subscription Agreement, the conditions in this Clause 7.4(c) shall be satisfied or deemed to be satisfied and the Joint Bookrunners and Underwriters shall not be entitled to claim that, in relation to such Cornerstone Subscription Agreement, the condition in this Clause 7.4(c) is not satisfied;

(d)	No Amendment or Supplement to the Prospectus. No amendment or supplement to the Prospectus shall have been announced, issued, published or delivered to investors without prior approval by the Joint Bookrunners and Underwriters;

(e)	Lock-Up Letters. The Lock-Up Letters remain in full force and effect and have not been breached.

(f)

No Withdrawal of Consent. None of the Reporting Auditors or the Experts has withdrawn its consent to the issue of the Prospectus with the inclusion of their respective reports and references to their names included in the form and context in which such reports and names appear in the Prospectus;

(g)	No Termination. There shall not have occurred any event or circumstances, which would authorize the Joint Bookrunners and Underwriters to terminate this Agreement pursuant to Clause 8.1 hereof; and

(h)

Status of Documents and Approvals, Rulings or Waivers. There shall not have occurred: (i) any event causing any of the documents delivered pursuant to Clause 7.3(a) and 7.4(a) not to be in full force and effect, and no occurrence of any breach or non-compliance by any of the parties hereto of their obligations and agreements under such documents; and (ii) any withdrawal, revocation, or material and adverse amendment of any of the approvals, rulings or waivers referred to in Clauses 7.3(a)(xv), 7.3(a)(xvi), 7.3(a)(xvii), 7.3(a)(xviii), 7.3(a)(xix) and 7.3(e), provided, however, that the Joint Bookrunners and Underwriters may, at their discretion, waive satisfaction of or modify (with or without condition(s) attached) any of the conditions specified in this Clause 7.4 or extend the time provided for fulfilment of any such conditions in respect of all or any part of the performance thereof provided always that any such waiver or modification as aforesaid shall be without prejudice to the right of the Joint Bookrunners and Underwriters to elect to treat any further or other breach, failure or event as releasing and discharging the Joint Bookrunners and Underwriters from their payment or underwriting obligations under Clause 2 and shall be without prejudice to the right of the Joint Bookrunners and Underwriters to terminate this Agreement by notice pursuant to Clause 8.

7.5	Delivery of documents

The documents required to be delivered under Clauses 7.3 and 7.4 will be delivered at the offices of Allen & Overy LLP, at 50 Collyer Quay #09-01 OUE Bayfront, Singapore 049321 or such other location as the Joint Bookrunners and Underwriters and the Manager may agree, on the Closing Date and the Option Closing Date, respectively.

7.6	Effect of non-fulfilment of conditions precedent

If any of the conditions in this Clause 7 is not satisfied on or before the First Closing Date (in the case of conditions in Clause 7.3) or on or before the Option Closing Date (in the case of conditions in Clause 7.4), as the case may be, the Joint Bookrunners and Underwriters may terminate this Agreement by notice pursuant to Clause 8 given at, or at any time prior to the relevant Closing Date. Notice of such termination shall be given to the Manager and the Sponsors in writing or by telephone or facsimile confirmed in writing. Upon such notice being given, this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this

Agreement, except (a) for any antecedent breach by the Manager, Keppel-KBS US REIT, the Sponsors, the Unit Lenders, the KPA Guarantor and/or the Joint Bookrunners and Underwriters; (b) for the rights of the Joint Bookrunners and Underwriters pursuant to Clause 8.3 and Clause 9 which shall survive such termination, (c) that the Manager and the Sponsors (on a joint and several basis) shall be liable for the payment of all costs and expenses referred to in Clause 6 and already incurred or incurred in consequence of or in connection with such termination and the respective obligations of the parties pursuant to Clause 10.2 which would have continued had the arrangements for the subscription and issue of the Units been completed, shall continue. Termination pursuant to this Clause 7.6 will not affect the liability of the Manager, the Sponsors (acting jointly and severally), the Unit Lenders (acting jointly and severally) or the KPA Guarantor in relation to any liability arising before or in relation to such termination.

8.	TERMINATION

8.1	Termination notice

Notwithstanding anything contained in this Agreement, the Joint Bookrunners and Underwriters may in their sole discretion, following consultation with the Manager (to the extent reasonably practicable), by notice to the other parties terminate this Agreement at any time prior to, in respect of the Offering Units, 10.00 a.m. on the First Closing Date and, in respect of the Option Units, 3.00 p.m. on the Option Closing Date, if in the opinion of the Joint Bookrunners and Underwriters:

(a)

Inaccuracy of representations and warranties: there occurs any breach of, or any event rendering untrue, misleading or incorrect in any respect (or in the case of any representation or warranty which is not qualified by materiality, in any material respect) any of the representations and warranties contained in Clause 3 and Clause 14.4 or any failure to perform in any material respect any of the undertakings or agreements by any party (other than the Joint Bookrunners and Underwriters) in this Agreement;

(b)

Material adverse change: there occurs (i) any breach of the obligations, warranties or undertakings by any of the Manager, the Trustee, the Sponsors, the Unit Lenders or the KPA Guarantor under this Agreement and/or the Transaction Documents, or (ii) any change or any development, which individually or in aggregate, have a Material Adverse Effect or will have a prospective Material Adverse Effect;

(c)

Suspension of trading: there shall have occurred a suspension, moratorium or restriction of trading in shares or securities generally on the SGX-ST, The Stock Exchange of Hong Kong Limited, London Stock Exchange plc or the New York Stock Exchange, Inc. or any moratorium on banking activities or foreign exchange rating or securities settlement or clearing services in or affecting Singapore, Hong Kong, United Kingdom or the U.S. such as would in their view be likely to prejudice materially the success of the Offering and distribution of the Units, the ability of the Joint Bookrunners and Underwriters to market the Offering and distribute the Offering Units and/or dealings in the Units in the secondary market;

(d)	Force majeure: there shall have been, since the date of this Agreement, any change in national or international monetary, financial, political or economic conditions or currency exchange rates or foreign exchange controls or legal or regulatory environment or such other event or series of events in the nature of force majeure (including, without limitation, acts of government, strikes, lock-outs, fire, explosion, flooding, civil commotion, acts of war, acts of God, epidemic, accident or interruption or delay in transportation) in or affecting any of Singapore, Hong Kong, the United Kingdom or the U.S. such as would in their view be likely to prejudice materially the success of the Offering and distribution of the Units, the ability of the Joint Bookrunners and Underwriters to market the Offering and distribute the Offering Units and/or dealings in the Units in the secondary market;

(e)

Hostilities: without limiting the foregoing, there shall have occurred any local, national, regional or international outbreak or escalation of epidemics, hostilities (whether or not war is or has been declared), act of terrorism, or any other state of emergency or calamity or crisis, which would in their view be likely to prejudice materially the success of the Offering and distribution of the Units, the ability of the Joint Bookrunners and Underwriters to market the Offering and distribute the Offering Units and/or dealings in the Units in the secondary market;

(f)

Taxation: there shall have occurred a material adverse change or development involving a prospective material adverse change, in taxation in Singapore or in the U.S. such as would in their view be likely to prejudice materially the success of the Offering and distribution of the Units, the ability of the Joint Bookrunners and Underwriters to market the Offering and distribute the Offering Units and/or dealings in the Units in the secondary market;

(g)

Change: if there shall have been, since the date of this Agreement, any introduction or prospective introduction of or any change or any prospective change in any legislation, regulation, order, policy, rule, guideline or directive in Singapore, Hong Kong, the United Kingdom or the U.S. (whether or not having the force of law and including, without limitation, any directive or request issued by the Securities industry Council of Singapore, the SGX-ST, the MAS, the IRAS or the IRS) or in the interpretation or application thereof by any court, government body, regulatory authority or other competent authority in Singapore, Hong Kong, the United Kingdom or the U.S. which would in their view be likely to prejudice materially the success of the Offering and distribution of the Units, the ability of the Joint Bookrunners and Underwriters to market the Offering and distribute the Offering Units and/ or dealings in the Units in the secondary market;

(h)

Winding up: there is an order or petition for the winding up of the KPA Guarantor, or any composition or arrangement made by the KPA Guarantor, with any of their respective creditors or a scheme of arrangement entered into by the KPA Guarantor, or any resolution for the winding-up of any of the KPA Guarantor, or a provisional liquidator, receiver or manager over all or part of the material assets or undertaking of the KPA Guarantor, is appointed or anything analogous thereto occurs in respect of it; or

(i)	Closing Date: if the First Closing Date falls on a date later than 10 November 2017 (or such other date as the Manager and the Joint Bookrunners and Underwriters may agree).

8.2	Effects of termination

Upon such notice being given pursuant to this Clause 8, this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except that (i) in the event such termination occurs on or prior to the First Closing Date, the Manager, the Sponsors (on a joint and several basis) and the KPA Guarantor shall continue to be bound, by their respective obligations under Clause 6 (other than Clause 6.1), this Clause 8.2, Clause 8.3, Clause 9 and Clauses 10.2 to Clause 14, (ii) in the event any such termination occurs after the First Closing Date but prior to the Option Closing Date, the Manager, the Sponsors (on a joint and several basis), the KPA Guarantor and the Joint Bookrunners and Underwriters shall continue to be bound by all of their respective obligations (other than Clause 2.1, Clauses 6.1(c) and Clause 6.1(e)), and (iii) Clause 9 and Clause 14 shall survive any termination and shall remain in full force and effect.

8.3	Saving

Termination pursuant to this Clause 8 will not affect the liability of the Manager, the Sponsors, the Unit Lenders of the KPA Guarantor in relation to any liability arising before or in relation to such termination.

9.	INDEMNIFICATION AND CONTRIBUTION

9.1	Indemnity by the Manager

The Manager on behalf of itself and Keppel-KBS US REIT agrees with each Joint Bookrunner and Underwriter to fully indemnify, defend and hold harmless on a continuing and after tax basis, each Joint Bookrunner and Underwriter and each of its Affiliates and each officer, director, employee and agent of such Joint Bookrunner and Underwriter and each such Affiliate and each person who controls such Joint Bookrunner and Underwriter within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act (each an Indemnified Person) on demand from and against any and all claims, demands, actions, liabilities, damages, losses, costs or expenses, investigations, awards, proceedings or judgments, each of which an Indemnified Person may become subject to (collectively, Claims) (whether or not such Claim is successful, compromised or settled, joint or several, threatened, pending or actual) (including, without limitation, legal fees, all payments, costs, expenses and charges arising out of, in relation to or in connection with the investigation, dispute, defence or settlement of or response to any Claims or the enforcement of any such settlement or any judgment obtained in respect of any Claims) and taxes, each of which an Indemnified Person may become subject to (collectively, Losses), arising out of or in connection with:

(a)

Performance of the Agreement: the performance of the Joint Bookrunners and Underwriters’ obligations under this Agreement or any Claims which may be brought against any of them in relation to the Offering, the Listing or the offer and sale of the Units;

(b)

Misstatements or Omissions. any statement of a material fact contained in the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) not being, or being alleged not to be, true and accurate and not misleading, any information being or being alleged to be omitted from the

Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) which might make a material statement of fact, forecast, estimate or expression of opinion, intention or expectation in the Preliminary Prospectus or the Prospectus (as the case may be) untrue, inaccurate or misleading or which, in the context of the offering and sale of Units pursuant to the Public Offer and Placement Tranche, is or is alleged to be material for disclosure in the Preliminary Prospectus or the Prospectus (as the case may be);

(c)

General Duty of Disclosure. the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) not containing, or being alleged not to contain, all information about Keppel-KBS US REIT which is or might be material for disclosure to a potential investor and its professional advisers or which they would reasonably require and reasonably expect to find there for the purpose of making an informed assessment of the merits and risk of an investment in Keppel-KBS US REIT, including without limitation the assets and liabilities, financial position, profits and losses and prospects of Keppel-KBS US REIT and of the rights attached to Keppel-KBS US REIT’s unit capital, issued and to be issued;

(d)

Breach of Agreement. Any breach or alleged breach by the Manager, any of the Sponsors or the Unit Lenders of the respective representations, warranties, undertakings, covenants or obligations made by, or relating to, it under this Agreement; or

(e)

Failure to comply with law. any failure or alleged failure by the Manager, any of the Sponsors or the Unit Lenders or any of their respective directors, agents or employees to comply with any law, regulation, order, judgment, in any jurisdiction in relation to the Offering, and agrees to reimburse each such Indemnified Person on a full indemnity basis for all costs, charges and expenses, (including legal fees and any applicable GST or value added tax) as incurred by such Indemnified Person in connection with investigating, disputing or defending any such Claims or Losses (whether actual, pending or threatened and whether or not any Indemnified Person is or may be a party to any such Claims) or exercise of any right of action, provided that the indemnity provided in Clause 9.1(a) (to the extent it relates to the performance of Joint Bookrunners and Underwriters’ obligations under this Agreement) shall not apply to the extent that such Claims or Losses have been determined by a final judgment of a court of competent jurisdiction to have resulted from the fraud, wilful default or gross negligence of such Indemnified Person. This indemnity will be additional to any liability which the Manager may otherwise have, and will be additional and without prejudice to any rights which such Indemnified Person may have at common law or otherwise. The non-application of the indemnity to an Indemnified Person shall not affect the application of such indemnity in respect of any other Indemnified Persons.

9.2	Indemnity by the Sponsors

Each Sponsor hereby severally undertake to each Joint Bookrunner and Underwriter (on behalf of itself and its relevant Indemnified Person):

(a)	to fully indemnify, defend and hold harmless on a continuing and after tax basis each Indemnified Person against any and all Losses or Claims (joint or several

(including legal fees and any applicable GST, value added tax or other similar taxes)) which it may become subject to (whether or not such Claim is successful, compromised or settled, and whether actual, pending or threatened), insofar as such Losses or Claims are based on or arising, or indirectly, out of any breach or alleged breach by any of the representations, warranties, undertakings or obligations made by, or relating to, it under this Agreement; and

(b)

to reimburse each Indemnified Person on a full indemnity basis for all costs, charges and expenses, (including legal fees and any applicable GST or value added tax) incurred by such Indemnified Person in connection with investigating, disputing, defending, settling or responding any such Claims or Losses (whether actual, pending or threatened and whether or not any Indemnified Person is or may be a party to any such Claims) or exercise of any right of action or the enforcement of any such settlement or any judgment obtained in respect of any Claims and Losses.

This indemnity will be additional to any liability which each Sponsor may otherwise have (whether severally or joint and severally), and will be additional and without prejudice to any rights which such Indemnified Person may have at common law or otherwise. The non-application of the indemnity to an Indemnified Person shall not affect the application of such indemnity in respect of any other Indemnified Persons.

9.3	Back-up indemnity by the Sponsors

As a separate, additional and continuing obligation, each of the Sponsors severally undertakes, unconditionally and irrevocably, by way of a full indemnity (by way of a back-up indemnity) to the Joint Bookrunner and Underwriters (on behalf of itself and its Indemnified Persons) that:

(a)

if the Manager fails to pay any or all amounts owed by it under Clause 9.1 or Clause 9.5 following (i) the date on which such amounts have been declared by a court of competent jurisdiction (without being subject to further appeal) to be due and payable, or (ii) the date on which the Manager has admitted liability in writing to make such payments; or

(b)

if the Manager shall have been adjudged by a court of competent jurisdiction to have acted with fraud, gross negligence, wilful default and/or breach of the Trust Deed while acting as manager of Keppel-KBS US REIT and/or to have failed to have shown the degree of diligence and care required of it having regard to the provisions of the Trust Deed, and thereby having no right to be indemnified out of and to have recourse to the assets of Keppel-KBS US REIT under the Trust Deed or at law, for the amounts owed by such Manager under Clause 9.1 or Clause 9.5, the Joint Bookrunners and Underwriters (on behalf of themselves and each relevant Indemnified Person) shall be entitled upon written demand to each of the Sponsors to recover from each Sponsor (on a several basis), and each of the Sponsors shall thereupon (on a several basis) pay to the Joint Bookrunners and Underwriters an amount equal to half of the Manager’s unpaid liability under Clause 9.1 and/or Clause 9.5 plus accrued interest from the date of original demand on the Manager pursuant to Clause 9.1 and/or Clause 9.5 at any applicable judgment rate, including any costs and legal fees incurred by the Joint Bookrunners and Underwriters to collect such amounts.

For the avoidance of doubt, in the event that a Sponsor fails to pay such amount equal to half of the Manager’s unpaid liability under the aforementioned clauses, the other Sponsor shall not be obligated to pay for such shortfall.

This indemnity will be additional to any liability which the Sponsors may otherwise have (whether severally or joint and severally), and will be additional and without prejudice to any rights which such Indemnified Person may have at common law or otherwise.

9.4	Indemnity by the Unit Lenders

The Unit Lenders jointly and severally undertake to and agree with each Joint Bookrunner and Underwriter:

(a)

to fully indemnify, defend and hold harmless on a continuing and after tax basis each Indemnified Person against any and all Losses or Claims (joint or several (including legal fees and any applicable GST, value added tax or other similar taxes)) which it may become subject to (whether or not such Claim is successful, compromised or settled, and whether actual, pending or threatened), insofar as such Losses or Claims are based on or arising, or indirectly, out of any breach or alleged breach by any of the Unit Lenders of the representations, warranties, undertakings or obligations made by, or relating to, it under this Agreement; and

(b)

to reimburse each Indemnified Person on a full indemnity basis for all costs, charges and expenses, (including legal fees and any applicable GST or value added tax) incurred by such Indemnified Person in connection with investigating, disputing, defending, settling or responding any such Claims or Losses (whether actual, pending or threatened and whether or not any Indemnified Person is or may be a party to any such Claims) or exercise of any right of action or the enforcement of any such settlement or any judgment obtained in respect of any Claims and Losses.

This indemnity will be additional to any liability which the Unit Lenders may otherwise have (whether severally or joint and severally), and will be additional and without prejudice to any rights which such Indemnified Person may have at common law or otherwise. The non-application of the indemnity to an Indemnified Person shall not affect the application of such indemnity in respect of any other Indemnified Persons.

9.5	Contribution

If the indemnification provided for in Clause 9.1 (both separately and after taking into account the Sponsors’ obligations in Clause 9.3), Clause 9.2 and/or Clause 9.4 is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses or Claims (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses or Claims in such proportion as is appropriate to reflect the relative benefits received by the Manager, the Sponsors or the Unit Lenders on the one hand and the Joint Bookrunners and Underwriters on the other from the offering of the Units.

If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Manager, the Sponsors and/or the Unit Lenders on the one hand and the Joint Bookrunners and Underwriters on the other in connection with the statements or omissions which resulted in such Losses or Claims (or actions in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Manager, the Sponsors and/or the Unit Lenders on the one hand and the Joint Bookrunners and Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering Units and Cornerstone Units subscribed for or purchased under this Agreement (before deducting expenses), bear to the total underwriting discounts and commissions received by the Joint Bookrunners and Underwriters with respect to the Offering Units and Cornerstone Units subscribed for or purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Manager, the Sponsors and the Unit Lenders on the one hand or the Joint Bookrunners and Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Manager, the Sponsors, the Unit Lenders and the Joint Bookrunners and Underwriters agree that it would not be just and equitable if contributions pursuant to this Clause 9.5 were determined by pro rata allocation (even if the Joint Bookrunners and Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 9.5. The amount paid or payable by an Indemnified Person as a result of the Losses or Claims (or actions in respect thereof) referred to above in this Clause 9.5 shall be deemed to include any legal or other expenses incurred by such Indemnified Person in connection with investigating, disputing or defending any such Claims or Losses (whether actual, pending or threatened and whether or not any Indemnified Person is or may be a party to any such Claims).

Notwithstanding the provisions of this Clause 9.5, no Joint Bookrunner and Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to investors by such Joint Bookrunner and Underwriter with respect to the Offering exceeds the amount of any damages which such Joint Bookrunner and Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Joint Bookrunner and Underwriters’ obligations in this Clause 9.5 to contribute are several in proportion to their respective underwriting obligations and not joint.

9.6	Conduct of Claims

If any Claim or action shall be brought or asserted against an Indemnified Person hereunder, and with respect to which an indemnity may be sought hereunder against any of the Manager, the Sponsors or the Unit Lenders (as the case may be), the relevant Indemnified Person shall notify the indemnifying party in writing as soon as practicable (but the failure or delay so to notify any indemnifying party will not relieve it from liability under this Clause 9). An indemnifying party may participate at its own expense in the defence of any such action, provided however, that legal advisers to the indemnifying party shall not (except with the consent of the Indemnified Person) also be legal advisers to the Indemnified Person.

No indemnifying party shall, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any proceeding, commenced or threatened, or any Claim whatsoever in respect of which indemnification may be sought under this Clause 9 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person in form and substance reasonably satisfactory to such Indemnified Party from all liability arising out of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. The rights of the Indemnified Persons herein are in addition to any rights that each Indemnified Person may have at law or otherwise and the obligations of the indemnifying party herein shall be in addition to any liability which the indemnifying parties may otherwise have. The indemnifying party shall be liable for the fees and expenses of any legal advisers (in addition to any local legal advisers) separate from its own legal adviser for any Indemnified Person.

9.7	Arrangement with advisers

If an indemnifying party enters into any agreement or arrangement with any Adviser for the purpose of or in connection with the Offering, the terms of which provide that the liability of the Adviser to the indemnifying party or any other person is excluded or limited in any manner, and any of the Indemnified Persons may have joint and/or several liability with such Adviser to the indemnifying party or to any other person arising out of the performance of its duties under this Agreement, the indemnifying party shall:

(a)

not be entitled to recover any amount from any Indemnified Person which, in the absence of such exclusion or limitation, the indemnifying party or the Indemnified Person would not have been entitled to recover; and

(b)	indemnify the Indemnified Persons in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation.

9.8	Payments

All payments by the Manager, the Sponsor and/or the Unit Lender under this Agreement shall be paid without deductions, set-off, withholdings or counterclaim.

10.	GENERAL

10.1	Time of the essence

Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

10.2	Survival

The representations and warranties, undertakings, and other obligations made by the parties under this Agreement, the indemnities given by the Manager, the Sponsors and the Unit Lenders under this Agreement, and the guarantee by the KPA Guarantor under Clause 14, will continue in full force and effect notwithstanding a Joint Bookrunner and Underwriter’s actual or constructive knowledge with respect to any of the matters referred to in the representations and warranties given by the Manager, the Sponsors or the Unit Lenders, the completion of the arrangements set out in this Agreement for the subscription, transfer and payment for the Units, any investigation by the Joint Bookrunners and Underwriters or the termination of this Agreement pursuant to Clause 2.1, Clause 7.6 and Clause 8.

10.3	Rights and remedies

The rights and remedies of the Joint Bookrunners and Underwriters provided for herein are cumulative and not exclusive of those provided by law. The failure to exercise or any delay in exercising a right or remedy under this Agreement shall not constitute a waiver thereof or a waiver of any other right or remedy.

10.4	Currency indemnity

If a judgment or order is rendered by a court of any particular jurisdiction for the payment of any amounts owing to any of the parties to this Agreement or under a judgment or order of a court of any other jurisdiction in respect thereof, or for the payment of damages in respect thereof, in each case by any other party to this Agreement, and any such judgment or order is expressed in a currency (the Judgment Currency) other than the currency of the relevant obligation (the Contractual Currency), the relevant payor shall indemnify the relevant payee against any deficiency arising or resulting from any variation in rates of exchange between the Judgment Currency and the Contractual Currency occurring between (a) the date as at which any amount expressed in the Contractual Currency is converted, for the purposes of making or filing any claim resulting in any such judgment or order into an equivalent amount in the Judgment Currency or, if such conversion is made by the court for the purpose of making such judgment or order, the date as at which such conversion was made and (b) the date or dates of payment of such amount or of discharge of such first-mentioned judgment or order as appropriate.

10.5	Successors and assigns

This Agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors and assigns except that none of the parties may assign any of their rights or obligations hereunder (except that any Joint Bookrunner and Underwriter may assign any of its rights hereunder to any of its Affiliates but a subscriber or purchaser of any Units through or from a Joint Bookrunner and Underwriter shall not be deemed such a successor or assign by virtue only of that fact).

10.6	Rights of third parties

A person who is not a party to this Agreement, may not enforce its terms under the Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore, except that each non-contracting Indemnified Person referred to in Clause 9 shall have the right under the

Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore, to enforce their respective rights under this Agreement as amended from time to time.

10.7	Entire agreement

Without prejudice to:

(a)	the Lock-Up Letters;

(b)	the Repayment Side Letter;

(c)	the Unit Lending Agreement; and

(d)	the notices delivered pursuant to this Agreement,

this Agreement supersedes any prior agreement, understanding or arrangement between the parties to this Agreement (or any of them) in connection with the issuance, subscription and sale of the Units in connection with the Offering and constitutes the sole and entire Agreement between the parties in connection therewith.

10.8	No fiduciary relationship

Each of the Manager, the Sponsors and the Unit Lenders acknowledges that:

(a)

each of the Joint Bookrunners and Underwriters is acting on an arm’s length basis as principal, and not as its agent or adviser, to provide the services described herein and owes no fiduciary duties to it or any of its directors or management, employees, shareholders, Affiliates or creditors;

(b)	the Joint Bookrunners and Underwriters are not acting in a fiduciary or advisory capacity with respect to it;

(c)	the Joint Bookrunners and Underwriters are not assuming any duties or obligations other than those expressly set forth in this Agreement and may have interests that differ from its interests; and

(d)	it has consulted its own professional advisers to the extent it deems appropriate.

Further, each of the Manager, the Sponsors and the Unit Lenders agrees and acknowledges that it is not the intention of the parties to create a fiduciary relationship between them and that it will not claim that the Joint Bookrunners and Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Manager, the Sponsors or the Unit Lenders in connection with the purchase and sale of the securities under this Agreement or the process leading thereto.

10.9	Severability

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

11.	NOTICES

11.1	Form

Unless expressly stated otherwise in this Agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this Agreement must be in writing, signed by an authorised officer of the sender and marked for attention as set out below in Clause 11.2 or, if the recipient has notified otherwise, then marked for attention in the way last notified.

11.2	Delivery

They must be:

(a)	left at the address set out below; or

(b)	sent by prepaid post (airmail if appropriate) to the address set out below; or

(c)	sent by fax to the fax number set out below,

if to the Manager, to it at:

Keppel-KBS US REIT Management Pte. Ltd.

230 Victoria Street

#05-08 Bugis Junction Towers

Singapore 188024

Fax:                     +65 6803 1717

Attention:            Chief Executive Officer / Chief Financial Officer

if to KPA, to it at:

KBS Pacific Advisors Pte. Ltd.

60 Paya Lebar Road

#11-06, Paya Lebar Square

Singapore 409051

Fax:                     +65 6702 1284

Attention:            Director

if to KC, to it at:

Keppel Capital Holdings Pte. Ltd.

230 Victoria Street

#05-08 Bugis Junction Towers

Singapore 188024

Fax:                     6803 1717

Attention:            Paul Tham / Kang Leng Hui

if to the KPA Guarantor, to it at:

GKP Holding LLC

Willowbrook Capital

11150 Santa Monica Blvd Ste 400

Los Angeles, CA 90025

Fax:                         +1 (310) 432-2119

Attention:               Keith Hall & Peter McMillan

                  With a copy to:

                  Address: 230 Victoria Street

                  Bugis Junction Tower #05-08

                  Singapore 188024

                  Attention: David Snyder

if to KBS SORP, to it at:

KBS SOR Properties, LLC

800 Newport Center drive, suite 700

Newport Beach, CA 92660

Fax:                         +1 949-417-6501

Attention:              Jeff Waldvogel

if to KCIH, to it at:

Keppel Capital Investment Holdings Pte. Ltd.

230 Victoria Street

#05-08 Bugis Junction Towers

Singapore 188024

Fax:                         +65 6803 1717

Attention:              Paul Tham / Kang Leng Hui

if to DBS, to them at:

DBS Bank Ltd.

12 Marina Boulevard, Level 46

DBS Asia Central @ MBFC Tower 3

Singapore 018982

Fax:                         +65 6227 9162

Attention:              Tan Jeh Wuan / Sanjog Kusumwal

if to BAML, to them at:

Merrill Lynch (Singapore) Pte. Ltd.

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Fax:                         +65 6678 0130

Attention:              Martin Siah / Antonio Puno

if to Citi, to them at:

Citigroup Global Markets Singapore Pte. Ltd.

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Fax:                         +65 6722 4321 / +65 6722 5895

Attention:              Mr. Jonathan Quek / Mr. Jonathan Siow

if to CS, to them at:

Credit Suisse (Singapore) Limited

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

Fax:                         +852 2284 7184

Attention:              Investment Banking & Capital Markets – Legal

However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

11.3	Effectiveness

Every notice or communication sent in accordance with Clause 11.2 shall be effective upon receipt by the addressee, except in the case of any notice or communication sent by fax, which shall be effective upon despatch by the sender.

12.	LAW AND JURISDICTION

12.1	Governing law

This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, Singapore law.

12.2	Jurisdiction of Singapore courts

All the parties agree that the courts of Singapore are to have non-exclusive jurisdiction to settle any dispute (including claims for set-off and counter claims) which may arise in connection with the creation, validity, effect, interpretation, or performance of, or of legal relationships established by, this Agreement or otherwise arising in connection with this

Agreement and for such purposes irrevocably submit to the jurisdiction of the Singapore courts.

12.3	Serving documents

Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party’s address for service of notices under Clause 11.

12.4	Appointment of Process Agents

(a)

The KPA Guarantor hereby irrevocably appoints KPA of 60 Paya Lebar Road, #11-06, Paya Lebar Square, Singapore 409051 as agent to accept service of process in Singapore in any legal action or proceedings arising out of this Agreement, service upon whom will be deemed completed whether or not forwarded to or received by the KPA Guarantor. The KPA Guarantor will inform the Joint Bookrunners and Underwriters, in writing, of any change in the address of the process agent of the KPA Guarantor and such change in address will not be effective until such notice is received by the Joint Bookrunners and Underwriters. Such service will be deemed to be completed on delivery to the process agent (whether or not it is forwarded to and received by the KPA Guarantor). If such process agent ceases to be able to act as such or to have an address in Singapore, the KPA Guarantor irrevocably agrees to immediately appoint a new process agent in Singapore acceptable to the Joint Bookrunners and Underwriters and to deliver to the Joint Bookrunners and Underwriters within 14 days a copy of a written acceptance of appointment by the process agent.

(b)

KBS SORP hereby irrevocably appoints KPA of 60 Paya Lebar Road, #11-06, Paya Lebar Square, Singapore 409051 as agent to accept service of process in Singapore in any legal action or proceedings arising out of this Agreement, service upon whom will be deemed completed whether or not forwarded to or received by KBS SORP. KBS SORP will inform the Joint Bookrunners and Underwriters, in writing, of any change in the address of the process agent of KBS SORP and such change in address will not be effective until such notice is received by the Joint Bookrunners and Underwriters. Such service will be deemed to be completed on delivery to the process agent (whether or not it is forwarded to and received by KBS SORP). If such process agent ceases to be able to act as such or to have an address in Singapore, KBS SORP irrevocably agrees to immediately appoint a new process agent in Singapore acceptable to the Joint Bookrunners and Underwriters and to deliver to the Joint Bookrunners and Underwriters within 14 days a copy of a written acceptance of appointment by the process agent.

(c)	Nothing in this Clause 12.4 will affect the right of the parties hereto to serve process in any other manner permitted by law.

12.5	Waiver of immunity

To the extent that any of the Manager, the Sponsors or the Unit Lenders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Manager and the respective Sponsor and the Unit Lender hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed and delivered (whether in original, facsimile or electronic mail) shall be an original, but all the counterparts together shall constitute one and the same instrument.

14.	KPA GUARANTEE

14.1	The Guarantee

(a)	In consideration of the entry by the Joint Bookrunners and Underwriters into this Agreement, the sufficiency of which is acknowledged, the KPA Guarantor irrevocably and unconditionally:

(i)

guarantees to each Joint Bookrunner and Underwriter as principal obligor, the due and punctual performance and observance by KPA of all of its representations, warranties, obligations and undertakings under this Agreement; and

(ii)

indemnifies each Joint Bookrunner and Underwriter against all losses, damages, costs and expenses incurred by each Joint Bookrunner and Underwriter arising from the failure by KPA to perform and/or observe any of its representations, warranties, obligations and undertakings under this Agreement.

(b)

If KPA fails for any reason whatsoever punctually to pay any amount to any of the Joint Bookrunners and Underwriters under this Agreement, the KPA Guarantor shall cause each and every such payment to be made as if the KPA Guarantor instead of KPA were expressed to be the primary obligor under this Agreement and not merely as surety (but without affect the nature of KPA’s obligations) such that the respective Joint Bookrunner and Underwriter shall receive the same amounts as would have been receiveable had such payments been made by KPA.

(c)

If any payment received by KPA under the provisions of this Agreement shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of KPA or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the KPA Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by KPA, provided that the obligations of KPA and/or the KPA Guarantor under this Clause 14 shall, as regards any payments made to KPA which is avoided or set aside, be contingent upon such payment being reimbursed to KPA or other persons entitled through KPA.

(d)

The KPA Guarantor hereby agrees that its obligations under this Clause 14 shall be unconditional and that the KPA Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against KPA of, or of any defence or counter-claim whatsoever available to KPA in relation to, its obligations under this Agreement, whether or not any action has been taken to enforce the same or any judgment obtained against KPA, whether or not any of the other provisions of this Agreement have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to KPA by any of the Joint Bookrunners and Underwriters, whether or not there have been any dealings or transactions between KPA and any or all of the Joint Bookrunners or Underwriters, whether or not KPA has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not KPA has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of KPA under this Agreement and this guarantee shall not be discharged nor shall the liability of the KPA Guarantor under this Agreement be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

14.2	Waiver

The KPA Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of KPA, any right to require a proceeding first against KPA, protest or notice with respect to this Agreement or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by KPA under this Agreement, shall not be discharged except by complete performance of the obligations in this Agreement and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the KPA Guarantor or otherwise.

14.3	Payment

If any moneys shall be payable by the KPA Guarantor to a Joint Bookrunner and Underwriter under this guarantee, the KPA Guarantor shall not, so long as the same remain unpaid, without prior written consent of the relevant Joint Bookrunner and Underwriter:

(a)

in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)	in respect of any other moneys for the time being due to the KPA Guarantor by KPA, claim payment thereof or exercise any other right or remedy,

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of KPA, proving in competition with any of the Joint Bookrunners and Underwriters). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of KPA, any payment or distribution of assets of KPA of any kind or character, whether in cash, property or securities, shall be received by the KPA Guarantor before payment in full of all amounts payable under this Agreement shall have been made to the relevant Joint Bookrunner and Underwriter, such payment or distribution shall be received by the KPA Guarantor on trust to pay the same over immediately to the relevant Joint Bookrunner and Underwriter for application in or towards the payment of all sums due and unpaid under this Agreement.

14.4	Representations and Warranties of the KPA Guarantor

The KPA Guarantor represents and warrants to and agrees with each Joint Bookrunner and Underwriter as set forth below:

(a)

none of the KPA Guarantor, KBS Holdings, LLC and KBS Capital Advisors LLC is in liquidation in any jurisdiction, nor has any step or action been taken or threatened, nor any resolution passed, nor legal proceedings started or threatened, nor orders made in any jurisdiction, nor any petitions presented, for the winding up or dissolution of any of the KPA Guarantor, KBS Holdings, LLC and KBS Capital Advisors LLC, or for any of them to enter into any compromise, arrangement, scheme of arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrator, receiver and manager, judicial manager, trustee, provisional supervisor, provisional liquidator, liquidator or similar or analogous officer or equivalent person of any of them or their respective interests, properties, revenues or assets;

(b)

each of Peter McMillan III and Keith D. Hall is the legal and beneficial owner of a 50% (fifty percent) limited liability company interest (collectively, the GKP Interests) in the KPA Guarantor, a limited liability company organized and existing under the laws of the State of Delaware. The GKP Interests represent 100% (hundred percent) of the issued and outstanding membership interests in the KPA Guarantor. Peter McMillan III and Keith D. Hall are the lawful owners of, and have good and marketable title to each of their respective 50% interests in the KPA Guarantor, free and clear of any and all Encumbrances. The KPA Interests have been duly authorized and are validly issued, fully-paid and non-assessable;

(c)

it is the legal and beneficial owner of a 33 1/3% (thirty-three and one-third percent) limited liability company interest (the KPA Interests) in KBS Holdings, LLC, a limited liability company organized and existing under the laws of the State of Delaware (KBS Holdings). The KPA Interests represent 33 1/3% (thirty-three and one-third percent) of the issued and outstanding membership interests in KBS Holdings. The KPA Guarantor is the lawful owner of, and has good and marketable title to, the KPA Interests, free and clear of any and all Encumbrances. The KPA Interests have been duly authorized and are validly issued, fully-paid and non-assessable;

(d)

PBren Investments L.P. (PBren) is legal and beneficial owner of a 33 1/3% (thirty-three and one-third percent) in KBS Holding, representing 33 1/3% (thirty-three and one-third percent) of the issued and outstanding membership interests in KBS Holdings, and Schreiber Real Estate Investments L.P. is legal and beneficial owner of a 33 1/3% (thirty-three and one-third percent) in KBS Holding, representing 33 1/3% (thirty-three and one-third percent) of the issued and outstanding membership interests in KBS Holdings;

(e)

the KPA Interests were issued in compliance with all applicable laws. The KPA Interests were not issued in violation of the certificate of formation, the Limited Liability Company Operating Agreement of KBS Holdings, dated February 11, 2005 (the KBS Holdings LLC Agreement), among the members and KBS Holdings, or any other agreement, arrangement or commitment to which KPA Guarantor or KBS Holdings is a party and are not subject to or in violation of any preemptive or similar rights of any other person;

(f)

there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in KBS Holdings or obligating KPA Guarantor or KBS Holdings to issue or sell any membership interests (including the KPA Interests), or any other interest, in KBS Holdings. Other than the KBS Holdings LLC Agreement, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the KPA Interests;

(g)

KBS Holdings is the lawful owner of, and has good and marketable title to 100% (one hundred percent) of the issued and outstanding membership interests (KBS Interests) in KBS Capital Advisors LLC, a limited liability company organized and existing under the laws of the State of Delaware (KBS Advisors), free and clear of any and all Encumbrances. The KBS Interests have been duly authorized and are validly issued, fully-paid and non-assessable;

(h)

the KBS Interests were issued in compliance with all applicable laws. The KBS Interests were not issued in violation of the certificate of formation, the Limited Liability Company Operating Agreement of KBS Advisors, dated April 7, 2010 (the KBS Advisors LLC Agreement), among KBS Holdings and KBS Advisors, or any other agreement, arrangement or commitment to which KBS Holdings or KBS Advisors is a party and are not subject to or in violation of any preemptive or similar rights of any other person; and

(i)

there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in KBS Advisors or obligating KBS Holdings or KBS Advisors to issue or sell any membership interests (including the KBS Interests), or any other interest, in KBS Advisors. Other than the KBS Advisors LLC Agreement, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the KBS Interests.

14.5	Negative Pledge

(a)	Except as provided in Clause 14.5(c) below, the KPA Guarantor shall not create or allow to exist any indebtedness or any Encumbrance on any of its assets.

(b)	The KPA Guarantor shall not, without the prior written consent of the Joint Bookrunners and Underwriters:

(i)	sell, transfer or otherwise dispose of any of its assets;

(ii)	factor, sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement in relation to any of its assets;

(iv)	create or allow to subsist any Encumbrance over any of its assets or any guarantee in respect of any obligation of any person;

(v)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(vi)	enter into any other arrangement having a similar effect as the above.

(c)

Notwithstanding Clauses 14.5(a) and 14.5(b) above, the KPA Guarantor shall have to option after 30 June 2020, to seek prior written consent from the Joint Bookrunners and Underwriters for the KPA Guarantor to pledge its shares in KBS Holdings to any party for any purpose. The Joint Bookrunners and Underwriters shall act reasonably and consider any such request from the KPA Guarantor, provided that the Joint Bookrunners and Underwriters shall in no circumstances be obliged to give the KPA Guarantor the written consents sought unless (i) the KPA Guarantor’s proposal includes an arrangement to provide a replacement security to the Joint Bookrunners and Underwriters which enables the KPA Guarantor to be able to continue discharging its obligations under this Agreement, and (ii) all of the Joint Bookrunners and Underwriters agree that the KPA Guarantor’s proposal would not place them at a position which is materially adverse compared where such consent is not given, having taken into accounts the circumstances applicable at that point of time.

14.6	Transfer of Interests in KBS Holdings

In the event that any amount becomes due and payable by KPA to the Joint Bookrunners and Underwriters under this Agreement, the Joint Bookrunners and Underwriters shall provide written notice to the KPA Guarantor at its address set out in Clause 11.2 of this Agreement demanding payment from the KPA Guarantor of such amounts which are due and payable by KPA (the Guarantee Notice). If the KPA Guarantor fails to perform its obligations under this Agreement and any amount owing by GKP Holdings to the Joint Bookrunners and Underwriters remain unpaid for more than 30 calendar days after the date on which the Guarantee Notice is delivered in accordance with this Clause 14.6, the Bookrunners and Underwriters shall have the right, and not the obligation, to require the KPA Guarantor:

(i)

to transfer and assign all of its interests in KBS Holdings to a corporation appointed by the Joint Bookrunners and Underwriters within two business days in the United States after details of such corporation has been notified by the Joint Bookrunners and Underwriters to the KPA Guarantor and the other shareholders of KBS Holdings; and

(ii)

to irrevocably undertakes to execute a document in such form to be provided by the Joint Bookrunners and Underwriters, to grant, convey, assign and transfer to the Joint Bookrunners and Underwriters of all economic rights to its shares in

KBS Holdings owned by the KPA Guarantor, being the one-third share of the profits losses and distributions of KBS Holdings, which does not include any right to information, to an accounting of the affairs of KBS Holdings, to inspect the books or records of KBS Holdings, to receive notice of any meetings of members, or to vote on, consent to, or otherwise participate in any decision of the members.

15.	AMENDMENTS AND VARIATIONS

This Agreement may only be amended or supplemented in writing signed by or on behalf of each of the parties hereto.

SCHEDULE 1

THE JOINT BOOKRUNNERS AND UNDERWRITERS

(Clause 2.1)

Joint Bookrunners and Underwriters	Number of Offering Units and Cornerstone Units (Column 1)	Proportion of Over- Allotment Units

DBS Bank Ltd.	193,472,364	38.0

Merrill Lynch (Singapore) Pte. Ltd.	91,644,804	18.0

Citigroup Global Markets Singapore Pte. Ltd.	117,101,694	23.0

Credit Suisse (Singapore) Limited	106,918,938	21.0

Total	509,137,800	100.0%

SCHEDULE 2

LOCK-UP LETTERS

PART 1

Lock-Up Letter from Keppel Capital Investment Holdings Pte. Ltd.

2 November 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard Level 46

DBS Asia Central @ Marina Bay Financial Centre

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte Ltd (Citi)

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi, and CS, the Joint Bookrunners and Underwriters)

Dear Sirs:

Keppel-KBS US REIT (KORE)

Offering of Units (as defined below) in the initial public offering by KORE (the Offering)

1.

Keppel Capital Investment Holdings Pte. Ltd. (KCIH) wishes to restrict its right to deal in the units in KORE (Units) in which it legally and/or beneficially, directly and/or indirectly, owns or will own as of the date hereof and on the Listing Date (as defined below) (the Lock-up Units), in accordance with the terms of this undertaking.

2.

In consideration of the Joint Bookrunners and Underwriters executing the underwriting agreement dated 2 November 2017 between the Joint Bookrunners and Underwriters, Keppel-KBS US REIT Management Pte. Ltd., as manager of KORE, KBS Pacific Advisors Pte. Ltd., Keppel Capital Holdings Pte. Ltd., GKP Holding LLC, KBS SOR Properties, LLC and KCIH in connection with the Offering, KCIH undertakes to the Joint Bookrunners and Underwriters that it will not, subject to the exceptions set out in paragraph 4 below, during the period commencing from the date hereof until the date falling 6 months after the date of admission of KORE to the Official List of the SGX-ST

(the Listing Date) (both dates inclusive) (the First Lock-up Period), directly or indirectly:

(a)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, hypothecate, grant security over, encumber or otherwise dispose of or transfer, any or all of its effective interest in the Lock-up Units (including any interests or securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(b)

enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(c)	enter into any transaction (including a derivative transaction) or other arrangement with a similar economic effect to the foregoing sub-paragraph (a) or (b);

(d)

deposit any of its effective interest in the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units) in any depository receipt facility;

(e)	enter into a transaction which is designed or which may reasonably be expected to result in any of the above; or

(f)	publicly announce any intention to do any of the above,

whether any such transaction described in sub-paragraphs (a) to (e) above is to be settled by delivery of such capital or securities, in cash or otherwise (whether or not such transaction will be completed within or after the First Lock-up Period or the Second Lock-up Period (as defined below) as applicable).

3.

KCIH further undertakes to the Joint Bookrunners and Underwriters that the restrictions in paragraph 2 above will apply in respect of its effective interest in 50.0% of the Lock-up Units (adjusted for any bonus issue or subdivision) during the period commencing from the day immediately following the First Lock-up Period until the date falling 12 months after the Listing Date (the Second Lock-up Period).

4.	The restrictions in paragraphs 2 and 3 above do not apply to prohibit KCIH from:

(a)

being able to create a charge over the Lock-up Units or otherwise grant of security over or creation of any encumbrance over the Lock-up Units, provided that such charge, security or encumbrance (i) cannot be enforced over any Lock-up Units during the First Lock-up Period, and (ii) can only be enforced with respect to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period. The charge, security or encumbrance will only be created if the chargee (such as a bank or financial institution) agrees that the charge, security or encumbrance over the Lock-up Units cannot be enforced over 100.0% of the Lock-up Units during the First Lock-up Period and can only be enforced in relation to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period;

(b)

entering into the Unit Lending Agreement with the Joint Bookrunners and Underwriters or any sale or transfer of the Lock-up Units by KCIH pursuant to the exercise of the Over-Allotment Option, provided that the restrictions in paragraphs 2 and 3 above will apply to the Units returned to KCIH pursuant to the Unit Lending Agreement; and

(c)

being able to transfer the Lock-up Units to and between Keppel Corporation Limited or any direct or indirect wholly-owned subsidiaries of Keppel Corporation Limited, provided that Keppel Corporation Limited shall, during the First Lock-up Period, maintain a direct or indirect interest in 100.0% of the Lock-up Units and, during the Second Lock-up Period, maintain a direct or indirect interest in 50.0% of the Lock-up Units and Keppel Corporation Limited has procured that such transferee subsidiaries have executed and delivered to the Joint Bookrunners and Underwriters undertakings to the effect that such transferee subsidiaries will comply with the restrictions in paragraphs 2 and 3 above so as to enable KCIH to comply with the foregoing restrictions for the unexpired period of the First Lock-up Period and the Second Lock-up Period.

5.	If, for any reason, the Listing Date does not take place within six months of the date of the prospectus of KORE dated 2 November 2017 (the Prospectus), this undertaking shall be terminated.

6.

This undertaking and all matters arising from or connected with it are governed by, and shall be construed in accordance with, Singapore law. The courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this undertaking and accordingly any legal action or proceedings arising out of or in connection with this undertaking (Proceedings) may be brought in such courts. KCIH irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Joint Bookrunners and Underwriters and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction. The taking of Proceedings in any other court of competent jurisdiction, or the taking of Proceedings in one or more jurisdictions, by any of the Joint Bookrunners and Underwriters shall not preclude the taking of Proceedings, by any of the Joint Bookrunners and Underwriters in any other jurisdiction (whether concurrently or not).

7.

This undertaking is given in favour of the Joint Bookrunners and Underwriters severally, and accordingly, may be enforced by any of the Joint Bookrunners and Underwriters without having to join the other party to such enforcement proceedings. Without prejudice to any other rights or remedies which the Joint Bookrunners and Underwriters may have, we acknowledge and agree that damages may not be an adequate remedy for any breach of this undertaking and the Joint Bookrunners and Underwriters shall be entitled to seek remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this undertaking.

8.	A person who is not a party to this undertaking shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of this undertaking.

9.

This undertaking may be executed in any number of counterparts each of which when executed and delivered (whether in original or facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

10.	Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Prospectus.

For and behalf of

KEPPEL CAPITAL INVESTMENT HOLDINGS PTE. LTD.

Name:

Title:

Acknowledged and accepted:

For and on behalf of

DBS Bank Ltd.

Name:

Title:

For and on behalf of

Citigroup Global Markets Singapore Pte Ltd

Name:

Title:

For and on behalf of

Credit Suisse (Singapore) Limited

Name:

Title:

Name:

Title:

For and on behalf of

Merrill Lynch (Singapore) Pte. Ltd.

Name:

Title:

PART 2

Lock-Up Letter from Keppel Capital Holdings Pte. Ltd.

2 November 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard

Marina Bay Financial Centre Tower 3

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte Ltd (Citi)

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi and CS, the Joint Bookrunners and Underwriters)

Dear Sirs:

Keppel-KBS US REIT (“KORE”)

Offering of Units (as defined below) in the initial public offering by KORE (the Offering)

11.	Keppel Capital Holdings Pte. Ltd. (KC) represents and warrants that 100% of the total number of issued shares of Keppel Capital Investment Holdings Pte. Ltd. (KCIH) are owned by KC.

12.

KC wishes to restrict its right to deal in the units in KORE (Units) in which it legally and/or beneficially, directly and/or indirectly, owns or will own as of the date hereof and on the Listing Date (as defined below) (the Lock-up Units), in accordance with the terms of this undertaking.

13.

In consideration of the Joint Bookrunners and Underwriters executing the underwriting agreement dated 2 November 2017 between the Joint Bookrunners and Underwriters, Keppel-KBS US REIT Management Pte. Ltd., as manager of KORE, KBS Pacific Advisors Pte. Ltd., KC, GKP Holding LLC, KBS SOR Properties, LLC and KCIH in connection with the Offering, KC undertakes to the Joint Bookrunners and Underwriters that it will not, subject to the exceptions set out in paragraph 5 below, during the period commencing from the date hereof until the date falling 6 months after the date of admission of KORE to the Official List of the SGX-ST (the Listing Date) (both dates inclusive) (the First Lock-up Period), directly or indirectly:

(a)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, hypothecate, grant security over, encumber or otherwise dispose of or transfer, any or all of its effective interest in the Lock-up Units (including any interests or securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(b)

enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(c)	enter into any transaction (including a derivative transaction) or other arrangement with a similar economic effect to the foregoing sub-paragraph (a) or (b);

(d)

deposit any of its effective interest in the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units) in any depository receipt facility;

(e)	enter into a transaction which is designed or which may reasonably be expected to result in any of the above; or

(f)	publicly announce any intention to do any of the above,

whether any such transaction described in sub-paragraphs (a) to (e) above is to be settled by delivery of such capital or securities, in cash or otherwise (whether or not such transaction will be completed within or after the First Lock-up Period or the Second Lock-up Period (as defined below) as applicable).

14.

KC further undertakes to the Joint Bookrunners and Underwriters that the restrictions in paragraph 2 above will apply in respect of its effective interest in 50.0% of the Lock-up Units (adjusted for any bonus issue or subdivision) during the period commencing from the day immediately following the First Lock-up Period until the date falling 12 months after the Listing Date (the Second Lock-up Period).

15.	The restrictions in paragraphs 3 and 4 above do not apply to prohibit:

(a)

KC from being able to create a charge over the Lock-up Units or otherwise grant of security over or creation of any encumbrance over the Lock-up Units, provided that such charge, security or encumbrance (i) cannot be enforced over any Lock-up Units during the First Lock-up Period, and (ii) can only be enforced with respect to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period. The charge, security or encumbrance will only be created if the chargee (such as a bank or financial institution) agrees that the charge, security or encumbrance over the Lock-up Units cannot be enforced over 100.0% of the

Lock-up Units during the First Lock-up Period and can only be enforced in relation to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period;

(b)

KCIH from entering into the Unit Lending Agreement with the Joint Bookrunners and Underwriters or any sale or transfer of the Lock-up Units by KCIH pursuant to the exercise of the Over-Allotment Option, provided that the restrictions in paragraphs 3 and 4 above will apply to the Units returned to KCIH pursuant to the Unit Lending Agreement; and

(c)

KC from being able to transfer the Lock-up Units to and between any direct or indirect wholly-owned subsidiaries of Keppel Corporation Limited, provided that Keppel Corporation Limited shall, during the First Lock-up Period, maintain a direct or indirect interest in 100.0% of the Lock-up Units and, during the Second Lock-up Period, maintain a direct or indirect interest in 50.0% of the Lock-up Units and Keppel Corporation Limited has procured that such transferee subsidiaries have executed and delivered to the Joint Bookrunners and Underwriters undertakings to the effect that such transferee subsidiaries will comply with the restrictions in paragraphs 3 and 4 above so as to enable KC to comply with the foregoing restrictions for the unexpired period of the First Lock-up Period and the Second Lock-up Period.

16.	If, for any reason, the Listing Date does not take place within six months of the date of the prospectus of KORE dated 2 November 2017 (the Prospectus), this undertaking shall be terminated.

17.

This undertaking and all matters arising from or connected with it are governed by, and shall be construed in accordance with, Singapore law. The courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this undertaking and accordingly any legal action or proceedings arising out of or in connection with this undertaking (Proceedings) may be brought in such courts. KC irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Joint Bookrunners and Underwriters and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction. The taking of Proceedings in any other court of competent jurisdiction, or the taking of Proceedings in one or more jurisdictions, by any of the Joint Bookrunners and Underwriters shall not preclude the taking of Proceedings, by any of the Joint Bookrunners and Underwriters in any other jurisdiction (whether concurrently or not).

18.

This undertaking is given in favour of the Joint Bookrunners and Underwriters severally, and accordingly, may be enforced by any of the Joint Bookrunners and Underwriters without having to join the other party to such enforcement proceedings. Without prejudice to any other rights or remedies which the Joint Bookrunners and Underwriters may have, we acknowledge and agree that damages may not be an adequate remedy for any breach of this undertaking and the Joint Bookrunners and Underwriters shall be entitled to seek remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this undertaking.

19.	A person who is not a party to this undertaking shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of this undertaking.

20.

This undertaking may be executed in any number of counterparts each of which when executed and delivered (whether in original or facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

21.	Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Prospectus.

For and behalf of

KEPPEL CAPITAL HOLDINGS PTE. LTD.

Name:

Title:

Acknowledged and accepted:

For and on behalf of
DBS Bank Ltd.

Name:

Title:

For and on behalf of
Citigroup Global Markets Singapore Pte Ltd

Name:

Title:

For and on behalf of

Credit Suisse (Singapore) Limited

Name:

Title:

Name:

Title:

For and on behalf of

Merrill Lynch (Singapore) Pte. Ltd.

Name:

Title:

PART 3

Lock-Up Letter from KBS Strategic Opportunity REIT, Inc.

2 November 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard

Marina Bay Financial Centre Tower 3

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte Ltd (Citi)

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi, and CS, the Joint Bookrunners and Underwriters)

Dear Sirs:

Keppel-KBS US REIT (“KORE”)

Offering of Units (as defined below) in the initial public offering by KORE (the Offering)

22.

KBS Strategic Opportunity REIT, Inc. (KBS SOR) represents and warrants that 100% of the total number of issued shares of KBS SOR Properties, LLC (KBS Properties) are indirectly owned by KBS SOR through its ownership of 100% of the interest in KBS Strategic Opportunity Limited Partnership, a wholly-owned subsidiary of KBS SOR, which in turn owns 100% of the total number of issued shares of KBS SOR (BVI) Holdings, Ltd., which in turn owns 100% of the total number of issued shares of KBS Properties.

23.

KBS SOR wishes to restrict its right to deal in the units in KORE (Units) in which it legally and/or beneficially, directly and/or indirectly, owns or will own as of the date hereof and on the Listing Date (as defined below) (the Lock-up Units), in accordance with the terms of this undertaking.

24.

In consideration of the Joint Bookrunners and Underwriters executing the underwriting agreement dated 2 November 2017 between the Joint Bookrunners and Underwriters, Keppel-KBS US REIT Management Pte. Ltd., as manager of KORE, KBS Pacific Advisors Pte. Ltd., Keppel Capital Holdings Pte. Ltd., GKP Holding LLC, KBS Properties and Keppel Capital Investment Holdings Pte. Ltd. in connection with the Offering, KBS SOR undertakes to the Joint Bookrunners and Underwriters that it will not, subject to the exceptions set out in paragraph 5 below, during the period commencing from the date hereof until the date falling 6 months after the date of admission of KORE to the Official List of the SGX-ST (the Listing Date) (both dates inclusive) (the First Lock-up Period), directly or indirectly:

(a)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, hypothecate, grant security over, encumber or otherwise dispose of or transfer, any or all of its effective interest in the Lock-up Units (including any interests or securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(b)

enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(c)	enter into any transaction (including a derivative transaction) or other arrangement with a similar economic effect to the foregoing sub-paragraph (a) or (b);

(d)

deposit any of its effective interest in the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units) in any depository receipt facility;

(e)	enter into a transaction which is designed or which may reasonably be expected to result in any of the above; or

(f)	publicly announce any intention to do any of the above,

whether any such transaction described in sub-paragraphs (a) to (e) above is to be settled by delivery of such capital or securities, in cash or otherwise (whether or not such transaction will be completed within or after the First Lock-up Period or the Second Lock-up Period (as defined below) as applicable).

25.

KBS SOR further undertakes to the Joint Bookrunners and Underwriters that the restrictions in paragraph 3 above will apply in respect of its effective interest in 50.0% of the Lock-up Units (adjusted for any bonus issue or subdivision) during the period commencing from the day immediately following the First Lock-up Period until the date falling 12 months after the Listing Date (the Second Lock-up Period).

26.	The restrictions in paragraphs 3 and 4 above do not apply to prohibit:

(a)

KBS SOR from being able to create a charge over the Lock-up Units or otherwise grant of security over or creation of any encumbrance over the Lock-up Units, provided that such charge, security or encumbrance (i) cannot be enforced over any Lock-up Units during the First Lock-up Period, and (ii) can only be enforced with respect to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period. The charge, security or encumbrance will only be created if the chargee (such as a bank or financial institution) agrees that the charge, security or encumbrance over the Lock-up Units cannot be enforced over 100.0% of the Lock-up Units during the First Lock-up Period and can only be enforced in relation to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period;

(c)

KBS Properties from entering into the Unit Lending Agreement with the Joint Bookrunners and Underwriters or any sale or transfer of the Lock-up Units by KBS Properties pursuant to the exercise of the Over-Allotment Option, provided that the restrictions in paragraphs 3 and 4 above will apply to the Units returned to KBS Properties pursuant to the Unit Lending Agreement; and

(c)

KBS SOR from being able to transfer the Lock-up Units to and between any direct or indirect wholly-owned subsidiaries of KBS SOR, provided that KBS SOR shall, during the First Lock-up Period, maintain a direct or indirect interest in 100.0% of the Lock-up Units and, during the Second Lock-up Period, maintain a direct or indirect interest in 50.0% of the Lock-up Units and KBS SOR has procured that such transferee subsidiaries have executed and delivered to the Joint Bookrunners and Underwriters undertakings to the effect that such transferee subsidiaries will comply with the restrictions in paragraphs 3 and 4 above so as to enable KBS SOR to comply with the foregoing restrictions for the unexpired period of the First Lock-up Period and the Second Lock-up Period.

27.	If, for any reason, the Listing Date does not take place within six months of the date of the prospectus of KORE dated 2 November 2017 (the Prospectus), this undertaking shall be terminated.

28.

This undertaking and all matters arising from or connected with it are governed by, and shall be construed in accordance with, Singapore law. The courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this undertaking and accordingly any legal action or proceedings arising out of or in connection with this undertaking (Proceedings) may be brought in such courts. KBS SOR irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Joint Bookrunners and Underwriters and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction. The taking of Proceedings in any other court of competent jurisdiction, or the taking of Proceedings in one or more jurisdictions, by any of the Joint Bookrunners and Underwriters shall not preclude the taking of Proceedings, by any of the Joint Bookrunners and Underwriters in any other jurisdiction (whether concurrently or not).

29.

KBS SOR hereby irrevocably appoints KBS Pacific Advisors Pte. Ltd. of 60 Paya Lebar Road, #11-06, Paya Lebar Square, Singapore 409051 as agent to accept service of process in Singapore in any legal action or proceedings arising out of this undertaking, service upon whom will be deemed completed whether or not forwarded to or received by KBS SOR. KBS SOR will inform the Joint Bookrunners and Underwriters, in writing, of any change in the address of the process agent of KBS SOR and such change in address will not be effective until such notice is received by the Joint Bookrunners and Underwriters. Such service will be deemed to be completed on delivery to the process agent (whether or not it is forwarded to and received by KBS SOR). If such process agent ceases to be able to act as such or to have an address in Singapore, KBS SOR irrevocably agrees to immediately appoint a new process agent in Singapore acceptable to the Joint Bookrunners and Underwriters and to deliver to the Joint Bookrunners and Underwriters within 14 days a copy of a written acceptance of appointment by the process agent. Nothing in this undertaking will affect the right to serve process in any other manner permitted by law.

30.

This undertaking is given in favour of the Joint Bookrunners and Underwriters severally, and accordingly, may be enforced by any of the Joint Bookrunners and Underwriters without having to join the other party to such enforcement proceedings. Without prejudice to any other rights or remedies which the Joint Bookrunners and Underwriters may have, we acknowledge and agree that damages may not be an adequate remedy for any breach of this undertaking and the Joint Bookrunners and Underwriters shall be entitled to seek remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this undertaking.

31.	A person who is not a party to this undertaking shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of this undertaking.

32.

This undertaking may be executed in any number of counterparts each of which when executed and delivered (whether in original or facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

33.	Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Prospectus.

For and behalf of

KBS STRATEGIC OPPORTUNITY REIT, INC.

Name:

Title:

Acknowledged and accepted:

For and on behalf of
DBS Bank Ltd.

Name:

Title:

For and on behalf of
Citigroup Global Markets Singapore Pte Ltd

Name:

Title:

For and on behalf of
Credit Suisse (Singapore) Limited

Name:

Title:

Name:

Title:

For and on behalf of
Merrill Lynch (Singapore) Pte. Ltd.

Name:

Title:

PART 4

Lock-Up Letter from KBS SOR (BVI) Holdings Ltd

2 November 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard Level 46

DBS Asia Central @ Marina Bay Financial Centre

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte Ltd (Citi)

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi, and CS, the Joint Bookrunners and Underwriters)

Dear Sirs:

Keppel-KBS US REIT (KORE)

Offering of Units (as defined below) in the initial public offering by KORE (the Offering)

34.	KBS SOR (BVI) Holdings, Ltd. (KBS BVI) represents and warrants that 100% of the total number of issued shares of KBS SOR Properties, LLC (KBS Properties) are owned by KBS BVI.

35.

KBS BVI wishes to restrict its right to deal in the units in KORE (Units) in which it legally and/or beneficially, directly and/or indirectly, owns or will own as of the date hereof and on the Listing Date (as defined below) (the Lock-up Units), in accordance with the terms of this undertaking.

36.

In consideration of the Joint Bookrunners and Underwriters executing the underwriting agreement dated 2 November 2017 between the Joint Bookrunners and Underwriters, Keppel-KBS US REIT Management Pte. Ltd., as manager of KORE, KBS Pacific Advisors Pte. Ltd., Keppel Capital Holdings Pte. Ltd., GKP Holding LLC, KBS Properties and Keppel Capital Investment Holdings Pte. Ltd. in connection with the Offering, KBS BVI undertakes to the Joint Bookrunners and Underwriters that it will not, subject to the exceptions set out in paragraph 5 below, during the period commencing from the date hereof until the date falling 6 months after the date of admission of KORE to the Official List of the SGX-ST (the Listing Date) (both dates inclusive) (the First Lock-up Period), directly or indirectly:

(a)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, hypothecate, grant security over, encumber or otherwise dispose of or transfer, any or all of its effective interest in the Lock-up Units (including any interests or securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(b)

enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(c)	enter into any transaction (including a derivative transaction) or other arrangement with a similar economic effect to the foregoing sub-paragraph (a) or (b);

(d)

deposit any of its effective interest in the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units) in any depository receipt facility;

(e)	enter into a transaction which is designed or which may reasonably be expected to result in any of the above; or

(f)	publicly announce any intention to do any of the above,

whether any such transaction described in sub-paragraphs (a) to (e) above is to be settled by delivery of such capital or securities, in cash or otherwise (whether or not such transaction will be completed within or after the First Lock-up Period or the Second Lock-up Period (as defined below) as applicable).

37.

KBS BVI further undertakes to the Joint Bookrunners and Underwriters that the restrictions in paragraph 3 above will apply in respect of its effective interest in 50.0% of the Lock-up Units (adjusted for any bonus issue or subdivision) during the period commencing from the day immediately following the First Lock-up Period until the date falling 12 months after the Listing Date (the Second Lock-up Period).

38.	The restrictions in paragraphs 3 and 4 above do not apply to prohibit:

(a)

KBS BVI from being able to create a charge over the Lock-up Units or otherwise grant of security over or creation of any encumbrance over the Lock-up Units, provided that such charge, security or encumbrance (i) cannot be enforced over any Lock-up Units during the First Lock-up Period, and (ii) can only be enforced with respect to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period. The charge, security or encumbrance will only be created if the chargee (such as a bank or financial institution) agrees that the charge, security or encumbrance over the Lock-up Units cannot be enforced over

100.0% of the Lock-up Units during the First Lock- up Period and can only be enforced in relation to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period;

(b)

KBS Properties from entering into the Unit Lending Agreement with the Joint Bookrunners and Underwriters or any sale or transfer of the Lock-up Units by KBS Properties pursuant to the exercise of the Over-Allotment Option, provided that the restrictions in paragraphs 3 and 4 above will apply to the Units returned to KBS Properties pursuant to the Unit Lending Agreement; and

(c)

KBS BVI from being able to transfer the Lock-up Units to and between any direct or indirect wholly-owned subsidiaries of KBS SOR, provided that KBS SOR shall, during the First Lock-up Period, maintain a direct or indirect interest in 100.0% of the Lock-up Units and, during the Second Lock-up Period, maintain a direct or indirect interest in 50.0% of the Lock-up Units and KBS SOR has procured that such transferee subsidiaries have executed and delivered to the Joint Bookrunners and Underwriters undertakings to the effect that such transferee subsidiaries will comply with the restrictions in paragraphs 3 and 4 above so as to enable KBS BVI to comply with the foregoing restrictions for the unexpired period of the First Lock-up Period and the Second Lock-up Period.

39.	If, for any reason, the Listing Date does not take place within six months of the date of the prospectus of KORE dated 2 November 2017 (the Prospectus), this undertaking shall be terminated.

40.

This undertaking and all matters arising from or connected with it are governed by, and shall be construed in accordance with, Singapore law. The courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this undertaking and accordingly any legal action or proceedings arising out of or in connection with this undertaking (Proceedings) may be brought in such courts. KBS BVI irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Joint Bookrunners and Underwriters and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction. The taking of Proceedings in any other court of competent jurisdiction, or the taking of Proceedings in one or more jurisdictions, by any of the Joint Bookrunners and Underwriters shall not preclude the taking of Proceedings, by any of the Joint Bookrunners and Underwriters in any other jurisdiction (whether concurrently or not).

41.

KBS BVI hereby irrevocably appoints KBS Pacific Advisors Pte. Ltd. of 60 Paya Lebar Road, #11-06, Paya Lebar Square, Singapore 409051 as agent to accept service of process in Singapore in any legal action or proceedings arising out of this undertaking, service upon whom will be deemed completed whether or not forwarded to or received by KBS BVI. KBS BVI will inform the Joint Bookrunners and Underwriters, in writing, of any change in the address of the process agent of KBS BVI and such change in address will not be effective until such notice is received by the Joint Bookrunners and Underwriters. Such service will be deemed to be completed on delivery to the process agent (whether or not it is forwarded to and received by KBS BVI). If such process agent ceases to be able to act as such or to have an address in Singapore, KBS BVI irrevocably agrees to immediately appoint a new process agent in Singapore acceptable to the Joint Bookrunners and Underwriters and to deliver to the Joint Bookrunners and Underwriters within 14 days a copy of a written acceptance of appointment by the process agent. Nothing in this undertaking will affect the right to serve process in any other manner permitted by law.

42.

This undertaking is given in favour of the Joint Bookrunners and Underwriters severally, and accordingly, may be enforced by any of the Joint Bookrunners and Underwriters without having to join the other party to such enforcement proceedings. Without prejudice to any other rights or remedies which the Joint Bookrunners and Underwriters may have, we acknowledge and agree that damages may not be an adequate remedy for any breach of this undertaking and the Joint Bookrunners and Underwriters shall be entitled to seek remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this undertaking.

43.	A person who is not a party to this undertaking shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of this undertaking.

44.

This undertaking may be executed in any number of counterparts each of which when executed and delivered (whether in original or facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

45.	Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Prospectus.

For and behalf of

KBS SOR (BVI) HOLDINGS, LTD.

Name:

Title:

Acknowledged and accepted:

For and on behalf of
DBS Bank Ltd.

Name:

Title:

For and on behalf of
Citigroup Global Markets Singapore Pte Ltd

Name:

Title:

For and on behalf of
Credit Suisse (Singapore) Limited

Name:

Title:

Name:

Title:

For and on behalf of
Merrill Lynch (Singapore) Pte. Ltd.

Name:

Title:

PART 5

Lock-Up Letter from KBS Strategic Opportunity Limited Partnership

2 November 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard

Marina Bay Financial Centre Tower 3

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte Ltd (Citi)

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi, and CS, the Joint Bookrunners and Underwriters)

Dear Sirs:

Keppel-KBS US REIT (“KORE”)

Offering of Units (as defined below) in the initial public offering by KORE (the Offering)

46.

KBS Strategic Opportunity Limited Partnership (KBS SOLP) represents and warrants that 100% of the total number of issued shares of KBS SOR Properties, LLC (KBS Properties) are indirectly owned by KBS SOLP through its ownership of 100% of the total number of issued shares of KBS SOR (BVI) Holdings, Ltd., which in turn owns 100% of the total number of issued shares of KBS Properties.

47.

KBS SOLP wishes to restrict its right to deal in the units in KORE (Units) in which it legally and/or beneficially, directly and/or indirectly, owns or will own as of the date hereof and on the Listing Date (as defined below) (the Lock-up Units), in accordance with the terms of this undertaking.

48.

In consideration of the Joint Bookrunners and Underwriters executing the underwriting agreement dated 2 November 2017 between the Joint Bookrunners and Underwriters, Keppel-KBS US REIT Management Pte. Ltd., as manager of KORE, KBS Pacific Advisors Pte. Ltd., Keppel Capital Holdings Pte. Ltd., GKP Holding LLC, KBS Properties and Keppel Capital Investment Holdings Pte. Ltd. in connection with the Offering, KBS

SOLP undertakes to the Joint Bookrunners and Underwriters that it will not, subject to the exceptions set out in paragraph 5 below, during the period commencing from the date hereof until the date falling 6 months after the date of admission of KORE to the Official List of the SGX-ST (the Listing Date) (both dates inclusive) (the First Lock-up Period), directly or indirectly:

(a)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, hypothecate, grant security over, encumber or otherwise dispose of or transfer, any or all of its effective interest in the Lock-up Units (including any interests or securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(b)

enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(c)	enter into any transaction (including a derivative transaction) or other arrangement with a similar economic effect to the foregoing sub-paragraph (a) or (b);

(d)

deposit any of its effective interest in the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units) in any depository receipt facility;

(e)	enter into a transaction which is designed or which may reasonably be expected to result in any of the above; or

(f)	publicly announce any intention to do any of the above,

whether any such transaction described in sub-paragraphs (a) to (e) above is to be settled by delivery of such capital or securities, in cash or otherwise (whether or not such transaction will be completed within or after the First Lock-up Period or the Second Lock-up Period (as defined below) as applicable).

49.

KBS SOLP further undertakes to the Joint Bookrunners and Underwriters that the restrictions in paragraph 3 above will apply in respect of its effective interest in 50.0% of the Lock-up Units (adjusted for any bonus issue or subdivision) during the period commencing from the day immediately following the First Lock-up Period until the date falling 12 months after the Listing Date (the Second Lock-up Period).

50.	The restrictions in paragraphs 3 and 4 above do not apply to prohibit:

(a)

KBS SOLP from being able to create a charge over the Lock-up Units or otherwise grant of security over or creation of any encumbrance over the Lock-up Units, provided that such charge, security or encumbrance (i) cannot be enforced over any Lock-up Units during the First Lock-up Period, and (ii) can only be enforced with respect to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period. The charge, security or encumbrance will only be created if the chargee (such as a bank or financial institution) agrees that the charge, security or encumbrance over the Lock-up Units cannot be enforced over 100.0% of the Lock-up Units during the First Lock-up Period and can only be enforced in relation to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period;

(b)

KBS Properties from entering into the Unit Lending Agreement with the Joint Bookrunners and Underwriters or any sale or transfer of the Lock-up Units by KBS Properties pursuant to the exercise of the Over-Allotment Option, provided that the restrictions in paragraphs 3 and 4 above will apply to the Units returned to KBS Properties pursuant to the Unit Lending Agreement; and

(c)

KBS SOLP from being able to transfer the Lock-up Units to and between any direct or indirect wholly-owned subsidiaries of KBS SOR, provided that KBS SOR shall, during the First Lock-up Period, maintain a direct or indirect interest in 100.0% of the Lock-up Units and, during the Second Lock-up Period, maintain a direct or indirect interest in 50.0% of the Lock-up Units and KBS SOR has procured that such transferee subsidiaries have executed and delivered to the Joint Bookrunners and Underwriters undertakings to the effect that such transferee subsidiaries will comply with the restrictions in paragraphs 3 and 4 above so as to enable KBS SOLP to comply with the foregoing restrictions for the unexpired period of the First Lock-up Period and the Second Lock-up Period.

51.	If, for any reason, the Listing Date does not take place within six months of the date of the prospectus of KORE dated 2 November 2017 (the Prospectus), this undertaking shall be terminated.

52.

This undertaking and all matters arising from or connected with it are governed by, and shall be construed in accordance with, Singapore law. The courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this undertaking and accordingly any legal action or proceedings arising out of or in connection with this undertaking (Proceedings) may be brought in such courts. KBS SOLP irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Joint Bookrunners and Underwriters and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction. The taking of Proceedings in any other court of competent jurisdiction, or the taking of Proceedings in one or more jurisdictions, by any of the Joint Bookrunners and Underwriters shall not preclude the taking of Proceedings, by any of the Joint Bookrunners and Underwriters in any other jurisdiction (whether concurrently or not).

53.

KBS SOLP hereby irrevocably appoints KBS Pacific Advisors Pte. Ltd. of 60 Paya Lebar Road, #11-06, Paya Lebar Square, Singapore 409051 as agent to accept service of process in Singapore in any legal action or proceedings arising out of this undertaking, service upon whom will be deemed completed whether or not forwarded to or received by KBS SOLP. KBS SOLP will inform the Joint Bookrunners and Underwriters, in writing, of any change in the address of the process agent of KBS SOLP and such change in address will not be effective until such notice is received by the Joint Bookrunners and Underwriters. Such service will be deemed to be completed on delivery to the process agent (whether or not it is forwarded to and received by KBS SOLP). If such process agent ceases to be able to act as such or to have an address in Singapore, KBS SOLP irrevocably agrees to immediately appoint a new process agent in Singapore acceptable to the Joint Bookrunners and Underwriters and to deliver to the Joint Bookrunners and Underwriters within 14 days a copy of a written acceptance of appointment by the process agent. Nothing in this undertaking will affect the right to serve process in any other manner permitted by law.

54.

This undertaking is given in favour of the Joint Bookrunners and Underwriters severally, and accordingly, may be enforced by any of the Joint Bookrunners and Underwriters without having to join the other party to such enforcement proceedings. Without prejudice to any other rights or remedies which the Joint Bookrunners and Underwriters may have, we acknowledge and agree that damages may not be an adequate remedy for any breach of this undertaking and the Joint Bookrunners and Underwriters shall be entitled to seek remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this undertaking.

55.	A person who is not a party to this undertaking shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of this undertaking.

56.

This undertaking may be executed in any number of counterparts each of which when executed and delivered (whether in original or facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

57.	Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Prospectus.

For and behalf of

KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP

Name:

Title:

Acknowledged and accepted:

For and on behalf of

DBS Bank Ltd.

Name:

Title:

For and on behalf of

Citigroup Global Markets Singapore Pte Ltd

Name:

Title:

For and on behalf of

Credit Suisse (Singapore) Limited

Name:

Title:

Name:

Title:

For and on behalf of

Merrill Lynch (Singapore) Pte. Ltd.

Name:

Title:

PART 6

Lock-Up Letter from KBS SOR Properties, LLC

2 November 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard Level 46

DBS Asia Central @ Marina Bay Financial Centre

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte Ltd (Citi)

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi, and CS, the Joint Bookrunners and Underwriters)

Dear Sirs:

Keppel-KBS US REIT (KORE)

Offering of Units (as defined below) in the initial public offering by KORE (the Offering)

58.

KBS SOR Properties, LLC (KBS Properties) wishes to restrict its right to deal in the units in KORE (Units) in which it legally and/or beneficially, directly and/or indirectly, owns or will own as of the date hereof and on the Listing Date (as defined below) (the Lock-up Units), in accordance with the terms of this undertaking.

59.

In consideration of the Joint Bookrunners and Underwriters executing the underwriting agreement dated 2 November 2017 between the Joint Bookrunners and Underwriters, Keppel-KBS US REIT Management Pte. Ltd., as manager of KORE, KBS Pacific Advisors Pte. Ltd., Keppel Capital Holdings Pte. Ltd., GKP Holding LLC, KBS Properties and Keppel Capital Investment Holdings Pte. Ltd. in connection with the Offering, KBS Properties undertakes to the Joint Bookrunners and Underwriters that it will not, subject to the exceptions set out in paragraph 4 below, during the period commencing from the date hereof until the date falling 6 months after the date of admission of KORE to the Official List of the SGX-ST (the Listing Date) (both dates inclusive) (the First Lock-up Period), directly or indirectly:

(a)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, hypothecate, grant security over, encumber or otherwise dispose of or transfer, any or all of its effective interest in the Lock-up Units (including any interests or securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(b)

enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units);

(c)	enter into any transaction (including a derivative transaction) or other arrangement with a similar economic effect to the foregoing sub-paragraph (a) or (b);

(d)

deposit any of its effective interest in the Lock-up Units (including any securities convertible into or exercisable or exchangeable for any Lock-up Units or which carry rights to subscribe for or purchase any such Lock-up Units) in any depository receipt facility;

(e)	enter into a transaction which is designed or which may reasonably be expected to result in any of the above; or

(f)	publicly announce any intention to do any of the above,

whether any such transaction described in sub-paragraphs (a) to (e) above is to be settled by delivery of such capital or securities, in cash or otherwise (whether or not such transaction will be completed within or after the First Lock-up Period or the Second Lock-up Period (as defined below) as applicable).

60.

KBS Properties further undertakes to the Joint Bookrunners and Underwriters that the restrictions in paragraph 2 above will apply in respect of its effective interest in 50.0% of the Lock-up Units (adjusted for any bonus issue or subdivision) during the period commencing from the day immediately following the First Lock-up Period until the date falling 12 months after the Listing Date (the Second Lock-up Period).

61.	The restrictions in paragraphs 2 and 3 above do not apply to prohibit KBS Properties from:

(a)

being able to create a charge over the Lock-up Units or otherwise grant of security over or creation of any encumbrance over the Lock-up Units, provided that such charge, security or encumbrance (i) cannot be enforced over any Lock-up Units during the First Lock-up Period, and (ii) can only be enforced with respect to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period. The charge, security or encumbrance will only be created if the chargee (such as a bank or financial institution) agrees that the charge, security or encumbrance over the Lock-up Units cannot be enforced over 100.0% of the Lock-up Units during the First Lock-up Period and can only be enforced in relation to 50.0% of the effective interest in the Lock-up Units during the Second Lock-up Period;

(b)

entering into the Unit Lending Agreement with the Joint Bookrunners and Underwriters or any sale or transfer of the Lock-up Units by KBS Properties pursuant to the exercise of the Over-Allotment Option, provided that the restrictions in paragraphs 2 and 3 above will apply to the Units returned to KBS Properties pursuant to the Unit Lending Agreement; and

(c)

being able to transfer the Lock-up Units to and between KBS Strategic Opportunity REIT, INC., (KBS SOR) or any direct or indirect wholly-owned subsidiaries of KBS SOR, provided that KBS SOR shall, during the First Lock-up Period, maintain a direct or indirect interest in 100.0% of the Lock-up Units and, during the Second Lock-up Period, maintain a direct or indirect interest in 50.0% of the Lock-up Units and KBS SOR has procured that such transferee subsidiaries have executed and delivered to the Joint Bookrunners and Underwriters undertakings to the effect that such transferee subsidiaries will comply with the restrictions in paragraphs 2 and 3 above so as to enable KBS Properties to comply with the foregoing restrictions for the unexpired period of the First Lock-up Period and the Second Lock-up Period.

62.	If, for any reason, the Listing Date does not take place within six months of the date of the prospectus of KORE dated 2 November 2017 (the Prospectus), this undertaking shall be terminated.

63.

This undertaking and all matters arising from or connected with it are governed by, and shall be construed in accordance with, Singapore law. The courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this undertaking and accordingly any legal action or proceedings arising out of or in connection with this undertaking (Proceedings) may be brought in such courts. KBS Properties irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Joint Bookrunners and Underwriters and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction. The taking of Proceedings in any other court of competent jurisdiction, or the taking of Proceedings in one or more jurisdictions, by any of the Joint Bookrunners and Underwriters shall not preclude the taking of Proceedings, by any of the Joint Bookrunners and Underwriters in any other jurisdiction (whether concurrently or not).

64.

KBS Properties hereby irrevocably appoints KBS Pacific Advisors Pte. Ltd. of 60 Paya Lebar Road, #11-06, Paya Lebar Square, Singapore 409051 as agent to accept service of process in Singapore in any legal action or proceedings arising out of this undertaking, service upon whom will be deemed completed whether or not forwarded to or received by KBS Properties. KBS Properties will inform the Joint Bookrunners and Underwriters, in writing, of any change in the address of the process agent of KBS Properties and such change in address will not be effective until such notice is received by the Joint Bookrunners and Underwriters. Such service will be deemed to be completed on delivery to the process agent (whether or not it is forwarded to and received by KBS Properties). If such process agent ceases to be able to act as such or to have an address in Singapore, KBS Properties irrevocably agrees to immediately appoint a new process agent in Singapore acceptable to the Joint Bookrunners and Underwriters and to deliver to the Joint Bookrunners and Underwriters within 14 days a copy of a written acceptance of appointment by the process agent. Nothing in this undertaking will affect the right to serve process in any other manner permitted by law.

65.

This undertaking is given in favour of the Joint Bookrunners and Underwriters severally, and accordingly, may be enforced by any of the Joint Bookrunners and Underwriters without having to join the other party to such enforcement proceedings. Without prejudice to any other rights or remedies which the Joint Bookrunners and Underwriters may have, we acknowledge and agree that damages may not be an adequate remedy for any breach of this undertaking and the Joint Bookrunners and Underwriters shall be entitled to seek remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this undertaking.

66.	A person who is not a party to this undertaking shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of this undertaking.

67.

This undertaking may be executed in any number of counterparts each of which when executed and delivered (whether in original or facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

68.	Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Prospectus.

For and behalf of

KBS SOR PROPERTIES, LLC

Name:

Title:

Acknowledged and accepted:

For and on behalf of

DBS Bank Ltd.

Name:

Title:

For and on behalf of

Citigroup Global Markets Singapore Pte Ltd

Name:

Title:

For and on behalf of

Credit Suisse (Singapore) Limited

Name:

Title:

Name:

Title:

For and on behalf of

Merrill Lynch (Singapore) Pte. Ltd.

Name:

Title:

Lock-Up Letter from the Manager

2 November 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard Level 46

DBS Asia Central @ Marina Bay Financial Centre

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte Ltd (Citi)

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi, and CS, the Joint Bookrunners and Underwriters)

Dear Sirs:

Keppel-KBS US REIT (KORE)

Offering of Units (as defined below) in the initial public offering by KORE (the Offering)

69.

Keppel-KBS US REIT Management Pte. Ltd., as manager of KORE (the Manager) wishes to restrict its right to deal in the units in KORE (Units) which are in issue from time to time in accordance with the terms of this undertaking.

70.

In consideration of the Joint Bookrunners and Underwriters executing the underwriting agreement dated 2 November 2017 between the Joint Bookrunners and Underwriters, the Manager, KBS Pacific Advisors Pte. Ltd., Keppel Capital Holdings Pte. Ltd., GKP Holding LLC, KBS SOR Properties, LLC and Keppel Capital Investment Holdings Pte. Ltd. in connection with the Offering, the Manager undertakes to the Joint Bookrunners and Underwriters that it will not, subject to the exceptions set out in paragraph 3 below, during the period commencing from the date hereof until the date falling 6 months after the date of admission of KORE to the Official List of the SGX-ST (the Listing Date) (both dates inclusive) (the First Lock-up Period), directly or indirectly:

(a)

allot, issue, offer, pledge, sell, contract to issue or sell, sell any option or contract to subscribe or purchase, purchase any option or contract to issue or sell, grant any option, right or warrant to subscribe, purchase, lend, hypothecate, grant security over, encumber or otherwise dispose of any Units (or any securities convertible into or exercisable or exchangeable for any Units or which carry rights to subscribe for or purchase any Units);

(b)

enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units or any other securities of KORE or any of its subsidiaries or any interest in any of the foregoing (including any securities convertible into or exercisable or exchangeable for any Units or which carry rights to subscribe for or purchase Units or any other securities of KORE or any of its subsidiaries);

(c)	enter into any transaction (including a derivative transaction) or other arrangement with a similar economic effect to the foregoing sub-paragraph (a) or (b);

(d)

deposit any Units (including any securities convertible into or exercisable or exchangeable for any Units or which carry rights to subscribe for or purchase any Units) in any depository receipt facility;

(e)	enter into a transaction which is designed or which may reasonably be expected to result in any of the above; or

(f)	publicly announce any intention to do any of the above,

whether any such transaction described in sub-paragraphs (a) to (e) above is to be settled by delivery of such capital or securities, in cash or otherwise (whether or not such transaction will be completed within or after the First Lock-up Period).

71.

The restrictions described in paragraph 2 above do not apply to the issuance of (i) the Offering Units, (ii) the Lock-up Units, (iii) the Cornerstone Units, (iv) the Relevant Entities Subscription Units, and (v) Units to the Manager in payment of any fees payable to the Manager under the Trust Deed, or the sale of Units issued to the Manager in payment of any fees payable to the Manager under the Trust Deed.

72.	If, for any reason, the Listing Date does not take place within six months of the date of the prospectus of KORE dated 2 November 2017 (the Prospectus), this undertaking shall be terminated.

73.

This undertaking and all matters arising from or connected with it are governed by, and shall be construed in accordance with, Singapore law. The courts of Singapore are to have jurisdiction to settle any disputes which may arise out of or in connection with this undertaking and accordingly any legal action or proceedings arising out of or in connection with this undertaking (Proceedings) may be brought in such courts. The Manager irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the Joint Bookrunners and Underwriters and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction. The taking of Proceedings in any other court of competent jurisdiction, or the taking of Proceedings in one or more jurisdictions, by any of the Joint Bookrunners and Underwriters shall not preclude the taking of Proceedings, by any of the Joint Bookrunners and Underwriters in any other jurisdiction (whether concurrently or not).

74.

This undertaking is given in favour of the Joint Bookrunners and Underwriters severally, and accordingly, may be enforced by any of the Joint Bookrunners and Underwriters without having to join the other party to such enforcement proceedings. Without prejudice to any other rights or remedies which the Joint Bookrunners and Underwriters may have, we acknowledge and agree that damages may not be an adequate remedy for any breach of this undertaking and the Joint Bookrunners and Underwriters shall be entitled to seek remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this undertaking.

75.	A person who is not a party to this undertaking shall have no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any term of this undertaking.

76.

This undertaking may be executed in any number of counterparts each of which when executed and delivered (whether in original or facsimile) shall be an original, but all the counterparts together shall constitute one and the same instrument.

77.	Capitalized terms used but not otherwise defined herein shall have the meaning given to those terms in the Prospectus.

For and behalf of

KEPPEL-KBS US REIT MANAGEMENT PTE. LTD.

(as manager of Keppel-KBS US REIT)

..................................................

Name:

Title:

Acknowledged and accepted:

For and on behalf of

DBS Bank Ltd.

Name:

Title:

For and on behalf of

Citigroup Global Markets Singapore Pte Ltd

Name:

Title:

For and on behalf of

Credit Suisse (Singapore) Limited

Name:

Title:

Name:

Title:

For and on behalf of

Merrill Lynch (Singapore) Pte. Ltd.

Name:

Title:

SCHEDULE 3

FORM OF MANAGER CERTIFICATE

(Clauses 7.3(a)(viii) / 7.4(a)(iv))

[●] 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard Level 46

DBS Asia Central @ Marina Bay Financial Centre

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte. Ltd. (Citi)

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi and CS, as the Joint Bookrunners and Underwriters under the Underwriting Agreement dated 2 November 2017 relating to the Offering (the Underwriting Agreement).

Dear Sirs

Offering of Units in the initial public offering by Keppel-KBS US REIT

I, the undersigned, being a duly authorised officer of Keppel-KBS US REIT Management Pte. Ltd., as manager of Keppel-KBS US REIT (the Manager), hereby certify on behalf of the Manager, without personal liability to me, that:

(a)	each of the conditions set out in Clause 7.3/7.4* of the Underwriting Agreement have been satisfied;

(b)

there has not been any material adverse change or development involving a prospective material adverse change, in or affecting (a) the financial condition, prospects, earnings, business, results of operations or assets of Keppel-KBS US REIT, its subsidiaries or on the Properties, in each case taken as a whole, whether or not arising in the ordinary course of business, or (b) the ability of Keppel-KBS REIT, the Manager or any of the Trust Group Entities to perform in any material respect its obligations under or with respect to, or to consummate the transactions contemplated by the Underwriting Agreement, the Transaction Documents, the Preliminary Prospectus and the Prospectus, in each case of (a) and (b), since the date of the Underwriting Agreement or from that set out in the Preliminary Prospectus and the Prospectus;

(c)

the representations and warranties contained in Clause 3.1 of the Underwriting Agreement are true and correct, as at the date of this certificate in respect of the facts and circumstances existing as at today; and

(d)

the Manager has complied with all of its obligations under the Underwriting Agreement and satisfied all the conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the date hereof.

References to Clauses are to Clauses of the Underwriting Agreement. Unless the context otherwise requires, words and expressions uses shall have the meaning ascribed to them in the Underwriting Agreement.

This certificate is delivered to you pursuant to Clause 7.3(a)(vii)/7.4(a)(iv)* of the Underwriting Agreement.

Yours faithfully

..................................................

Name:

Designation:

for and on behalf of

Keppel-KBS US REIT Management Pte. Ltd.

(as manager of Keppel-KBS US REIT)

* to delete

SCHEDULE 4

FORM OF SPONSOR CERTIFICATE

(Clause 7.3(a)(ix)/7.4(a)(v))

Closing Certificate from [KPA / KC]

[●] 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard Level 46

DBS Asia Central @ Marina Bay Financial Centre

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citigroup Global Markets Singapore Pte. Ltd. (Citi))

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi and CS, as the Joint Bookrunners and Underwriters under the Underwriting Agreement dated 2 November 2017 relating to the Offering (the Underwriting Agreement).

Dear Sirs

Offering of Units in the initial public offering by Keppel-KBS US REIT (

I, the undersigned, being a duly authorised officer of [KBS Pacific Advisors Pte. Ltd. / Keppel Capital Holdings Pte Ltd], hereby certify on behalf of [KBS Pacific Advisors Pte. Ltd. / Keppel Capital Holdings Pte Ltd] and its subsidiaries, without personal liability to me, that:

(a)	each of the conditions set out in Clause 7.3/7.4* of the Underwriting Agreement have been satisfied;

(b)

there has not been any material adverse change or development involving a prospective material adverse change, in or affecting (a) the financial condition, prospects, earnings, business, results of operations or assets of Keppel-KBS US REIT, its subsidiaries or on the Properties, in each case taken as a whole, whether or not arising in the ordinary course of business, or (b) the ability of [KBS Pacific Advisors Pte. Ltd. / Keppel Capital Holdings Pte Ltd] to perform in any material respect its obligations under or with respect to, or to consummate the transactions contemplated by the Underwriting Agreement, the Transaction Documents, the Preliminary Prospectus and the Prospectus, in each case of (a) and (b), since the date of the Underwriting Agreement or from that set out in the Preliminary Prospectus and the Prospectus;

(c)

the representations and warranties contained in Clause 3.2 of the Underwriting Agreement are true and correct, as at the date of this certificate in respect of the facts and circumstances existing as at today; and

(d)

[KBS Pacific Advisors Pte. Ltd. / Keppel Capital Holdings Pte Ltd] has performed all of its obligations under the Underwriting Agreement and satisfied all the conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the date hereof.

References to Clauses are to Clauses of the Underwriting Agreement. Unless the context otherwise requires, words and expressions uses shall have the meaning ascribed to them in the Underwriting Agreement.

This certificate is delivered to you pursuant to Clause 7.3(a)(viii)/7.4(a)(v)* of the Underwriting Agreement.

Yours faithfully

..................................................

Name:

Designation:

for and on behalf of

[KBS Pacific Advisors Pte. Ltd. / Keppel Capital Holdings Pte Ltd]

* to delete

SCHEDULE 5

FORM OF UNIT LENDER CERTIFICATE

(Clause 7.4(a)(vi))

Closing Certificate from [KBS SORP / KCIH]

[●] 2017

DBS Bank Ltd. (DBS)

12 Marina Boulevard Level 46

DBS Asia Central @ Marina Bay Financial Centre

Singapore 018982

Merrill Lynch (Singapore) Pte. Ltd. (BAML)

50 Collyer Quay

#14-01, OUE Bayfront

Singapore 049321

Citgroup Global Markets Singapore Pte. Ltd. (Citi)

8 Marina View

#21-00 Asia Square Tower 1

Singapore 018960

Credit Suisse (Singapore) Limited (CS)

One Raffles Link

#03/#04-01 South Lobby

Singapore 039393

(DBS, BAML, Citi and CS, as the Joint Bookrunners and Underwriters under the Underwriting Agreement dated 2 November 2017 relating to the Offering (the Underwriting Agreement).

Dear Sirs

Offering of Units in the initial public offering by Keppel-KBS US REIT

I, the undersigned, being a duly authorised officer of [KBS SOR Properties, LLC / Keppel Capital Investment Holdings Pte. Ltd.], hereby certify on behalf of [KBS SOR Properties, LLC / Keppel Capital Investment Holdings Pte. Ltd.] and its subsidiaries, without personal liability to me, that:

(e)	each of the conditions set out in Clause 7.4 of the Underwriting Agreement have been satisfied;

(f)

there has not been any material adverse change or development involving a prospective material adverse change, in or affecting (a) the financial condition, prospects, earnings, business, results of operations or assets of Keppel-KBS US REIT, its subsidiaries or on the Properties, in each case taken as a whole, whether or not arising in the ordinary course of business, or (b) the ability of [KBS SOR Properties, LLC / Keppel Capital Investment Holdings Pte. Ltd.] to perform in any material respect its obligations under or with respect to, or to consummate the transactions contemplated by the Underwriting Agreement, the Transaction

Documents, the Preliminary Prospectus and the Prospectus, in each case of (a) and (b), since the date of the Underwriting Agreement or from that set out in the Preliminary Prospectus and the Prospectus;

(g)

the representations and warranties contained in Clause 3.3 of the Underwriting Agreement are true and correct, as at the date of this certificate in respect of the facts and circumstances existing as at today; and

(h)

[KBS SOR Properties, LLC / Keppel Capital Investment Holdings Pte. Ltd.] has performed all of its obligations under the Underwriting Agreement and satisfied all the conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the date hereof.

References to Clauses are to Clauses of the Underwriting Agreement. Unless the context otherwise requires, words and expressions uses shall have the meaning ascribed to them in the Underwriting Agreement. This certificate is delivered to you pursuant to Clause 7.4 of the Underwriting Agreement.

Yours faithfully

..............................................

Name:

Designation:

for and on behalf of

[KBS SOR Properties, LLC / Keppel Capital Investment Holdings Pte. Ltd.]

SCHEDULE 6

FORM OF STABILISING MANAGER APPOINTMENT LETTER

[●] 2017

To:	Singapore Exchange Securities Trading Limited 11 North Buona Vista Drive, #06-07 The Metropolis Tower 2 Singapore 138589

Attention:	Ms Frieda Choong / Ms Melissa Giang / Ms Charlotte Wong (IPO Admissions)

Dear Sirs,

INITIAL PUBLIC OFFERING OF KEPPEL-KBS US REIT

We refer to the offering (the Offering) in respect of units in Keppel-KBS US REIT and the Over-Allotment Option granted to DBS Bank Ltd., Merrill Lynch (Singapore) Pte. Ltd. (BAML), Citigroup Global Markets Singapore Pte. Ltd. and Credit Suisse (Singapore) Limited and, exercisable by BAML as described in the Prospectus dated 2 November 2017.

We hereby inform you pursuant to the Securities and Futures (Market Conduct) (Exemptions) Regulations 2006 (the Regulations) that we have designated [● name of Stabilising Manager] to be the stabilising manager for the purposes of carrying out stabilising action in connection with the Offering pursuant to the Regulations.

Yours faithfully

for and on behalf of

Keppel-KBS US REIT Management Pte. Ltd.

(as manager of Keppel-KBS US REIT)

Name:

Title:

SCHEDULE 7

NOTICE OF EXERCISE OF OVER ALLOTMENT OPTION

KBS SOR Properties, LLC (KBS SORP)

800 Newport Center drive, suite 700

Newport Beach, CA 92660

Fax:                 [●]

Attention:        [●]

Keppel Capital Investment Holdings Pte. Ltd.

(KCIH, and together with KBS SORP, the Unit Leaders)

1 Harbourfront Avenue

#18-01, Keppel Bay Tower

Singapore 098632

Fax:                 [●]

Attention:        [●]

With a copy to:

Keppel-KBS US REIT Management Pte. Ltd.

(as manager of Keppel-KBS US REIT) (the Manager)

230 Victoria Street

#05-08 Bugis Junction Towers

Singapore 188024

Fax:                 [●]

Attention:        [●]

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated 2 November 2017 entered into between the Manager, KBS Pacific Advisors Pte. Ltd., Keppel Capital Holdings Pte Ltd, GKP Holding LLC, the Units Lenders and each of DBS Bank Ltd., Merrill Lynch (Singapore) Pte. Ltd., Citigroup Global Markets Singapore Pte. Ltd. and Credit Suisse (Singapore) Limited as Joint Bookrunners and Underwriters (the Underwriting Agreement), with respect to the subscription of units in Keppel-KBS US REIT (the Units) pursuant to the Underwriting Agreement. Terms not otherwise defined in this letter shall have the meaning given in the Underwriting Agreement.

This letter is being delivered to you pursuant to Clause 2.3 of the Underwriting Agreement whereby the Unit Lenders have granted an option to the Joint Bookrunners and Underwriters to purchase from the Unit Lenders, any proportion between them as may be determined by the Stabilising Manager in consultation with the other Joint Bookrunners and Underwriters up to an aggregate of 31,428,000 Over-Allotment Units.

The undersigned hereby exercises its option pursuant to Clause 2.3 of the Underwriting Agreement to purchase:

(i)	[●] Over-Allotment Units from KCIH; and

(i)	[●] Over-Allotment Units from KBS SORP,

on the terms and subject to the conditions of Clause 2.3 of the Underwriting Agreement, solely for the purpose of covering the over allotment of Units in the offering and sale of Units pursuant to the Public Offer and the Placement Tranche.

The Closing Date in respect of the above-mentioned purchase of Over-Allotment Units shall be [●] 2017.

Very truly yours,

[●]

By:

SCHEDULE 8

FORM OF TITLE INSURANCE POLICIES

Owner’s Policy	Owner’s Policy of Title Insurance ISSUED BY First American Title Insurance Company POLICY NUMBER 5011453-762885-12

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)

Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.
4.	No right of access to and from the Land.

(Covered Risks Continued on Page 2)

In Witness Whereof, First American Title Insurance Company has caused its corporate name to be hereunto affixed by its authorized officers as of Date of Policy shown in Schedule A.

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

(This Policy is valid only when Schedules A and B are attached)	This Jacket was created electronically and constitutes an original document

Copyright 2006-2009 American Land Title Association. All rights reserved. The use of this form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

Form 5011453 (7-1-14)	Page 1 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

COVERED RISKS (Continued)

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(a)	the occupancy, use, or enjoyment of the Land;
(b)	the character, dimensions, or location of any improvement erected on the Land;
(c)	the subdivision of land; or
(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.

An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9.	Title being vested other than as stated in Schedule A or being defective
(a)

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or
(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1. (a)	Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions, or location of any improvement erected on the Land;
(iii)	the subdivision of land; or
(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims, or other matters
(a)	created, suffered, assumed, or agreed to by the Insured Claimant;
(b)	not Known to the Company, not recorded in the Public

Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

Form 5011453 (7-1-14)	Page 2 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

CONDITIONS

1.	DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)

“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.
(d)	“Insured”: The Insured named in Schedule A.
(i)	The term “Insured” also includes
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title
(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
(2)	if the grantee wholly owns the named Insured,
(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: An Insured claiming loss or damage.
(f)

“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)

“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)	“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.
(k)

“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS
(a)

Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

Form 5011453 (7-1-14)	Page 3 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

CONDITIONS (Continued)

(b)

The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)

Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE
(a)

In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)

The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)

To Pay or Tender Payment of the Amount of Insurance. To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay. Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.
(i)

To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)

To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of
(i)	the Amount of Insurance; or
(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.
(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and
(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

Form 5011453 (7-1-14)	Page 4 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

CONDITIONS (Continued)

9.	LIMITATION OF LIABILITY
(a)

If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)

In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.
10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT
(a)

Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)

The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title

Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT
(a)

This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.
(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.
(d)

Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM
(a)

Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)

Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at First American Title Insurance Company, Attn: Claims National Intake Center, 1 First American Way; Santa Ana, CA 92707. Phone: 888-632-1642.

Form 5011453 (7-1-14)	Page 5 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

Schedule A	Owner’s Policy of Title Insurance ISSUED BY First American Title Insurance Company POLICY NUMBER 762885-12

Name and Address of Title Insurance Company:

First American Title Insurance Company, 1 First American Way, Santa Ana, CA 92707.

File No.: NCS-762885-12-SA1

Address Reference: QBE Corporate Campus 156th         Amount of Insurance: $131,150,000.00

Avenue, Bellevue, WA

Premium: $____________                                                        Date of Policy: Date of Recording Time of Recording

1.	Name of Insured:

Keppel-KBS Bellevue Technology Center, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is:

Fee Simple

3.	Title is vested in:

Keppel-KBS Bellevue Technology Center, Inc., a Delaware corporation

4.	The Land referred to in this policy is described as follows:

LOTS 1 THROUGH 6, INCLUSIVE, OF UNIGARD INSURANCE COMPANY UNIGARD PARK BINDING SITE PLAN, ACCORDING TO PLAT THEREOF RECORDED IN VOLUME 198 OF PLATS, PAGES 28 THROUGH 35, INCLUSIVE, RECORDS OF KING COUNTY, WASHINGTON.

APN: 880300-0010-00 and 880300-0020-08 and 880300-0030-06 and 880300-0040-04 and 880300-0050-01 and 880300-0060-09

Form 5011453 (7-1-14)	Page 6 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

Schedule B	Owner’s Policy of Title Insurance ISSUED BY First American Title Insurance Company POLICY NUMBER 762885-12

EXCEPTIONS FROM COVERAGE

File No.: NCS-762885-12-SA1

This policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	General Taxes for the year 2017.

Tax Account No.:	880300-0010-00
Amount Billed:	$187,921.17
Amount Paid:	$93,960.59
Amount Due:	$93,960.58
Assessed Land Value:	$21,547,900.00
Assessed Improvement Value:	$1,000.00

(Affects Lot 1)

2.	General Taxes for the year 2017.

Tax Account No.:	880300-0020-08
Amount Billed:	$2,753.59
Amount Paid:	$1,376.80
Amount Due:	$1,376.79
Assessed Land Value:	$314,300.00
Assessed Improvement Value:	$0.00

(Affects Lot 2)

3.	General Taxes for the year 2017.

Tax Account No.:	880300-0030-06
Amount Billed:	$452,058.36
Amount Paid:	$226,029.18
Amount Due:	$226,029.18
Assessed Land Value:	$17,027,700.00
Assessed Improvement Value:	$34,812,300.00

(Affects Lot 3)

4.	General Taxes for the year 2017.

Tax Account No.:	880300-0040-04
Amount Billed:	$110,565.75
Amount Paid:	$55,282.88
Amount Due:	$55,282.87
Assessed Land Value:	$11,178,600.00

Form 5011453 (7-1-14)	Page 7 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

Assessed Improvement Value:	$1,499,400.00

(Affects Lot 4)

5.	General Taxes for the year 2017.

Tax Account No.:	880300-0050-01
Amount Billed:	$1,325.94
Amount Paid:	$662.97
Amount Due:	$662.97
Assessed Land Value:	$150,700.00
Assessed Improvement Value:	$0.00

(Affects Lot 5)

6.	General Taxes for the year 2017.

Tax Account No.:	880300-0060-09
Amount Billed:	$1,437.65
Amount Paid:	$718.83
Amount Due:	$718.82
Assessed Land Value:	$163,500.00
Assessed Improvement Value:	$0.00

(Affects Lot 6)

7.	This item has been intentionally deleted.

8.	Potential charges, for the King County Sewage Treatment Capacity Charge, as authorized under RCW 35.58 and King County Code 28.84.050. Said charges could apply for any property that connected to the King County Sewer Service area on or after February 1, 1990. None due and payable.

9.	Facility Charges, if any, including but not limited to hook-up, or connection charges and latecomer charges for water or sewer facilities of City of Redmond as disclosed by instrument recorded August 09, 1994 and December 20, 1996 as recording nos. 9408091502 and 9612200938. None due and payable.

10.	Right of King County to make necessary slopes for cuts or fills upon said premises for Road, acquired by condemnation decree entered in King County Superior Court Cause No. 2333077.

11.	Right to make necessary slopes for cuts or fills upon said premises for road as granted by deed recorded under recording no. 5171895.

12.	Right to make necessary slopes for cuts or fills upon said premises for road as granted by deed recorded under recording no. 5171896.

13.	Right to make necessary slopes for cuts or fills upon said premises for road as granted by deed recorded under recording no. 5252998.

14.	Easement, including terms and provisions contained therein:

Recording Date:                             January 28, 1966

Recording Information:                   5982733

Form 5011453 (7-1-14)	Page 8 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

	In Favor of:	Lake Hills Sewer District
	For:	Sewer Line
	Affects:	as described therein.

15.	Easement, including terms and provisions contained therein:
	Recording Date:	December 11, 1973
	Recording Information:	7312110290
	In Favor of:	The City of Bellevue
	For:	Water Line
	Affects:	as described therein.

16.	Easement, including terms and provisions contained therein:
	Recording Date:	February 01, 1974
	Recording Information:	7402010413
	In Favor of:	Puget Sound Power & Light Company
	For:	Underground Electric System
	Affects:	as described therein.

17.	Easement, including terms and provisions contained therein:
	Recording Date:	March 04, 1974
	Recording Information:	7403040364
	In Favor of:	The City of Bellevue
	For:	Sewer Line
	Affects:	as described therein.

18.	Reservation of easement and the terms and conditions thereof:

Reserved by: The City of Bellevue
Purpose: Utilities
Area Affected: Vacated Streets
Recorded: January 30, 1975
Recording No.: 7501300474

19.	Easement, including terms and provisions contained therein:
	Recording Date:	September 17, 1976
	Recording Information:	7609170741
	In Favor of:	The City of Bellevue
	For:	Slopes, Landscaping and Sidewalks
	Affects:	as described therein.

20.	The terms and provisions contained in the document entitled “Concomitant Agreement” recorded October 31, 1979 as Recording No. 7910311177 of Official Records.

21.	The terms and provisions contained in the document entitled “Concomitant Zoning Agreement” recorded February 24, 1981 as Recording No. 8102240789 of Official Records.

22.	Easement, including terms and provisions contained therein:
	Recording Date:	November 24, 1982
	Recording Information:	8211240192
	In Favor of:	The City of Bellevue
	For:	Sidewalks
	Affects:	as described therein.

Form 5011453 (7-1-14)	Page 9 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

23.	Easement, including terms and provisions contained therein:
	Recording Date:	November 01, 1991
	Recording Information:	9111010266
	In Favor of:	Washington Natural Gas Company
	For:	Gas Pipeline
	Affects:	as described therein.

24.	The terms and provisions contained in the document entitled “Concomitant Agreement” recorded January 17, 1992 as Recording No. 9201170525 of Official Records.

25.	Easement, including terms and provisions contained therein:
	Recording Date:	August 30, 1994
	Recording Information:	9408301562
	In Favor of:	The City of Bellevue
	For:	Sidewalks and Utilities
	Affects:	as described therein.

Said instrument is a re-record of recording no(s). 9312022314, recorded December 02, 1993.

26.	Easement, including terms and provisions contained therein:
	Recording Date:	February 23, 2000
	Recording Information:	20000223001425
	In Favor of:	The City of Bellevue
	For:	Sidewalks and Utilities
	Affects:	as described therein.

27.	The terms and provisions contained in the document entitled “Agreement” recorded February 23, 2000 as Recording No. 20000223001426 of Official Records.

28.	Easement, including terms and provisions contained therein:
	Recording Date:	October 12, 2000
	Recording Information:	20001012001607
	In Favor of:	Puget Sound Energy, Inc
	For:	Transmission, Distribution and Sale of Electricity
	Affects:	as described therein.

29.	Terms and Conditions of Planned Unit Development known as Unigard Park, filed with the city of Bellevue under file No. PC-B71-7, as amended, as disclosed by Deed recorded December 30, 1985 under Recording No. 8512300754

30.	The terms and provisions contained in the document entitled “City of Bellevue Ordinance No. 4318” recorded January 17, 1992 as Recording No. 9201170526 of Official Records.

31.	Restrictions, conditions, dedications, notes, easements and provisions, if any, as contained and/or delineated on the face of the Unigard Insurance Company Unigard Park Binding Site Plan recorded February 26, 2001 as Recording No. 20010226001285, in King County, Washington.

32.	Covenants, conditions, restrictions and/or easements:
	Recorded:	March 13, 2001
	Recording No.:	20010313001629

Form 5011453 (7-1-14)	Page 10 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

Document(s) declaring modifications thereof recorded July 31, 2012 as Recording No. 20120731000648 of Official Records.

33.	Easement, including terms and provisions contained therein:

Recording Date:	May 21, 2012
Recording Information:	20120521001293
In Favor of:	The City of Bellevue
For:	Sidewalks and Utilities
Affects:	as described therein.

34.	The terms and provisions contained in the document entitled “Storm Drainage Maintenance & Operations Schedule” recorded April 18, 2014 as Recording No. 20140418001014 of Official Records.

35.	This item has been intentionally deleted.

36.	This item has been intentionally deleted.

37.	This item has been intentionally deleted.

38.	This item has been intentionally deleted.

39.	This item has been intentionally deleted.

40.	Rights of tenants in possession, as tenants only, under unrecorded leases or rental agreements as shown on the rent roll attached hereto, which rights do not include any rights of first refusal or options to purchase all or any portion of the Land.

41.	This item has been intentionally deleted.

42.	This item has been intentionally deleted.

43.	This item has been intentionally deleted.

44.	The terms and provisions contained in the document entitled “Declaration Regarding Shared Parking Agreement” recorded March 10, 2016 as Recording No. 20160310000808 of Official Records.

Document re-recorded March 21, 2016 as Recording No. 20160321000731 of Official Records.

45.	The terms and provisions contained in the document entitled “Storm Drainage Operations & Maintenance Manual Agreement for Utility Extension Agreements (UE) (MR #1-9)” recorded May 24, 2017 as Recording No. 20170524001109 of Official Records.

(Affects Lot 1)

46.	This item has been intentionally deleted.

47.	This item has been intentionally deleted.

48.	This item has been intentionally deleted.

Form 5011453 (7-1-14)	Page 11 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

49.	This item has been intentionally deleted.

50.	This item has been intentionally deleted.

51.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

Form 5011453 (7-1-14)	Page 12 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

COVENANTS, CONDITIONS AND RESTRICTIONS -

IMPROVED LAND - OWNER’S POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-12

File No.: NCS-762885-12-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only,

a.	“Covenant” means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

b.	“Improvement” means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

b.	Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

c.	A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.	except as provided in Section 3.c, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

Form 5011453 (7-1-14)	Page 13 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10801 (7-1-14)	Page 14 of 23	ALTA 9.2-06 Covenants, Conditions and Restrictions Improved Land - Owner’s Policy (Rev. 4-2-12)

Form 5011453 (7-1-14)	Page 14 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

ACCESS AND ENTRY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-12

File No.: NCS-762885-12-SA1

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from NE 24th Street, Northrop Way, and 156th Avenue NE (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10045 (7-1-14)	Page 15 of 23	ALTA 17-06 Access and Entry (6-17-06)

Form 5011453 (7-1-14)	Page 15 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

LOCATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-12

File No.: NCS-762885-12-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of a

Commercial Structure

known as 15805 NE 24th Street, Belleview WA,

to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10054 (7-1-14)	Page 16 of 23	ALTA 22-06 Location (6-17-06)

Form 5011453 (7-1-14)	Page 16 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

SAME AS SURVEY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-12

File No.: NCS-762885-12-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by WH Pacific dated October 5, 2017 and last revised _________, 2017, and designated Job No. 019647-V-AS01.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10059 (7-1-14)	Page 17 of 23	ALTA 25-06 Same as Survey (10-16-08) CLTA 116.1-06 (10-16-08)

Form 5011453 (7-1-14)	Page 17 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

CONTIGUITY - MULTIPLE

PARCELS ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-12

File No.: NCS-762885-12-SA1

The Company insures against loss or damage sustained by the Insured by reason of:

1.	the failure of Lots 1 through 6 of the Land to be contiguous along their common boundary lines, as depicted on the Survey referenced in the ALTA 25 endorsement attached to the Policy.

; or

2.	the presence of any gaps, strips, or gores separating any of the contiguous boundary lines described above.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10050 (7-1-14)	Page 18 of 23	ALTA 19-06 Contiguity - Multiple Parcels (6-17-06)

Form 5011453 (7-1-14)	Page 18 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

MULTIPLE TAX PARCEL

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-12

File No.: NCS-762885-12-SA1

The Company insures against loss or damage sustained by the Insured by reason of:

1.	those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcel:	Tax Identification Numbers:
Lot 1	880300-0010-00
Lot 2	880300-0020-08
Lot 3	880300-0030-06
Lot 4	880300-0040-04
Lot 5	880300-0050-01
Lot 6	880300-0060-09

2.	the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, assessments or other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10049 (7-1-14)	Page 19 of 23	ALTA 18.1-06 Multiple Tax Parcel (6-17-06)

Form 5011453 (7-1-14)	Page 19 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

SUBDIVISION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:762885-12

File No.: NCS-762885-12-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10061 (7-1-14)	Page 20 of 23	ALTA 26-06 Subdivision (10-16-08)

Form 5011453 (7-1-14)	Page 20 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

ZONING - COMPLETED

STRUCTURE ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-12

File No.: NCS-762885-12-SA1

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,
a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone “O” Office District;
b.	the following use or uses are not allowed under that classification: Professional Office Building
c.	There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.	The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction either prohibiting the use of the Land, with any existing structure, as specified in paragraph 1.b. or requiring the removal or alteration of the structure, because, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:
a.	Area, width, or depth of the Land as a building site for the structure
b.	Floor space area of the structure
c.	Setback of the structure from the property lines of the Land
d.	Height of the structure, or
e.	Number of parking spaces.

3.	There shall be no liability under this endorsement based on:
a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;
b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

Form 5011453 (7-1-14)	Page 21 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10576 (7-1-14)	Page 22 of 23	ALTA 3.1-06 Zoning - Completed Structure (Rev. 10-22-09) CLTA 123.2-06 (Rev. 10-22-09)

Form 5011453 (7-1-14)	Page 22 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

EASEMENT - DAMAGE OR ENFORCED REMOVAL ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy Number.: 762885-12

Fileno.: NCS-762885-12-SA1

The Company insures against loss or damage sustained by the Insured if the exercise of the granted or reserved rights to use or maintain the easement(s) referred to in the Exception(s) 14-19, 22, 23, 25, 26, 28, 31, 32, 33 of Schedule B results in:

(1)	damage to an existing building located on the Land, or

(2)	enforced removal or alteration of an existing building located on the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of thepolicy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10588 (7-1-14)	Page 23 of 23	ALTA 28-06 Easement - Damage or Enforced Removal (Rev. 2-3-10)

Form 5011453 (7-1-14)	Page 23 of 23	ALTA Owner’s Policy of Title Insurance (6-17-06) Washington

Form No. 1402.06 ALTA Owner’s Policy (6-17-06) 1100302P050600	Policy Page 1 Policy Number:

OWNER’S POLICY OF TITLE INSURANCE

ISSUED BY

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)

Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term ”encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.
4.	No right of access to and from the Land.
5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(a)	the occupancy, use, or enjoyment of the Land;
(b)	the character, dimensions, or location of any improvement erected on the Land;
(c)	the subdivision of land; or
(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.	An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9.	Title being vested other than as stated in Schedule A or being defective
(a)

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or
(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

/s/ Dennis J. Gilmore

Dennis J. Gilmore

President

/s/ Jeffrey S. Robinson

Jeffrey S. Robinson

Secretary

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 2 Policy Number:

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a)	Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions, or location of any improvement erected on the Land;
(iii)	the subdivision of land; or
(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims, or other matters
(a)	created, suffered, assumed, or agreed to by the Insured Claimant;
(b)

not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risks 9 and 10); or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.     DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)

“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.
(d)	“Insured”: The Insured named in Schedule A.
(i)	The term “Insured” also includes
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title
(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
(2)	if the grantee wholly owns the named Insured,
(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: An Insured claiming loss or damage.
(f)

“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)

“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)

“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.
(k)

“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.     CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.     NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.     PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.     DEFENSE AND PROSECUTION OF ACTIONS

(a)

Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)	The Company shall have the right, in addition to the options contained in

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 3 Policy Number:

Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)

Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE
(a)

In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)

The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.    Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.
(i)

To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)	To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of
(i)	the Amount of Insurance; or
(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.
(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and
(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY
(a)

If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)

In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT
(a)

Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 4 Policy Number:

(b)

The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT
(a)

This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.
(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d)

Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM
(a)

Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.    Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)

Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at 1 First American Way, Santa Ana, CA 92707, Attn: Claims Department.

POLICY OF TITLE INSURANCE

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 5 Policy Number:

SCHEDULE A

First American Title Insurance Company

Name and Address of the issuing Title Insurance Company:

First American Title Insurance Company

18500 Von Karman Ave, Suite 600

Irvine, CA 92612

File No.: NCS-762885-08-SA1                                                               Policy No.:

Address Reference: 10800 and 10900 Northeast, 8th Street, Bellevue, WA

Amount of Insurance: $240,000,000.00                                                Premium: $

Date of Policy: __/__/2017 at ________

1.	Name of Insured:

Keppel-KBS Plaza Buildings, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is:

Fee Simple

3.	Title is vested in:

Keppel-KBS Plaza Buildings, Inc., a Delaware corporation

4.	The Land referred to in this policy is described as follows:

Real property in the City of Bellevue, County of King, State of Washington, described as follows:

PARCELS A, B AND C, CITY OF BELLEVUE BOUNDARY LINE ADJUSTMENT NO. 14-144358 LW, RECORDED APRIL 21, 2015 UNDER RECORDING NO. 20150421900015, IN KING COUNTY, WASHINGTON.

APN: 292505-9357-03 and 292505-9358-02 and 292505-9048-08

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 6 Policy Number:

SCHEDULE B

File No.: NCS-762885-08-SA1	Policy No.:

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	Easement, including terms and provisions contained therein:
	Recording Information:	4237296, recorded May 19, 1952
	For:	Installation and maintenance of utilities and drainage facilities
	Affects:	(Parcels B and C) as described therein

Document re-recorded as Recording No. 4239751 of Official Records.

2.	Easement, including terms and provisions contained therein:
	Recording Date:	June 09, 1964
	Recording Information:	5746167
	In Favor of:	Puget Sound Power & Light Company, a Washington
corporation
	For:	Electric distribution line
	Affects:	(Parcels A and B) as described therein.

3.	Easement, including terms and provisions contained therein:
	Recording Date:	June 09, 1964
	Recording Information:	5746168
	In Favor of:	Puget Sound Power & Light Company, a Washington
corporation
	For:	Electric distribution line
	Affects:	(Parcel B) as described therein.

4.	Easement, including terms and provisions contained therein:
	Recording Date:	December 09, 1977
	Recording Information:	7712090813
	In Favor of:	City of Bellevue, a municipal corporation
	For:	Sidewalk and pedestrian purposes
	Affects:	as described therein.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 7 Policy Number:

5.	Easement, including terms and provisions contained therein:
	Recording Date:	January 18, 1979
	Recording Information:	7901180955
	In Favor of:	Pacific Northwest Bell Telephone Company, a Washington
corporation
	For:	Underground communication lines, conduit and manhole with
wires, cables, fixtures and appurtenances attached thereto
	Affects:	Westerly portion of Parcel A

6.	Easement, including terms and provisions contained therein:
	Recording Date:	May 27, 1982
	Recording Information:	8205270568
	In Favor of:	Puget Sound Power & Light Company, a Washington
corporation
	For:	Underground electric transmission and/or distribution system
	Affects:	Northerly portions of Parcels A and B

Said instrument is a re-record of recording no(s). 7905040720, recorded May 04, 1979.

7.	Easement, including terms and provisions contained therein:
	Recording Date:	January 13, 1983
	Recording Information:	8301130483
	In Favor of:	Puget Sound Power & Light Company, a Washington
corporation
	For:	Underground electric transmission and/or distribution system
	Affects:	(Parcels B and C) as described therein.

8.	Terms and conditions of easement appurtenant to said premises, as reserved in Quit Claim Deed:

Purpose: Construction, maintenance, operation and replacement of the existing canopy or covering, walkways, handrails and related accessories
Recording Date: August 4, 1983
Recording No.: 8308040699

9.	Easement, including terms and provisions contained therein:
	Recording Date:	August 04, 1983
	Recording Information:	8308040700
	In Favor of:	City of Bellevue, a municipal corporation
	For:	Construction and maintenance of traffic signal/lighting pole
	Affects:	Southeasterly portion of Parcel C

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 8 Policy Number:

10.	Easement, including terms and provisions contained therein:
	Recording Information:	20060829000775, recorded August 29, 2006
	For:	Driveway
	Affects:	Northerly portion of Parcel B

11.	Easement, including terms and provisions contained therein:
	Recording Date:	May 9, 2014
	Recording Information:	20140509000085
	In Favor of:	City of Bellevue, a municipal corporation
	For:	Water meter and all necessary connections and appurtenances
thereto
	Affects:	(Parcel B) as described therein.

12.	Restrictions, conditions, dedications, notes, easements and provisions, if any, as contained and/or delineated on the face of the plat of Carroll-Hedlund‘s 1st Addition to Bellevue recorded in Volume 49 of Plats, Pages 58 and 59, in King County, Washington.

13.	Covenants, conditions, restrictions and/or easements:
	Recorded:	August 30, 1982
	Recording No.:	8204301077

Document(s) declaring modifications thereof recorded June 05, 1984 as Recording No. 8406051091 of Official Records.

14.	Terms, covenants, conditions and restrictions as contained in recorded Lot Line Adjustment
(Boundary Line Revision) 14-144358 LW :
	Recorded:	April 21, 2015
	Recording Information:	20150421900015

15.	The terms and provisions contained in the document entitled “Concomitant Zoning Agreement” recorded July 12, 1978 as Recording No. 7807121073 of Official Records.

16.	The terms, provisions and easement(s) contained in the document entitled “Parking Agreement” recorded August 25, 1978 as Recording No. 7808250969 of Official Records.

17.	The terms and provisions contained in the document entitled “Agreement” recorded May 26, 1982 as Recording No. 8205260661 of Official Records.

18.	The terms, provisions and easement(s) contained in the document entitled “Parking Easement and Agreement” recorded February 05, 2001 as Recording No. 20010205001290 of Official Records.

19.	The terms, provisions and easement(s) contained in the document entitled “Parking Easement and Agreement” recorded February 05, 2001 as Recording No. 20010205001296 of Official Records.

20.	The terms, provisions and easement(s) contained in the document entitled “Parking Covenant Agreement (Agreement to Rent/Lease of Parking Spaces)” recorded March 29, 2010 as Recording No. 20100329001691 of Official Records.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 9 Policy Number:

21.	The terms, provisions and easement(s) contained in the document entitled “Reciprocal Crane Swing License and Construction and Shoring Easement Agreement” recorded July 12, 2016 as Recording No. 20160712000637 of Official Records.

22.	The terms and provisions contained in the document entitled “City of Bellevue Staff Report” recorded December 19, 2016 as Recording No. 20161219000579 of Official Records.

23.	This item has been intentionally deleted.

24.	Facility Charges, if any, including but not limited to hook-up, or connection charges and latecomer charges for water or sewer facilities of City of Bellevue as disclosed by instrument recorded December 20, 1996 as Recording No. 9612200938.

Document re-recorded July 27, 2017 as Recording No. 20170727001075 of Official Records.

25.	This item has been intentionally deleted.

26.	This item has been intentionally deleted.

27.	General Taxes for the year 2017.
	Tax Account No.:	292505-9357-03
	Amount Billed:	$ 341,757.39
	Amount Paid:	$ 170,878.70
	Amount Due:	$ 170,878.69
	Assessed Land Value:	$ 17,647,200.00
	Assessed Improvement Value:	$ 21,543,800.00

(Affects Parcel A)

28.	General Taxes for the year 2017.
	Tax Account No.:	292505-9358-02
	Amount Billed:	$ 298,969.56
	Amount Paid:	$ 149,484.78
	Amount Due:	$ 149,484.78
	Assessed Land Value:	$ 34,283,100.00
	Assessed Improvement Value:	$ 1,000.00

(Affects Parcel B)

29.	General Taxes for the year 2017.
	Tax Account No.:	292505-9048-08
	Amount Billed:	$ 817,275.24
	Amount Paid:	$ 408,637.62
	Amount Due:	$ 408,637.62
	Assessed Land Value:	$ 11,213,200.00
	Assessed Improvement Value:	$ 82,509,800.00

(Affects Parcel C)

30.	This item has been intentionally deleted.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 10 Policy Number:

31.	Rights of tenants, as tenants only, under unrecorded written leases. Said leases contain no option to purchase or right of first refusal.

32.	This item has been intentionally deleted.

33.	This item has been intentionally deleted.

34.	The following matters disclosed by an ALTA/NSPS survey made by Bush, Roed & Hitchings, Inc. on 8/30/2017, designated Job No. 2007052.04:

A) pedestrian access across the north boundary of the property as evidenced by brick walks crossing said boundary.

B) Curbs and planters cross into the street right of way of 109th Street.

C) A 0.1’ to 0.5’ encroachment of a building and support columns into the street right of way of 110th Street.

D) A 4.5’ encroachment of building stairs into the street right of way of 110th Street.

E) A 4.9’ encroachment of a building overhang into the street right of way of 110th Street.

F) A 3’ encroachment of a sidewalk handicap ramp onto the property from the street right of way at the southeast corner of said property.

G) An encroachment of 3 building over portions of an easement for electric utility purposes. Said easement recorded June 9, 1964 as instrument no. 5746168 of official records (item 3).

H) An encroachment of 2 buildings over portions of an easement for utility and drainage purposes. Said easement recorded may 19, 1952 as instrument no. 4237296 of official records (item 1).

I) Numerous utility structures located over various portions of the property.

35.	This item has been intentionally deleted.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 11 Policy Number:

COMMERCIAL ENVIRONMENTAL

PROTECTION LIEN ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

The Company insures against loss or damage sustained by the Insured by reason of an environmental protection lien that, at Date of Policy, is recorded in the Public Records or filed in the records of the Clerk of the United States District Court for the district in which the Land is located, unless the environmental protection lien is set forth as an exception in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10021 (7-1-14)	Page 11 of 26	ALTA 8.2-06 Commercial Environmental Protection Lien (10-16-08) CLTA 110.9.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 12 Policy Number:

COVENANTS, CONDITIONS AND RESTRICTIONS -

IMPROVED LAND - OWNER’S POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only,

a.	“Covenant” means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

b.	“Improvement” means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

b.	Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

c.	A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.	except as provided in Section 3.c, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 13 Policy Number:

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10801 (7-1-14)	Page 13 of 26	ALTA 9.2-06 Covenants, Conditions and Restrictions Improved Land - Owner’s Policy (Rev. 4-2-12)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 14 Policy Number:

PRIVATE RIGHTS - OWNER’S POLICY

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.
2.	For the purposes of this endorsement only:
a.	“Covenant” means a covenant, condition, limitation or restriction in a document or instrument recorded in the Public Records at Date of Policy.
b.	“Private Right” means (i) an option to purchase; (ii) a right of first refusal; or (iii) a right of prior approval of a future purchaser or occupant.
3.	The Company insures against loss or damage sustained by the Insured under this Owner’s Policy if enforcement of a Private Right in a Covenant affecting the Title at Date of Policy based on a transfer of Title on or before Date of Policy causes a loss of the Insured’s Title.
4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:
a.	any Covenant contained in an instrument creating a lease;
b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land;
c.	any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances; or
d.	any Private Right in an instrument identified in Exception(s) None in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

IN WITNESS WHEREOF, the Company has caused this endorsement to be issued and become valid when signed by an authorized officer or licensed agent of the Company.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10892 (7-1-14)	Page 14 of 26	ALTA 9.9-06 Private Rights - Owner’s Policy (Rev. 4-2-13)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 15 Policy Number:

ACCESS AND ENTRY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from 108th Avenue, NE, 109th Avenue NE, and NE 8th Street (collectively the “Streets”), (ii) the Streets are not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along those portions of the Streets abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10045 (7-1-14)	Page 15 of 26	ALTA 17-06 Access and Entry (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 16 Policy Number:

UTILITY ACCESS ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

The Company insures against loss or damage sustained by the Insured by reason of the lack of a right of access to the following utilities or services:

X Water service	X Natural gas service	X Telephone service

X Electrical power service	X Sanitary sewer	X Storm water drainage

either over, under or upon rights-of-way or easements for the benefit of the Land because of:

(1)	a gap or gore between the boundaries of the Land and the rights-of-way or easements;
(2)	a gap between the boundaries of the rights-of-way or easements; or
(3)	a termination by a grantor, or its successor, of the rights-of-way or easements.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10047 (7-1-14)	Page 16 of 26	ALTA 17.2-06 Utility Access (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 17 Policy Number:

MULTIPLE TAX PARCEL

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

The Company insures against loss or damage sustained by the Insured by reason of:

1.	those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcel:	Tax Identification Numbers:
Parcel A	292505-9357
Parcel B	292505-9358
Parcel C	292505-9048

2.	the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, assessments or other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10049 (7-1-14)	Page 17 of 26	ALTA 18.1-06 Multiple Tax Parcel (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 18 Policy Number:

ENDORSEMENT

Attached to Policy No.

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of:

1.	the failure of the easterly boundary line of Parcel A of the Land to be contiguous to the westerly boundary line of Parcel B of the Land, or the easterly boundary line of Parcel B of the Land to be contiguous to the westerly boundary line of Parcel C of the Land; or

2.	the presence of any gaps, strips, or gores separating any of the contiguous boundary lines described above.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 19-06 (Contiguity-Multiple Parcels)

Adopted 6/17/06

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 19 Policy Number:

LOCATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of a

Professional Office Building

known as 10800 and 10900 NE 8th Street, King County, WA,

to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10054 (7-1-14)	Page 19 of 26	ALTA 22-06 Location (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 20 Policy Number:

SAME AS SURVEY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by Bush Roed & Hitchings, Inc. dated August 30, 2017, last revised ____________, and designated Job No. 2007052.04.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10059 (7-1-14)	Page 20 of 26	ALTA 25-06 Same as Survey (10-16-08) CLTA 116.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 21 Policy Number:

SUBDIVISION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10061 (7-1-14)	Page 21 of 26	ALTA 26-06 Subdivision (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 22 Policy Number:

ZONING - COMPLETED

STRUCTURE ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,
a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone DNTN-O-2 (Downtown Office District 2, within the Core Design District);
b.	the following use or uses are not allowed under that classification: Professional Office Building with Accessory Parking Garage
c.	There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.	The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction either prohibiting the use of the Land, with any existing structure, as specified in paragraph 1.b. or requiring the removal or alteration of the structure, because, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:
a.	Area, width, or depth of the Land as a building site for the structure
b.	Floor space area of the structure
c.	Setback of the structure from the property lines of the Land
d.	Height of the structure, or
e.	Number of parking spaces.

3.	There shall be no liability under this endorsement based on:
a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;
b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 23 Policy Number:

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10576 (7-1-14)	Page 23 of 26	ALTA 3.1-06 Zoning - Completed Structure (Rev. 10-22-09) CLTA 123.2-06 (Rev. 10-22-09)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 24 Policy Number:

EASEMENT - DAMAGE OR ENFORCED REMOVAL ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy Number.:

Fileno.: NCS-762885-08-SA1

The Company insures against loss or damage sustained by the Insured if the exercise of the granted or reserved rights to use or maintain the easement(s) referred to in the Exception(s) 1 through 13, 18, and 19 of Schedule B results in:

(1)	damage to an existing building located on the Land, or

(2)	enforced removal or alteration of an existing building located on the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of thepolicy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10588 (7-1-14)	Page 24 of 26	ALTA 28-06 Easement - Damage or Enforced Removal (Rev. 2-3-10)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 25 Policy Number:

DELETION OF ARBITRATION - ALTA OWNER’S POLICY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-08-SA1

1.	The policy is hereby amended by deleting Paragraph 14 from the Conditions of the policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10879 (7-1-14)	Page 25 of 26	Deletion of Arbitration - ALTA Owner’ Policy (6-05)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 26 Policy Number:

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

🌑	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
🌑	Information about your transactions with us, our affiliated companies, or others; and
🌑	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation’s site and its affiliates’ sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American’s Web sites may make use of “cookie” technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06) 1100302P050600	Policy Page 1
Policy Number:

OWNER’S POLICY OF TITLE INSURANCE

ISSUED BY

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)

Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term ”encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.
4.	No right of access to and from the Land.
5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(a)	the occupancy, use, or enjoyment of the Land;
(b)	the character, dimensions, or location of any improvement erected on the Land;
(c)	the subdivision of land; or
(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.	An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9.	Title being vested other than as stated in Schedule A or being defective
(a)

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or
(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

/s/ Dennis J. Gilmore

Dennis J. Gilmore

President

/s/ Jeffrey S. Robinson

Jeffrey S. Robinson

Secretary

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 2 Policy Number:

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a)	Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions, or location of any improvement erected on the Land;
(iii)	the subdivision of land; or
(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims, or other matters
(a)	created, suffered, assumed, or agreed to by the Insured Claimant;
(b)

not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risks 9 and 10); or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.	DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)

“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.
(d)	“Insured”: The Insured named in Schedule A.
(i)	The term “Insured” also includes
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title
(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
(2)	if the grantee wholly owns the named Insured,
(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: An Insured claiming loss or damage.
(f)

“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)

“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)

“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.
(k)

“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS
(a)

Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)	The Company shall have the right, in addition to the options contained in

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 3 Policy Number:

Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)

Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE
(a)

In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)

The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay. Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.
(i)

To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)	To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of
(i)	the Amount of Insurance; or
(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.
(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and
(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY
(a)

If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)

In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT
(a)

Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 4 Policy Number:

(b)

The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT
(a)

This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.
(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.
(d)

Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY

        In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM
(a)

Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)

Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at 1 First American Way, Santa Ana, CA 92707, Attn: Claims Department.

POLICY OF TITLE INSURANCE

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 5 Policy Number:

SCHEDULE A

First American Title Insurance Company

Name and Address of the issuing Title Insurance Company:

First American Title Insurance Company

18500 Von Karman Ave, Suite 600

Irvine, CA 92612

File No.: NCS-762885-01-SA1                                                                   Policy No.:

Address Reference: 1110, 1120, 1130,    1150, and 1180 Iron Point Road, Folsom, CA

Amount of Insurance: $36,700,000.00                                                  Premium: $________

Date of Policy: __/__/2017 at ___________

1.	Name of Insured:

Keppel-KBS Iron Point, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is:

A Fee.

3.	Title is vested in:

Keppel-KBS Iron Point, Inc., a Delaware corporation

4.	The Land referred to in this policy is described as follows:

Real property in the City of Folsom, County of Sacramento, State of California, described as follows:

PARCELS 1, 2, 3, 4 AND 5, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SACRAMENTO, STATE OF CALIFORNIA ON DECEMBER 20, 2002, IN BOOK 169 OF PARCEL MAPS, AT PAGE(S) 14.

APN: 072-0880-024-0000 and 072-0880-025-0000 and 072-0880-026-0000 and 072-0880-027-0000 and 072-0880-028-0000

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 6 Policy Number:

SCHEDULE B

File No.: NCS-762885-01-SA1                                                                           Policy No.:

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	General and special taxes and assessments for the fiscal year 2017-2018.
	First Installment:	$26,943.98, Payable but not yet due or delinquent
	Penalty:	$0.00
	Second Installment:	$26,943.98, Payable but not yet due or delinquent
	Penalty:	$0.00
	Tax Rate Area:	04-010
	A. P. No.:	072-0880-024-0000

1A.	General and special taxes and assessments for the fiscal year 2017-2018.
	First Installment:	$15,615.97, Payable but not yet due or delinquent
	Penalty:	$0.00
	Second Installment:	$15,615.97, Payable but not yet due or delinquent
	Penalty:	$0.00
	Tax Rate Area:	04-010
	A. P. No.:	072-0880-025-0000

1B.	General and special taxes and assessments for the fiscal year 2017-2018.
	First Installment:	$27,111.86, Payable but not yet due or delinquent
	Penalty:	$0.00
	Second Installment:	$27,111.86, Payable but not yet due or delinquent
	Penalty:	$0.00
	Tax Rate Area:	04-010
	A. P. No.:	072-0880-026-0000

1C.	General and special taxes and assessments for the fiscal year 2017-2018.
	First Installment:	$16,788.77, Payable but not yet due or delinquent
	Penalty:	$0.00
	Second Installment:	$16,788.77, Payable but not yet due or delinquent
	Penalty:	$0.00
	Tax Rate Area:	04-010
	A. P. No.:	072-0880-027-0000

1D.	General and special taxes and assessments for the fiscal year 2017-2018.
	First Installment:	$84,559.60, Payable but not yet due or delinquent
	Penalty:	$0.00
	Second Installment:	$84,559.60, Payable but not yet due or delinquent
	Penalty:	$0.00
	Tax Rate Area:	04-010

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 7 Policy Number:

A. P. No.:	072-0880-028-0000

2.	This item has been intentionally deleted.

3.	This item has been intentionally deleted.

4.	This item has been intentionally deleted.

5.	This item has been intentionally deleted.

6.	The lien of special tax for the following community facilities district, which tax is collected with the county taxes.
District: Natoma Station CFD No. 2

7.	The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.

8.	This item has been intentionally deleted.

9.	Covenants, conditions, restrictions and easements in the document recorded March 25, 1982 as Book 8203-25 Page 230 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

Document(s) declaring modifications thereof recorded October 19, 1988 as Instrument No. 235501 in Book 1019 Page 1931 of Official Records.

10.	An easement shown or dedicated on the map of Natoma Station recorded May 23, 1989 on file in book 193, page 9, of Tract Maps.
For: Public utility and incidental purposes.

11.	The terms and provisions contained in the document entitled “Development Agreement” recorded August 21, 1989 as Book 8908-21 Page 974 of Official Records.

The terms and provisions contained in the document entitled “Assignment and Assumption Agreement Relative to Natoma Station Development Agreement” recorded March 2, 1990 as Book 9003-02 Page 54 of Official Records.

The terms and provisions contained in the document entitled “Assignment and Assumption Agreement Relative to Natoma Station Development Agreement” recorded March 2, 1990 as Book 9003-02 Page 55 of Official Records.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 8 Policy Number:

12.	Covenants, conditions, restrictions and easements in the document recorded December 11, 1989 as Book 8912-11 Page 2378 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

Document re-recorded November 2, 1990 as Book 9011-02, Page 1237 of Official Records.

Document(s) declaring modifications thereof recorded September 28, 1992 as Book 9209-28 Page 1360 of Official Records.

13.	The terms and provisions contained in the document entitled “Memorandum of Agreement” recorded August 14, 1990 as Book 9008-14 Page 1678 of Official Records.

14.	An easement for (1) communication facilities and (2) electrical underground facilities and incidental purposes, recorded November 23, 1999 as Book 9911-23 Page 475 of Official Records.

In Favor of:                                         Pacific Bell and Sacramento Municipal Utilities District (SMUD)

Affects:                                                As described therein

15.	An easement for electrical and communication facilities and incidental purposes, recorded June 8, 2000 as Book 200006-08 Page 276 of Official Records.

In Favor of:                                           Sacramento Municipal Utility District

Affects:                                                 As described therein

16.	An easement shown or dedicated on the map of Parcel Map recorded December 20, 2002 on file in book 169, page 14, of Parcel Maps.
For: Public easement for the installation and maintenance of water, gas, sewer and drainage pipes, and for traffic control, appurtenances, poles and overhead and underground wires and conduits for electric, television and telephone services together with any and all appurtenances pertaining thereto and for reciprocal water, sewer, drainage, utility, parking, ingress and egress easements across all parcels and incidental purposes.

17.	Matters in a document entitled “Declaration of Covenants, Conditions and Restrictions for Iron Point Business Park”, executed by and between Iron Point Capital Investors, recorded December 20, 2002 as Book 20021220, Page 2224 of Official Records, including but not limited to covenants, conditions, restrictions, easements, assessments, liens and charges.

18.	This item has been intentionally deleted.

19.	This item has been intentionally deleted.

20.	Rights of tenants, as tenants only, under prior, unrecorded leases. Said leases contain no option to purchase or right of first refusal

21.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 9 Policy Number:

COVENANTS, CONDITIONS AND RESTRICTIONS -

IMPROVED LAND - OWNER’S POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-01-SA1

1.

The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only,

a.	“Covenant” means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

b.

“Improvement” means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

b.

Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

c.

A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.	except as provided in Section 3.c, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 10 Policy Number:

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10801 (7-1-14)	Page 10 of 21	ALTA 9.2-06 Covenants, Conditions and Restrictions Improved Land - Owner’s Policy (Rev. 4-2-12)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 11 Policy Number:

MULTIPLE TAX PARCEL

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-01-SA1

The Company insures against loss or damage sustained by the Insured by reason of:

1.	those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcel:	Tax Identification Numbers:

Parcel 1	072-0880-024-0000
Parcel 2	072-0880-025-0000
Parcel 3	072-0880-026-0000
Parcel 4	072-0880-027-0000
Parcel 5	072-0880-028-0000

2.	the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, assessments or other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10049 (7-1-14)	Page 11 of 21	ALTA 18.1-06 Multiple Tax Parcel (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 12 Policy Number:

SAME AS SURVEY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-01-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by Bock & Clark Corp. dated 9/11/2017 last revised 9/18/2017, and designated Job No. 201703038-004.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10059 (7-1-14)	Page 12 of 21	ALTA 25-06 Same as Survey (10-16-08) CLTA 116.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 13 Policy Number:

SUBDIVISION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-01-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10061 (7-1-14)	Page 13 of 21	ALTA 26-06 Subdivision (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 14 Policy Number:

ACCESS AND ENTRY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-01-SA1

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from both Iron Point Road, and Black Diamond Drive (collectively the “Streets”), (ii) the Streets are not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along those portions of the Streets abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10045 (7-1-14)	Page 14 of 21	ALTA 17-06 Access and Entry (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 15 Policy Number:

ZONING - COMPLETED

STRUCTURE ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-01-SA1

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,
a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone “BP-PD” Business and Professional, Planned Development (Iron Point Business Park);
b.	the following use or uses are not allowed under that classification: Professional Office
c.	There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.	The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction either prohibiting the use of the Land, with any existing structure, as specified in paragraph 1.b. or requiring the removal or alteration of the structure, because, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:
a.	Area, width, or depth of the Land as a building site for the structure
b.	Floor space area of the structure
c.	Setback of the structure from the property lines of the Land
d.	Height of the structure, or
e.	Number of parking spaces.

3.	There shall be no liability under this endorsement based on:
a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;
b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 16 Policy Number:

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10576 (7-1-14)	Page 16 of 21	ALTA 3.1-06 Zoning - Completed Structure (Rev. 10-22-09) CLTA 123.2-06 (Rev. 10-22-09)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 17 Policy Number:

LOCATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-01-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of a

Professional Office Building

known as 1110, 1120 , 1130, 1150, and 1180 Iron Point Road, Folsom, CA,

to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10054 (7-1-14)	Page 17 of 21	ALTA 22-06 Location (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 18 Policy Number:

ENCROACHMENTS - BOUNDARIES AND EASEMENTS

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-01-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For purposes of this endorsement only, “Improvement” means an existing building, located on either the Land or adjoining land at Date of Policy and that by law constitutes real property.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	An encroachment of any Improvement located on the Land onto adjoining land or onto that portion of the Land subject to an easement, unless an exception in Schedule B of the policy identifies the encroachment;

b.	An encroachment of any Improvement located on adjoining land onto the Land at Date of Policy, unless an exception in Schedule B of the policy identifies the encroachment;

c.	Enforced removal of any Improvement located on the Land as a result of an encroachment by the Improvement onto any portion of the Land subject to any easement, in the event that the owners of the easement shall, for the purpose of exercising the right of use or maintenance of the easement, compel removal or relocation of the encroaching Improvement; or

d.	Enforced removal of any Improvement located on the Land that encroaches onto adjoining land.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from the encroachments listed as Exceptions None of Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 19 Policy Number:

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10808 (7-1-14)	Page 19 of 21	ALTA 28.1-06 - Encroachments - Boundaries and Easements (4-2-12)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 20 Policy Number:

DELETION OF ARBITRATION - ALTA OWNER’S POLICY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-01-SA1

1.	The policy is hereby amended by deleting Paragraph 14 from the Conditions of the policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

    First American Title Insurance Company

    /s/ Dennis J. Gilmore

    Dennis J. Gilmore

    President

    /s/ Jeffrey S. Robinson

    Jeffrey S. Robinson

    Secretary

Form 50-10879 (7-1-14)	Page 20 of 21	Deletion of Arbitration - ALTA Owner’s Policy (6-05)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 21 Policy Number:

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In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

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●	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
●	Information about your transactions with us, our affiliated companies, or others; and
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Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

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We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

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First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

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FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

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Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

First American Title Insurance Company

Form No. 1402.06	Policy Page 1
ALTA Owner’s Policy (6-17-06)	Policy Number: 762885-13
1100302P050600

OWNER’S POLICY OF TITLE INSURANCE

ISSUED BY

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)

Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term ”encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.
4.	No right of access to and from the Land.
5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(a)	the occupancy, use, or enjoyment of the Land;
(b)	the character, dimensions, or location of any improvement erected on the Land;
(c)	the subdivision of land; or
(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.	An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9.	Title being vested other than as stated in Schedule A or being defective
(a)

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or
(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

/s/ Dennis J. Gilmore

Dennis J. Gilmore

President

/s/ Jeffrey S. Robinson

Jeffrey S. Robinson

Secretary

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 2 Policy Number: 762885-13

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions, or location of any improvement erected on the Land;
(iii)	the subdivision of land; or
(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims, or other matters
(a)	created, suffered, assumed, or agreed to by the Insured Claimant;
(b)

not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risks 9 and 10); or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.	DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)

“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.
(d)	“Insured”: The Insured named in Schedule A.
(i)	The term “Insured” also includes
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title
(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
(2)	if the grantee wholly owns the named Insured,
(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: An Insured claiming loss or damage.
(f)

“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)

“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)

“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.
(k)

“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS
(a)

Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)	The Company shall have the right, in addition to the options contained in

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 3 Policy Number: 762885-13

Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)

Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE
(a)

In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)

The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY
In case of a claim under this policy, the Company shall have the following additional options:
(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay. Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.
(i)

To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)	To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of
(i)	the Amount of Insurance; or
(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.
(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and
(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY
(a)

If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)

In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT
(a)

Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 4 Policy Number: 762885-13

(b)

The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT
(a)

This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.
(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d)

Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM
(a)

Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located. Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)

Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at 1 First American Way, Santa Ana, CA 92707, Attn: Claims Department.

POLICY OF TITLE INSURANCE

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 5 Policy Number: 762885-13

SCHEDULE A

First American Title Insurance Company

Name and Address of the issuing Title Insurance Company:

First American Title Insurance Company

18500 Von Karman Ave, Suite 600

Irvine, CA 92612

File No.: NCS-762885-13-SA1	Policy No.: 762885-13
Address Reference: 10055, 10075, 10155, 10225, 10355, and 10385 Westmoor Drive, Westminster, CO
Amount of Insurance: $117,075,000.00	Premium: $
Date of Policy: Date of Recording at Time of Recording

1.	Name of Insured:

Keppel-KBS Westmoor Center, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is:

Fee Simple as to Parcels 1-A, 2-A, 3-A, 4-A, 5-A, 6-A and Easement as to Parcels 1-B, 2-B, 3-B, 4- B, 5-B, 5-C, 6-B, 6-C, 6-D and 6-E

3.	Title is vested in:

Keppel-KBS Westmoor Center, Inc., a Delaware corporation

4.	The Land referred to in this policy is described as follows:

Parcel 1:

Parcel A:

Lot 1, Block 1, Westmoor Technology Park Final Plat recorded June 29, 1998 at Reception No.
F0640311, Plat Book 141, Pages 65 through 69,
County of Jefferson,
State of Colorado.

Parcel B:

Together with the beneficial easements created under the Reciprocal Easement and Maintenance
Agreement recorded January 7, 1998 at Reception No. F0536313,
County of Jefferson,
State of Colorado

Parcel 2:

Parcel A:

Lot 2, Block 1, Westmoor 1 Technology Park, Final Plat recorded June 29, 1998, at Reception No.
F0640311, Plat Book 141, Pages 65 through 69,
County of Jefferson,
State of Colorado Parcel B:

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 6 Policy Number: 762885-13

Together with the beneficial easements created under the Reciprocal Easement and Maintenance

Agreement recorded January 7, 1998 at Reception No. F0536313,

County of Jefferson,

State of Colorado

Parcel 3:

Parcel A:

Lot 3, Block 1, Westmoor Technology Park, Final Plat recorded June 29, 1998 at Reception No.

F0640311, Plat Book 141, Pages 65 through 69,

County of Jefferson,

State of Colorado

Parcel B:

Together with the beneficial easements created under the Reciprocal Easement and Maintenance

Agreement recorded January 7, 1998 at Reception No F0536313,

County of Jefferson,

State of Colorado

Parcel 4:

Parcel A:

Lot 4, Block 1, Westmoor Technology Park, Final Plat recorded June 29, 1998 at Reception No,

F0640311, Plat Book 141, Pages 65 through 69,

County of Jefferson,

State of Colorado.

Parcel B:

Together with the beneficial easements created under the Reciprocal Easement and Maintenance

Agreement recorded January 7, 1998 at Reception No. F0536313,

County of Jefferson,

State of Colorado

Parcel 5:

Parcel A:

Lot 5A, Block 1, Westmoor Technology Park, 1st Replat recorded December 30, 1998 at

Reception No. F0768465, Plat Book 145, Pages 35 through 36,

County of Jefferson,

State of Colorado

Parcel B:

Together with the beneficial easements created under the Reciprocal Easement and Maintenance

Agreement recorded 7, 1998 at Reception No F0536313,

County of Jefferson,

State of Colorado

Parcel C:

Together with the beneficial easements created under the Slope Easement recorded October 16,

1998 at Reception No. F0716003,

County of Jefferson,

State of Colorado

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 7 Policy Number: 762885-13

Parcel 6:

Parcel A:

Lot 5B, Block 1, Westmoor Technology Park, 1st Replat recorded December 30, 1998 at

Reception No. F0768465, Plat Book 145, Pages 35 through 36,

County of Jefferson,

State of Colorado.

Parcel B:

Together with the beneficial easements created under the Reciprocal Easement and Maintenance

Agreement recorded January 7, 1998 at Reception No, F0536313,

County of, Jefferson,

State of Colorado.

Parcel C:

Together with the beneficial easements created under the Slope Easement recorded October 16,

1998 at Reception No F0716003,

County of Jefferson,

State of Colorado.

Parcel D:

Together with the beneficial easements for Storm Drainage as granted on the 1st Replat of

Westmoor Technology Park, recorded December 30, 1998 at Reception No. F0768465, Plat Book

145 at Pages 35 and 36,

County of Jefferson,

State of Colorado,

Parcel E:

Together with the beneficial easements created under Declaration of Non-exclusive Access

Easement recorded December 30, 1998 at Reception No. F0768468,

County of Jefferson,

State of Colorado

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 8 Policy Number: 762885-13

SCHEDULE B

File No.: NCS-762885-13-SA1                                                                                  Policy No.: 762885-13

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	This item has been intentionally deleted.

2.	This item has been intentionally deleted.

3.	This item has been intentionally deleted.

4.	This item has been intentionally deleted.

5.	This item has been intentionally deleted.

6.	Water rights, claims or title to water, whether or not shown by the public records.

7.	Any and all unpaid taxes, assessments and unredeemed tax sales.

8.	Rights of tenants, as tenants only, under unrecorded leases as shown on the attached rent roll, with no options to purchase or rights of first refusal to purchase all or any portion of the Land.

9.	Reservation of coal and minerals as set forth in Deed recorded June 13, 1895 in Book 94 at Page 400.

10.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313.

11.	Easements, notes, covenants, restrictions and rights-of-way as shown on the plat of Final Plat Westmoor Technology Park, recorded June 29, 1998 at Reception No. F0640311.

12.	Easements, notes, covenants, restrictions and rights-of-way as shown on the plat of Westmoor Technology Park, 1st Replat, recorded December 30, 1998 at Reception No. F0768465.

13.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Slope Easement recorded October 16, 1998 at Reception No. F0716003.

14.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Easement Agreement recorded October 20, 1998 at Reception No. F0718309.

15.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Landscaping and Private Improvements Agreement for Westmoor Business Park, Lots 5A and 5B, Block 1 recorded December 30, 1998 at Reception No. F0768467.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 9 Policy Number: 762885-13

16.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Declaration of Nonexclusive Access Easement recorded December 30, 1998 at Reception No. F0768468.

17.	Terms, conditions, provisions, obligations and agreements as set forth in the Exclusion and Service Agreement recorded November 4, 2005 at Reception No. 2005110073.

18.	Terms, conditions, provisions, obligations and agreements as set forth in the Conference Center Agreement recorded June 7, 2013 at Reception No. 2013068907.

NOTE: Request for Notification of Surface Development in connection therewith recorded May 16, 2002 at Reception No. F1483927.

19.	Terms, conditions, provisions, obligations, easements and agreements as set forth in the Quit Claim Deed recorded November 3, 1897 in Book 12 at Page 582.

NOTE: Quitclaim Deed from Dry Creek Valley Ditch Company to City of Westminster in connection therewith recorded May 17, 1999 at Reception No. F0870218.

NOTE: Quit Claim from Dry Creek Valley Ditch Company to Westmoor Business Park Ltd., LLP in connection therewith recorded May 17, 1999 at Reception No. F0870219.

NOTE: Quit Claim from Dry Creek Valley Ditch Company to Countrydale Metropolitan District in connection therewith recorded May 17, 1999 at Reception No. F0870220.

NOTE: Special Warranty Deed in connection therewith recorded May 17, 1999 at Reception No. F0870227.

20.	This item has been intentionally deleted.

21.	This item has been intentionally deleted.

22.	This item has been intentionally deleted.

23.	This item has been intentionally deleted.

24.	This item has been intentionally deleted.

25.	This item has been intentionally deleted.

26.	This item has been intentionally deleted.

27.	This item has been intentionally deleted.

28.	This item has been intentionally deleted.

29.	The following matters disclosed by an ALTA/NSPS survey made by Flatirons, Inc. on September 29, 2017 and last revised ________, 2017`, designated Job No. 17-68,997:

A) Pedestrian access across the east boundary of the property as evidenced by a concrete walk crossing said boundary.

B) A 2.5’ encroachment of a concrete wall onto the land adjoining to the south.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 10 Policy Number: 762885-13

C) Pedestrian access across the south boundary of the property as evidenced by a concrete walk crossing said boundary.

30.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 11 Policy Number: 762885-13

Anti-fraud Statement

Pursuant to CRS 10-1-128(6)(a), it is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 12 Policy Number: 762885-13

ACCESS AND ENTRY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) Parcel 1A and Parcel 2A of the Land do not abut and have both actual vehicular and pedestrian access to and from Westmoor Drive (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10045 (7-1-14)	Page 12 of 29	ALTA 17-06 Access and Entry (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 13 Policy Number: 762885-13

LOCATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of a

Commercial Structure(s)

known as 10055 Westmoor Drive, 10075 Westmoor Drive, 10155 Westmoor Drive, 10355 Westmoor Drive,

10385 Westmoor Drive, and 10225 Westmoor Drive, Westminster, CO,

to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10054 (7-1-14)	Page 13 of 29	ALTA 22-06 Location (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 14 Policy Number: 762885-13

MULTIPLE TAX PARCEL

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

The Company insures against loss or damage sustained by the Insured by reason of:

1.	those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcel:	Tax Identification Numbers:
1	29-091-01-014
2	29-091-01-013
3	29-091-01-012
4	29-091-01-011
5	29-091-01-018
6	29-091-01-017

2.	the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, assessments or other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10049 (7-1-14)	Page 14 of 29	ALTA 18.1-06 Multiple Tax Parcel (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 15 Policy Number: 762885-13

SUBDIVISION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10061 (7-1-14)	Page 15 of 29	ALTA 26-06 Subdivision (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 16 Policy Number: 762885-13

EASEMENT - DAMAGE OR ENFORCED REMOVAL ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy Number.: 762885-13

Fileno.: NCS-762885-13-SA1

The Company insures against loss or damage sustained by the Insured if the exercise of the granted or reserved rights to use or maintain the easement(s) referred to in the Exception(s) 11 through 16 and 19 of Schedule B results in:

(1)	damage to an existing building located on the Land, or

(2)	enforced removal or alteration of an existing building located on the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of thepolicy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10588 (7-1-14)	Page 16 of 29	ALTA 28-06 Easement - Damage or Enforced Removal (Rev. 2-3-10)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 17 Policy Number: 762885-13

MINERALS AND OTHER SUBSURFACE

SUBSTANCES - IMPROVEMENTS ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

1.	The insurance provided by this endorsement is subject to the exclusion in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the Policy.

2.	For purposes of this endorsement only, “Improvement” means a building, structure located on the surface of the Land, and any paved road, walkway, parking area, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of the enforced removal or alteration of any Improvement, resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of minerals or any other subsurface substances excepted from the description of the Land or excepted in Schedule B.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:
a.	contamination, explosion, fire, vibration, fracturing, earthquake or subsidence; or
b.	negligence by a person or an Entity exercising a right to extract or develop minerals or other subsurface substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 18 Policy Number: 762885-13

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10838 (7-1-14)	Page 18 of 29	ALTA 35.1-06 Minerals and Other Subsurface Substances - Improvements (4-2-12)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 19 Policy Number: 762885-13

INDIRECT ACCESS AND

ENTRY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the easement identified as Parcel(s) 1-B, 2-B, 3-B, 4-B, 5-B, 6-B and 6-E in Schedule A (the “Easement”) does not provide that portion of the Land identified as Parcel(s) 1-A, 2-A, 3-A, 4-A, 5-A and 6-A, respectively in Schedule A both actual vehicular and pedestrian access to and from Westmoor Drive (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Easement.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10046 (7-1-14)	Page 19 of 29	ALTA 17.1-06 Indirect Access and Entry (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 20 Policy Number: 762885-13

ZONING - COMPLETED

STRUCTURE ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,
a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone “PUD” Planned Unit Development;
b.	the following use or uses are not allowed under that classification: Office
c.	There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.	The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction either prohibiting the use of the Land, with any existing structure, as specified in paragraph 1.b. or requiring the removal or alteration of the structure, because, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:
a.	Area, width, or depth of the Land as a building site for the structure
b.	Floor space area of the structure
c.	Setback of the structure from the property lines of the Land
d.	Height of the structure, or
e.	Number of parking spaces.

3.	There shall be no liability under this endorsement based on:
a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;
b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 21 Policy Number: 762885-13

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10576 (7-1-14)	Page 21 of 29	ALTA 3.1-06 Zoning - Completed Structure (Rev. 10-22-09) CLTA 123.2-06 (Rev. 10-22-09)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 22 Policy Number: 762885-13

CONTIGUITY - MULTIPLE

PARCELS ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

The Company insures against loss or damage sustained by the Insured by reason of:

1.	the failure of Parcels 1 through 6 of the Land to be contiguous along their common boundary lines

; or

2.	the presence of any gaps, strips, or gores separating any of the contiguous boundary lines described above.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10050 (7-1-14)	Page 22 of 29	ALTA 19-06 Contiguity - Multiple Parcels (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 23 Policy Number: 762885-13

COVENANTS, CONDITIONS AND RESTRICTIONS -

IMPROVED LAND - OWNER’S POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only,

a.	“Covenant” means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

b.	“Improvement” means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

b.	Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

c.	A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.	except as provided in Section 3.c, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 24 Policy Number: 762885-13

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10801 (7-1-14)	Page 24 of 29	ALTA 9.2-06 Covenants, Conditions and Restrictions Improved Land - Owner’s Policy (Rev. 4-2-12)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 25 Policy Number: 762885-13

SAME AS SURVEY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by Flatirons, Inc. dated September 29, 2017 and last revised ________, 2017, and designated Job No. 17-68,997.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10059 (7-1-14)	Page 25 of 29	ALTA 25-06 Same as Survey (10-16-08) CLTA 116.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 26 Policy Number: 762885-13

ENCROACHMENTS - BOUNDARIES AND EASEMENTS

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For purposes of this endorsement only, “Improvement” means an existing building, located on either the Land or adjoining land at Date of Policy and that by law constitutes real property.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	An encroachment of any Improvement located on the Land onto adjoining land or onto that portion of the Land subject to an easement, unless an exception in Schedule B of the policy identifies the encroachment;

b.	An encroachment of any Improvement located on adjoining land onto the Land at Date of Policy, unless an exception in Schedule B of the policy identifies the encroachment;

c.	Enforced removal of any Improvement located on the Land as a result of an encroachment by the Improvement onto any portion of the Land subject to any easement, in the event that the owners of the easement shall, for the purpose of exercising the right of use or maintenance of the easement, compel removal or relocation of the encroaching Improvement; or

d.	Enforced removal of any Improvement located on the Land that encroaches onto adjoining land.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from the encroachments listed as Exceptions None of Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 27 Policy Number: 762885-13

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10808 (7-1-14)	Page 27 of 29	ALTA 28.1-06 - Encroachments - Boundaries and Easements (4-2-12)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 28 Policy Number: 762885-13

PRIVATE RIGHTS - OWNER’S POLICY

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.
2.	For the purposes of this endorsement only:
a.	“Covenant” means a covenant, condition, limitation or restriction in a document or instrument recorded in the Public Records at Date of Policy.
b.	“Private Right” means (i) an option to purchase; (ii) a right of first refusal; or (iii) a right of prior approval of a future purchaser or occupant.
3.	The Company insures against loss or damage sustained by the Insured under this Owner’s Policy if enforcement of a Private Right in a Covenant affecting the Title at Date of Policy based on a transfer of Title on or before Date of Policy causes a loss of the Insured’s Title.
4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:
a.	any Covenant contained in an instrument creating a lease;
b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land;
c.	any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances; or
d.	any Private Right in an instrument identified in Exception(s) None in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

IN WITNESS WHEREOF, the Company has caused this endorsement to be issued and become valid when signed by an authorized officer or licensed agent of the Company.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10892 (7-1-14)	Page 28 of 29	ALTA 9.9-06 Private Rights - Owner’s Policy (Rev. 4-2-13)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 29 Policy Number: 762885-13

WATER - BUILDINGS ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-13

File No.: NCS-762885-13-SA1

1.	The insurance provided by this endorsement is subject to the exclusion in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For purposes of this endorsement only, “Improvement” means a building on the Land at Date of Policy.

3.	The Company insures against loss or damage sustained by the Insured by reason of the enforced removal or alteration of any Improvement resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of water excepted from the description of the Land or excepted in Schedule B.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.	contamination, explosion, fire, flooding, vibration, fracturing, earthquake or subsidence;
b.	A negligence by a person or an Entity exercising a right to extract or develop water; or
c.	the exercise of the rights described in None.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10949 (7-1-14)	Page 29 of 29	ALTA 41-06 Water - Buildings (12-2-13)

First American Title Insurance Company

Owners ’ Policy of Title Insurance T-1
ISSUED BY First American Title Insurance Company
Owner’s Policy	POLICY NUMBER

Any notice of claim and any other notice or statement in writing required to be given the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.

2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from:

(a)	A defect in the Title caused by:

(i)	forgery, fraud, undue influence, duress, incompetency, incapacity or impersonation;

(ii)	failure of any person or Entity to have authorized a transfer or conveyance;

(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized or delivered;

(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;

(v)	a document executed under a falsified, expired or otherwise invalid power of attorney;

(vi)	a document not properly filed, recorded or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or

(vii)	a defective judicial or administrative proceeding.

(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c)

Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

(d)	Any statutory or constitutional mechanic’s, contractor’s, or materialman’s lien for labor or materials having its inception on or before Date of Policy.

3.	Lack of good and indefeasible Title.

4.	No right of access to and from the Land.

(Covered Risks Continued on Page 2

In Witness Whereof, First American Title Insurance Company has caused its corporate name to be hereunto affixed by its authorized officers as of Date of Policy shown in Schedule A.

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore
President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

(This Policy is valid only when Schedules A and B are attached)	This jacket was created electronically and constitutes an original document

Form 5025548 (3-1-17)	Page 1 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

COVERED RISKS (Continued)

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting or relating to:

(a)	the occupancy, use or enjoyment of the Land;

(b)	the character, dimensions or location of any improvement erected on the Land;

(c)	subdivision of land; or

(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.

An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

9.	Title being vested other than as stated in Schedule A or being defective:

(a)

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency or similar creditors’ rights laws; or

(b)

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency or similar creditors’ rights laws by reason of the failure of its recording in the Public Records:

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or a judgment or lien creditor.

10.

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting or relating to:
(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions or location of any improvement erected on the Land;

(iii)	subdivision of land; or

(iv)	environmental protection;
or the effect of any violation of these laws, ordinances or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a)	created, suffered, assumed or agreed to by the Insured Claimant;
(b)

not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is:

(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

6.	The refusal of any person to purchase, lease or lend money on the estate or interest covered hereby in the land described in Schedule A because of Unmarketable Title.

Form 5025548 (3-1-17)	Page 2 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS

1.	DEFINITION OF TERMS.

The following terms when used in this policy mean:

(a)

“Amount of Insurance”: the amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company or other similar legal entity.
(d)	“Insured”: the Insured named in Schedule A.
(i)	The term “Insured” also includes:
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title;
(1)	If the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
(2)	If the grantee wholly owns the named Insured,
(3)	If the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	If the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C) and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: an Insured claiming loss or damage.
(f)

“Knowledge” or “Known”: actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)

“Land”: the land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)

“Public Records”: records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: the estate or interest described in Schedule A.
(k)

“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE.

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT.

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) below, or (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

When, after the Date of the Policy, the Insured notifies the Company as required herein of a lien, encumbrance, adverse claim or other defect in Title insured by this policy that is not excluded or excepted from the coverage of this policy, the Company shall promptly investigate the charge to determine whether the lien, encumbrance, adverse claim or defect or other matter is valid and not barred by law or statute. The Company shall notify the Insured in writing, within a reasonable time, of its determination as to the validity or invalidity of the Insured’s claim or charge under the policy. If the Company concludes that the lien, encumbrance, adverse claim or defect is not covered by this policy, or was otherwise addressed in the closing of the transaction in connection with which this policy was issued, the Company shall specifically advise the Insured of the reasons for its determination. If the Company concludes that the lien, encumbrance, adverse claim or defect is valid, the Company shall take one of the following actions: (i) institute the necessary proceedings to clear the lien, encumbrance, adverse claim or defect from the Title as insured; (ii) indemnify the Insured as provided in this policy; (iii) upon payment of appropriate premium and charges therefor, issue to the Insured Claimant or to a subsequent owner, mortgagee or holder of the estate or interest in the Land insured by this policy, a policy of

Form 5025548 (3-1-17)	Page 3 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

title insurance without exception for the lien, encumbrance, adverse claim or defect, said policy to be in an amount equal to the current value of the Land or, if a loan policy, the amount of the loan; (iv) indemnify another title insurance company in connection with its issuance of a policy(ies) of title insurance without exception for the lien, encumbrance, adverse claim or defect; (v) secure a release or other document discharging the lien, encumbrance, adverse claim or defect; or (vi) undertake a combination of (i) through (v) herein.

4.	PROOF OF LOSS.

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS.

(a)

Upon written request by the Insured, and subject to the options contained in Sections 3 and 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)

The Company shall have the right, in addition to the options contained in Sections 3 and 7, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)

Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction and it expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE.

(a)

In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)

The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY.

In case of a claim under this policy, the Company shall have the following additional options:

(a)

To Pay or Tender Payment of the Amount of Insurance. To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation. (b) To Pay or Otherwise Settle With Parties Other than the Insured or With the Insured Claimant.

(i)

To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is

Form 5025548 (3-1-17)	Page 4 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

obligated to pay; or
(ii)

to pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay. Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY.

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of:

(i) the Amount of Insurance; or

(ii) the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b)	If the Company pursues its rights under Section 3 or 5 and is unsuccessful in establishing the Title, as insured,

(i) the Amount of Insurance shall be increased by 10%, and

(ii) the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY.

(a)

If the Company establishes the Title, or removes the alleged defect, lien or encumbrance, or cures the lack of a right of access to or from the Land, all as insured, or takes action in accordance with Section 3 or 7, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)

In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY.

All payments under this policy, except payments made for costs, attorneys’ fees and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE.

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS.

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT.

(a)

Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)

The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION.

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured, unless the Insured is an individual person (as distinguished from an Entity). All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

Form 5025548 (3-1-17)	Page 5 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT.
(a)

This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim, shall be restricted to this policy.
(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.
(d)

Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy or (iv) increase the Amount of Insurance. Each Commitment, endorsement or other form, or provision in the Schedules to this policy that refers to a term defined in Section 1 of the Conditions shall be deemed to refer to the term regardless of whether the term is capitalized in the Commitment, endorsement or other form, or Schedule. Each Commitment, endorsement or other form, or provision in the Schedules that refers to the Conditions and Stipulations shall be deemed to refer to the Conditions of this policy.

16.	SEVERABILITY.

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid and all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM.
(a)

Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured, and in interpreting and enforcing the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of laws principles to determine the applicable law.

(b)

Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT.

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at First American Title Insurance Company, Attn: Claims National Intake Center, 1 First American Way, Santa Ana, California 92707. Phone: 888-632-1642.

First American Title

Owners Policy of Title Insurance (T-1)
ISSUED BY First American Title Insurance Company
Schedule A	POLICY NUMBER

Form 5025548 (3-1-17)	Page 6 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Name and Address of Title Insurance Company:

First American Title Insurance Company, 1 First American Way, Santa Ana, CA 92707.

File No.: NCS-762885-05-SA1

Date of Policy: Date of Recording at Time of Recordingq

Address for Reference only: 9600 Great Hills Trail, 8911 North

Amount of Insurance: $33,150,000.00                             Premium: $TBD

1.	Name of Insured:

Keppel-KBS Great Hills Plaza, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is:

Fee Simple

3.	Title is insured as vested in:

Keppel-KBS Great Hills Plaza, Inc., a Delaware corporation

4.	The land referred to in this policy is described as follows:

TRACT I

TRACTS FIVE AND SIX, GREAT HILLS COMMERCIAL ONE, A SUBDIVISION IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN/UNDER VOLUME 77, PAGE 161 OF THE PLAT RECORDS OF TRAVIS COUNTY, TEXAS.

Form 5025548 (3-1-17)	Page 7 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Owners Policy of Title Insurance (T-1)
ISSUED BY First American Title Insurance Company
Schedule B	POLICY NUMBER

File No. NCS-762885-05-SA1

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorney’s fees or expenses) that arise by reason of the terms and conditions of the leases and easements, if any, shown in Schedule A and the following matters:

1.	The following restrictive covenants of record itemized below:

(the Company must either insert specific recording data or delete this exception)

See Item 6(a) below.

2.	~~Any discrepancies, conflicts, or~~shortgages in area ~~or boundary lines, or any encroachments or protrusions, or any overlapping of improvements.~~

3.	Homestead or community property or survivorship rights, if any, of any spouse of any Insured.

4.	Any titles or rights asserted by anyone, including but not limited to, persons, the public, corporations, governments or other entities,

a.	to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

b.	to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

c.	to filled-in lands, or artificial islands, or

d.	to statutory water rights, including riparian rights, or

e.	to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across that area.

5.	Standby fees, taxes and assessments by any taxing authority for the year 2017, and subsequent years; and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year.

6.	The following matters and all terms of the documents creating or offering evidence of the matters: (the Company must insert matters or delete this exception)

The Following Matters Affect (All Tracts):

Form 5025548 (3-1-17)	Page 8 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

a.	Any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin are hereby deleted to the extent such covenants, conditions or restrictions violate 42 USC 3604 {c}. Tract 1: Restrictive Covenants recorded in/under Volume 8717, Page 328 and Volume 7188, Page 1359 of the Real Property Records of Travis County, Texas, and Restrictive Covenants recorded in/under Volume 77, Page 161 of the Plat Records of Travis County, Texas..

b.	This item has been intentionally deleted.

c.	This item has been intentionally deleted.

d.	This item has been intentionally deleted.

e.	Rights of tenants in possession, as tenants only, under unrecorded leases or rental agreements as shown on the attached rent roll attached hereto, which rights do not include any rights of first refusal or options to purchase all or any portion of the Land.

f.	This item has been intentionally deleted.

g.	All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

The Following Matters Affect (Tract I):

h.	The following, all according to plat recorded in Volume 77, Page 161 of the Plat Records of Travis County, Texas, and as approximately shown on that certain survey made by Chaparral Professional Land Surveying, Inc. on September 29, 2017, designated Job No. 557-003.

Fifteen foot (15’) public utility easement along the easterly and rear (Tract 5) property line(s). Seven and one-half foot (7.5’) public utility easement along the rear (Tract 5) property line(s).

Thirty foot (30’) public utility easement along the rear (Tracts 5 and 6) property line(s).

Twenty-five foot (25’) drainage easement along the northeast (Tract 5) and rear (Tract 6) property line(s).

Twenty-five foot (25’) building line along the street frontage property line(s).

Five foot (5’) slope easement along the southwesterly most lot line, per Volume 77, Page 369 of the Plat Records of Travis County, Texas. (Tract 5)

i.	Easement:
	Purpose:	Easement for electric lines and systems and telephone lines and systems
	Recorded:	in Volume 6591, Page 1709, of the Real Property records, of Travis County, Texas.

j.	Easement:
	To:	City of Austin
	Recorded:	in Volume 11305, Page 690, of the Real Property Records, of Travis County, Texas.
	Purpose:	Underground telephone lines

Form 5025548 (3-1-17)	Page 9 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

k.	Terms, Conditions, and Stipulations in the Agreement by and between:
	Parties:	CarrAmerica Realty, G.P. Holding, Inc. and Time Warner Entertainment- Advance/Newhouse Partnership
	Recorded:	in County Clerk’s File No. 2001215749, of the Real Property records, of Travis County, Texas.
	Type:	Easement Agreement

l.	Easement for drainage granted to the City of Austin as described in instrument recorded in/under Volume 6364, Page 138 of the Real Property Records of Travis County, Texas, as shown on plat recorded in/under Volume 77, Page 161 of the Plat Records of Travis County, Texas.

m.	This item has been intentionally deleted. n. This item has been intentionally deleted. o. Section 14 of the Conditions of this policy is hereby deleted.

p.	The following matters disclosed by an ALTA/NSPS surveys made by Chaparral Professional Land Surveying, Inc. on September 29, 2017 and designated Job No. 557-003 (As to Tract I):

A. Any rights, claims and/or easements in connection with the fire hydrants and water meter and water meter in various locations on the subject property as depicted on the Survey.

B. Any rights, claims and/or easements in connection with the flowline 14 inch cast iron pipes and wastewater cleanouts located on the northerly portion of the lot as depicted on the Survey.

C. Encroachment of the metal canopy over the 25 foot drainage easement located along the southeasterly lot line as depicted on the Survey.

D. Any rights, claims and/or easements in connection with the fire hydrants and fire department connections in various locations on the subject property as depicted on the Survey.

E. Any rights, claims and/or easements in connection with the wastewater manholes and sanitary sewer manholes lying outside of the sanitary sewer easement as depicted on the Survey.

q.	Any and all liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with improvements placed, or to be placed, upon the subject land. However, the Company does insure the Insured against loss, if any, sustained by the Insured under this Policy if such liens have been filed with the County Clerk of Austin County, Texas, prior to the date hereof.

Form 5025548 (3-1-17)	Page 10 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

RESTRICTIONS, ENCROACHMENTS, MINERALS ENDORSEMENT -

OWNER’S POLICY (FORM T-19.1)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-05-SA1

1.

The insurance provided by this endorsement is subject to the exclusions in Section 5 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only:
a.	“Covenant’’ means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.
b.

“Improvement” means a building, structure, road, walkway, driveway, or curb, affixed to either the Land or adjoining land and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

c.	“Private Right” means (i) an option to purchase; (ii) a right of first refusal; or (iii) a right of prior approval of a future purchaser or occupant.

3.	The Company insures against loss or damage sustained by the Insured by reason of:
a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;
b.

Enforced removal of an Improvement located on the Land at Date of Policy as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation;

c.

A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation; or

d.	Enforcement of a Private Right in a Covenant affecting the Title at Date of Policy based on a transfer of Title on or before Date of Policy that causes a loss of the Insured’s Title.

4.	The Company insures against loss or damage sustained by reason of:
a.	An encroachment of:
i.	an Improvement located on the Land, at Date of Policy, onto adjoining land or onto that portion of the Land subject to an easement; or
ii.

an Improvement located on adjoining land onto the Land at Date of Policy unless an exception in Schedule B of the policy identifies the encroachment otherwise insured against in Sections 4.a.i. or 4.a.ii.; or

b.	A final court order or judgment requiring the removal from any land adjoining the Land of an encroachment identified in Schedule B; or
c.

Damage to an Improvement located on the Land, at Date of Policy that is located on or encroaches onto that portion of the Land subject to an easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved; or

d.

Damage to an Improvement located on the Land on or after Date of Policy, resulting from the future exercise of a right to use the surface of the Land for the extraction or development of minerals or any other subsurface substances excepted from the description of the Land or excepted in Schedule B.

Form 5025548 (3-1-17)	Page 11 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

5.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:
a.	any Covenant contained in an instrument creating a lease;
b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land;
c.	except as provided in Paragraph 3.c., any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances;
d.	contamination, explosion, fire, fracturing, vibration, earthquake, or subsidence; or
e.	negligence by a person or an Entity exercising a right to extract or develop minerals or other subsurface substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 12 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

MINERALS AND SURFACE DAMAGE

ENDORSEMENT (T-19.2)

Issued by

First American Title Insurance Company

Herein called the Company

Attached to Policy No.:

File No.: NCS-762885-05-SA1

Applies to Parcel(s):

The Company insures the insured against loss which the insured shall sustain by reason of damage to improvements (excluding lawns shrubbery, or trees) located on the Land on or after Date of Policy resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of coal, lignite, oil, gas or other minerals excepted or excluded on Schedule A, Item 2 or excepted in Schedule B. This endorsement does not insure against loss resulting from subsidence.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 13 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

ACCESS ENDORSEMENT (T-23)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-05-SA1

Issued by FIRST AMERICAN TITLE INSURANCE COMPANY herein called the company

The Company insures against loss or damage sustained by the insured if, at Date of Policy: (i) the land does not abut and have both actual vehicular and pedestrian access to and from Great Hills Trail (as to Tract 1) (the “Street”), or (ii) the street is not physically open.

This endorsement is made a part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 14 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

ACCESS ENDORSEMENT (T-23)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-05-SA1

Issued by FIRST AMERICAN TITLE INSURANCE COMPANY herein called the company

The Company insures against loss or damage sustained by the insured if, at Date of Policy: (i) the land does not abut and have both actual vehicular and pedestrian access to and from Rian Creek Parkway (as to Tract 1) (the “Street”), or (ii) the street is not physically open.

This endorsement is made a part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 15 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Important Notice ISSUED BY First American Title Insurance Company

IMPORTANT NOTICE	AVISO IMPORTANTE
To obtain information or make a complaint:	Para obtener informacion o para someter una queja:

You may call First American Title Insurance Company’s	Usted puede llamar al numero de telefono gratis First
toll-free telephone number for information or to make a	American Title Insurance Company’s para informacion
complaint at:	para someter una queja al:
1-888-632-1642	1-888-632-1642

You may also write to First American Title Insurance	Usted tambien puede escribir a First American Title
Company at:	Insurance Company:

1 First American Way	1 First American Way
Santa Ana, California 92707	Santa Ana, California 92707

You may contact the Texas Department of Insurance to	Puede comunicarse con el Departamento de Seguros de
obtain information on companies, coverages, rights or	Texas para obtener informacion acerca de companias,
complaints at:	coberturas, derechos o quejas al:

1-800-252-3439	1-800-252-3439

You may write the Texas Department of Insurance:	Puede escribir al Departamento de Seguros de Texas:

P.O. Box 149104	P.O. Box 149104
Austin, TX 78714-9104	Austin, TX 78714-9104
Fax: (512) 475-1771	Fax: (512) 475-1771
Web: http://www.tdi.state.tx.us	Web: http://www.tdi.state.tx.us
E-mail: ConsumerProtection@tdi.state.tx.us	E-mail: ConsumerProtection@tdi.state.tx.us

PREMIUM OR CLAIM DISPUTES:	DISPUTAS SOBRE PRIMAS O RECLAMOS:

Should you have a dispute concerning your premium or

about a claim you should contact First American Title

Insurance Company first. If the dispute is not resolved, you may contact the Texas Department of Insurance.

Si tiene una disputa concerniente a su prima o a un

reclamo, debe comunicarse con el First American Title

Insurance Company primero. Si no se resuelve la disputa,

puede entonces comunicarse con el departamento (TDI).

ATTACH THIS NOTICE TO YOUR POLICY:	UNA ESTE AVISO A SU POLIZA:
This notice is for information only and does not become a	Este aviso es solo para proposito de informacion y no se
part or condition of the attached document.	convierte en parte o condicion del documento adjunto.

Form 5025548 (3-1-17)	Page 16 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

●	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
●	Information about your transactions with us, our affiliated companies, or others; and
●	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation’s site and its affiliates’ sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American’s Web sites may make use of “cookie” technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

--------------------------------------------------------------------------------------

Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

Form 5025548 (3-1-17)	Page 17 of 17	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Owner’s Policy of Title Insurance T-1
ISSUED BY First American Title Insurance Company
Owner’s Policy	POLICY NUMBER

Any notice of claim and any other notice or statement in writing required to be given the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from:
(a)	A defect in the Title caused by:
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)

Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

(d)	Any statutory or constitutional mechanic’s, contractor’s, or materialman’s lien for labor or materials having its inception on or before Date of Policy.
3.	Lack of good and indefeasible Title.
4.	No right of access to and from the Land.

(Covered Risks Continued on Page 2

In Witness Whereof, First American Title Insurance Company has caused its corporate name to be hereunto affixed by its authorized officers as of Date of Policy shown in Schedule A.

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore
President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

This jacket was created electronically and constitutes an original document
(This Policy is valid only when Schedules A and B are attached)

Form 5025548 (3-1-17)	Page 1 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

COVERED RISKS (Continued)

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting or relating to:
(a)	the occupancy, use or enjoyment of the Land;
(b)	the character, dimensions or location of any improvement erected on the Land;
(c)	subdivision of land; or
(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.

An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9.	Title being vested other than as stated in Schedule A or being defective:
(a)

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency or similar creditors’ rights laws; or

(b)

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency or similar creditors’ rights laws by reason of the failure of its recording in the Public Records:

(i)	to be timely, or
(ii)	to impart notice of its existence to a purchaser for value or a judgment or lien creditor.
10.

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting or relating to:
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions or location of any improvement erected on the Land;
(iii)	subdivision of land; or
(iv)	environmental protection;

or the effect of any violation of these laws, ordinances or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims or other matters:
(a)	created, suffered, assumed or agreed to by the Insured Claimant;
(b)	not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant

and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;
(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is:
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

6.	The refusal of any person to purchase, lease or lend money on the estate or interest covered hereby in the land described in Schedule A because of Unmarketable Title.

Form 5025548 (3-1-17)	Page 2 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS

1.	DEFINITION OF TERMS.

The following terms when used in this policy mean:

(a)

“Amount of Insurance”: the amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company or other similar legal entity.
(d)	“Insured”: the Insured named in Schedule A.
(i)	The term “Insured” also includes:
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title;
(1)	If the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
(2)	If the grantee wholly owns the named Insured,
(3)	If the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	If the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C) and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: an Insured claiming loss or damage.
(f)

“Knowledge” or “Known”: actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)

“Land”: the land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)

“Public Records”: records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: the estate or interest described in Schedule A.
(k)

“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE.

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT.

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) below, or (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

When, after the Date of the Policy, the Insured notifies the Company as required herein of a lien, encumbrance, adverse claim or other defect in Title insured by this policy that is not excluded or excepted from the coverage of this policy, the Company shall promptly investigate the charge to determine whether the lien, encumbrance, adverse claim or defect or other matter is valid and not barred by law or statute. The Company shall notify the Insured in writing, within a reasonable time, of its determination as to the validity or invalidity of the Insured’s claim or charge under the policy. If the Company concludes that the lien, encumbrance, adverse claim or defect is not covered by this policy, or was otherwise addressed in the closing of the transaction in connection with which this policy was issued, the Company shall specifically advise the Insured of the reasons for its determination. If the Company concludes that the lien, encumbrance, adverse claim or defect is valid, the Company shall take one of the following actions: (i) institute the necessary proceedings to clear the lien, encumbrance, adverse claim or defect from the Title as insured; (ii) indemnify the Insured as provided in this policy; (iii) upon payment of appropriate premium and charges therefor, issue to the Insured Claimant or to a subsequent owner, mortgagee or holder of the estate or interest in the Land insured by this policy, a policy of

Form 5025548 (3-1-17)	Page 3 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

title insurance without exception for the lien, encumbrance, adverse claim or defect, said policy to be in an amount equal to the current value of the Land or, if a loan policy, the amount of the loan; (iv) indemnify another title insurance company in connection with its issuance of a policy(ies) of title insurance without exception for the lien, encumbrance, adverse claim or defect; (v) secure a release or other document discharging the lien, encumbrance, adverse claim or defect; or (vi) undertake a combination of (i) through (v) herein.

4.	PROOF OF LOSS.

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS.
(a)

Upon written request by the Insured, and subject to the options contained in Sections 3 and 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)

The Company shall have the right, in addition to the options contained in Sections 3 and 7, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)

Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction and it expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE.
(a)

In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)

The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY.

In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other than the Insured or With the Insured Claimant.
(i)

To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is

Form 5025548 (3-1-17)	Page 4 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

obligated to pay; or

(ii)

to pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay. Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY.

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of:
(i)	the Amount of Insurance; or
(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.
(b)	If the Company pursues its rights under Section 3 or 5 and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and
(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY.

(a)

If the Company establishes the Title, or removes the alleged defect, lien or encumbrance, or cures the lack of a right of access to or from the Land, all as insured, or takes action in accordance with Section 3 or 7, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)

In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY.

All payments under this policy, except payments made for costs, attorneys’ fees and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE.

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS.

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT.

(a)

Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)

The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION.

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured, unless the Insured is an individual person (as distinguished from an Entity). All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

Form 5025548 (3-1-17)	Page 5 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT.

(a)

This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim, shall be restricted to this policy.

(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d)

Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy or (iv) increase the Amount of Insurance. Each Commitment, endorsement or other form, or provision in the Schedules to this policy that refers to a term defined in Section 1 of the Conditions shall be deemed to refer to the term regardless of whether the term is capitalized in the Commitment, endorsement or other form, or Schedule. Each Commitment, endorsement or other form, or provision in the Schedules that refers to the Conditions and Stipulations shall be deemed to refer to the Conditions of this policy.

16.	SEVERABILITY.

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid and all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM.

(a)

Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured, and in interpreting and enforcing the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of laws principles to determine the applicable law.

(b)

Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT.

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at First American Title Insurance Company, Attn: Claims National Intake Center, 1 First American Way, Santa Ana, California 92707. Phone: 888-632-1642.

Schedule A	Owner Policy of Title Insurance (T-1) ISSUED BY First American Title Insurance Company POLICY NUMBER

Form 5025548 (3-1-17)	Page 6 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Name and Address of Title Insurance Company:

First American Title Insurance Company, 1 First American Way, Santa Ana, CA 92707.

File No.: NCS-762885-05B

Date of Policy: Date of Recording at Time of Recording

Address for Reference only:

Amount of Insurance: $41,800,000.00                             Premium: $TBD

1.	Name of Insured:

Keppel-KBS Westech 360, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is:

Fee Simple

3.	Title is insured as vested in:

Keppel-KBS Westech 360, Inc., a Delaware corporation

4.	The land referred to in this policy is described as follows:

LOT 1, OAKCHASE SECTION 2, A SUBDIVISION IN TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED IN VOLUME 85, PAGE 195A, PLAT RECORDS OF TRAVIS COUNTY, TEXAS.

Form 5025548 (3-1-17)	Page 7 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Schedule B	Owner Policy of Title Insurance (T-1) ISSUED BY First American Title Insurance Company POLICY NUMBER

File No. NCS-762885-05B

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorney’s fees or expenses) that arise by reason of the terms and conditions of the leases and easements, if any, shown in Schedule A and the following matters:

1.	The following restrictive covenants of record itemized below:

(the Company must either insert specific recording data or delete this exception)

See Item 6(a) below.

2.	Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or protrusions, or any overlapping of improvements.

3.	Homestead or community property or survivorship rights, if any, of any spouse of any Insured.

4.	Any titles or rights asserted by anyone, including but not limited to, persons, the public, corporations, governments or other entities,

a.	to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

b.	to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

c.	to filled-in lands, or artificial islands, or

d.	to statutory water rights, including riparian rights, or

e.	to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across that area.

5.	Standby fees, taxes and assessments by any taxing authority for the year 2017, and subsequent years; and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year.

6.	The following matters and all terms of the documents creating or offering evidence of the matters:
(the Company must insert matters or delete this exception)

The Following Matters Affect (All Tracts):

Form 5025548 (3-1-17)	Page 8 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

a.	Any covenants, conditions or restrictions indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin are hereby deleted to the extent such covenants, conditions or restrictions violate 42 USC 3604 {c}.

Restrictive Covenants recorded in/under Volume 85, Page 195A of the Plat Records of Travis County, Texas.

b.	This item has been intentionally deleted.

c.	This item has been intentionally deleted.

d.	Rights of tenants in possession, as tenants only, under unrecorded leases or rental agreements as shown on the attached rent roll, which rights do not include any rights of first refusal or options to purchase all or any portion of the Land.

e.	This item has been intentionally deleted.

f.	All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

g.	The following, all according to plat recorded in Volume 85, Page 195A of the Plat Records of Travis County, Texas.

Drainage easement along the rear property line(s).

Twenty-five (25’) foot building line along the north property line(s).

Greenbelt and drainage easement along the south property line(s).

h.	Easement:
	To:	City of Austin
	Recorded:	in Volume 4235, Page 1306, of the Real Property Records, of County, Texas.
	Purpose:	Sanitary sewer easement

i.	Easement:
	To:	City of Austin
	Recorded:	in Volume 9404, Page 600, of the Real Property Records, of County, Texas.
	Purpose:	Public utility easement

j.	Terms, conditions and stipulations contained in Agreement:
	Recorded:	Volume 8082, Page 699, Real Property Records, County, Texas.
	Type:	Boundary Line Agreement

The Following Matters Affect (All Tracts):

k.	This item has been intentionally deleted.

l.	Section 14 of the Conditions of this policy is hereby deleted.

m.	The following matters disclosed by an ALTA/NSPS surveys made by Chaparral Professional Land Surveying, Inc. on September 29, 2017 and designated Job No. 557-002 (As to Tract III):

Form 5025548 (3-1-17)	Page 9 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

A. Any rights, claims and/or easements in connection with the fire hydrants and fire department connections in various locations on the subject property as depicted on the Survey.

B. Any rights, claims and/or easements in connection with the wastewater manholes and sanitary sewer manholes lying outside of the sanitary sewer easement as depicted on the Survey.

C. Any rights, claims and/or easements in connection with the water manhole and guy wire located along the north property line (Of Tract III) as depicted on the Survey.

D. Encroachment of the 3 story glass and frame building and concrete wall over the 25 foot building setback line along the north property line (Of Tract III) as depicted on the Survey.

n.	Any and all liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with improvements placed, or to be placed, upon the subject land. However, the Company does insure the Insured against loss, if any, sustained by the Insured under this Policy if such liens have been filed with the County Clerk of Travis County, Texas, prior to the date hereof.

Form 5025548 (3-1-17)	Page 10 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

RESTRICTIONS, ENCROACHMENTS, MINERALS ENDORSEMENT -

OWNER’S POLICY (FORM T-19.1)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-05B

1.	The insurance provided by this endorsement is subject to the exclusions in Section 5 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only:
a.	“Covenant’’ means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.
b.	“Improvement” means a building, structure, road, walkway, driveway, or curb, affixed to either the Land or adjoining land and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.
c.	“Private Right” means (i) an option to purchase; (ii) a right of first refusal; or (iii) a right of prior approval of a future purchaser or occupant.

3.	The Company insures against loss or damage sustained by the Insured by reason of:
a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;
b.	Enforced removal of an Improvement located on the Land at Date of Policy as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation;
c.	A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation; or
d.	Enforcement of a Private Right in a Covenant affecting the Title at Date of Policy based on a transfer of Title on or before Date of Policy that causes a loss of the Insured’s Title.

4.	The Company insures against loss or damage sustained by reason of:
a.	An encroachment of:
i.	an Improvement located on the Land, at Date of Policy, onto adjoining land or onto that portion of the Land subject to an easement; or
ii.	an Improvement located on adjoining land onto the Land at Date of Policy unless an exception in Schedule B of the policy identifies the encroachment otherwise insured against in Sections 4.a.i. or 4.a.ii.; or
b.	A final court order or judgment requiring the removal from any land adjoining the Land of an encroachment identified in Schedule B; or
c.	Damage to an Improvement located on the Land, at Date of Policy that is located on or encroaches onto that portion of the Land subject to an easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved; or
d.	Damage to an Improvement located on the Land on or after Date of Policy, resulting from the future exercise of a right to use the surface of the Land for the extraction or development of minerals or any other subsurface substances excepted from the description of the Land or excepted in Schedule B.

Form 5025548 (3-1-17)	Page 11 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

5.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:
a.	any Covenant contained in an instrument creating a lease;
b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land;
c.	except as provided in Paragraph 3.c., any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances;
d.	contamination, explosion, fire, fracturing, vibration, earthquake, or subsidence; or
e.	negligence by a person or an Entity exercising a right to extract or develop minerals or other subsurface substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 12 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

MINERALS AND SURFACE DAMAGE

ENDORSEMENT (T-19.2)

Issued by

First American Title Insurance Company

Herein called the Company

Attached to Policy No.:

File No.: NCS-762885-05B

Applies to Parcel(s):

The Company insures the insured against loss which the insured shall sustain by reason of damage to improvements (excluding lawns shrubbery, or trees) located on the Land on or after Date of Policy resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of coal, lignite, oil, gas or other minerals excepted or excluded on Schedule A, Item 2 or excepted in Schedule B. This endorsement does not insure against loss resulting from subsidence.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 13 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

ACCESS ENDORSEMENT (T-23)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-05B

Issued by FIRST AMERICAN TITLE INSURANCE COMPANY herein called the company

The Company insures against loss or damage sustained by the insured if, at Date of Policy: (i) the land does not abut and have both actual vehicular and pedestrian access to and from Capital of Texas Highway (Loop 360) (the “Street”), or (ii) the street is not physically open.

This endorsement is made a part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 14 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Important Notice ISSUED BY First American Title Insurance Company

IMPORTANT NOTICE	AVISO IMPORTANTE
To obtain information or make a complaint:	Para obtener informacion o para someter una queja:

You may call First American Title Insurance Company’s	Usted puede llamar al numero de telefono gratis First
toll-free telephone number for information or to make a	American Title Insurance Company’s para informacion o
complaint at:	para someter una queja al:
1-888-632-1642	1-888-632-1642

You may also write to First American Title Insurance	Usted tambien puede escribir a First American Title
Company at:	Insurance Company:

1 First American Way	1 First American Way
Santa Ana, California 92707	Santa Ana, California 92707

You may contact the Texas Department of Insurance to	Puede comunicarse con el Departamento de Seguros de
obtain information on companies, coverages, rights or	Texas para obtener informacion acerca de companias,
complaints at:	coberturas, derechos o quejas al:

1-800-252-3439	1-800-252-3439

You may write the Texas Department of Insurance:	Puede escribir al Departamento de Seguros de Texas:

P.O. Box 149104	P.O. Box 149104
Austin, TX 78714-9104	Austin, TX 78714-9104
Fax: (512) 475-1771	Fax: (512) 475-1771
Web: http://www.tdi.state.tx.us	Web: http://www.tdi.state.tx.us
E-mail: ConsumerProtection@tdi.state.tx.us	E-mail: ConsumerProtection@tdi.state.tx.us

PREMIUM OR CLAIM DISPUTES:	DISPUTAS SOBRE PRIMAS O RECLAMOS:
Should you have a dispute concerning your premium or	Si tiene una disputa concerniente a su prima o a un
about a claim you should contact First American Title	reclamo, debe comunicarse con el First American Title
Insurance Company first. If the dispute is not resolved, you	Insurance Company primero. Si no se resuelve la disputa,
may contact the Texas Department of Insurance.	puede entonces comunicarse con el departamento (TDI).

ATTACH THIS NOTICE TO YOUR POLICY:	UNA ESTE AVISO A SU POLIZA:
This notice is for information only and does not become a	Este aviso es solo para proposito de informacion y no se
part or condition of the attached document.	convierte en parte o condicion del documento adjunto.

Form 5025548 (3-1-17)	Page 15 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

●	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
●	Information about your transactions with us, our affiliated companies, or others; and
●	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation’s site and its affiliates’ sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American’s Web sites may make use of “cookie” technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

------------------------------------------------

Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

Form 5025548 (3-1-17)	Page 16 of 16	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Owner Policy of Title Insurance T-1

ISSUED BY First American Title Insurance Company
Owner’s Policy	POLICY NUMBER

Any notice of claim and any other notice or statement in writing required to be given the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from:
(a)	A defect in the Title caused by:
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)

Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

(d)	Any statutory or constitutional mechanic’s, contractor’s, or materialman’s lien for labor or materials having its inception on or before Date of Policy.
3.	Lack of good and indefeasible Title.
4.	No right of access to and from the Land.

(Covered Risks Continued on Page 2

In Witness Whereof, First American Title Insurance Company has caused its corporate name to be hereunto affixed by its authorized officers as of Date of Policy shown in Schedule A.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

This jacket was created electronically and constitutes an original document

(This Policy is valid only when Schedules A and B are attached)

Form 5025548 (3-1-17)	Page 1 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

COVERED RISKS (Continued)

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting or relating to:
(a)	the occupancy, use or enjoyment of the Land;
(b)	the character, dimensions or location of any improvement erected on the Land;
(c)	subdivision of land; or
(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.

An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9.	Title being vested other than as stated in Schedule A or being defective:
(a)

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency or similar creditors’ rights laws; or

(b)

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency or similar creditors’ rights laws by reason of the failure of its recording in the Public Records:

(i)	to be timely, or
(ii)	to impart notice of its existence to a purchaser for value or a judgment or lien creditor.
10.

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting or relating to:
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions or location of any improvement erected on the Land;
(iii)	subdivision of land; or
(iv)	environmental protection;

or the effect of any violation of these laws, ordinances or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims or other matters:
(a)	created, suffered, assumed or agreed to by the Insured Claimant;
(b)	not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant
and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;
(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is:
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

6.	The refusal of any person to purchase, lease or lend money on the estate or interest covered hereby in the land described in Schedule A because of Unmarketable Title.

Form 5025548 (3-1-17)	Page 2 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS

1.	DEFINITION OF TERMS.

The following terms when used in this policy mean:

(a)

“Amount of Insurance”: the amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company or other similar legal entity.
(d)	“Insured”: the Insured named in Schedule A.
(i)	The term “Insured” also includes:
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title;
(1)	If the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
(2)	If the grantee wholly owns the named Insured,
(3)	If the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	If the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C) and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: an Insured claiming loss or damage.
(f)

“Knowledge” or “Known”: actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)

“Land”: the land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)

“Public Records”: records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: the estate or interest described in Schedule A.
(k)

“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE.

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT.

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) below, or (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

When, after the Date of the Policy, the Insured notifies the Company as required herein of a lien, encumbrance, adverse claim or other defect in Title insured by this policy that is not excluded or excepted from the coverage of this policy, the Company shall promptly investigate the charge to determine whether the lien, encumbrance, adverse claim or defect or other matter is valid and not barred by law or statute. The Company shall notify the Insured in writing, within a reasonable time, of its determination as to the validity or invalidity of the Insured’s claim or charge under the policy. If the Company concludes that the lien, encumbrance, adverse claim or defect is not covered by this policy, or was otherwise addressed in the closing of the transaction in connection with which this policy was issued, the Company shall specifically advise the Insured of the reasons for its determination. If the Company concludes that the lien, encumbrance, adverse claim or defect is valid, the Company shall take one of the following actions: (i) institute the necessary proceedings to clear the lien, encumbrance, adverse claim or defect from the Title as insured; (ii) indemnify the Insured as provided in this policy; (iii) upon payment of appropriate premium and charges therefor, issue to the Insured Claimant or to a subsequent owner, mortgagee or holder of the estate or interest in the Land insured by this policy, a policy of

Form 5025548 (3-1-17)	Page 3 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

title insurance without exception for the lien, encumbrance, adverse claim or defect, said policy to be in an amount equal to the current value of the Land or, if a loan policy, the amount of the loan; (iv) indemnify another title insurance company in connection with its issuance of a policy(ies) of title insurance without exception for the lien, encumbrance, adverse claim or defect; (v) secure a release or other document discharging the lien, encumbrance, adverse claim or defect; or (vi) undertake a combination of (i) through (v) herein.

4.	PROOF OF LOSS.

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS.
(a)

Upon written request by the Insured, and subject to the options contained in Sections 3 and 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)

The Company shall have the right, in addition to the options contained in Sections 3 and 7, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)

Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction and it expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE.
(a)

In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)

The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY.

In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other than the Insured or With the Insured Claimant.
(i)

To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is

Form 5025548 (3-1-17)	Page 4 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

obligated	to pay; or
(ii)

to pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay. Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY.

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of:
(i)	the Amount of Insurance; or
(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.
(b)	If the Company pursues its rights under Section 3 or 5 and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and
(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees and expenses incurred in accordance with Sections 5 and 7 of these Conditions.
9.	LIMITATION OF LIABILITY.
(a)

If the Company establishes the Title, or removes the alleged defect, lien or encumbrance, or cures the lack of a right of access to or from the Land, all as insured, or takes action in accordance with Section 3 or 7, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)

In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.
10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY.

All payments under this policy, except payments made for costs, attorneys’ fees and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE.

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS.

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT.
(a)

Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)

The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION.

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured, unless the Insured is an individual person (as distinguished from an Entity). All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

Form 5025548 (3-1-17)	Page 5 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT.
(a)

This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim, shall be restricted to this policy.
(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.
(d)

Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy or (iv) increase the Amount of Insurance. Each Commitment, endorsement or other form, or provision in the Schedules to this policy that refers to a term defined in Section 1 of the Conditions shall be deemed to refer to the term regardless of whether the term is capitalized in the Commitment, endorsement or other form, or Schedule. Each Commitment, endorsement or other form, or provision in the Schedules that refers to the Conditions and Stipulations shall be deemed to refer to the Conditions of this policy.

16.	SEVERABILITY.

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid and all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM.
(a)

Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured, and in interpreting and enforcing the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of laws principles to determine the applicable law.

(b)

Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT.

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at First American Title Insurance Company, Attn: Claims National Intake Center, 1 First American Way, Santa Ana, California 92707. Phone: 888-632-1642.

Owner Policy of Title Insurance (T-1)
ISSUED BY
First American Title Insurance Company
Schedule A	POLICY NUMBER

Form 5025548 (3-1-17)	Page 6 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Name and Address of Title Insurance Company:

First American Title Insurance Company, 1 First American Way, Santa Ana, CA 92707.

File No.: NCS-762885-09-SA1

Date of Policy: Date of recording at Time of recording

Address for Reference only: 1800 West Loop South, Houston, TX

Amount of Insurance: $78,550,000.00                         Premium: $TBD

1.	Name of Insured:

Keppel-KBS 1800 West Loop, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is:

Fee Simple

3.	Title is insured as vested in:

Keppel-KBS 1800 West Loop, Inc., a Delaware corporation

4.	The land referred to in this policy is described as follows:

ALL THAT CERTAIN 1.8846 ACRES OF LAND IN THE WILLIAM WHITE SURVEY, A-836, HOUSTON, HARRIS COUNTY, TEXAS AND BEING ALL OF THAT CERTAIN CALLED 1.8846 ACRE TRACT OF LAND DESCRIBED IN A DEED DATED 03-23-2004 FROM CRESCENT REAL ESTATE FUNDING VIII, L.P. TO 1800 WEST LOOP HOUSTON, LTD. FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS, AT CLERK FILE NO. X-479543, FILM CODE NO. ###-##-####, AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

COMMENCING AT A POINT BEING THE INTERSECTION OF THE SOUTH RIGHT-OF-WAY LINE OF HALLMARK STREET (60’ WIDE) AND THE WEST RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 610 (WEST LOOP SOUTH) (WIDTH VARIES) AND BEING A POINT ON A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 01° 38’ 11”, A RADIUS OF 5,554.58’, THE CENTER BEING LOCATED ON A RADIAL LINE BEARING OF N 79° 04’ 14” W FROM SAID POINT; THENCE IN A SOUTHERLY DIRECTION WITH SAID CURVE AND WITH SAID WEST RIGHT-OF-WAY LINE FOR AN ARC DISTANCE OF 158.64’ TO A FOUND 5/8” IRON ROD FOR THE POINT OF TANGENCY; THENCE S 12° 33’ 58” W - 188.93’, CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP FOR THE POINT OF BEGINNING;

THENCE S 12° 33’ 58” W - 386.24’, CONTINUING WITH SAID WEST RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 89° 08’ 16” W - 64.45’, WITH THE SOUTH LINE OF THE SUBJECT TRACT BEING A CUTBACK LINE FOR SAID I.H. 610 TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER ON THE EASTERLY RIGHT-OF-WAY LINE OF SAN FELIPE ROAD (AS WIDENED);

THENCE N 35° 17’ 22” W - 81.40’, CONTINUING WITH SAID EASTERLY RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE S 81° 11’ 20” W - 4.03’, CONTINUING WITH SAID EASTERLY RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE N 31° 06’ 19” W - 48.39’, CONTINUING WITH SAID EASTERLY RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER;

Form 5025548 (3-1-17)	Page 7 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

THENCE S 80° 28’ 59” W - 5.76’, CONTINUING WITH SAID EASTERLY RIGHT-OF-WAY LINE TO A FOUND 5/8” IRON ROD WITH CAP FOR CORNER;

THENCE N 30° 41’ 38” W - 186.63’, CONTINUING WITH SAID EASTERLY RIGHT-OF-WAY LINE TO A FOUND 1/2” IRON ROD FOR CORNER;

THENCE WITH THAT CERTAIN BOUNDARY LINE AGREEMENT DATED 08-06-1990 BETWEEN THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, 1800 WEST LOOP TOWER ASSOCIATES AND AETNA INSURANCE COMPANY FILED IN THE OFFICIAL PUBLIC RECORDS OF REAL PROPERTY OF HARRIS COUNTY, TEXAS, AT CLERK FILE NO. M-780636, FILM CODE NO. ###-##-####, THE FOLLOWING THREE (3) COURSES AND DISTANCES:

N 59° 21’ 04” E - 25.05’ TO A FOUND 5/8” IRON ROD IN CONCRETE;

NORTH - 76.08’ TO A FOUND 5/8” IRON ROD IN CONCRETE;

N 80° 57’ 30” E - 238.44’ TO A FOUND 5/8” IRON ROD IN CONCRETE;

THENCE S 77° 31’ 09” E - 70.06’, CONTINUING WITH SAID BOUNDARY LINE AGREEMENT TO THE POINT OF BEGINNING AND CONTAINING 1.8846 ACRES (82,095 SQUARE FEET) OF LAND, MORE OR LESS.

Note: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the above legal description of the area or quantity of land is not a representation that such area or quantity is correct, but is made only for informational and/or identification purposes and does not override Item 2 of Schedule B hereof.

Form 5025548 (3-1-17)	Page 8 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

..	Owner Policy of Title Insurance (T-1)
ISSUED BY
First American Title Insurance Company
Schedule B	POLICY NUMBER

File No. NCS-762885-09-SA1

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorney’s fees or expenses) that arise by reason of the terms and conditions of the leases and easements, if any, shown in Schedule A and the following matters:

1.	The following restrictive covenants of record itemized below:

(the Company must either insert specific recording data or delete this exception)

See Item 6 (l.) below.

2.	~~Any discrepancies, conflicts, or~~ shortages in area ~~or boundary lines, or any encroachments or protrusions, or any overlapping of improvements.~~

3.	Homestead or community property or survivorship rights, if any, of any spouse of any Insured.

4.	Any titles or rights asserted by anyone, including but not limited to, persons, the public, corporations, governments or other entities,

a.	to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

b.	to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

c.	to filled-in lands, or artificial islands, or

d.	to statutory water rights, including riparian rights, or

e.	to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across that area.

5.	Standby fees, taxes and assessments by any taxing authority for the year 2017, and subsequent years; and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year.

6.	The following matters and all terms of the documents creating or offering evidence of the matters:

a.	This item has been intentionally deleted.

b.	This item has been intentionally deleted.

Form 5025548 (3-1-17)	Page 9 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

c.

Rights of tenants in possession, as tenants only, under unrecorded leases or rental agreements as shown on the attached rent roll attached hereto, which rights do not include any rights of first refusal or options to purchase all or any portion of the Land..

d.	Easement:
	To:	Houston Lighting and Power Company, a Texas corporation
	Recorded:	May 28, 1982 in County Clerk’s File No. H466847, of the Official Public Records, of Harris County, Texas.
	Purpose:	Electrical distribution lines

Easement:
	To:	Houston Lighting and Power Company, a Texas corporation
	Recorded:	February 04, 1983 in County Clerk’s File No. H804770, of the Official Public Records, of Harris County, Texas.
	Purpose:	Electrical distribution lines

As affected by Release of Easement recorded on February 18, 1983, in County Clerk’s File No. H822840 of the Official Public Records of Harris County, Texas.

e.	Easement:
	To:	City of Houston
	Recorded:	August 24, 1982 in County Clerk’s File No. H586467, of the Official Public Records, of Harris County, Texas.
	Purpose:	20’ by 10’ Water Meter Easement

f.	Terms, Conditions, and Stipulations in the Agreement by and between:
	Parties:	The Prudential Insurance Company of America, a New Jersey corporation and 1800 West Loop Tower Associates, a Texas general partnership
	Recorded:	August 20, 1990 in County Clerk’s File No. M780636, of the Official Public records, of Harris County, Texas.
	Type:	Boundary Line Agreement

g.

The property covered herein is subject to the terms, conditions, provisions and stipulations of Ordinance #1999-262, of the City of Houston, passed March 24, 1999, and amendments, pertaining to the platting and replatting of real property and the establishment of building set back lines along major thoroughfares within such boundaries.

h.	This item has been intentionally deleted.

i.

All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

j.	This item has been intentionally deleted.

k.	This item has been intentionally deleted.

l.	Item No. 1, Schedule B, is hereby deleted.

m.	Section 14 of the Conditions of this policy is hereby deleted.

n.	Any and all liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with improvements placed, or to be placed, upon the subject land.

Form 5025548 (3-1-17)	Page 10 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

However, the Company does insure the Insured against loss, if any, sustained by the Insured under this Policy if such liens have been filed with the County Clerk of Harris County, Texas, prior to the date hereof.

Form 5025548 (3-1-17)	Page 11 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

RESTRICTIONS, ENCROACHMENTS, MINERALS ENDORSEMENT -

OWNER’S POLICY (FORM T-19.1)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-09-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 5 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only:
a.	“Covenant’’ means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.
b.	“Improvement” means a building, structure, road, walkway, driveway, or curb, affixed to either the Land or adjoining land and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.
c.	“Private Right” means (i) an option to purchase; (ii) a right of first refusal; or (iii) a right of prior approval of a future purchaser or occupant.

3.	The Company insures against loss or damage sustained by the Insured by reason of:
a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;
b.	Enforced removal of an Improvement located on the Land at Date of Policy as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation;
c.	A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation; or
d.	Enforcement of a Private Right in a Covenant affecting the Title at Date of Policy based on a transfer of Title on or before Date of Policy that causes a loss of the Insured’s Title.

4.	The Company insures against loss or damage sustained by reason of:
a.	An encroachment of:
i.	an Improvement located on the Land, at Date of Policy, onto adjoining land or onto that portion of the Land subject to an easement; or
ii.	an Improvement located on adjoining land onto the Land at Date of Policy unless an exception in Schedule B of the policy identifies the encroachment otherwise insured against in Sections 4.a.i. or 4.a.ii.; or
b.	A final court order or judgment requiring the removal from any land adjoining the Land of an encroachment identified in Schedule B; or
c.	Damage to an Improvement located on the Land, at Date of Policy that is located on or encroaches onto that portion of the Land subject to an easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved; or
d.	Damage to an Improvement located on the Land on or after Date of Policy, resulting from the future exercise of a right to use the surface of the Land for the extraction or development of minerals or any other subsurface substances excepted from the description of the Land or excepted in Schedule B.

Form 5025548 (3-1-17)	Page 12 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

5.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:
a.	any Covenant contained in an instrument creating a lease;
b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land;
c.	except as provided in Paragraph 3.c., any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances;
d.	contamination, explosion, fire, fracturing, vibration, earthquake, or subsidence; or
e.	negligence by a person or an Entity exercising a right to extract or develop minerals or other subsurface substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 13 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

MINERALS AND SURFACE DAMAGE

ENDORSEMENT (T-19.2)

Issued by

First American Title Insurance Company

Herein called the Company

Attached to Policy No.:

File No.: NCS-762885-09-SA1

Applies to Parcel(s):

The Company insures the insured against loss which the insured shall sustain by reason of damage to improvements (excluding lawns shrubbery, or trees) located on the Land on or after Date of Policy resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of coal, lignite, oil, gas or other minerals excepted or excluded on Schedule A, Item 2 or excepted in Schedule B. This endorsement does not insure against loss resulting from subsidence.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 14 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

ACCESS ENDORSEMENT (T-23)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-09-SA1

Issued by FIRST AMERICAN TITLE INSURANCE COMPANY herein called the company

The Company insures against loss or damage sustained by the insured if, at Date of Policy: (i) the land does not abut and have both actual vehicular and pedestrian access to and from I.H. 610 (West Loop Fwy.) (the “Street”), or (ii) the street is not physically open.

This endorsement is made a part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 15 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

ACCESS ENDORSEMENT (T-23)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-09-SA1

Issued by FIRST AMERICAN TITLE INSURANCE COMPANY herein called the company

The Company insures against loss or damage sustained by the insured if, at Date of Policy: (i) the land does not abut and have both actual vehicular and pedestrian access to and from San Felipe Road (the “Street”), or (ii) the street is not physically open.

This endorsement is made a part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 16 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Important Notice ISSUED BY First American Title Insurance Company

IMPORTANT NOTICE	AVISO IMPORTANTE
To obtain information or make a complaint:	Para obtener informacion o para someter una queja:

You may call First American Title Insurance Company’s	Usted puede llamar al numero de telefono gratis First
toll-free telephone number for information or to make a	American Title Insurance Company’s para informacion o
complaint at:	para someter una queja al:
1-888-632-1642	1-888-632-1642

You may also write to First American Title Insurance	Usted tambien puede escribir a First American Title
Company at:	Insurance Company:

1 First American Way	1 First American Way
Santa Ana, California 92707	Santa Ana, California 92707

You may contact the Texas Department of Insurance to	Puede comunicarse con el Departamento de Seguros de
obtain information on companies, coverages, rights or	Texas para obtener informacion acerca de companias,
complaints at:	coberturas, derechos o quejas al:

1-800-252-3439	1-800-252-3439

You may write the Texas Department of Insurance:	Puede escribir al Departamento de Seguros de Texas:

P.O. Box 149104	P.O. Box 149104
Austin, TX 78714-9104	Austin, TX 78714-9104
Fax: (512) 475-1771	Fax: (512) 475-1771
Web: http://www.tdi.state.tx.us	Web: http://www.tdi.state.tx.us
E-mail: ConsumerProtection@tdi.state.tx.us	E-mail: ConsumerProtection@tdi.state.tx.us

PREMIUM OR CLAIM DISPUTES:	DISPUTAS SOBRE PRIMAS O RECLAMOS:
Should you have a dispute concerning your premium or	Si tiene una disputa concerniente a su prima o a un
about a claim you should contact First American Title	reclamo, debe comunicarse con el First American Title
Insurance Company first. If the dispute is not resolved, you	Insurance Company primero. Si no se resuelve la disputa,
may contact the Texas Department of Insurance.	puede entonces comunicarse con el departamento (TDI).

ATTACH THIS NOTICE TO YOUR POLICY:	UNA ESTE AVISO A SU POLIZA:
This notice is for information only and does not become a	Este aviso es solo para proposito de informacion y no se
part or condition of the attached document.	convierte en parte o condicion del documento adjunto.

Form 5025548 (3-1-17)	Page 17 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source.

First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

•	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
•	Information about your transactions with us, our affiliated companies, or others; and
•	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation’s site and its affiliates’ sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American’s Web sites may make use of “cookie” technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

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Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

Form 5025548 (3-1-17)	Page 18 of 18	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Owner’s Policy of Title Insurance T-1
ISSUED BY First American Title Insurance Company
Owner’s Policy	POLICY NUMBER

Any notice of claim and any other notice or statement in writing required to be given the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.

2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from:

(a)	A defect in the Title caused by:

(i)	forgery, fraud, undue influence, duress, incompetency, incapacity or impersonation;

(ii)	failure of any person or Entity to have authorized a transfer or conveyance;

(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized or delivered;

(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;

(v)	a document executed under a falsified, expired or otherwise invalid power of attorney;

(vi)	a document not properly filed, recorded or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or

(vii)	a defective judicial or administrative proceeding.

(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c)

Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

(d)	Any statutory or constitutional mechanic’s, contractor’s, or materialman’s lien for labor or materials having its inception on or before Date of Policy.

3.	Lack of good and indefeasible Title.

4.	No right of access to and from the Land.

(Covered Risks Continued on Page 2

In Witness Whereof, First American Title Insurance Company has caused its corporate name to be hereunto affixed by its authorized officers as of Date of Policy shown in Schedule A.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

This jacket was created electronically and constitutes an original document

(This Policy is valid only when Schedules A and B are attached)

Form 5025548 (3-1-17)	Page 1 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

COVERED RISKS (Continued)

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting or relating to:

(a)	the occupancy, use or enjoyment of the Land;

(b)	the character, dimensions or location of any improvement erected on the Land;

(c)	subdivision of land; or

(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.

An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

9.	Title being vested other than as stated in Schedule A or being defective:

(a)

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency or similar creditors’ rights laws; or

(b)

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency or similar creditors’ rights laws by reason of the failure of its recording in the Public Records:

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or a judgment or lien creditor.

10.

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting or relating to:

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions or location of any improvement erected on the Land;

(iii)	subdivision of land; or

(iv)	environmental protection;

or the effect of any violation of these laws, ordinances or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims or other matters:

(a)	created, suffered, assumed or agreed to by the Insured Claimant;

(b)	not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant
and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.

Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is: (a) a fraudulent conveyance or fraudulent transfer; or (b) a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

6.	The refusal of any person to purchase, lease or lend money on the estate or interest covered hereby in the land described in Schedule A because of Unmarketable Title.

Form 5025548 (3-1-17)	Page 2 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS

1.	DEFINITION OF TERMS.

The following terms when used in this policy mean:

(a)

“Amount of Insurance”: the amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company or other similar legal entity.
(d)	“Insured”: the Insured named in Schedule A.
(i)	The term “Insured” also includes:
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title;
(1)	If the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
(2)	If the grantee wholly owns the named Insured,
(3)	If the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	If the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C) and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: an Insured claiming loss or damage.
(f)

“Knowledge” or “Known”: actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)

“Land”: the land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)

“Public Records”: records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)

“Title”: the estate or interest described in Schedule A. (k) “Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE.

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT.

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) below, or (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

When, after the Date of the Policy, the Insured notifies the Company as required herein of a lien, encumbrance, adverse claim or other defect in Title insured by this policy that is not excluded or excepted from the coverage of this policy, the Company shall promptly investigate the charge to determine whether the lien, encumbrance, adverse claim or defect or other matter is valid and not barred by law or statute. The Company shall notify the Insured in writing, within a reasonable time, of its determination as to the validity or invalidity of the Insured’s claim or charge under the policy. If the Company concludes that the lien, encumbrance, adverse claim or defect is not covered by this policy, or was otherwise addressed in the closing of the transaction in connection with which this policy was issued, the Company shall specifically advise the Insured of the reasons for its determination. If the Company concludes that the lien, encumbrance, adverse claim or defect is valid, the Company shall take one of the following actions: (i) institute the necessary proceedings to clear the lien, encumbrance, adverse claim or defect from the Title as insured; (ii) indemnify the Insured as provided in this policy; (iii) upon payment of appropriate premium and charges therefor, issue to the Insured Claimant or to a subsequent owner, mortgagee or holder of the estate or interest in the Land insured by this policy, a policy of

Form 5025548 (3-1-17)	Page 3 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

title insurance without exception for the lien, encumbrance, adverse claim or defect, said policy to be in an amount equal to the current value of the Land or, if a loan policy, the amount of the loan; (iv) indemnify another title insurance company in connection with its issuance of a policy(ies) of title insurance without exception for the lien, encumbrance, adverse claim or defect; (v) secure a release or other document discharging the lien, encumbrance, adverse claim or defect; or (vi) undertake a combination of (i) through (v) herein.

4.	PROOF OF LOSS.

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS.
(a)

Upon written request by the Insured, and subject to the options contained in Sections 3 and 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b)

The Company shall have the right, in addition to the options contained in Sections 3 and 7, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)

Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction and it expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE.
(a)

In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)

The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY.

In case of a claim under this policy, the Company shall have the following additional options:

(a)

To Pay or Tender Payment of the Amount of Insurance. To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other than the Insured or With the Insured Claimant.
(i)

To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is

Form 5025548 (3-1-17)	Page 4 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

        obligated to pay; or

(ii)

to pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay. Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY.

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of:
(i)	the Amount of Insurance; or
(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.
(b)	If the Company pursues its rights under Section 3 or 5 and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and
(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees and expenses incurred in accordance with Sections 5 and 7 of these Conditions.
9.	LIMITATION OF LIABILITY.
(a)

If the Company establishes the Title, or removes the alleged defect, lien or encumbrance, or cures the lack of a right of access to or from the Land, all as insured, or takes action in accordance with Section 3 or 7, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)

In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.
10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY.

All payments under this policy, except payments made for costs, attorneys’ fees and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE.

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS.

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT.
(a)

Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)

The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION.

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured, unless the Insured is an individual person (as distinguished from an Entity). All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

Form 5025548 (3-1-17)	Page 5 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONDITIONS (Continued)

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT.
(a)

This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim, shall be restricted to this policy.
(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.
(d)

Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy or (iv) increase the Amount of Insurance.

Each Commitment, endorsement or other form, or provision in the Schedules to this policy that refers to a term defined in Section 1 of the Conditions shall be deemed to refer to the term regardless of whether the term is capitalized in the Commitment, endorsement or other form, or Schedule. Each Commitment, endorsement or other form, or provision in the Schedules that refers to the Conditions and Stipulations shall be deemed to refer to the Conditions of this policy.

16.	SEVERABILITY.

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid and all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM.
(a)

Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured, and in interpreting and enforcing the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of laws principles to determine the applicable law.

(b)

Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT.

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at First American Title Insurance Company, Attn: Claims National Intake Center, 1 First American Way, Santa Ana, California 92707. Phone: 888-632-1642.

Owner Policy of Title Insurance (T-1)
ISSUED BY First American Title Insurance Company
Schedule A	POLICY NUMBER

Form 5025548 (3-1-17)	Page 6 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Name and Address of Title Insurance Company:

First American Title Insurance Company, 1 First American Way, Santa Ana, CA 92707.

File No.: NCS-762885-10-SA1

Date of Policy: Date of Recording at Time of Recording

Address for Reference only: 6566-6575 West Loop South, Bellaire

Amount of Insurance: $46,300,000                            Premium: $TBD

1.	Name of Insured:

Keppel-KBS West Loop I and II, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is: Fee Simple

3.	Title is insured as vested in:

Keppel-KBS West Loop I and II, Inc., a Delaware corporation

4.	The land referred to in this policy is described as follows:

TRACT	I:

DESCRIPTION OF A 3.883 ACRES (169,124 SQUARE FEET) TRACT OF LAND CONVEYED FROM FRM WEST LOOP ASSOCIATES #1, LTD. TO PROPERTY TEXAS SC ONE CORPORATION BY DEED DATED DECEMBER 2, 1997, RECORDED IN HARRIS COUNTY CLERK’S FILE NO. S757408, BEING A PORTION OF LOT 38, BLOCK 4, OF WESTMORELAND FARMS AMENDED FIRST SUBDIVISION, AS RECORDED IN VOLUME 3, PAGES 60 AND 61 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, SAID 3.883 ACRES OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS (WITH BEARINGS REFERENCED TO HARRIS COUNTY CLERK’S FILE NO. S757408):

COMMENCING AT A 5/8-INCH IRON ROD FOUND IN THE EAST RIGHT-OF-WAY LINE OF SOUTH POST OAK ROAD (WEST LOOP SOUTH) (LOOP 610) (VARIABLE WIDTH) AND THE NORTH RIGHT-OF-WAY LINE OF LOCUST STREET (55 FOOT WIDTH), AS ABANDONED BY THE CITY OF BELLAIRE BY ORDINANCE NO. 79-028, DATED MAY 29, 1979, SAID POINT BEING LOCATED SOUTH 06° 51’ 16” EAST, 110.34 FEET FROM THE SOUTHWEST CORNER OF SAID LOT 38 AND THE NORTHWEST CORNER OF SAID LOT 37;

THENCE, NORTH 06° 51’ 16” WEST, ALONG THE EAST RIGHT-OF-WAY LINE OF SAID SOUTH POST OAK ROAD, A DISTANCE OF 110.34 FEET TO A 5/8-INCH IRON ROD WITH CAP SET FOR THE SOUTHWEST CORNER OF SAID LOT 38 AND THE NORTHWEST CORNER OF SAID LOT 37;

THENCE, NORTH 02° 20’ 53” WEST, ALONG THE EAST RIGHT-OF-WAY LINE OF SAID SOUTH POST OAK ROAD, A DISTANCE OF 25.00 FEET TO 5/8-INCH IRON ROD WITH CAP SET FOR THE POINT OF BEGINNING AND THE SOUTHWEST CORNER OF THE HEREIN DESCRIBED TRACT, FROM WHICH A FOUND ½-INCH IRON ROD WITH CAP BEARS NORTH 31° 15’ EAST, 0.55 FOOT:

THENCE, NORTH 02° 20’ 53” WEST, ALONG THE EAST RIGHT-OF-WAY LINE OF SAID SOUTH POST OAK ROAD, A DISTANCE OF 305.00 FEET TO A 5/8-INCH IRON ROD WITH CAP SET FOR THE NORTHWEST CORNER OF SAID LOT 38 AND THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT, FROM WHICH A FOUND ½-INCH IRON ROD WITH CAP BEARS NORTH 48° 08’ EAST, 1.09 FEET;

THENCE, NORTH 87° 40’ 01” EAST, ALONG THE NORTH LINE OF SAID LOT 38, A DISTANCE OF 554.79 FEET TO A ½-INCH IRON ROD FOUND FOR THE NORTHEAST CORNER OF THE HEREIN DESCRIBED

Form 5025548 (3-1-17)	Page 7 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

TRACT, SAID POINT BEING LOCATED SOUTH 87° 40’ 55” WEST, 66.00 FEET FROM THE NORTHEAST CORNER OF SAID LOT 38, FROM WHICH A  1⁄2-INCH IRON ROD BEARS SOUTH 46° 30’ EAST, 0.41 FOOT;

THENCE, SOUTH 02° 14’ 27” EAST, 66.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID LOT 38, A DISTANCE OF 305.00 FEET TO A CUT “X” IN CONCRETE FOUND FOR THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT, SAID POINT BEING LOCATED SOUTH 87° 40’ 00” WEST, 66.00 FEET AND NORTH 02° 14’ 27” WEST, 25.00 FEET FROM THE SOUTHEAST CORNER OF SAID LOT 38, FROM WHICH A FOUND PK NAIL BEARS SOUTH 35° 19’ 55” WEST, 0.51 FOOT;

THENCE, SOUTH 87° 40’ 00” WEST, 25.00 FEET NORTH OF AND PARALLEL TO THE SOUTH LINE OF SAID LOT 38 AND THE NORTH LINE OF SAID LOT 37, A DISTANCE OF 554.22 FEET TO THE POINT OF BEGINNING AND CONTAINING A COMPUTED AREA OF 3.883 ACRES (169,124 SQUARE FEET) OF LAND.

TRACT II:

DESCRIPTION OF A 1.706 ACRES (74,326 SQUARE FEET) TRACT OF LAND CONVEYED FROM FRM LOOP WEST ASSOCIATES #2, LTD., TO PROPERTY TEXAS SC ONE CORPORATION, BY DEED DATED DECEMBER 2, 1997, RECORDED UNDER HARRIS COUNTY CLERK’S FILE NO. S757409, BEING PART OF LOTS 37 AND 38, BLOCK 4, OF WESTMORELAND FARMS AMENDED FIRST SUBDIVISION, AS RECORDED IN VOLUME 3, PAGES 60 AND 61 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS, SAID 1.706 ACRES OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS (WITH BEARINGS REFERENCED TO HARRIS COUNTY CLERK’S FILE NO. S757409):

BEGINNING AT A 5/8-INCH IRON ROD FOUND IN THE EAST RIGHT-OF-WAY LINE OF SOUTH POST OAK ROAD (WEST LOOP SOUTH) (LOOP 610) (VARIABLE WIDTH) AND THE NORTH RIGHT-OF-WAY LINE OF LOCUST STREET (55 FOOT WIDTH), AS ABANDONED BY THE CITY OF BELLAIRE BY ORDINANCE NO. 79-028, DATED MAY 29, 1979, SAID POINT BEING LOCATED SOUTH 06° 51’ 16” EAST, 110.34 FEET FROM THE SOUTHWEST CORNER OF SAID LOT 38 AND THE NORTHWEST CORNER OF SAID LOT 37, SAME POINT BEING THE SOUTHWEST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE NORTH 06°51’16” WEST, ALONG THE EAST RIGHT-OF-WAY LINE OF SOUTH POST OAK ROAD, A DISTANCE OF 110.34 FEET TO A 5/8-INCH IRON ROD WITH CAP SET FOR THE SOUTHWEST CORNER OF LOT 38 AND THE NORTHWEST CORNER OF SAID LOT 37;

THENCE, NORTH 02° 20’ 53” WEST, ALONG THE EAST RIGHT-OF-WAY LINE OF SAID SOUTH POST OAK ROAD, A DISTANCE OF 25.00 FEET TO A 5/8-INCH IRON ROD WITH CAP SET FOR THE NORTHWEST CORNER OF THE HEREIN DESCRIBED TRACT, FROM WHICH A FOUND  1⁄2-INCH IRON ROD WITH CAP BEARS NORTH 31° 15’ EAST, 0.55 FOOT;

THENCE, NORTH 87° 40’ 00” EAST, 25.00 FEET NORTH OF AND PARALLEL TO THE SOUTH LINE OF SAID LOT 38 AND THE NORTH LINE OF SAID LOT 37, A DISTANCE OF 554.22 FEET TO A CUT “X” IN CONCRETE FOUND FOR THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT, SAID POINT BEING LOCATED SOUTH 87° 40’ 00” WEST, 66.00 FEET AND NORTH 02° 14’ 27” WEST, 25.00 FEET FROM THE SOUTHEAST CORNER OF SAID LOT 38, FROM WHICH A FOUND PK NAIL BEARS SOUTH 35° 19’ 55” WEST, 0.51 FOOT;

THENCE, SOUTH 02° 14’ 27” EAST, 66.00 FEET WEST OF AND PARALLEL TO THE EAST LINE OF SAID LOT 37, A DISTANCE OF 135.00 FEET TO A 5/8-INCH IRON ROD FOUND FOR THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT, SAID POINT BEING IN THE NORTH RIGHT-OF-WAY LINE OF SAID LOCUST STREET;

THENCE, SOUTH 87° 40’ 00” WEST, ALONG THE NORTH RIGHT-OF-WAY LINE OF SAID LOCUST STREET, A DISTANCE OF 545.30 FEET TO THE POINT OF BEGINNING AND CONTAINING A COMPUTED AREA OF 1.706 ACRES (74,326 SQUARE FEET) OF LAND.

Note: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the above legal description of the area or quantity of land is not a representation that such area or quantity is correct, but is made only for informational and/or identification purposes and does not override Item 2 of Schedule B hereof.

Form 5025548 (3-1-17)	Page 8 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Owner Policy of Title Insurance (T-1)
ISSUED BY First American Title Insurance Company
Schedule B	POLICY NUMBER

File No. NCS-762885-10-SA1

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorney’s fees or expenses) that arise by reason of the terms and conditions of the leases and easements, if any, shown in Schedule A and the following matters:

1.	The following restrictive covenants of record itemized below:

See Item 6 (k) below.

2.	~~Any discrepancies, conflicts, or~~ shortages in area ~~or boundary lines, or any encroachments or protrusions, or any overlapping of improvements.~~

3.	Homestead or community property or survivorship rights, if any, of any spouse of any Insured.

4.	Any titles or rights asserted by anyone, including but not limited to, persons, the public, corporations, governments or other entities,

a.	to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

b.	to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

c.	to filled-in lands, or artificial islands, or

d.	to statutory water rights, including riparian rights, or

e.	to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across that area.

5.

Standby fees, taxes and assessments by any taxing authority for the year 2017, and subsequent years; and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year.

6.	The following matters and all terms of the documents creating or offering evidence of the matters:

a.

Rights of tenants in possession, as tenants only, under unrecorded leases or rental agreements as shown on the attached rent roll attached hereto, which rights do not include any rights of first refusal or options to purchase all or any portion of the Land.

b.	This item has been intentionally deleted.

Form 5025548 (3-1-17)	Page 9 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

c.	Easement:
	To:	Houston Lighting and Power Company
	Recorded:	June 23, 1978 in County Clerk’s File No. F652630, of the Official Public
Records, of Harris County, Texas.
	Purpose:	Right of Way for distribution lines

(Affects Tract I)

d.	Easement:
	To:	Houston Lighting and Power Company
	Recorded:	October 30, 1980 in County Clerk’s File No. G736456, of the Official Public
Records of Harris County, Texas. Affected by that Consent to Encroachment as set forth in instrument filed for record January 19, 1981 under County
Clerk’s File No. G832552, of the Official Public Records, of Harris County,
Texas.
	Purpose:	Electric distribution facilities

(Affects Tract I and II)

e.	Easement:
	To:	Houston Lighting and Power Company
	Recorded:	July 01, 1983 in County Clerk’s File No. P311779, of the Official Public
Records, of Harris County, Texas.
	Purpose:	Electric distribution facilities

(Affects Tract I)

f.	Easement:
	To:	City of Bellaire
	Recorded:	January 27, 1981 in County Clerk’s File No. G844189, of the Official Public
Records, of Harris County, Texas.
	Purpose:	Water main easement ten (10) feet in width

(Affects Tract I and II)

g.	Terms, conditions and stipulations contained in Agreement:
	Recorded:	August 26, 1994 in County Clerk’s File No. R027686, Official Public Records,
Harris County, Texas.
	Type:	Cable Television Service Agreement

(Affects Tract I and II)

h.	All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

i.	This item has been intentionally deleted.

j.	This item has been intentionally deleted.

k.	Item No. 1, Schedule B, is hereby deleted.

Form 5025548 (3-1-17)	Page 10 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

l.	Section 14 of the conditions of this policy are herein deleted.

m.	Any and all liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with improvements placed, or to be placed, upon the subject land. However, the Company does insure the Insured against loss, if any, sustained by the Insured under this Policy if such liens have been filed with the County Clerk of Harris County, Texas, prior to the date hereof.

Form 5025548 (3-1-17)	Page 11 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

RESTRICTIONS, ENCROACHMENTS, MINERALS ENDORSEMENT -

OWNER’S POLICY (FORM T-19.1)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-10-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 5 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only:
a.	“Covenant’’ means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.
b.	“Improvement” means a building, structure, road, walkway, driveway, or curb, affixed to either the Land or adjoining land and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.
c.	“Private Right” means (i) an option to purchase; (ii) a right of first refusal; or (iii) a right of prior approval of a future purchaser or occupant.

3.	The Company insures against loss or damage sustained by the Insured by reason of:
a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;
b.	Enforced removal of an Improvement located on the Land at Date of Policy as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation;
c.	A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation; or
d.	Enforcement of a Private Right in a Covenant affecting the Title at Date of Policy based on a transfer of Title on or before Date of Policy that causes a loss of the Insured’s Title.

4.	The Company insures against loss or damage sustained by reason of:
a.	An encroachment of:
i.	an Improvement located on the Land, at Date of Policy, onto adjoining land or onto that portion of the Land subject to an easement; or
ii.	an Improvement located on adjoining land onto the Land at Date of Policy unless an exception in Schedule B of the policy identifies the encroachment otherwise insured against in Sections 4.a.i. or 4.a.ii.; or
b.	A final court order or judgment requiring the removal from any land adjoining the Land of an encroachment identified in Schedule B; or
c.	Damage to an Improvement located on the Land, at Date of Policy that is located on or encroaches onto that portion of the Land subject to an easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved; or
d.

Damage to an Improvement located on the Land on or after Date of Policy, resulting from the future exercise of a right to use the surface of the Land for the extraction or development of minerals or any other subsurface substances excepted from the description of the Land or excepted in Schedule B.

Form 5025548 (3-1-17)	Page 12 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

5.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:
a.	any Covenant contained in an instrument creating a lease;
b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land;
c.	except as provided in Paragraph 3.c., any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances;
d.	contamination, explosion, fire, fracturing, vibration, earthquake, or subsidence; or
e.	negligence by a person or an Entity exercising a right to extract or develop minerals or other subsurface substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 13 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

MINERALS AND SURFACE DAMAGE

ENDORSEMENT (T-19.2)

Issued by

First American Title Insurance Company

Herein called the Company

Attached to Policy No.:

File No.: NCS-762885-10-SA1

Applies to Parcel(s):

The Company insures the insured against loss which the insured shall sustain by reason of damage to improvements (excluding lawns shrubbery, or trees) located on the Land on or after Date of Policy resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of coal, lignite, oil, gas or other minerals excepted or excluded on Schedule A, Item 2 or excepted in Schedule B. This endorsement does not insure against loss resulting from subsidence.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Dated:

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 14 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

CONTIGUITY ENDORSEMENT (T-25)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-10-SA1

Issued by First American Title Insurance Company HEREIN CALLED THE COMPANY

The Company hereby insures against loss or damage sustained by the insured by reason of:

(1)	the failure [of the Southerly boundary line of Tract I of the land to be contiguous to the Northerly boundary line of Tract II

;or

(2)	the presence of any gaps, strips or gores separating any of the contiguous boundary lines described above.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 15 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

ACCESS ENDORSEMENT (T-23)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-10-SA1

Issued by FIRST AMERICAN TITLE INSURANCE COMPANY herein called the company

The Company insures against loss or damage sustained by the insured if, at Date of Policy: (i) the land does not abut and have both actual vehicular and pedestrian access to and from West Loop South (the “Street”), or (ii) the street is not physically open.

This endorsement is made a part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 16 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

ACCESS ENDORSEMENT (T-23)

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-10-SA1

Issued by FIRST AMERICAN TITLE INSURANCE COMPANY herein called the company

The Company insures against loss or damage sustained by the insured if, at Date of Policy: (i) the land does not abut and have both actual vehicular and pedestrian access to and from Locust Street (the “Street”), or (ii) the street is not physically open.

This endorsement is made a part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

First American Title Insurance Company
/s/ Dennis J. Gilmore
Dennis J. Gilmore
President
/s/ Jeffrey S. Robinson
Jeffrey S. Robinson
Secretary

Form 5025548 (3-1-17)	Page 17 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Important Notice ISSUED BY First American Title Insurance Company

IMPORTANT NOTICE	AVISO IMPORTANTE
To obtain information or make a complaint:	Para obtener informacion o para someter una queja:
You may call First American Title Insurance Company’s	Usted puede llamar al numero de telefono gratis First
toll-free telephone number for information or to make a	American Title Insurance Company’s para informacion o
complaint at:	para someter una queja al:
1-888-632-1642	1-888-632-1642
You may also write to First American Title Insurance	Usted tambien puede escribir a First American Title
Company at:	Insurance Company:
1 First American Way	1 First American Way
Santa Ana, California 92707	Santa Ana, California 92707
You may contact the Texas Department of Insurance to	Puede comunicarse con el Departamento de Seguros de
obtain information on companies, coverages, rights or	Texas para obtener informacion acerca de companias,
complaints at:	coberturas, derechos o quejas al:
1-800-252-3439	1-800-252-3439
You may write the Texas Department of Insurance:	Puede escribir al Departamento de Seguros de Texas:
P.O. Box 149104	P.O. Box 149104
Austin, TX 78714-9104	Austin, TX 78714-9104
Fax: (512) 475-1771	Fax: (512) 475-1771
Web: http://www.tdi.state.tx.us	Web: http://www.tdi.state.tx.us
E-mail: ConsumerProtection@tdi.state.tx.us	E-mail: ConsumerProtection@tdi.state.tx.us
PREMIUM OR CLAIM DISPUTES:	DISPUTAS SOBRE PRIMAS O RECLAMOS:
Should you have a dispute concerning your premium or about a claim you should contact First American Title Insurance Company first. If the dispute is not resolved, you may contact the Texas Department of Insurance.	Si tiene una disputa concerniente a su prima o a un reclamo, debe comunicarse con el First American Title Insurance Company primero. Si no se resuelve la disputa, puede entonces comunicarse con el departamento (TDI).
ATTACH THIS NOTICE TO YOUR POLICY:	UNA ESTE AVISO A SU POLIZA:
This notice is for information only and does not become a	Este aviso es solo para proposito de informacion y no se
part or condition of the attached document.	convierte en parte o condicion del documento adjunto.

Form 5025548 (3-1-17)	Page 18 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

●	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
●	Information about your transactions with us, our affiliated companies, or others; and
●	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation’s site and its affiliates’ sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American’s Web sites may make use of “cookie” technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

————————————————————————————————————————

Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

Form 5025548 (3-1-17)	Page 19 of 19	TX T-1 Owner’s Policy of Title Insurance (Rev. 1-3-14) Texas

Policy No.

OWNER’S POLICY OF TITLE INSURANCE

ISSUED BY

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.
3.	Unmarketable Title.
4.	No right of access to and from the Land.
5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to;
(a)	the occupancy, use, or enjoyment of the Land;
(b)	the character, dimensions, or location of any improvement erected on the Land;
(c)	the subdivision of land; or
(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.	An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.
7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9.	Title being vested other than as stated in Schedule A or being defective
(a)	as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or
(b)	because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records
(i)	to be timely, or
(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.	Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Fatic-526-A

ALTA Owner’s Policy (06/17/06)

Form No. 1402.06	Policy Page 2
ALTA Owner’s Policy (6-17-06)	Policy Number:

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions, or location of any improvement erected on the Land;
(iii)	the subdivision of land; or
(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims, or other matters
(a)	created, suffered, assumed, or agreed to by the Insured Claimant;
(b)

not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.	DEFINITIONS OF TERMS.

The following terms when used in this policy mean:

(a) “Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b) “Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c) “Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d) “Insured”: The Insured named in Schedule A.

(i) The term “Insured” also includes

(A) successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B) successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C) successors to an Insured by its conversion to another kind of Entity;

(D) a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1) if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2) if the grantee wholly owns the named Insured,

(3) if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4) if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.

(ii) With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e) “Insured Claimant”: An Insured claiming loss or damage.

(f) “Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of maters affecting the Title.

(g) “Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h) “Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i) “Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c) Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6. DUTY OF INSURED CLAIMANT TO COOPERATE.

(a) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b) The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY.

In case of a claim under this policy, the Company shall have the following additional options:

(b) In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c) The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY.

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11. LIABILITY NONCUMULATIVE.

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12. PAYMENT OF LOSS.

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT.

(a) Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b) The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14. ARBITRATION. (Does not apply in Georgia or Kentucky)

Unless prohibited by applicable law, either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with

First American Title Insurance Company

Form No. 1402.06	Policy Page 3
ALTA Owner’s Policy (6-17-06)	Policy Number:

“Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j) “Title”: The estate or interest described in Schedule A.

(k) “Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE.

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT.

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS.

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS.

(a) Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b) The Company shall have the right, in addition to the options contained in Section 7 of theses Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action

(a) To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company to this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b) To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i) To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii) To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY.

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a) The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i) the Amount of Insurance; or

(ii) the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b) If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i) the Amount of Insurance shall be increased by 10%, and

(ii) the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c) In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY.

(a) If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT.

(a) This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b) Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c) Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d) Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY.

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM.

(a) Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b) Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT.

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at Attention: Claims Department, 1 First American Way, Santa Ana, California 92707, or to the office which issued this policy.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 4 Policy Number:

SCHEDULE A

First American Title Insurance Company

Name and Address of the issuing Title Insurance Company:

First American Title Insurance Company

18500 Von Karman Ave, Suite 600

Irvine, CA 92612

File No.: NCS-762885-04-SA1                                          Policy No.:

Address Reference: 6190 Powers Ferry Road, Sandy Springs, GA

Amount of Insurance: $18,725,000.00

Date of Policy:

1.	Name of Insured:

Keppel-KBS Powers Ferry Landing, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is: Fee Simple

3.	Title is vested in:

Keppel-KBS Powers Ferry Landing, Inc., a Delaware corporation

4.	The Land referred to in this policy is described as follows:

See Schedule A attached hereto and made a part hereof

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 5 Policy Number:

SCHEDULE A (Continued)

File No.: NCS-762885-04-SA1                                                                          Policy No.:

Tract II: 6190 Powers Ferry-Parcel 14

All that tract or parcel of land lying and being in Land Lots 174 and 205 of the 17th District of Fulton County, Georgia, and being more particularly described as follows:

Beginning at the intersection of the southeasterly right-of-way line of Powers Ferry Road (80 foot right-of-way) and the line common to Land Lots 174 and 205 of said district; proceeding thence northeasterly along said southeasterly right-of-way line of Powers Ferry Road North 29 degrees 23 minutes 03 seconds East a distance of 406.80 feet to a point; leaving said southeasterly right-of-way line and proceeding thence South 60 degrees 36 minutes 57 seconds East a distance of 255.17 feet to a point; proceeding thence northeasterly, easterly and southeasterly a distance of 115.93 feet along the arc of a curve to the right, said curve having a radius of 50.00 feet “and being subtended by a chord having a bearing and distance of South 60 degrees 36 minutes 57 seconds East 91.65 feet to a point; proceeding thence South 60 degrees 36 minutes 57 seconds East a distance of 294.51 feet to a point; proceeding thence South 15 degrees 35 minutes 26 West a distance of 423.38 feet to an iron pin; proceeding thence South 89 degrees 35 minutes 17 seconds West a distance of 650.00 feet to a point on the line common to Land Lots 174 and 205 of said district; proceeding thence along said common land lot line, North 00 degrees 49 minutes 17 seconds East a distance of 105.16 feet to a point; leaving said common land lot line and proceeding thence North 60 degrees 36 minutes 57 seconds West a distance of 127.93 feet to a point on said southeasterly right-of-way line of Powers Ferry Road; proceeding thence northeasterly along said southeasterly right-of-way line North 29 degrees 23 minutes 03 seconds East a distance of 235.00 feet to the True Point of Beginning.

Said tract or parcel of land contains 9.6636 acres.

Together with those easement rights arising under that certain Utilities and Construction Easement Agreement by and between Powers Ferry Landing East Limited Partnership and Powers Ferry Landing, LLC, dated July 11, 1996, filed for record July 15, 1996 at 4:01 p.m., recorded in Deed Book 21150, Page 39, Records of Fulton County, Georgia.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 6 Policy Number:

SCHEDULE B

File No.: NCS-762885-04-SA1                                                  Policy No.:

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	This item has been intentionally deleted.

2.	This item has been intentionally deleted.

3.	This item has been intentionally deleted.

4.	This item has been intentionally deleted.

5.	This item has been intentionally deleted.

6.	Taxes and assessments for the year 2017 and subsequent years, not yet due and payable, and taxes for prior years arising from reassessments or digest disputes.

7.	This item has been intentionally deleted.

8.	This item has been intentionally deleted.

9.	No insurance is afforded as to the acreage or square footage contained in the Land.

10.	This item has been intentionally deleted.

11.	Rights of parties in possession, as tenants only, under unrecorded leases as shown on the attached rent roll, which rights do not include any rights of first refusal or options to purchase all or any portion of the Land.

12.	Agreement for Guy Wires and Anchors from T. O. Marshall, Executor of Estate of D. W. Rountree to Georgia Power Company, a Corporation, dated June 10, 1936, filed for record July 28, 1936, and recorded in Deed Book 1640, Page 31, Fulton County, Georgia records.

13.	Easement from Powers-Ferry Nautilus to Georgia Power Company dated April 16, 1974, filed for record May 9, 1974, and recorded in Deed Book 6051, Page 308, aforesaid records.

14.	This item has been intentionally deleted.

15.	This item has been intentionally deleted.

16.	Slope Easement from New York Life Insurance Company, a New York Corporation, for itself and its successors and assigns to Financial Properties/Caron, a Joint Venture, for itself, its successors and assigns dated December 22, 1980, filed for record December 31, 1980 and recorded in Deed Book 7740 Page 228, aforesaid records.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 7 Policy Number:

17.	This item has been intentionally deleted.

18.	Sewer Easement from New York Life Ins. Co. to Fulton County, Georgia, dated January 27, 1984, filed for record March 19, 1984, and recorded in Deed Book 8890, Page 427, aforesaid records.

19.	This item has been intentionally deleted.

20.	This item has been intentionally deleted.

21.	Utilities and Construction Easement Agreement from Powers Ferry Landing East Limited Partnership to Powers Ferry Landing, LLC, dated July 11, 1996, filed for record July 15, 1996, and recorded in Deed Book 21150, Page 39, aforesaid records.

22.	This item has been intentionally deleted.

23.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 8 Policy Number:

ENDORSEMENT

Attached to Policy No.

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of:

(1) damage to an existing building located on the Land, or

(2) enforced removal or alteration of an existing building located on the Land,

as a result of the exercise of the right of use or maintenance of the easement referred to in Exception 13 through 21 of Schedule B for the purpose for which it was granted or reserved.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 28-06 (Easement - Damage or Enforced Removal)

Adopted 10/16/08

First American Title Insurance Company

Form No. 1402.06	Policy Page 9
ALTA Owner’s Policy (6-17-06)	Policy Number:

ENDORSEMENT

Attached to Policy No.

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from Powers Ferry Road (the “Street(s)”), (ii) the Street(s) is/are not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that/those portion(s) of the Street(s) abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 17-06 (Access and Entry)

Adopted 6/17/06

First American Title Insurance Company

Form No. 1402.06	Policy Page 10
ALTA Owner’s Policy (6-17-06)	Policy Number:

ENDORSEMENT

Attached to Policy No.

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by reason of the failure of (i) buildings known as 6151, 6190 and 6201 Powers Ferry Road, Sandy Springs, GA to be located on the Land at Date of Policy, or (ii) the map attached to this policy to correctly show the location and dimensions of the Land according to the Public Records.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

CLTA Form 116-06 (03-09-07)

ALTA - Lender

First American Title Insurance Company

Form No. 1402.06	Policy Page 11
ALTA Owner’s Policy (6-17-06)	Policy Number:

ENDORSEMENT

Attached to Policy No.

Issued by

First American Title Insurance Company

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the failure of the land to be the same as that delineated on the plat of a survey made by Moreland Altobel II Associates, Inc. on 9/06/2017, last revised 09/12/2017, designated Job No. 17330, a copy of which is attached hereto and made a part hereof.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

CLTA Form 116.1-06 (03-09-07)

ALTA - Owner

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 12 Policy Number:

SINGLE TAX PARCEL

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.:

File No.: NCS-762885-04-SA1

The Company insures against loss or damage sustained by the Insured by reason of the Land being taxed as part of a larger parcel of land or failing to constitute a separate tax parcel for real estate taxes.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10048 (7-1-14)	Page 12 of 13	ALTA 18-06 Single Tax Parcel (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 13 Policy Number:

ENDORSEMENT

Attached to Policy No.

Issued by

First American Title Insurance Company

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,

a.	According to applicable zoning ordinances and amendments, the Land is not classified Zone O-I “Office Institutional District” ;

b.	The following use or uses are not allowed under that classification: Professional Office Uses

2.	There shall be no liability under this endorsement based on

a.	Lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 2.a. does not modify or limit the coverage provided in Covered Risk 5.

b.	The invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses.

c.	The refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 3-06 (Zoning)

Adopted 6/17/06

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 14 Policy Number:

ENDORSEMENT

Attached to Policy No.

Issued by

First American Title Insurance Company

The Company insures against loss or damage sustained by the Insured by reason of:

1.	The existence, at Date of Policy, of any of the following unless expressly excepted in Schedule B:
a.	Present violations on the Land of any enforceable covenants, conditions, or restrictions, or any existing improvements on the Land that violate any building setback lines shown on a plat of subdivision recorded or filed in the Public Records.
b.	Any instrument referred to in Schedule B as containing covenants, conditions, or restrictions on the Land that, in addition, (i) establishes an easement on the Land, (ii) provides for an option to purchase, a right of first refusal, or the prior approval of a future purchaser or occupant, or (iii) provides a right of reentry, possibility of reverter, or right of forfeiture because of violations on the Land of any enforceable covenants, conditions, or restrictions.
c.	Any encroachment of existing improvements located on the Land onto adjoining land, or any encroachment onto the Land of existing improvements located on adjoining land.
d.	Any encroachment of existing improvements located on the Land onto that portion of the Land subject to any easement excepted in Schedule B.
e.	Any notices of violation of covenants, conditions, or restrictions relating to environmental protection recorded or filed in the Public Records.

2.	Damage to existing buildings:
a.	That are located on or encroach upon that portion of the Land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;
b.	Resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of minerals excepted from the description of the Land or excepted in Schedule B.

3.	Any final court order or judgment requiring the removal from any land adjoining the Land of any encroachment, other than fences, landscaping, or driveways, excepted in Schedule B.

4.	Any final court order or judgment denying the right to maintain any existing building on the Land because of any violation of covenants, conditions, or restrictions, or building setback lines shown on a plat of subdivision recorded or filed in the Public Records.

Wherever in this endorsement the words “covenants, conditions, or restrictions” appear, they shall not be deemed to refer to or include the terms, covenants, conditions, or limitations contained in an instrument creating a lease.

As used in paragraphs 1.a. and 4, the words “covenants, conditions, or restrictions” do not include any covenants, conditions, or restrictions (a) relating to obligations of any type to perform maintenance, repair, or remediation on the Land, or (b) pertaining to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances, except to the extent that a notice of a violation or alleged violation affecting the Land has been recorded or filed in the Public Records at Date of Policy and is not excepted in Schedule B.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 15 Policy Number:

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 9.2-06 (Restrictions, Encroachments, Minerals-

Owner’s Policy - Improved Land)

Adopted 6/17/06

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 16 Policy Number:

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

●	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
●	Information about your transactions with us, our affiliated companies, or others; and
●	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet. In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site. There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation’s site and its affiliates’ sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American’s Web sites may make use of “cookie” technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information.

When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

First American Title Insurance Company

Policy No. 762885-11

OWNER’S POLICY OF TITLE INSURANCE

ISSUED BY

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.
3.	Unmarketable Title.
4.	No right of access to and from the Land.
5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to;
(a)	the occupancy, use, or enjoyment of the Land;
(b)	the character, dimensions, or location of any improvement erected on the Land;
(c)	the subdivision of land; or
(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.	An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.
7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9.	Title being vested other than as stated in Schedule A or being defective
(a)	as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or
(b)	because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records
(i)	to be timely, or
(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.	Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Fatic-526-A

ALTA Owner’s Policy (06/17/06)

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 2 Policy Number: 762885-11

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1. (a)	Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions, or location of any improvement erected on the Land;
(iii)	the subdivision of land; or
(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims, or other matters
(a)	created, suffered, assumed, or agreed to by the Insured Claimant;
(b)

not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.

Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.	DEFINITIONS OF TERMS.

The following terms when used in this policy mean:

(a) “Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b) “Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c) “Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d) “Insured”: The Insured named in Schedule A.

(i) The term “Insured” also includes

(A) successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B) successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C) successors to an Insured by its conversion to another kind of Entity;

(D) a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1) if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2) if the grantee wholly owns the named Insured,

(3) if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4) if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.

(ii) With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e) “Insured Claimant”: An Insured claiming loss or damage.

(f) “Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of maters affecting the Title.

(g) “Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h) “Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i) “Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c) Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE.

(a) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b) The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY.

In case of a claim under this policy, the Company shall have the following additional options:

(b) In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c) The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY.

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE.

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS.

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR

SETTLEMENT.

(a) Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b) The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14. ARBITRATION. (Does not apply in Georgia or Kentucky)

Unless prohibited by applicable law, either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 3 Policy Number: 762885-11

“Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j) “Title”: The estate or interest described in Schedule A.

(k) “Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE.

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT.

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS.

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS.

(a) Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b) The Company shall have the right, in addition to the options contained in Section 7 of theses Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action

(a) To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company to this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b) To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i) To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii) To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY.

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a) The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i) the Amount of Insurance; or

(ii) the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b) If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i) the Amount of Insurance shall be increased by 10%, and

(ii) the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c) In addition to the extent of liability under (a) and

(b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY.

(a) If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT.

(a) This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b) Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c) Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d) Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY.

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM.

(a) Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b) Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT.

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at Attention: Claims Department, 1 First American Way, Santa Ana, California 92707, or to the office which issued this policy.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 4 Policy Number: 762885-11

SCHEDULE A

First American Title Insurance Company

Name and Address of the issuing Title Insurance Company:

First American Title Insurance Company

18500 Von Karman Ave, Suite 600

Irvine, CA 92612

File No.: NCS-762885-11-SA1                                                                  Policy No.: 762885-11

Address Reference: 365-375 Northridge Road, Atlanta, GA

Amount of Insurance:     $20,325,000.00

Date of Policy: Date of Recording at Time of Recording

1.	Name of Insured:

Keppel-KBS Northridge Center, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is:

Fee Simple as to Parcel 1
Easement as to Parcel 2

3.	Title is vested in:

Keppel-KBS Northridge Center, Inc., a Delaware corporation

4.	The Land referred to in this policy is described as follows:

See Schedule A attached hereto and made a part hereof

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 5 Policy Number: 762885-11

SCHEDULE A (Continued)

File No.: NCS-762885-11-SA1                                                          Policy No.: 762885-11

PARCEL 1:

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING WITHIN THE CITY OF ATLANTA, IN LAND LOT 25, 17TH DISTRICT, FULTON COUNTY, GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN FOUND ON WESTERN RIGHT-OF-WAY OF COLQUITT DRIVE (SAID RIGHT-OF-WAY BEING 80 FEET);

THENCE PROCEED SOUTH 01 DEGREE 19 MINUTES 11 SECONDS EAST A DISTANCE OF 672.07 FEET TO AN IRON PIN;

THENCE PROCEED SOUTH 87 DEGREES 25 MINUTES 34 SECONDS WEST A DISTANCE OF 893.13 FEET TO AN IRON PIN ALONG THE EASTERN RIGHT-OF-WAY OF ROSWELL ROAD (SAID RIGHT-OF-WAY BEING 104 FEET);

THENCE PROCEED NORTH 12 DEGREES 18 MINUTES 47 SECONDS EAST AN ARC DISTANCE OF 188.43 FEET WITH A RADIUS OF 1946.86 FEET TO A POINT;

THENCE PROCEED NORTH 09 DEGREES 06 MINUTES 53 SECONDS EAST AN ARC DISTANCE OF 28.96 FEET WITH A RADIUS OF 1946.86 FEET TO A POINT;

THENCE PROCEED NORTH 06 DEGREES 12 MINUTES 09 SECONDS EAST AN ARC DISTANCE OF 168.90 FEET WITH A RADIUS OF 1948.86 FEET TO AN IRON PIN;

THENCE PROCEED NORTH 72 DEGREES 03 MINUTES 42 SECONDS EAST A DISTANCE OF 32.73 FEET TO A POINT;

THENCE PROCEED NORTH 01 DEGREE 29 MINUTES 13 SECONDS WEST AN ARC DISTANCE OF 1.77 FEET WITH A RADIUS OF 1978.20 FEET TO A POINT;

THENCE PROCEED NORTH 71 DEGREES 59 MINUTES 13 SECONDS EAST A DISTANCE OF 200.01 FEET TO A POINT;

THENCE PROCEED NORTH 03 DEGREES 36 MINUTES 23 SECONDS WEST A DISTANCE OF 184.95 FEET TO A POINT ON THE SOUTHERN RIGHT-OF-WAY OF NORTHRIDGE DRIVE (SAID RIGHT-OF-WAY BEING 100 FEET);

THENCE PROCEED NORTH 78 DEGREES 01 MINUTE 43 SECONDS EAST AN ARC DISTANCE OF 98.70 FEET WITH A RADIUS OF 781.64 FEET TO AN IRON PIN;

THENCE PROCEED NORTH 82 DEGREES 03 MINUTES 15 SECONDS EAST A DISTANCE OF 498.61 FEET TO AN IRON PIN;

THENCE PROCEED SOUTH 40 DEGREES 51 MINUTES 22 SECONDS EAST A DISTANCE OF 21.34 FEET TO THE TRUE OF BEGINNING.

LESS AND EXCEPT:

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 6 Policy Number: 762885-11

LESS AND EXCEPT THE PROPERTY AS CONTAINED IN ORDER IN FULTON COUNTY SUPERIOR COURT CASE NO. 2005CV99924, STYLED DEPARTMENT OF TRANSPORTATION AGAINST FOR 1031 NORTHRIDGE, LLC, ET.AL., FILED MARCH 22, 2007, RECORDED IN DEED BOOK 44685, PAGE 629, AFORESAID RECORDS.

PARCEL 2:

EASEMENTS AND OTHER RIGHTS IN REAL PROPERTY AS CONTAINED IN THAT CERTAIN DECLARATION OF RECIPROCAL EASEMENTS AMONG PHOENIX MUTUAL LIFE INSURANCE COMPANY, PHOENIX FOUNDERS, INC. AND NORTHRIDGE CENTER PARTNERS II, DATED DECEMBER 31, 1985, RECORDED IN DEED BOOK 9972, PAGE 463, FULTON COUNTY, GEORGIA RECORDS, AS AMENDED AND RESTATED DECLARATION OF RECIPROCAL EASEMENTS DATED JUNE 1988, RECORDED IN DEED BOOK 11755, PAGE 166, AFORESAID RECORDS AND AS AMENDED BY SECOND AMENDED AND RESTATED BY DECLARATION OF RECIPROCAL EASEMENTS DATED JUNE 7, 1990, RECORDED IN DEED BOOK 13763, PAGE 273, AFORESAID RECORDS.

NOTICE: This is a pro-forma policy furnished to or on behalf of the party to be insured. It neither reflects the present status of title, nor is it intended to be a commitment to insure. The inclusion of endorsements as part of the pro-forma policy in no way evidences the willingness of the Company to provide any affirmative coverage shown therein.

There are requirements which must be met before a final policy can be issued in the same form as this pro-forma policy. A commitment to insure setting forth these requirements should be obtained from the Company.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 7 Policy Number: 762885-11

SCHEDULE B

File No.: NCS-762885-11-SA1                                                          Policy No.: 762885-11

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	This item has been intentionally deleted.

2.	Rights of tenants in possession, as tenants only, under unrecorded leases as shown on the attached rent roll, which rights do not include any rights of first refusal or options to purchase all or any portion of the Land.

3.	This item has been intentionally deleted.

4.	This item has been intentionally deleted.

5.	This item has been intentionally deleted.

6.	This item has been intentionally deleted.

7.	This item has been intentionally deleted.

8.	General and special taxes and assessments for the fiscal year 2017 and subsequent years, a lien not yet due or payable.

9.	Any additional taxes, interest and/or penalties which may be assessed for prior tax years by virtue of adjustment, re-appraisal, re-assessment, appeal or other amendment to the tax records of the city or county in which the subject property is located.

10.	This item has been intentionally deleted.

11.	This item has been intentionally deleted.

12.	Easements as conveyed in Right-of-Way Deed from C.W. Buchanan to Fulton County dated December 27, 1979, filed for record February 20, 1980, and recorded in Deed Book 7485, Page 229, aforesaid records.

13.	Easements as conveyed in Right-of-Way Deed from C.W. Buchanan to Fulton County dated December 27, 1979, filed for record February 20, 1980, and recorded in Deed Book 7485, Page 230, aforesaid records.

14.	Easements as conveyed in Right-of-Way Deed from C.W. Buchanan to Fulton County dated December 27, 1979, filed for record February 20, 1980, and recorded in Deed Book 7485, Page 231, aforesaid records.

15.	Sewer Easement from NOR Associates to Fulton County, Georgia, dated January 29, 1985, filed for record February 28, 1985, and recorded in Deed Book 9400, Page 397, aforesaid records.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 8 Policy Number: 762885-11

16.	Water Meter Easement from NOR Associates to City of Atlanta, a municipal corporation of the State of Georgia, dated May 15, 1985, filed for record May 17, 1985, and recorded in Deed Book 9523, Page 191, aforesaid records.

17.	Conveyance of Access Rights from Northridge Center Partners II, Phoenix Mutual Life Insurance Co. and Phoenix Founders to Department of Transportation dated May 26, 1988, filed for record June 2, 1988, and recorded in Deed Book 11577, Page 34, in the records of the Clerk of the Superior Court of Fulton County, Georgia.

18.	Terms and provisions of that certain Declaration of Reciprocal Easements, by NOR Associates, Ltd., a Georgia limited partnership dated December 31, 1985, filed for record January 8, 1986, and recorded in Deed Book 9912, Page 463, aforesaid records; as amended by that certain Amended and restated Declaration of Reciprocal Easements by Phoenix Mutual Life Insurance Company, a Connecticut corporation and Phoenix Founders, Inc., a Connecticut corporation, dated June __, 1988, filed for record July 28, 1988, and recorded in Deed Book 11755, Page 166, aforesaid records; as amended by that certain Second Amended and Restated Declaration of Reciprocal Easements by Phoenix Mutual Life Insurance Company, a Connecticut corporation, Phoenix Founders, Inc., a Connecticut corporation, and Northridge Center Partners II, dated June 7, 1990, filed for record October 9, 1990, and recorded in Deed Book 13763, Page 273, aforesaid records; and as affected by that certain Statement of Non-Merger by Phoenix Founders, Inc., a Connecticut corporation, dated March 12, 1993, filed for record September 3, 1993, and recorded in Deed Book 17124, Page 158, aforesaid records.

19.	Easements as conveyed in Right-of-Way Deed from Annie C. Buchanan to State Highway Board of Georgia , filed for record January 13, 1941, and recorded in Deed Book 1750, Page 597, aforesaid records.

20.	Easements as conveyed in Right-of-Way Deed from Annie C. Buchanan to State Highway Board of Georgia , filed for record January 13, 1941, and recorded in Deed Book 1750, Page 597-598, aforesaid records.

21.	Easement from C.W. Buchanan to Georgia Power Company dated June 27, 1967, filed for record August 14, 1967, and recorded in Deed Book 4777, Page 174, aforesaid records.

22.	Sewer Easement from NOR Associates to Fulton County, Georgia, dated January 29, 1985, filed for record January 8, 1986, and recorded in Deed Book 9912, Page 461, aforesaid records.

23.	Easements as conveyed in Right-of-Way Deed from Northridge Center Partners to Fulton County, Georgia dated November 13, 1987, filed for record February 15, 1988, and recorded in Deed Book 11330, Page 5, aforesaid records.

24.	Easements as conveyed in Right-of-Way Deed from Northridge Center Partners to Fulton County, Georgia dated November 13, 1987, filed for record February 15, 1988, and recorded in Deed Book 11330, Page 7, aforesaid records.

25.	Terms and provisions of that certain Boundary Line Agreement, by and between Phoenix Founders, Inc., a Connecticut corporation and Shell Oil Company, a Delaware Corporation, dated April 20, 1988, filed for record July 13, 1988, and recorded in Deed Book 11710, Page 202, aforesaid records.

26.	Statement of Non-Merger by Phoenix Founders, Inc. dated March 12, 1993, recorded in Deed Book 17124, Page 158, in the records of the Clerk of the Superior Court of Fulton County, Georgia.

27.	Order and Judgment at Docket No. 2005 CV 99924 styled Department of Transportation vs. 1031 Northridge, LLC, et al., dated April 19, 2005, filed for record March 22, 2007, and recorded in

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 9 Policy Number: 762885-11

Deed Book 44685, Page 629, Fulton County, Georgia records, in the original sum of $19,850.00, plus penalty and interest, if any. Order and Judgment in Fulton County Superior Court case no. 2005CV99924, styled Department of Transportation against FOR 1031 Northridge, LLC, et.al., filed March 22, 2007, recorded in Deed Book 44685, Page 629, County Name, Georgia records.

28.	This item has been intentionally deleted.

29.	This item has been intentionally deleted.

30.	This item has been intentionally deleted.

31.	This item has been intentionally deleted.

32.	This item has been intentionally deleted.

33.	This item has been intentionally deleted.

34.	Easements as conveyed in Right-of-Way Deed from Northridge Center Partners to Fulton County dated November 13, 1987, filed for record February 15, 1988, and recorded in Deed Book 11330, Page 9, aforesaid records.

35.	This item has been intentionally deleted.

36.	The following matters disclosed by an ALTA/NSPS survey made by Bock & Clark Corporation on September 13, 2017 and last revised September 15, 2017, designated Job No. 201703038-001:

A) A 3.3’ encroachment of a fence into the street right of way of Northridge Road.

37.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 10 Policy Number: 762885-11

COMMERCIAL ENVIRONMENTAL

PROTECTION LIEN ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-11

File No.: NCS-762885-11-SA1

The Company insures against loss or damage sustained by the Insured by reason of an environmental protection lien that, at Date of Policy, is recorded in the Public Records or filed in the records of the Clerk of the United States District Court for the district in which the Land is located, unless the environmental protection lien is set forth as an exception in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10021 (7-1-14)	Page 10 of 21	ALTA 8.2-06 Commercial Environmental Protection Lien (10-16-08) CLTA 110.9.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 11 Policy Number: 762885-11

MULTIPLE TAX

PARCEL ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-11

File No.: NCS-762885-11-SA1

The Company insures against loss or damage sustained by the Insured by reason of:

1.	Parcel 1 of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Tax Identification Numbers:

17 0025 LL 062 6

17 0025 LL 066 7

17 0025 LL 067 5

17 0025 LL 070 9

17 0025 LL 071 7

17 0025 LL 072 5

17 0025 LL 073 3

2.	the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, assessments or other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10049 (7-1-14)	Page 11 of 21	ALTA 18.1-06 Multiple Tax Parcel (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 12 Policy Number: 762885-11

COVENANTS, CONDITIONS AND RESTRICTIONS -

IMPROVED LAND - OWNER’S POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-11

File No.: NCS-762885-11-SA1

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only,

a.	“Covenant” means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

b.	“Improvement” means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

b.	Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

c.	A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.	except as provided in Section 3.c, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 13 Policy Number: 762885-11

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10801 (7-1-14)	Page 13 of 21	ALTA 9.2-06 Covenants, Conditions and Restrictions Improved Land - Owner’s Policy (Rev. 4-2-12)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 14 Policy Number: 762885-11

SAME AS SURVEY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-11

File No.: NCS-762885-11-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by Bock & Clark Corporation dated September 13, 2017 and last revised September 15, 2017, and designated Job No. 201703038-001.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10059 (7-1-14)	Page 14 of 21	ALTA 25-06 Same as Survey (10-16-08) CLTA 116.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 15 Policy Number: 762885-11

SUBDIVISION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-11

File No.: NCS-762885-11-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land to constitute a lawfully created parcel according to the subdivision statutes and local subdivision ordinances applicable to the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10061 (7-1-14)	Page 15 of 21	ALTA 26-06 Subdivision (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 16 Policy Number: 762885-11

ACCESS AND ENTRY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-11

File No.: NCS-762885-11-SA1

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from Colquitt Road, Northridge Road and Roswell Road (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10045 (7-1-14)	Page 16 of 21	ALTA 17-06 Access and Entry (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 17 Policy Number: 762885-11

ZONING - COMPLETED

STRUCTURE ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-11

File No.: NCS-762885-11-SA1

1.	The Company insures against loss or damage sustained by the Insured in the event that, at Date of Policy,
a.	according to applicable zoning ordinances and amendments, the Land is not classified Zone “O-I” Office Institutional District within the Sandy Springs Suburban Overlay District;
b.	the following use or uses are not allowed under that classification: Financial Establishment / Institution, Health Club / Spa, and Office
c.	There shall be no liability under paragraph 1.b. if the use or uses are not allowed as the result of any lack of compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments, including but not limited to the failure to secure necessary consents or authorizations as a prerequisite to the use or uses. This paragraph 1.c. does not modify or limit the coverage provided in Covered Risk 5.

2.	The Company further insures against loss or damage sustained by the Insured by reason of a final decree of a court of competent jurisdiction either prohibiting the use of the Land, with any existing structure, as specified in paragraph 1.b. or requiring the removal or alteration of the structure, because, at Date of Policy, the zoning ordinances and amendments have been violated with respect to any of the following matters:
a.	Area, width, or depth of the Land as a building site for the structure
b.	Floor space area of the structure
c.	Setback of the structure from the property lines of the Land
d.	Height of the structure, or
e.	Number of parking spaces.

3.	There shall be no liability under this endorsement based on:
a.	the invalidity of the zoning ordinances and amendments until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses;
b.	the refusal of any person to purchase, lease or lend money on the Title covered by this policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 18 Policy Number: 762885-11

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10576 (7-1-14)	Page 18 of 21	ALTA 3.1-06 Zoning - Completed Structure (Rev. 10-22-09) CLTA 123.2-06 (Rev. 10-22-09)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 19 Policy Number: 762885-11

LOCATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-11

File No.: NCS-762885-11-SA1

The Company insures against loss or damage sustained by the Insured by reason of the failure of a

Commercial Structure

known as 365 to 375 Northridge Road, Atlanta Georgia,

to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

Form 50-10054 (7-1-14)	Page 19 of 21	ALTA 22-06 Location (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 20 Policy Number: 762885-11

EASEMENT - DAMAGE OR ENFORCED REMOVAL ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy Number.: 762885-11

File no.: NCS-762885-11-SA1

The Company insures against loss or damage sustained by the Insured if the exercise of the granted or reserved rights to use or maintain the easement(s) referred to in the Exception(s) 12-16, 18-24 and 34 of Schedule B results in:

(1)	damage to an existing building located on the Land, or

(2)	enforced removal or alteration of an existing building located on the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

By:
Authorized Countersignature

Form 50-10588 (7-1-14)	Page 20 of 21	ALTA 28-06 Easement - Damage or Enforced Removal (Rev. 2-3-10)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 21 Policy Number: 762885-11

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

●	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
●	Information about your transactions with us, our affiliated companies, or others; and
●	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet. In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site. There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation’s site and its affiliates’ sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American’s Web sites may make use of “cookie” technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

——————————————————————————————————

Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

First American Title Insurance Company

Owner’s Policy	Owner’s Policy of Title Insurance (with Florida modifications) ISSUED BY First American Title Insurance Company POLICY NUMBER 5011412- 762885-14

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.
2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from
(a)	A defect in the Title caused by
(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;
(ii)	failure of any person or Entity to have authorized a transfer or conveyance;
(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;
(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;
(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;
(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or
(vii)	a defective judicial or administrative proceeding.
(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.
(c)	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.
3.	Unmarketable Title.
4.	No right of access to and from the Land.

(Covered Risks Continued on Page 2)

In Witness Whereof, First American Title Insurance Company has caused its corporate name to be hereunto affixed by its authorized officers as of Date of Policy shown in Schedule A.

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

(This Policy is valid only when Schedules A and B are attached)

Copyright 2006-2009 American Land Title Association. All rights reserved. The use of this form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Form 5011412 (7-1-14)	Page 1 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

COVERED RISKS (Continued)

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(a)	the occupancy, use, or enjoyment of the Land;
(b)	the character, dimensions, or location of any improvement erected on the Land;
(c)	the subdivision of land; or
(d)	environmental protection if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.
6.	An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.
7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.
8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.
9.	Title being vested other than as stated in Schedule A or being defective
(a)	as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or
(b)	because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records
(i)	to be timely, or
(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.
10.	Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to
(i)	the occupancy, use, or enjoyment of the Land;
(ii)	the character, dimensions, or location of any improvement erected on the Land;
(iii)	the subdivision of land; or
(iv)	environmental protection;
or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.
(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.
2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.
3.	Defects, liens, encumbrances, adverse claims, or other matters
(a)	created, suffered, assumed, or agreed to by the Insured Claimant;
(b)	not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;
(c)	resulting in no loss or damage to the Insured Claimant;
(d)	attaching or created subsequent to Date of Policy; or
(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.
4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is
(a)	a fraudulent conveyance or fraudulent transfer; or
(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.
5.	Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

Form 5011412 (7-1-14)	Page 2 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

CONDITIONS

1.	DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)	“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.
(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.
(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.
(d)	“Insured”: The Insured named in Schedule A.
(i)	The term “Insured” also includes
(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;
(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;
(C)	successors to an Insured by its conversion to another kind of Entity;
(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title
(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,
(2)	if the grantee wholly owns the named Insured,
(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or
(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.
(e)	“Insured Claimant”: An Insured claiming loss or damage.
(f)	“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.
(g)	“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.
(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.
(i)	“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.
(j)	“Title”: The estate or interest described in Schedule A.
(k)	“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.
2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED

CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS
(a)	Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

Form 5011412 (7-1-14)	Page 3 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

CONDITIONS (Continued)

(b)	The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.
(c)	Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.
6.	DUTY OF INSURED CLAIMANT TO COOPERATE
(a)	In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.
(b)	The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.
7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.
(i)	To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or
(ii)	To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of
(i)	the Amount of Insurance; or
(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.
(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,
(i)	the Amount of Insurance shall be increased by 10%, and
(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.
(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

Form 5011412 (7-1-14)	Page 4 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

CONDITIONS (Continued)

9.	LIMITATION OF LIABILITY
(a)	If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.
(b)	In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.
(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.
10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT
(a)	Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)	The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.
14.	ARBITRATION

Unless prohibited by applicable law, arbitration pursuant to the Title Insurance Arbitration Rules of the American Arbitration Association may be demanded if agreed to by both the Company and the Insured at the time of a controversy or claim. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, and service of the

Company in connection with its issuance or the breach of a policy provision or other obligation. effect on the date the demand for arbitration is made, or, at the option of the Insured, the rules in effect at Date of Policy shall be binding upon the parties. The award may include attorneys’ fees only if the laws of the state in which the Land is located permit a court to award attorneys’ fees to a prevailing party. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

The law of the situs of the land shall apply to an arbitration under the Title Insurance Arbitration Rules.

A copy of the Rules may be obtained from the Company upon request.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT
(a)	This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.
(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim whether or not based on negligence shall be restricted to this policy.
(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.
(d)	Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.
16.	SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM
(a)	Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)	Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.
18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at First American

Title Insurance Company, Attn: Claims National Intake Center, 1 First American Way, Santa Ana, California 92707. Phone: 888-632-1642

Form 5011412 (7-1-14)	Page 5 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

Schedule A	Owner’s Policy of Title Insurance ISSUED BY First American Title Insurance Company POLICY NUMBER 5011412-762885-14

Name and Address of Title Insurance Company:

FIRST AMERICAN TITLE INSURANCE COMPANY, 1 First American Way, Santa

Ana, California 92707

File No.: NCS-762885-14-SA1

Address Reference: 495 North Keller Road, Maitland, FL 32751

Amount of Insurance: $40,225,000                                                                  Premium: $___________________

Date of Policy: Date of Recording at Time of Recording

1.	Name of Insured:

Keppel-KBS Maitland Promenade, Inc., a Delaware corporation

2.	The estate or interest in the Land that is insured by this policy is:

Fee Simple as to Parcels I and II

Easement as to Parcels III and IV

3.	Title is vested in:

Keppel-KBS Maitland Promenade, Inc., a Delaware corporation

4.	The Land referred to in this policy is described as follows:

See Exhibit “A” attached hereto and made a part hereof

By:

      Authorized Countersignature

  (This Schedule A valid only when Schedule B is attached)

Form 5011412 (7-1-14)	Page 6 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

Exhibit A	ISSUED BY First American Title Insurance Company POLICY NUMBER 5011412-762885-14

File No.: NCS-762885-14-SA1

The land referred to herein below is situated in the County of Orange, State of FL, and described as follows:

PARCEL I:

LOT 2, MAITLAND PROMENADE, A SUBDIVISION ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 47, PAGES 14 AND 15, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

LESS AND EXCEPT:

THAT PORTION DEEDED TO THE STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION BY WARRANTY DEED, RECORDED JULY 24, 2013 IN OFFICIAL RECORDS BOOK 10606, PAGE 1869, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

PARCEL II:

A PORTION OF LOTS 91 AND 92, WILLIS R. MUNGER’S SUBDIVISION, IN SECTION 27, TOWNSHIP 21 SOUTH, RANGE 29 EAST, ACCORDING TO THE PLAT THEREOF AS, RECORDED IN PLAT BOOK E, PAGE 7 OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA, BEING THE PARCEL DESCRIBED AS FDOT RIGHT-OF-WAY, AS CONTAINED IN THAT CERTAIN WARRANTY DEED, RECORDED IN OFFICIAL RECORDS BOOK 3583, PAGE 1264; BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHEAST CORNER OF THE NORTHWEST  1⁄4 OF THE SOUTHEAST  1⁄4 OF SAID SECTION 27; RUN SOUTH 00º10’13” EAST ALONG THE EAST LINE OF SAID NORTHWEST  1⁄4 OF THE SOUTHEAST  1⁄4, A DISTANCE OF 657.89 FEET TO THE POINT OF BEGINNING, BEING THE NORTHEAST CORNER OF LANDS AS DESCRIBED IN THAT CERTAIN WARRANTY DEED, RECORDED IN OFFICIAL RECORDS BOOK 3583, PAGE 1264, OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA; THENCE CONTINUE ALONG THE EAST LINE OF SAID NORTHWEST  1⁄4 OF THE SOUTHEAST  1⁄4 RUN SOUTH 00º10’13” EAST, A DISTANCE OF 101.23 FEET; THENCE SOUTH 89º49’48” WEST, A DISTANCE OF 50.00 FEET; THENCE NORTH 00º10’12” WEST, A DISTANCE OF 41 .04 FEET; THENCE SOUTH 89º36’36” WEST, A DISTANCE OF 341.34 FEET; THENCE NORTH 00º10’12” WEST, A DISTANCE OF 60.00 FEET: THENCE NORTH 89º36’36” EAST, A DISTANCE OF 391.34 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT:

ANY PORTION THEREOF CONVEYED TO THE CITY OF MAITLAND, FLORIDA, BY VIRTUE OF THAT CERTAIN SPECIAL WARRANTY DEED, RECORDED IN OFFICIAL RECORDS BOOK 7710, PAGE 2471, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

ALSO LESS AND EXCEPT:

ANY PORTION THEREOF CONVEYED TO THE STATE OF FLORIDA DEPARTMENT OF TRANSPORTATION BY VIRTUE OF THAT CERTAIN WARRANTY DEED, RECORDED IN OFFICIAL RECORDS BOOK 10606, PAGE 1869, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

PARCEL III:

EASEMENT RIGHTS, AS CONTAINED IN THAT CERTAIN CROSS-ACCESS AGREEMENT EXECUTED BY THE CITY OF MAITLAND AND CONCOURSE AT MAITLAND ASSOCIATES, A FLORIDA GENERAL PARTNERSHIP, DATED NOVEMBER 27, 1989, APPROVED BY THAT CERTAIN RESOLUTION NO. 19-89 OF THE CITY OF MAITLAND , RECORDED IN OFFICIAL RECORDS BOOK 4153, PAGE 4589; AS AFFECTED BY THAT CERTAIN FIRST AMENDMENT TO CROSS EASEMENT AGREEMENT DATED AUGUST 27, 1998, APPROVED BY RESOLUTION NO. 9-98 BY THE CITY OF MAITLAND, RECORDED

Form 5011412 (7-1-14)	Page 7 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

IN OFFICIAL RECORDS BOOK 5571, PAGE 881, ALL OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

PARCEL IV:

EASEMENT RIGHTS, AS CONTAINED IN THAT CERTAIN DECLARATION OF EASEMENTS BY OPUS SOUTH CORPORATION, A FLORIDA CORPORATION, RECORDED IN OFFICIAL RECORDS BOOK 6070, PAGE 1202; AS AFFECTED BY THAT CERTAIN FIRST AMENDMENT TO DECLARATION OF EASEMENTS, RECORDED IN OFFICIAL RECORDS BOOK 6132, PAGE 3965; AS FURTHER AFFECTED BY THAT CERTAIN SECOND AMENDMENT TO DECLARATION OF EASEMENTS, RECORDED IN OFFICIAL RECORDS BOOK 8242, PAGE 1157; AS FURTHER AFFECTED BY THAT CERTAIN THIRD AMENDMENT TO DECLARATION OF EASEMENTS, RECORDED IN OFFICIAL RECORDS BOOK 9842, PAGE 9303; ALL OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

Form 5011412 (7-1-14)	Page 8 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

Schedule B	Owner’s Policy of Title Insurance ISSUED BY First American Title Insurance Company POLICY NUMBER 5011412-762885-14

File No.: NCS-762885-14-SA1

EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

1.	This item has been intentionally deleted.

2.	The lien of the taxes for the year 2017 and all subsequent years, which are not yet due and payable.

3.	This item has been intentionally deleted.

4.	Matters shown on the Plat of Maitland Promenade, recorded in Plat Book 47, Page 14; as affected by that certain Subordination of City Utility Interests recorded in Official Records Book 10312, Page 769.

5.	Reservations unto the State of Florida for oil, gas, minerals, fissionable materials as contained in Deed recorded in Deed Book 730, Page 113. Note: The right of entry and exploration has been released pursuant to Sec. 270.11, F.S.

6.	Cooperation Agreement between City of Maitland, Florida, a municipal corporation and Harbert Properties Corporation, an Alabama corporation recorded in Official Records Book 3666, Page 1139; as affected by that certain Resolution No. 21-93 recorded in Official Records Book 4663, Page 4578; as further affected by that certain Resolution No. 10-98 recorded in Official Records Book 5571, Page 875.

7.	The terms, provisions and conditions contained in that certain Resolution No. 19-89 by the City of Maitland, Florida recorded in Official Records Book 4153, Page 4589; as affected by that certain Resolution No. 9-98 recorded in Official Records Book 5571, Page 881.

8.	St. Johns River Water Management District Operation and Maintenance Agreement recorded in Official Records Book 4273, Page 3712. (Affects Parcels I and IV)

9.	Distribution Easement granted to Florida Power Corporation by instrument recorded in Official Records Book 5692, Page 4785; as affected by that certain Subordination of Utility Interests recorded in Official Records Book 10492, Page 1342.

10.	Declaration of Easements by Opus South Corporation, a Florida corporation, recorded in Official Records Book 6070, Page 1202; as affected by that certain First Amendment to Declaration of Easements recorded in Official Records Book 6132, Page 3965; as further affected by that certain Second Amendment to Declaration of Easements recorded in Official Records Book 8242, Page 1157; as further affected by that certain Third Amendment to Declaration of Easements recorded in Official Records Book 9842, Page 9303.

Form 5011412 (7-1-14)	Page 9 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

11.	Drainage Easement Agreement between State of Florida, Department and Maitland Promenade Two, LLC, a Delaware corporation recorded in Official Records Book 6250, Page 2765 and Official Records Book 6261, Page 4835. (Affects Parcels I, III and IV)

12.	Access Easement Agreement between Maitland Promenade II, L.L.C., a Delaware limited liability company and Sprint-Florida, incorporated, a Florida corporation recorded in Official Records Book 6286, Page 6235 and re-recorded in Official Records Book 6345, Page 5403; as affected by that certain Quitclaim Deed recorded in Official Records Book 10606, Page 1878.

13.	All of the terms and provisions set forth and contained in that certain unrecorded lease, by and between FDG Maitland Promenade LLC, a Delaware limited liability company, as Landlord, and Akerman, Senterfitt, and Eidson, P.A., a Florida corporation, as Tenant, as evidenced by that certain Subordination, Non-Disturbance, and Attornment Agreement, recorded in Official Records Book 10319, Page 5261.

14.	Rights of ingress, egress, light, air and view in favor of the State of Florida Department of Transportation, as set forth in that certain Warranty Deed recorded in Official Records Book 10606, Page 1869.

15.	All of the terms and provisions set forth and contained in that certain unrecorded lease, by and between FDG Maitland Promenade LLC, a Delaware limited liability company, as Landlord, and Centene Management Company, LLC, a Wisconsin limited liability company, as Lessee, as evidenced by that certain Subordination, Non-Disturbance and Attornment Agreement, recorded in Official Records Book 10625, Page 3267.

16.	Rights of tenants, as tenants only, with no rights of first refusal or options to purchase the property.

17.	The following matters disclosed by an ALTA/NSPS survey made by Bock & Clark Corporation on September 18, 2017 and last revised _______, 2017, designated Job No. 201703038, 005:

A) Pedestrian access across the north boundary of the property as evidenced by a walk crossing said boundary.

18.	This item has been intentionally deleted.

19.	This item has been intentionally deleted.

20.	This item has been intentionally deleted.

21.	This item has been intentionally deleted.

22.	This item has been intentionally deleted.

23.	This item has been intentionally deleted.

24.	Any lien, or right to a lien, for services, labor or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

Form 5011412 (7-1-14)	Page 10 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

FLORIDA CONTIGUITY

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-14                                                      File No.: NCS-762885-14-SA1

The Company insures the Insured herein against loss or damage by virtue of any inaccuracy in the following statement, to wit:

Parcel I of the legal description and Parcel II of the legal description are contiguous to each other along the easterly and northerly line of Parcel 1 and westerly and southerly line of Parcel 2, and, taken as a tract, constitute one Parcel of the land.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

This endorsement shall not be valid or binding unless countersigned by a duly authorized office or agent of the Company.

Date:

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

By:

Authorized Countersignature

Form 50-11113 (11-1-14)	Page 11 of 16	Florida

Form 5011412 (7-1-14)	Page 11 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

RESTRICTIONS, ENCROACHMENTS, MINERALS ENDORSEMENT - IMPROVED LAND -

OWNER’S POLICY

(with Florida Modifications)

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-14	File No.: NCS-762885-14-SA1

The insurance provided by this endorsement is subject to the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

The Company insures the Insured against loss or damage sustained by reason of:

1.	The existence, at Date of Policy, of any of the following unless expressly excepted in Schedule B:
(a)	Present violations on the Land of any enforceable covenants, conditions, or restrictions, or any existing improvements on the Land which violate any building setback lines shown on a plat of subdivision recorded or filed in the Public Records.
(b)	Any instrument referred to in Schedule B as containing covenants, conditions, or restrictions on the Land which, in addition, (i) establishes an easement on the Land; (ii) provides for an option to purchase, a right of first refusal, or the prior approval of a future purchaser or occupant; or (iii) provides a right of re-entry, possibility of reverter, or right of forfeiture because of violations on the Land of any enforceable covenants, conditions, or restrictions.
(c)	Any encroachment of existing improvements located on the Land onto adjoining land, or any encroachment onto the Land of existing improvements located on adjoining land.
(d)	Any encroachment of existing improvements located on the Land onto that portion of the Land subject to any easement excepted in Schedule B.
(e)	Any notices of violation of covenants, conditions, or restrictions relating to environmental protection recorded or filed in the Public Records.

2.	Damage to buildings existing at Date of Policy:
(a)	Which are located on or encroach upon that portion of the Land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;
(b)	Resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of minerals excepted from the description of the Land or excepted in Schedule B.

3.	Any final court order or judgment requiring the removal from any land adjoining the Land of any encroachment, other than fences, landscaping, or driveways, excepted in Schedule B.

4.	Any final court order or judgment denying the right to maintain any existing building on the Land because of any violation of covenants, conditions, or restrictions, or building setback lines shown on a plat of subdivision recorded or filed in the Public Records at Date of Policy.

Wherever in this endorsement the words “covenants, conditions, or restrictions” appear, they shall not be deemed to refer to or include the terms, covenants, conditions, or limitations contained in an instrument creating a lease.

As used in paragraphs 1(a) and 4, the words “covenants, conditions, or restrictions” shall not be deemed to refer to or include any covenants, conditions or limitations relating to environmental protection.

The failure to expressly except any matter delineated in paragraphs 1(a), (b) or (e) of this endorsement constitutes the Company’s agreement to indemnify against actual monetary loss or damage resulting

Form 5011412 (7-1-14)	Page 12 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

from any matters delineated in paragraphs 1(a), (b) or (e) only and provides no coverage for any other matters set forth in the covenants, conditions and restrictions.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

This endorsement shall not be valid or binding unless countersigned by a duly authorized officer or agent of the Company.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

By:

Authorized Countersignature

Form 50-10973 (11-1-14)	Page 13 of 16	ALTA 9.2-06 Restrictions, Encroachments, Minerals - Improved Land - Owner’s Policy (Rev. 6-17-06) Florida Modified (Rev. 12-1-13)

Form 5011412 (7-1-14)	Page 13 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

FLORIDA SURVEY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 762885-14                                     File No.: NCS-762885-14-SA1

The Company hereby acknowledges the lands described in Schedule A are the same lands described in the survey prepared by Bock & Clark Corporation dated September 7, 2017 and last revised September 18, 2017, as Job No. 201703038-5 however, the Company does not insure the accuracy or completeness of said survey.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

This endorsement shall not be valid or binding unless countersigned by a duly authorized officer or agent of the Company.

Date:

First American Title Insurance Company

/s/ Dennis J. Gilmore
Dennis J. Gilmore President

/s/ Jeffrey S. Robinson
Jeffrey S. Robinson Secretary

By:

Authorized Countersignature

Form 50-11027(11-1-14)	Page 14 of 16	Florida

Form 5011412 (7-1-14)	Page 14 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

•	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;
•	Information about your transactions with us, our affiliated companies, or others; and
•	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site. There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation’s site and its affiliates’ sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American’s Web sites may make use of “cookie” technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

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Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

Form 5011412 (7-1-14)	Page 15 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

Note: All of the recording information contained herein refers to the Public Records of Orange County, Florida, unless otherwise indicated. Any reference herein to a Book and Page is a reference to the Official Record Books of said county, unless indicated to the contrary.

Notices - Where Sent

All notices required to be given the Company and any statement in writing required to be furnished the Company shall include the number of this policy and shall be addressed to the Company, Attention: Claims Department, 1 First American Way, Santa Ana, CA 92707.

Service, Quality and Availability

First American Title Insurance Company cares about its customers and their ability to obtain information and service on a convenient, timely and accurate basis. A qualified staff of service representatives is dedicated to serving you. A toll-free number is available for your convenience in obtaining information about coverage and to provide assistance in resolving complaints at 1-800-854-3643. Office hours are from 8:30 a.m. through 5:30 p.m. Monday through Friday.

Form 5011412 (7-1-14)	Page 16 of 16	ALTA Owner’s Policy of Title Insurance (6-17-06) (with Florida modifications)

SCHEDULE 9

BOXED SECTIONS OF THE PRELIMINARY PROSPECTUS AND THE PROSPECTUS

favourable terms or at all. If Keppel-KBS US REIT is not able to fund such capital expenditures, the attractiveness, marketability and operating efficiency of the Properties may be adversely affected.

Certain of the Properties are subject to non-compete clauses in favour of the tenants.

Certain lease agreements in relation to the Properties contain non-compete clauses which prevent the landlord from leasing premises to tenants which are in competition with existing tenants without the existing tenants consent. This limitation may cause competing properties to be more successful in attracting and retaining tenants. This may reduce the income from the Properties, thereby adversely affecting the amount of funds available for distribution to Unitholders.

Although the Manager is not aware of the abovementioned risks at the Properties having resulted in a material adverse impact on the relevant vendor’s financials and/or operations, there is no assurance that the business, financial condition, results of operations and prospects of Keppel-KBS US REIT will not be adversely affected arising from the abovementioned risks materialising at the relevant Properties.

Keppel-KBS US REIT will be bound by existing restrictions and conditions in favour of the tenants.

A number of the tenancies in certain Properties contain restrictions and conditions from the existing landlord to the tenant which Keppel-KBS US REIT or its related entities would be required to honour or comply.

For example, Bellevue Technology Center, which consists of nine buildings built upon six lots of land, is governed by a Declaration of Restrictive Covenants, Conditions, Restrictions, Reservations and Easements for Unigard Park (the “CC&Rs”). The CC&Rs provide for generally standard restrictions and conditions for Bellevue Technology Center which include among others, restrictions on the use of Bellevue Technology Center by any other insurance company other than Unigard Insurance Company so long as Unigard Insurance Company owns any lot of land or is a lessee of any portion of a lot of land.

As at the date of this Prospectus, Unigard Insurance Company is a tenant of Bellevue Technology Center occupying Suite 100 of Building E and as such, in accordance with the CC&Rs, no other insurance company can be a tenant of Bellevue Technology Center.

As the CC&Rs restrict insurance companies as part of the pool of potential tenants for Bellevue Technology Center, this may adversely affect Keppel-KBS US REIT’s revenue and results of operations. Other similar restrictions and conditions in existing tenancies may likewise adversely affect Keppel-KBS US REIT’s revenue and results of operations.

Keppel-KBS US REIT may not be able to put in place or maintain adequate insurance in relation to the Properties and its potential liabilities to third parties or may suffer material losses in excess of insurance proceeds.

The Properties face the risk of suffering physical damage caused by fire, terrorism, acts of God such as natural disasters like earthquakes or other causes, as well as potential public liability claims, including claims arising from the operations of the Properties. Certain risks, such as floods and losses caused by the outbreak of contagious diseases, contamination or other environmental impairment, may be uninsurable or the cost of insurance may be prohibitive when compared to the risk. Currently, Keppel-KBS US REIT’s property and casualty insurance policies for the Properties do not cover acts of war, intentional or dishonest acts, nuclear reaction or radio-active contamination, asbestos contamination or other long-term environmental impairments. Keppel-KBS US REIT may also not have any insurance designed to limit any losses it may incur as a

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•	the adverse impact on the operations at the affected Property which may in turn adversely affect the revenue of Keppel-KBS US REIT; and

•	the adverse impact on the value of the affected Property.

Further, asbestos-containing materials have been found on the premises of 1800 West Loop South and The Plaza Buildings.

Under the various United States federal and state environmental laws, building owners have an obligation to ensure that exposure of a person at the workplace to airborne asbestos should be eliminated so far as is reasonably practicable, and if it not reasonably practicable to eliminate exposure to airborne asbestos, exposure should be minimised so far as is reasonably practicable.

Keppel-KBS US REIT will seek to be compliant with the relevant regulations in relation to management of asbestos in the buildings. Keppel-KBS US REIT is currently in compliance with the relevant regulations in relation to management of asbestos in 1800 West Loop South. An Asbestos Operations and Maintenance Programme is currently in place to manage the asbestos at 1800 West Loop South. If Keppel-KBS US REIT removes the asbestos or renovates or demolishes the buildings, certain environmental regulations govern the manner in which the asbestos must be handled and removed, and Keppel-KBS US REIT could incur substantial costs complying with such regulations. Keppel-KBS US REIT is unable to quantify such costs, which may vary if the relevant environmental regulations change. Keppel-KBS US REIT currently has no plans to remove the asbestos or renovate or demolish the relevant buildings.

The Plaza Buildings is in compliance with the relevant regulations. The Plaza Buildings has also implemented an asbestos remediation plan to direct how asbestos-containing materials will be handled if they are actually encountered as part of future improvements. However, no friable asbestos-containing materials were found in the building. Rather, the asbestos remediation plan was recommended as part of the environmental review process purely due to the age of the building.

In addition, Keppel-KBS US REIT may be required to make capital expenditures to comply with these environmental laws. The discharge, release or disposal of air or water pollutants without a valid permit or the improper use, storage or handling of hazardous or toxic materials or substances may expose Keppel-KBS US REIT to liability or materially adversely affect its ability to sell or lease a Property or to borrow using a Property as collateral. Accordingly, in such cases, Keppel-KBS US REIT risks enforcement by environmental authorities and may be required to incur unbudgeted capital expenditures to remedy such issue and the financial position of tenants which are in violation may be adversely impacted, affecting their ability to conduct business and to meet their tenancy obligations.

Keppel-KBS US REIT may not have any insurance designated to limit any losses that it may incur as a result of known or unknown environmental conditions. While Keppel-KBS US REIT does not believe that there are environmental conditions at any of the Properties that will materially and adversely affect it and the Manager is not aware of any such environmental condition, there can be no assurance that environmental conditions present at the Properties, now or in the future, or costs they may be required to incur in the future to address environmental contamination will not materially and adversely affect it.

In general, a seller’s representation as to asbestos is not normally obtained in the United States. The scope of a seller’s representations and warranties in commercial real estate transactions in the United States is a point of negotiation. However, in general, most sellers in the United States will not agree to make a representation to a buyer with respect to asbestos, or the absence thereof. The general understanding between buyers and sellers is that it is a matter for the buyer’s due diligence, and that no adjustments to the purchase price will be made due to the presence of

74

asbestos in the buildings in the IPO Portfolio. in the United States, a property owner is typically required to disclose its knowledge of the presence of asbestos in a building, but the property owner is generally not required to take remedial action unless the asbestos has become “friable” (i.e., released into the air). Asbestos used in building materials in the United States does not typically become friable unless it is disturbed, as in the case where a building is being remodelled, and in such circumstances the property owner is only required to remediate the specific areas/materials in which asbestos has become friable. This means that, for example, if a property owner were renovating one storey of a building, it would be required to remediate any asbestos present on that particular storey, but would not be required to address asbestos present in other storeys of the building that are not the subject of such renovation. As a result, asbestos can remain present (in unfriable form) in a building for many years without issue; it is only when the property owner commences a renovation or otherwise causes the asbestos to become friable that the property owner is required to take remedial action. A property owner will typically factor the remediation of asbestos into the budgeting for any renovation or remodelling. In addition, buildings which were constructed before 1981 and in which asbestos-containing materials are detected must implement an “asbestos remediation plan” to direct how asbestos-containing materials will be handled if they are encountered in the course of future improvements, but the owner is not typically required to take affirmative remediation steps unless and until asbestos-containing materials are actually encountered during the course of such improvements. The presence of asbestos is not uncommon in older buildings and in general would not prevent or delay the sale of a building.

Inquiries about indoor air quality may necessitate special investigation and, depending on the results, remediation beyond Keppel-KBS US REIT’s regular indoor air quality maintenance programs. Indoor air quality issues can stem from inadequate ventilation, chemical contaminants from indoor or outdoor sources, and biological contaminants such as moulds, pollen, viruses and bacteria. Indoor exposure to chemical or biological contaminants above certain levels can be alleged to be connected to allergic reactions or other health effects and symptoms in susceptible individuals. If these conditions were to occur at one of the Properties, it may need to undertake a targeted remediation program, including without limitation, steps to increase indoor ventilation rates and eliminate sources of contaminants. Such remediation programs could be costly, necessitate the temporary relocation of some or all of the Property’s tenants or require rehabilitation of the affected Property.

The current political debate about climate change has resulted in various treaties, laws and regulations which are intended to limit carbon emissions. Such laws being enacted or proposed may cause energy costs at the Properties to increase in the future. Laws enacted to mitigate climate change may make some of the Properties obsolete, require or cause Keppel-KBS US REIT to make material investments in its properties which could materially and adversely affect Keppel-KBS US REIT’s financial condition and results of operations.

Some of the Properties may be exposed to potential liability arising from their non-compliance with the relevant local zoning regulations in the US.

It is customary for institutional buyers of commercial real estate in the US to procure athird-party company to prepare a zoning report to determine whether a property is in compliance with local zoning standards. In connection therewith, the Manager has engaged athird-party consultant that specialises in zoning due diligence to prepare the zoning reports. Based on the zoning reports received for the Properties, some of the Properties do not comply with the relevant local zoning regulations with regards to matters including, among others, building set-back lines, building height limitations, floor area ratio and parking stall formula. For example, the Northridge Center is non-confirming as to parking set-backs, with approximately 35 parking stalls constructed too close to the property boundary. The city of Sandy Springs has confirmed that it currently has no plans to enforce the set-back requirements or to require that the encroaching spaces be removed. However, these parking stalls would likely need to be removed if the city of Sandy Springs

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chooses to enforce the set-back requirements in the future. The Property would still be in compliance with zoning requirements if such parking stalls were removed. Due to changes in local zoning requirements, Powers Ferry, West Loop I & II and The Plaza Buildings, which were built in compliance with then-applicable zoning requirements, do not comply with the current relevant local zoning regulations. If such Properties sustain a casualty and the cost of repair does not exceed a specified threshold, the relevant building can be rebuilt as-is. However, if the cost of repair exceeds the specified threshold, Keppel-KBS US REIT would need to rebuild the building in conformance with the then-existing zoning requirements, or seek a variance from the relevant zoning authority to rebuild the building as-is. If such variance is not granted, the building would need to be rebuilt in compliance with current zoning regulations. (See “Overview of Relevant Laws and Regulations in the US – Relevant Laws and Regulations in the United States – Land Use (Zoning) and Building Controls”.) As of the date of this Prospectus, the Manager believes that the non-confirming status of each of Northridge Center I & II, Powers Ferry, West Loop I & II and The Plaza Buildings would not have a significant adverse impact on Keppel-KBS US REIT.

Notwithstanding that the zoning reports do not recommend Keppel-KBS US REIT to take any remedial action to rectify the non-compliance, there is no assurance that the relevant authorities will not require Keppel-KBS US REIT to remedy the situation. In the event that Keppel-KBS US REIT is required to ensure Properties comply with the relevant local zoning regulations, additional expenses might be incurred and this may have an adverse effect on the business, financial condition, results of operations and/or prospects of Keppel-KBS US REIT and its ability to make distributions to the Unitholders.

Consistent with commercial real estate practices in the United States, Keppel-KBS US REIT will obtain a title insurance policy for each property in the IPO Portfolio which will insure Keppel-KBS US REIT against certain risks related to title of the properties (and against violations of certain zoning requirements applicable to the Properties, for example issuing an endorsement providing coverage regarding (i) the zoning classification of the Property and (ii) the types of uses allowed under such classification, save for Properties located in Texas, as such zoning endorsements are unavailable in Texas) for 100% of the relevant Property’s purchase price. (See “Overview of Relevant Laws and Regulations in the United States – Relevant Laws and Regulations in the United States – Recording and Title Insurance”.) However, Keppel-KBS US REIT may not have recourse under the title insurance policies for all losses or liabilities which it might suffer or incur in connection with the Properties. (See “Risk Factors – Risks relating to the Properties – The representations, warranties and indemnities granted in favour of Keppel-KBS US REIT by the vendors of the Properties are subject to limitations as to their scope, amount and timing of claims which can be made thereunder”.)

Occurrence of any acts of God, natural disasters, war and terrorist attacks may adversely and materially affect the business and operations of the Properties.

Acts of God, such as natural disasters like earthquakes, floods, war and terrorist attacks are beyond the control of Keppel-KBS US REIT or the Manager. These may materially and adversely affect the economy, infrastructure and livelihood of the local population. Keppel-KBS US REIT’s business and income available for distribution may be adversely affected should such acts of God, war or terrorist attacks occur.

Keppel-KBS US REIT may have significant investments in large metropolitan markets that have been or may be in the future the targets of actual or threatened terrorist attacks, including Washington, California, Colorado, Texas, Georgia and Florida. As a result, some tenants in these markets may choose to relocate their businesses to other markets or to lower-profile office buildings within these markets that may be perceived to be less likely targets of future terrorist activity. This could result in an overall decrease in the demand for office space in these markets generally or in the Properties in particular, which could increase vacancies in the Properties or necessitate that the Properties are leased on less favourable terms or both. In addition, future

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IN WITNESS whereof this Agreement has been entered into on the date stated at the beginning.

The Manager

KEPPEL-KBS US REIT MANAGEMENT PTE. LTD.

By:	/s/ David Snyder

Name:	David Snyder

Title:	CEO

Keppel-KBS US REIT – Underwriting Agreement

KPA

KBS PACIFIC ADVISORS PTE. LTD.

By:	/s/ RAHUL RANA

Name:	RAHUL RANA

Title:	Director

Keppel-KBS US REIT – Underwriting Agreement

KC

KEPPEL CAPITAL HOLDINGS PTE LTD

By:	/s/ PAUL THAM
Name:	PAUL THAM
Title:	Authorised Signatory

Keppel-KBS US REIT – Underwriting Agreement

KPA Guarantor

GKP HOLDING LLC

By:	/s/ Peter McMillan

Name:	Peter McMillan

Title:	Managing Partner

Keppel-KBS US REIT – Underwriting Agreement

KBS SORP

KBS SOR PROPERTIES LLC

By:	/s/ Jeffrey Waldvogel

Name:	Jeffrey Waldvogel

Title:	Chief Financial Officer

Keppel-KBS US REIT – Underwriting Agreement

KCIH

KEPPEL CAPITAL INVESTMENT HOLDINGS PTE. LTD.

By:	/s/ PAUL THAM

Name:	PAUL THAM

Title:	Director

Keppel-KBS US REIT – Underwriting Agreement

The Sole Financial Adviser and Issuer Manager and Joint Bookrunner and Underwriter

DBS BANK LTD.

By:	/s/ Tan Jeh Wuan

Name:	Tan Jeh Wuan

Title:	Managing Director and Head, Capital Markets-Singapore

Keppel-KBS US REIT – Underwriting Agreement

The Joint Bookrunner and Underwriter

MERRILL LYNCH (SINGAPORE) PTE. LTD.

By:	/s/ Siah Geok Wah

Name:	Siah Geok Wah

Title:	Managing Director

Keppel-KBS US REIT – Underwriting Agreement

The Joint Bookrunner and Underwriter

CITIGROUP GLOBAL MARKETS SINGAPORE PTE. LTD.

By:	/s/ Jonathan Quek
Name:	Jonathan Quek
Title:	Managing Director
Co-Head—Asia Pacific
Real Estate and Lodging Head—Singapore Investment Banking

Keppel-KBS US REIT – Underwriting Agreement

The Joint Bookrunner and Underwriter

CREDIT SUISSE (SINGAPORE) LIMITED

By:	/s/ Felicity Chan
Name:	Felicity Chan
Title:	Director

By:	/s/ Adrian Yeo
Name:	Adrian Yeo
Title:	Director General Counsel Division

Keppel-KBS US REIT – Underwriting Agreement